   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1997
                                                    REGISTRATION NO. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-4

                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933

                           JORDAN INDUSTRIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               ILLINOIS                            3678                      36-3598114
   (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION NUMBER)       IDENTIFICATION NUMBER)

                           JORDAN INDUSTRIES, INC.
                         ARBORLAKE CENTRE, SUITE 550
                             1751 LAKE COOK ROAD
                          DEERFIELD, ILLINOIS 60015
                                 847-945-5591
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                          G. ROBERT FISHER, SECRETARY
                           JORDAN INDUSTRIES, INC.
                         ARBORLAKE CENTRE, SUITE 550
                             1751 LAKE COOK ROAD
                          DEERFIELD, ILLINOIS 60015
   (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                               WITH A COPY TO:

                              PHILIP J. NIEHOFF
                             MAYER, BROWN & PLATT
                           190 SOUTH LASALLE STREET
                           CHICAGO, ILLINOIS 60603
                                (312) 701-7843

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------

                                                                     PROPOSED
                                                      PROPOSED        MAXIMUM
                                        AMOUNT        MAXIMUM        AGGREGATE      AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES      TO BE      OFFERING PRICE    OFFERING      REGISTRATION
          TO BE REGISTERED            REGISTERED    PER UNIT(1)      PRICE(1)          FEE
---------------------------------- -------------- -------------- --------------- --------------
10 3/8% Series B Senior Notes Due
 2007..............................  $120,000,000        100%      $120,000,000     $36,363.64
---------------------------------- -------------- -------------- --------------- --------------
11 3/4% Series B Senior
 Subordinated Discount Debentures
 Due 2009..........................  $214,036,493      56.52%      $120,973,426     $36,658.61
---------------------------------- -------------- -------------- --------------- --------------

-----------------------------------------------------------------------------
(1)    Estimated solely for the purposes of calculating the registration fee.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED AUGUST 28, 1997

PROSPECTUS

                         [JORDAN INDUSTRIES, INC.LOGO]

                           JORDAN INDUSTRIES, INC.

OFFER TO EXCHANGE ITS 10 3/8% SERIES B SENIOR NOTES DUE 2007 AND ITS 11 3/4% SERIES B SENIOR SUBORDINATED DISCOUNT DEBENTURES DUE 2009, WHICH HAVE EACH BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL OF ITS OUTSTANDING 10 3/8% SERIES A SENIOR NOTES DUE 2007 AND ITS 11 3/4% SERIES A SENIOR SUBORDINATED DISCOUNT DEBENTURES DUE 2009

   Jordan Industries, Inc., an Illinois corporation ("Jordan" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (the "Letter of Transmittal") (which together constitute the "Exchange Offer"), to exchange up to $120 million aggregate principal amount of 10 3/8% Series B Senior Notes due 2007 (the "New Senior Notes") and $214,036,493 aggregate principal amount of 11 3/4% Series B Senior Subordinated Discount Debentures due 2009 (the "New Discount Debentures") of the Company for a like principal amount of the Company's issued and outstanding 10 3/8% Series A Senior Notes due 2007 (the "Old Senior Notes" and, together with the New Senior Notes, the "Senior Notes") and its issued and outstanding 11 3/4% Series A Senior Subordinated Discount Debentures due 2009 (the "Old Discount Debentures" and, together with the New Discount Debentures, the "Discount Debentures") with the holders (each holder of Old Senior Notes and Old Discount Debentures, a "Holder") thereof. The New Senior Notes and New Discount Debentures are sometimes referred to as the "New Securities" and the Old Senior Notes and Old Discount Debentures are sometimes referred to as the "Old Securities." The New Securities and the Old Securities are sometimes referred to as the "Exchange Securities." The terms of the New Senior Notes and New Discount Debentures are substantially identical to the terms of the Old Senior Notes and Old Discount Debentures that are to be exchanged therefor. See "Description of the Exchange Securities." Upon the occurrence of a Change of Control, the Company will be required, subject to certain conditions, to make an offer to purchase the Senior Notes and Discount Debentures at a price equal to 101% of the principal amount or the accreted value thereof, as applicable, plus accrued and unpaid interest to the date of purchase. In the event of a Change of Control, there can be no assurance that the Company will have, or will have access to, sufficient funds to repurchase the Exchange Securities or to pay the holders of the Exchange Securities. See "Risk Factors--Change of Control Provisions; Limitations on Rights of Repayment" and "Description of Exchange Securities--Certain Covenants," "--Certain Definitions" and "--Mandatory Offers to Purchase Exchange Securities--Change of Control."

   Prior to the Exchange Offer, there has been no established trading market for the Old Securities or the New Securities. The Company does not intend to apply for listing or quotation of the New Securities on any securities exchange or stock market. Therefore, there can be no assurance as to the existence or liquidity of any trading market for the New Securities or that an active public market for the New Securities will develop. Any Old Securities not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Old Securities are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered, or tendered but unaccepted, Old Securities could be adversely affected. Following the consummation of the Exchange Offer, the Holders of Old Securities will continue to be subject to the existing restrictions on transfer thereof and the Company will have no further obligations to such Holders to provide for the registration of the Old Securities under the Securities Act. See "Exchange Offer--Consequences of Not Exchanging Old Securities."

   THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, ON SEPTEMBER   , 1997, UNLESS EXTENDED.
                                           (Cover continued on following page)

   FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF OLD SECURITIES WHO TENDER THEIR OLD SECURITIES IN THE EXCHANGE OFFER, SEE "RISK FACTORS" ON PAGE 12 OF THIS PROSPECTUS.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is              , 1997

   The New Senior Notes will be senior unsecured obligations of the Company, will rank pari passu in right of payment with all existing and future senior indebtedness of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company, including indebtedness under the New Credit Agreement, to the extent of the assets securing such indebtedness and to all indebtedness and claims of creditors of the Company's subsidiaries, and senior in right of payment of any future subordinated indebtedness of the Company. The Discount Debentures will be general unsecured senior subordinated obligations of the Company, will rank junior in right of payment with all existing and future senior indebtedness of the Company, including the Senior Notes, indebtedness under the New Credit Agreement and to all indebtedness and claims of creditors of the Company's subsidiaries, will rank pari passu in right of payment with all existing and future senior subordinated indebtedness of the Company and will rank senior in right of payment to all existing and future subordinated indebtedness of the Company. At July 31, 1997, on a pro forma basis, the aggregate amount of indebtedness of the Company's Restricted Subsidiaries would have been approximately $16.9 million. At July 31, 1997, on a pro forma basis, the aggregate amount of indebtedness of the Company's Non Restricted Subsidiaries would have been approximately $510.1 million. The Exchange Indentures (as defined herein) will permit the Company and its subsidiaries to incur additional indebtedness, subject to certain limitations. See "Description of Exchange Securities."

   The Company will accept for exchange any and all Old Securities that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City
time, on September   , 1997, or such later time and date to which the
Exchange Offer is extended (the "Expiration Date"). Tenders of Old Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Securities being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Company. The Company has agreed to pay the expenses of the Exchange Offer. There will be no cash proceeds to the Company from the Exchange Offer. See "Use of Proceeds."

   The Old Senior Notes were issued and sold on July 25, 1997 (the "Old Senior Notes Offering") and the Old Discount Debentures were issued and exchanged for the Company's 11 3/4% Senior Subordinated Discount Debentures due 2005 on April 2, 1997 (the "Old Discount Debentures Offering" and, together with the Old Senior Notes Offering, the "Old Offerings"), in transactions that were not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in
Section 4(2) of the Securities Act. Accordingly, the Old Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Securities are being offered for exchange in order to satisfy certain obligations of the Company under Registration Rights Agreements (as defined herein) between the Company and the Initial Purchasers (as defined herein) and the Holders of the Old Discount Debentures. The New Senior Notes and New Discount Debentures will be obligations of the Company evidencing the same indebtedness and equity interests as the Old Senior Notes and Old Discount Debentures, respectively, and will be entitled to the benefits of the same Indentures which govern both the Old Securities and the New Securities. The form and terms (including principal amount, interest rate, dividend payment, maturity and ranking) of the New Senior Notes and New Discount Debentures are the same as the form and terms of the Old Senior Notes and Old Discount Debentures, except that the New Senior Notes and New Discount Debentures (i) have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Senior Notes and Old Discount Debentures; (ii) will not be entitled to registration rights; and (iii) will not provide for any Liquidated Damages (as defined herein). See "The Exchange Offer--Registration Rights; Liquidated Damages."

   The Company is making the Exchange Offer pursuant to the registration statement of which this Prospectus is a part in reliance upon the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters addressed to other parties in other transactions. However, the Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Based on these interpretations by the staff of the Commission, the Company believes that the New Securities issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act; (ii) an Initial Purchaser or Holder of Old Discount Debentures who acquired the Old Securities directly from the Company solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act; or (iii) a broker-dealer who acquired the Old Securities as a result of market making or other trading activities) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business and such holder is not participating and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Securities. Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Old Securities where such Old Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                            AVAILABLE INFORMATION

   The Company has filed with the Commission the Registration Statement pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Securities being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the New Securities, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Room 1028, Seven World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. The Commission maintains a web site (http://www.sec.gov.) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. Copies of such material can also be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                   SUMMARY

   The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Prospective investors are urged to read this Prospectus in its entirety. References herein to the Company's business and pro forma information give effect to the Plan (as defined) and certain other transactions described in the Unaudited Pro Forma Financial Information and the notes thereto, unless the context indicates otherwise. Unless otherwise indicated or the context otherwise requires, references in this Prospectus to the "Company" are to Jordan Industries, Inc. and its subsidiaries, including their respective predecessors.

                                 THE COMPANY

   The Company was organized to acquire and operate a diverse group of businesses on a decentralized basis, with a corporate staff providing strategic direction and support. The Company is currently comprised of 25 businesses which are divided into four strategic business units: (i) the Specialty Printing and Labeling group ("Specialty Printing and Labeling"),
(ii) the Consumer and Industrial Products group ("Consumer and Industrial Products"), (iii) the Motors and Gears group ("Motors and Gears") and (iv) the Jordan Telecommunication Products group ("Jordan Telecommunication Products"). The Company believes that its businesses are characterized by leading positions in niche industries, high operating margins, strong management, minimal working capital and capital expenditure requirements, and low sensitivity to technological change and economic cycles.

   The Company's business strategy is to enhance the growth and profitability of each business unit and to build upon the strengths of those units through product line and other strategic acquisitions. Key elements of this strategy have been the consolidation and reorganization of acquired businesses, increased focus on international markets, facilities expansion and the acquisition of complementary product lines. When, through such activities, the Company believes that critical mass is attained in a particular industry segment, the related companies are organized as a discreet business unit. For example, the Company acquired the Imperial Electric Company ("Imperial") in 1983 and made a series of complementary acquisitions, which resulted in the formation of Motors & Gears, Inc. ("Motors and Gears, Inc."), a leading domestic manufacturer of electric motors and gears. Similarly, the Company acquired Dura-Line Corporation ("Dura-Line") in 1985 and expanded its presence in the telecommunications industry through nine complementary acquisitions. The organization of these companies as Jordan Telecommunication Products created a leading global supplier of products and equipment serving the telecommunications industry. The Company is currently evaluating various alternatives to expand its automotive aftermarket products business and its specialty plastics business, and is utilizing its subsidiaries DACCO Incorporated ("DACCO") and Beemak Plastics, Inc. ("Beemak"), respectively, as the foundation for these efforts.

   Through the implementation of this strategy, the Company has demonstrated significant and consistent growth in net sales and EBITDA (as defined). The Company generated combined pro forma net sales and EBITDA of $649.8 million and $114.1 million, respectively, for the year ended December 31, 1996, as compared to historical net sales and EBITDA of $327.3 million and $45.8 million, respectively, for the year ended December 31, 1992, representing a pro forma compounded annual growth rate ("CAGR") of 18.7% and 25.6%, respectively. For the years ended December 31, 1995 and 1996, and the six months ended June 30, 1997, the Company recorded a net loss of $(7.5) million, $(55.7) million and $(12.5) million, respectively, and at June 30, 1997 the Company had a net capital deficiency of $(146.1) million. Also, upon the fifith anniversary of the issuance of the JTP Junior Preferred Stock and the M&G Junior Preferred Stock, or upon its earlier redemption, the Company will no longer continue to consolidate the Jordan Telecommunication Products subsidiaries and the Motors and Gears subsidiaries for financial reporting purposes as subsidiaries of the Company.

   Jordan Industries, Inc. was incorporated in Illinois in 1988, and its principal executive offices are located at Arborlake Centre, 1751 Lake Cook Road, Deerfield, Illinois 60015, and its telephone number is (847) 945-5591.

   The following chart depicts the operating subsidiaries which comprise the Company's four strategic business units, together with the pro forma net sales for each of the four groups for the year ended December 31, 1996. Pro forma net sales and EBITDA, as set forth below, give effect to each of the elements of the Plan and certain other transactions described in the Unaudited Pro Forma Financial Information and the notes thereto.

                            JORDAN INDUSTRIES, INC.
                          $649.8 Million of Net Sales
                           $114.1 Million of EBITDA

SPECIALTY PRINTING AND           CONSUMER AND INDUSTRIAL                    JORDAN                           MOTORS AND
     LABELING                           PRODUCTS                       TELECOMMUNICATION                      GEARS(1)
                                                                           PRODUCTS(1)

$118.1 MILLION OF NET SALES   $157.6 MILLION OF NET SALES           $213.2 MILLION OF NET SALES     $160.9  MILLION OF NET SALES


o  SALES PROMOTION            o DACCO        o BEEMAK               o DURA-LINE     o VIEWSONICS      o IMPERIA
   ASSOCIATES                 o SATE-LITE    o RIVERSIDE            o AIM           o VITELEC         o SCOTT
o  PAMCO                      o CAPE         o PARSONS              o CAMBRIDGE     o BOND            o GEAR
o  VALMARK                      CRAFTSMEN                           o JOHNSON       o NORTHERN        o MERKLE-KORFF
o  SEABOARD                                                                                           o FIR


(1) The subsidiaries comprising Jordan Telecommunication Products and |B5 BOND Motors and Gears are Non-Restricted Subsidiaries (as defined in the |B5 NORTHERN Exchange Indentures), the common stock of which is owned by |B5 LODAN stockholders and affiliates of the Company and management of the respective companies. The Company's ownership in these subsidiaries is solely in the form of JTP Junior Preferred Stock and M&G Junior Preferred Stock (each as defined). See "Management's Discussion and Analysis of Results of Operations and Financial Condition--General."

                   RECAPITALIZATION AND REPOSITIONING PLAN

   The Company has implemented its Recapitalization and Repositioning Plan (the "Plan") to recapitalize and reposition its subsidiaries in order to establish them as more independent, stand-alone, industry-focused companies, to provide the Company with additional financial and operational flexibility and to allow the Company's stockholders to invest directly in Jordan Telecommunication Products and Motors and Gears.

   The principal elements of the Plan include the following, all of which were completed prior to July 31, 1997:

   (i)     The Old Senior Notes Offering.

   (ii) The formation of a subsidiary, Jordan Telecommunication Products, Inc. ("JTP"), which acquired all of the Jordan Telecommunication Products subsidiaries from the Company in a series of transactions for aggregate consideration of $294.0 million (the "JTP Recapitalization"), consisting of $284.0 million of cash proceeds and $10.0 million of assumed obligations. As part of the JTP Recapitalization, the Company purchased $20.0 million of aggregate initial liquidation preference of JTP Junior Preferred Stock, resulting in net cash proceeds to the Company of $264.0 million.

   (iii) The refinancing of the indebtedness of the Company's affiliate, Archibald Candy Corporation ("Fannie May"), which resulted in approximately $17.4 million of net cash proceeds to the Company (the "Fannie May Refinancing").

   (iv) The establishment of a new $75.0 million credit facility (the "New Credit Agreement"), which was effected by an amendment of the Company's prior credit facility, by a wholly-owned subsidiary of the Company, which was undrawn as of July 31, 1997.

   (v) The reclassification of the Specialty Printing and Labeling subsidiaries as Restricted Subsidiaries for purposes of the Company's Indentures (as defined).

   The net proceeds from the foregoing were used as follows:

   (i) To repay in full approximately $73.8 million aggregate principal amount of indebtedness under prior credit facilities of the Company and certain of its subsidiaries (the "Old Credit Agreements").

   (ii) To repurchase substantially all of the $275.0 million principal amount of the Company's 10 3/8% Senior Notes due 2003 pursuant to a cash tender offer (the "Tender Offer"), and to pay certain expenses in connection with the concurrent solicitation of consents to certain amendments to the Company's existing indentures (the "Old Indentures").

   (iii)   For general corporate purposes.

   In addition, as part of the Company's strategy to make complementary acquisitions and to divest non-core businesses, the Company has executed the following transactions as additional elements of the Plan:

   (i) The recapitalization of the Company's Non-Restricted Subsidiary, Motors and Gears Holdings, Inc. ("M&G") in May 1997 (the "M&G Recapitalization").

   (ii) The acquisition by Jordan Telecommunication Products of the assets of LoDan West, Inc. ("LoDan") for approximately $17.0 million in May 1997, and the acquisition by Motors and Gears of the stock of FIR Electromeccanica SpA ("FIR") for approximately $51.3 million in June 1997.

   (iii) The sale of Hudson Lock, Inc. ("Hudson"), in May 1997 for net cash proceeds of approximately $35.0 million, and the sale of Paw Print Mailing List Services, Inc. ("Paw Print"), in July 1997 to an affiliate for approximately $10.0 million in net cash proceeds and approximately $2.5 million of assumed debt.

                              THE EXCHANGE OFFER

Securities Offered ............  $120,000,000 principal amount of 10 3/8%
                                 Series B Senior Notes due 2007 and
                                 $214,036,493 principal amount of 11 3/4%
                                 Series B Senior Subordinated Discount
                                 Debentures due 2009. The terms of the New
                                 Senior Notes and New Discount Debentures are identical in all material respects to those of the Old Senior Notes and Old Discount Debentures except for certain transfer restrictions and registration rights relating to the Old Securities and except for certain Liquidated Damages provisions relating to the Old Securities described below under "--Summary Description of the New Securities."

Issuance of Old Senior Notes
and Old Discount Debentures;
Registration  Rights ..........  The Old Senior Notes were issued on July 25,
                                 1997 to Jefferies & Company, Inc.
                                 ("Jefferies") and Donaldson, Lufkin &
                                 Jenrette Securities Corporation
                                 (collectively, the "Initial Purchasers"), which placed the Old Senior Notes with "qualified institutional buyers" (as such term is defined in Rule 144A promulgated under the Securities Act) and "institutional accredited investors" (as such term is defined in Rule 501(A)(1), (2), (3) or (7)
                                 under the Securities Act). In connection therewith, the Company executed and delivered for the benefit of the holders of Old Senior Notes a certain registration rights agreement (the "Senior Notes Registration Rights Agreement"), pursuant to which the Company agreed (i) to file a registration statement on or prior to September 23, 1997 with respect to the Exchange Offer and (ii) to use its best efforts to cause such registration statement to be declared effective by the Commission on or prior to November 22, 1997. The Old Discount Debentures were issued on April 2, 1997 to certain holders of the Company's 11 3/4% Senior Subordinated Discount Debentures due 2005, each of which was a "qualified institutional buyer" (as such term is defined in Rule 144A promulgated under the Securities Act) or an "institutional accredited investor" (as such term is defined in Rule 501(A)(1), (2), (3) or (7)
                                 under the Securities Act), in a series of private transactions in exchange for the Company's 11 3/4% Senior Subordinated Discount Debentures due 2005. In connection therewith, the Company executed and delivered certain registration rights agreements (the "Discount Debentures Registration Rights Agreements" and, together with the Senior Notes Registration Rights Agreement, the "Registration Rights Agreements"), pursuant to which the Company agreed (i) to file a registration statement on or prior to June 16, 1997 and (ii) to use its best efforts to cause such registration statement to be declared effective by the Commission on or prior to July 16, 1997. In certain circumstances, the Company will be required to provide a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Old Senior Notes and Old Discount Debentures by the holders thereof. If the Company does not comply with its obligations under the Registration Rights Agreements, it will be required to pay Liquidated Damages to holders of the Old Senior Notes and Old Discount Debentures under certain circumstances. As of August 28, 1997, $117,499 of Liquidated Damages had accrued to the Holders of Old Discount Debentures. See "The Exchange Offer--Registration Rights; Liquidated Damages." Holders of Old Securities do not have any appraisal rights in connection with the Exchange Offer.

The Exchange Offer ............  The New Senior Notes are being offered in exchange for a like principal amount of Old
                                 Senior Notes and the New Discount Debentures are being offered in exchange for a like principal amount of Old Discount Debentures. The issuance of the New Securities is intended to satisfy the obligations of the Company contained in the Registration Rights Agreements. Based upon the position of the staff of the Commission set forth in no-action letters issued to third parties in other transactions substantially similar to the Exchange Offer, the Company believes that the New Securities issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) an Initial Purchaser or a holder of Old Discount Debentures who acquired the Old Securities directly from the Company solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, or (iii) a broker-dealer who acquired the Old Securities as a result of market making or other trading activities) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business and such holder is not participating and has no arrangement with any person to participate in a distribution (within the meaning of the Securities Act) of such New Securities. Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale for such New Securities. Although there has been no indication of any change in the staff's position, there can be no assurance that the staff of the Commission would make a similar determination with respect to the resale of the New Securities. See "Risk Factors."

Procedures for Tendering ......  Tendering holders of Old Securities must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Senior Notes or Old Discount Debentures to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Senior Notes or Old Discount Debentures. Holders of the Old Secu-rities desiring to tender such Old Securities in exchange for New Securities should allow sufficient time to ensure timely delivery. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Securities pursuant to the Exchange Offer. Letters of Transmittal and certificates representing Old Securities should not be sent to the Company. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Securities."

Tenders, Expiration Date;
Withdrawal ....................  The Exchange Offer will expire on 5:00 p.m.,
                                 New York City time, on September   , 1997,
                                 or such later date and time to which the Exchange Offer is extended. The tender of Old Securities pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Security not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as prompty as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer--Terms of the Exchange Offer; Period for Tendering Old Securities" and "--Withdrawal Rights."

Certain Conditions to the
Exchange Offer ................  The Exchange Offer is subject to certain customary conditions, all of which may be waived by the Company, including the absence of (i) threatened or pending proceedings seeking to restrain the Exchange Offer or resulting in a material delay to the Exchange Offer; (ii) a general suspension of trading on any national securities exchange or in the over-the-counter market; (iii) a banking moratorium; (iv) a commencement of war, armed hostilities or other similar international calamity directly or indirectly involving the United States; and
                                 (v) change or threatened change in the
                                 business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company and its subsidiaries taken as a whole that, in the sole judgment of the Company, is or may be adverse to the Company. The Company shall not be required to accept for exchange, or to issue New Securities in exchange for, any Old Securities, if at any time before the acceptance of such Old Securities for exchange or the exchange of the New Securities for such Old Securities, any of the foregoing events occurs which, in the sole judgment of the Company, make it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange. If the Company fails to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, it will file with the Commission a Shelf Registration Statement to cover resales of the Transfer Restricted Securities (as defined herein) by the holders thereof who satisfy certain conditions. If the Company fails to consummate the Exchange Offer or file a Shelf Registration Statement in accordance with the Reigstration Rights Agreements, the Company will pay Liquidated Damages to each holder of Transfer Restricted Securities until the cure of all defaults. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Securities being tendered for exchange. See "The Exchange Offer--Registration Rights;
                                 Liquidated Damages" and "--Certain
                                 Conditions to the Exchange Offer."

Federal Income Tax
Consequences; Original Issue
Discount ......................  For Federal income tax purposes, the exchange pursuant to the Exchange Offer will not result in any income, gain or loss to the Holders or the Company. For Federal income tax purposes, the New Discount Debentures will be treated as having been issued with "original issue discount." Each holder of a New Discount Debenture will be required to include amounts in gross income for federal income tax purposes in advance of the receipt of cash payments to which the income is attributable. See "Certain Federal Income Tax Considerations."

Use of Proceeds ...............  There will be no proceeds to the Company from the exchange pursuant to the Exchange
                                 Offer.

Appraisal Rights ..............  Holders of Old Securities will not have dissenters' rights or appraisal rights in connection with the Exchange Offer.

Exchange Agent ................  First Trust National Association is serving as Exchange Agent in connection with the Exchange Offer.

              CONSEQUENCES OF NOT EXCHANGING THE OLD SECURITIES

   Holders of Old Securities who do not exchange their Old Securities for New Securities pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Securities as set forth in the legend thereon as a consequence of the issuance of the Old Securities pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Securities may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Securities under the Securities Act. See "Risk Factors--Consequences of Exchange and Failure to Exchange" and "The Exchange Offer--Consequences of Exchanging Old Securities."

               THE NEW SENIOR NOTES AND NEW DISCOUNT DEBENTURES

Securities Offered ............  $120,000,000 aggregate principal amount of
                                 10 3/8% Series B Senior Notes due 2007 to be issued by the Company.
                                 $214,036,493 aggregate principal amount of
                                 11 3/4% Series B Senior Subordinated
                                 Discount Debentures due 2009 to be issued by the Company.

Maturity ......................  August 1, 2007 for the New Senior Notes and
                                 April 1, 2009 for the New Discount
                                 Debentures.

Interest Rate and Payment Dates
 ...............................  The New Senior Notes will bear interest at a rate of 10 3/8% per annum from July 25,
                                 1997. Interest on the New Senior Notes will be payable semi-annually in cash on February 1 and August 1 of each year, commencing February 1, 1998.
                                 The New Discount Debentures will not bear interest prior to April 1, 2002. Thereafter, interest on the New Discount Debentures will accrue at 11 3/4% per annum and will be payable semiannually in cash on April 1 and October 1 of each year, commencing October
                                 1, 2002.

Ranking .......................  The New Senior Notes will be senior unsecured obligations of the Company, will rank pari passu with all existing and future senior indebtedness of the Company and will rank senior to all existing and future subordinated indebtedness of the Company. The New Senior Notes will be effectively subordinated to any secured senior indebtedness of the Company to the extent of the assets that secure such indebtedness. The New Discount Debentures will be senior subordinated unsecured obligations of the Company, will rank junior to all existing and future senior indebtedness of the Company (including the Senior Notes), will rank pari passu with all other existing and future senior subordinated indebtedness of the Company and will rank senior to all subordinated indebtedness of the Company. In addition, the New Securities will be structurally subordinated to, and therefore will effectively rank junior to, all indebtedness and claims of creditors of the Company's subsidiaries, including indebtedness under the New Credit Agreement.

Optional Redemption ...........  The New Senior Notes will be redeemable at the option of the Company in whole or, from time to time, in part, on or after August 1, 2002, and the New Discount Debentures will be redeemable at the option of the Company in whole or, from time to time, in part, on or after April 1, 2002, each at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. See "Description of Exchange Securities--Redemption of Exchange
                                 Securities."

Certain Covenants .............  The Exchange Indentures contain certain covenants that, among other things, limit the ability of the Company to pay dividends or make certain other restricted payments, and will limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness, to encumber or sell assets, to enter into transactions with affiliates, to make certain investments, to merge or consolidate with any other entity and to transfer or lease all or substantially all of their assets. See "Description of Exchange Securities--Certain Covenants."

Change of Control .............  Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all outstanding New Securities at 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. Certain transactions with affiliates of the Company may not be deemed to be a Change of Control. See "Description of Exchange
                                 Securities--Mandatory Offers to Purchase
                                 Exchange Securities."

   For a more detailed discussion of the terms of the Exchange Securities, see "Description of New Securities."

                  SUMMARY DESCRIPTION OF THE OLD SECURITIES

   The terms of the New Securities and the Old Securities are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Securities and except that (i) if the Exchange Offer is not consummated by December 22, 1997, subject to certain exceptions, with respect to the first 90-day period immediately following thereafter, the Company will be obligated to pay Liquidated Damages to each Holder of Old Senior Notes in an amount equal to $.05 per week for each $1,000 principal amount of Old Senior Notes held by such Holder and (ii) because the Registration Statement was not filed on or prior to June 16, 1997, the Company is obligated to pay Liquidated Damages to each Holder of Old Discount Debentures in an amount equal to $.05 per week for the first 90-day period after June 16, 1997 for each $1,000 principal amount of Old Discount Debentures held by such Holder. The amount of the Liquidated Damages will thereafter increase to $.10 per week for each $1,000 principal amount of Old Securities until the Exchange Offer is consummated.

                                 RISK FACTORS

   Holders of the Old Securities should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the factors set forth under "Risk Factors."

                            SUMMARY FINANCIAL DATA

   The following table presents summary (i) historical financial data of the Company for the years ended December 31, 1994, 1995 and 1996, and for the six months ended June 30, 1996 and 1997 and (ii) pro forma financial data of the Company and the Restricted Subsidiaries for the year ended December 31, 1996 and the six months ended June 30, 1997. The historical financial data of the Company for the years ended December 31, 1994, 1995 and 1996 were derived from the audited consolidated financial statements of the Company. The historical financial data of the Company for the six months ended June 30, 1996 and 1997 were derived from the unaudited consolidated financial statements of the Company. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results of operations to be expected for the full year. The pro forma data is unaudited, and the pro forma statement of operations and other data give effect to the Plan and certain other transactions as set forth in the Unaudited Pro Forma Financial Information and the notes thereto included elsewhere in this Prospectus as if such transactions had occurred at the beginning of the relevant period. Pro forma balance sheet data give effect to such transactions at the date indicated. The unaudited summary pro forma consolidated financial data do not purport to represent what the consolidated results of operations of the Company would have been had the Plan actually occurred on such dates and do not purport to project the consolidated financial position or the consolidated results of operations of the Company for the current year or any future period. The financial data set forth below should be read in conjunction with the historical consolidated financial statements of the Company and the related notes thereto, "Selected Financial Data," "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Unaudited Pro Forma Financial Information," all contained elsewhere in this Offering Circular.

                                                    HISTORICAL (1)                                 PRO FORMA(2)
                               ------------------------------------------------------ --------------------------------------------
                                          YEARS ENDED              SIX MONTHS ENDED            YEAR ENDED            SIX MONTHS
                                          DECEMBER 31,                 JUNE 30,            DECEMBER 31, 1996         ENDED JUNE
                                                                                                                     30, 1997
                               -------------------------------- --------------------- -------------------------- -----------------
                                                                                                                        RESTRICTED
                                                                                                                       SUBSIDIARIES
                                   1994       1995       1996       1996       1997    COMPANY(4) SUBSIDIARIES(5) COMPANY(4) (5)
                               ---------- ---------- ---------- ---------- ---------- ---------- --------------- ---------- ------
                                                                          (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA: (3)
Net sales......................  $424,391   $507,311   $601,567   $267,220   $324,889   $649,801     $275,742   $333,396  $133,223
Gross profit, excluding
 depreciation..................   161,661    186,658    225,822    103,167    121,830    240,087      102,613    123,243    51,211
Net income (loss)..............    23,741     (7,470)   (55,690)    (5,584)   (12,475)   (30,011)     (12,319)   (11,462)   (6,500)
OTHER DATA: (3)
EBITDA (7).....................    55,812     66,158     80,507     42,364     54,951    114,122       34,685     57,353    16,600
Depreciation and amortization .    19,099     21,684     30,438     13,816     15,933     32,609       11,957     16,750     5,726
Adjusted operating income (6)      35,868     42,425     29,367     27,119     22,284     69,575       13,810     38,157    10,103
Capital expenditures...........    12,112     15,276     17,395      9,612      5,758     17,973        8,021      6,354     3,190
Adjusted Interest expense (8)      39,482     45,231     60,339     27,965     35,911     79,309       26,340     41,251    14,092
Cash interest expense .........    29,938     34,539     48,352     22,143     29,145     57,036       14,353     29,489     7,326
EBITDA to cash interest
 expense ......................      1.9x       1.9x       1.7x       1.9x       1.9x       2.0x         2.4x       1.9x      2.3x
EBITDA to total interest
 expense ......................      1.4x       1.5x       1.3x       1.5x       1.5x       1.4x         1.3x       1.4x      1.2x
Ratio of earnings to fixed
 charges (9)...................      1.7x         --         --         --       1.2x         --           --         --        --

                                                                                RESTRICTED
                                                                               SUBSIDIARIES
                                                              THE COMPANY       AT JUNE 30,
                                                            AT JUNE 30, 1997      1997(5)
                                                           ---------------- -----------------
                                                HISTORICAL   PRO FORMA (2)     PRO FORMA(2)
                                              ------------ ---------------- -----------------
                                                           (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA: (3)
Cash and cash equivalents.....................  $  30,887      $  71,249         $ 30,798
Working capital...............................    145,477        201,528           79,791
Total assets..................................    731,932        752,556          327,026
Total debt....................................    752,995        787,216          264,918
Preferred stock (10) .........................      1,515          1,515               --
Stockholders' equity (net capital
 deficiency)..................................   (146,064)      (170,583)          16,860

------------
(1) The Company has acquired a diverse group of operating companies over the periods presented, which significantly affects the comparability of the following information.

(2) The pro forma data reflect consummation of each of the elements of the Plan, the reallocation of certain expenses, the deconsolidation of the Company's majority-owned subsidiary, Welcome Home Inc. ("Welcome Home"), and the elimination of certain non-recurring items. See "Unaudited Pro Forma Financial Information."

(3) The Company consolidates the results of the subsidiaries comprising Jordan Telecommunication Products and Motors and Gears, all of which are Non-Restricted Subsidiaries, the common stock of which is owned by stockholders and affiliates of the Company and management of the respective companies. The Company's investment in these subsidiaries is in the form of JTP Junior Preferred Stock and M&G Junior Preferred Stock. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- General."

(4) Pro forma results of operations for FIR for the year ended December 31, 1996 and the six months ended June 30, 1997 reflect its results of operations for the twelve months ended October 31, 1996 and the six months ended April 30, 1997, respectively.

(5) The Company's Restricted Subsidiaries will consist of the subsidiaries of Specialty Printing and Labeling and Consumer and Industrial Products. The statement of operations and other data for the Restricted Subsidiaries gives effect to the allocation of corporate overhead as described under "Certain Transactions--Services Agreements."

(6) Adjusted operating income represents operating income excluding the results of Welcome Home, which is no longer consolidated with the Company. See the Company's historical consolidated financial statements.
(7) EBITDA for any relevant period represents adjusted operating income plus depreciation, amortization of goodwill and other intangibles, plant closing costs, management and advisory fees, SAR expense, the loss on the purchase of an affiliated company and certain other non-recurring items, restructuring costs, fees and other expenses. See "Selected Financial Data" and "Unaudited Pro Forma Financial Information." EBITDA is not included herein as operating data and should not be construed as an alternative to operating income (determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance. The Company has included EBITDA because the Company understands that it is one measure used by certain investors to determine the Company's operating cash flow and historical ability to service its indebtedness.

(8) Does not include amortization of deferred financing fees, original issue discount, and amortization of the premium paid by the Company for the Old Discount Debentures Offering of $1.4 million, $1.7 million, $3.0 million, $1.0 million and $1.9 million for the years ended 1994, 1995, 1996 and for the six months ended June 30, 1996 and 1997, respectively, on an historical basis and $3.5 million and $1.8 million for the year ended 1996 and the six months ended June 30, 1997, respectively, for the Company on a pro forma basis, and $1.5 million and $0.7 million for the year ended 1996 and the six months ended June 30, 1997, respectively, for the Restricted Subsidiaries on a pro forma basis.

(9) On an historical basis, earnings were insufficient to cover fixed charges by $11.8 million and $47.4 million for the years ended December 31, 1995 and 1996, respectively, and $5.4 million for the six months ended June 30, 1996. On a pro forma basis earnings were insufficient to cover fixed charges by $8.0 million and $10.0 million for the year ended December 31, 1996 for the Company and the Restricted Subsidiaries, respectively, and $5.2 million and $4.3 million for the six months ended June 30, 1997 for the Company and the Restricted Subsidiaries, respectively. Earnings were sufficient to cover fixed charges in 1994 and the six months ended June 30, 1997 due to the recognition of a gain on the sale of a partial interest in the Company's currently deconsolidated subsidiary, Welcome Home in 1994, and the recognition of a gain on the sale of a former subsidiary, Hudson, in 1997.

(10) Includes $25.0 million liquidation preference of the JTP Senior Preferred Stock (as defined), and $1.5 million senior, non-voting 8% cumulative preferred stock of Motors and Gears Holdings Inc., which are owned in each case by persons other than the Company. See "Description of Capital Stock--Subsidiary Securities."

                                 RISK FACTORS

   Holders of the Old Securities should consider carefully the following risk factors, in addition to the other information set forth in this Prospectus, before tendering their Old Securities in the Exchange Offer. This Prospectus contains certain forward-looking statements, including statements containing the words "believes," "anticipates," "expects" and words of similar import. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: adverse changes in national or local economic conditions, increased competition, changes in availability, cost and terms of financing, changes in operating expenses and other factors referenced in this Prospectus. Certain of these factors are discussed in more detail elsewhere in this Prospectus, including without limitation, under the captions "Management's Discussion and Analysis of Results of Operations and Financial Condition," and "Business." Given these uncertainties, Holders of the Old Securities are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained in this Prospectus to reflect future events or developments.

   The risk factors set forth below (other than "Consequences of Exchange and Failure to Exchange") are generally applicable to the Old Securities as well as the New Securities.

CONSEQUENCES OF EXCHANGE AND FAILURE TO EXCHANGE

   Issuance of the New Securities in exchange for the Old Securities pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Securities desiring to tender such Old Securities in exchange for New Securities should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Old Securities for exchange. Holders of Old Securities who do not exchange their Old Securities for New Securities pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Securities as set forth in the legend thereon. In general, the Old Securities may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Securities under the Securities Act. In addition, upon the consummation of the Exchange Offer holders of Old Securities which remain outstanding will not be entitled to any rights to have such Old Securities registered under the Securities Act or to any rights under the Registration Rights Agreements. To the extent that Old Securities are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered, or tendered but unaccepted, Old Securities could be adversely affected. See "The Exchange Offer--Consequences of Not Exchanging Old Notes and Old Senior Preferred Stock."

   Based on interpretations by the staff of the Commission, the Company believes that the New Securities issued pursuant to the Exchange Offer in exchange for Old Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) an Initial Purchaser or Holder of Old Discount Debentures who acquired the Old Securities directly from the Company solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, or (iii) a broker-dealer who acquired the Old Securities as a result of market making or other trading activities) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business and that such holder is not participating and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Securities. The Company has not, however, sought its own no-action letter from the staff of the Commission. Although there has been no indication of any change in the staff's position, there can be no assurance that the staff of the Commission would make a similar determination with respect to the resale of the New Securities. Any holder that cannot rely upon such prior staff interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless such sale is made pursuant to an exemption from such requirements. See "The Exchange Offer--Purpose of the Exchange Offer."

LEVERAGE AND COVERAGE; NET LOSSES AND NET CAPITAL DEFICIENCY

   The Company has substantial indebtedness and debt service obligations. At June 30, 1997, the Company's total consolidated indebtedness was $753.0 million, its consolidated total assets were $731.9 million, and its net capital deficiency was $(146.1) million. On a pro forma basis, on June 30, 1997 the Company's total consolidated indebtedness would have been $787.2 million, its consolidated total assets would have been $752.6 million and its net capital deficiency would have been $(170.6) million. In addition, subject to the restrictions under the New Credit Agreement, the Exchange Indentures and indentures with respect to the Company's other debt securities (collectively, the "Indentures"), the Company and its subsidiaries may incur additional indebtedness (including additional secured indebtedness) from time to time. See "Use of Proceeds," "Capitalization" and "Description of the New Senior Notes--Certain Covenants."

   On a pro forma basis for the year ended December 31, 1996 and the six months ended June 30, 1997, giving effect to the consummation of the Plan and certain other transactions described in the Unaudited Pro Forma Financial Information, as if such transactions had occurred at the beginning of the period, earnings before fixed charges would have been inadequate to cover fixed charges by approximately $8.0 million and $5.2 million, respectively. However, earnings before fixed charges on a pro forma basis include non-cash charges for depreciation and amortization of $32.6 million and $16.8 million, respectively.

   The level of the Company's indebtedness could have important consequences to holders of the Old Securities and the New Securities, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures, research and development or acquisitions may be limited; and (iii) the Company's level of indebtedness could limit its flexibility to react to changes in its operating environment and in economic conditions generally.

   To the extent that cash flow from operations is insufficient to cover the Company's fixed charges and fund the Company's capital expenditure requirements, the Company, in order to pay such expenses, may obtain funds from additional borrowings, if permitted, and may seek to sell a portion of its business or other assets, engage in sale/leaseback transactions, raise additional equity capital and/or acquire other businesses that would provide additional positive cash flow. No assurance can be given as to the availability or accessibility of these or other similar transactions, or that these or other similar transactions could be accomplished on terms favorable to the Company.

   The ability of the Company to pay principal and interest on the Senior Notes and Discount Debentures and to meet its other debt service obligations will depend on the future operating performance and financial results of the Company, which will be subject in part to factors beyond the control of the Company, such as prevailing economic conditions and financial, business, and other factors including, possibly, the availability of revolving credit borrowings under the New Credit Agreement. For the years ended December 31, 1995 and 1996 and for the six months ended June 30, 1997, the Company recorded a net loss of $(7.5) million, $(55.7) million and $(12.5) million, respectively. The Indentures and the New Credit Agreement contain certain restrictive covenants. The highly leveraged position of the Company and the restrictive covenants contained in the New Credit Agreement and the Indentures could significantly limit its ability to withstand competitive pressures or adverse economic conditions, make acquisitions, or take advantage of business opportunities that may arise.

RANKING OF THE NEW SECURITIES

   The New Securities will be effectively subordinated to all secured senior indebtedness of the Company, to the extent of the assets which secure such indebtedness, and all indebtedness of the Company's subsidiaries, including borrowings under the New Credit Agreement. The New Discount

Debentures will also be subordinated to all senior indebtedness of the Company, including the Senior Notes. At July 31, 1997, on a pro forma basis, the aggregate amount of indebtedness of the Company's Restricted Subsidiaries would have been approximately $16.9 million. At July 31, 1997, on a pro forma basis, the aggregate amount of indebtedness of the Company's Non-Restricted Subsidiaries would have been approximately $510.1 million. The Exchange Indentures will permit the Company and its Restricted Subsidiaries to incur additional indebtedness, including secured indebtedness and indebtedness of its Restricted Subsidiaries, subject to certain limitations, and will not restrict the incurrence of indebtedness by the Company's Non-Restricted Subsidiaries. See "Description of the New Senior Notes -- Certain Covenants."

ORIGINAL ISSUE DISCOUNT CONSEQUENCES OF THE DISCOUNT DEBENTURES

   The Discount Debentures were issued at a substantial discount from their principal amount. Consequently, the holders of the Discount Debentures generally will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the federal income tax consequences to the holders of the Discount Debentures of the purchase, ownership and disposition of the Discount Debentures. If a bankruptcy case is commenced by or against the Company under the United States Bankruptcy Code after the issuance of the Discount Debentures, the claim of a holder of Discount Debentures may be limited to an amount equal to the sum of (i) the price paid by the holder for the Discount Debentures (which price may be deemed to be the closing price of the Discount Debentures on their first day of trading); and (ii) that portion of the original issue discount which is not deemed to constitute "unmatured interest" for purposes of the United States Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest." The amortization of OID (as defined herein) for purposes of a claim in bankruptcy may be calculated differently than the amortization of such OID for tax purposes.

HOLDING COMPANY STRUCTURE; DEPENDENCE ON SUBSIDIARIES; LIMITATIONS ON ACCESS TO CASH FLOW OF THE SUBSIDIARIES

   The Company is structured as a holding company which owns all of the stock of JII, Inc. ("JII"), which in turn holds the stock of most of the Company's operating subsidiaries. The Company's current operations are conducted exclusively through its subsidiaries, and the Company's only significant assets are the capital stock of the subsidiaries. As a holding company, the Company is dependent on dividends or other intercompany transfers of funds from its subsidiaries to meet the Company's debt service and other obligations. The New Securities will be obligations exclusively of the Company and will not be guaranteed by any of the Company's subsidiaries. Each subsidiary's management is given broad discretion in conducting the day-to-day operations of such subsidiary, and the performance of the subsidiaries is largely dependent upon their individual efforts. Consequently, the Company's cash flow and ability to service its debt, including the New Securities, are dependent upon the earnings of the subsidiaries and the distribution of those earnings to the Company, or upon loans, advances or other payments made by the subsidiaries to the Company. Furthermore, the terms of the permitted indebtedness and other agreements of the Company and its Restricted Subsidiaries may have the effect of limiting the ability of subsidiaries of the Company to pay dividends to the Company. See "Description of the New Senior Notes -- Certain Covenants."

   The indebtedness of JII, the Company's wholly-owned subsidiary and a borrower under the New Credit Agreement, is secured by a pledge of certain assets of the Company and/or certain assets of the Company's Restricted Subsidiaries, consisting of their inventories and receivables, and possibly their machinery, equipment, real estate, stock of subsidiaries and other assets, and is guaranteed by the Restricted Subsidiaries and the Company.

CONSEQUENCES OF SUBSIDIARY DECONSOLIDATION

   The Company's investment in Jordan Telecommunication Products and Motors and Gears is represented solely by the JTP Junior Preferred Stock (the "JTP Junior Preferred Stock") and the M&G

Cumulative Preferred Stock (the "M&G Junior Preferred Stock"), respectively, but not by common stock of either JTP or M&G, which is held by stockholders and affiliates of the Company and management of the respective companies. So long as the Company holds the JTP Junior Preferred Stock and the M&G Junior Preferred Stock, the Company expects to continue to consolidate the Jordan Telecommunication Products subsidiaries and the Motors and Gears subsidiaries for financial reporting purposes as subsidiaries of the Company. However, each issue of such Junior Preferred Stock discontinues its participation in the applicable company's earnings on the fifth anniversary of issuance. In addition, this financial consolidation and any continuing Company investment in Jordan Telecommunication Products and Motors and Gears will be discontinued upon the redemption of the JTP Junior Preferred Stock or the M&G Junior Preferred Stock, as the case may be, or at such time as the JTP Junior Preferred Stock and M&G Junior Preferred Stock ceases to represent at least a majority of the voting power and a majority share in the earnings of the relevant company. As long as the Junior Preferred Stock is outstanding, the Company expects the vote test to be satisfied. Until the fifth anniversary of the issuance of the Junior Preferred Stock, when it discontinues its participation in the earnings of the companies, so long as the Junior Preferred Stock is outstanding, the Company expects the earnings test to be satisfied. The JTP Junior Preferred Stock and the M&G Junior Preferred Stock are each mandatorily redeemable upon certain events and are redeemable at the option of JTP and M&G, respectively, in whole or in part, at any time.

   The Company also expects to include the Jordan Telecommunication Products subsidiaries and the Motors and Gears subsidiaries in its consolidated group for Federal income tax purposes. This consolidation would be discontinued, however, upon the redemption of the JTP Junior Preferred Stock or the M&G Junior Preferred Stock, as the case may be, which could result in recognition by the Company of substantial income tax liabilities arising out of the JTP Recapitalization and the M&G Recapitalization. If such deconsolidation had occurred at June 30, 1997, the Company believes that the amount of taxable income to the Company attributable to Jordan Telecommunication Products would have been approximately $125.0 million (or approximately $50.0 million of tax liabilities, assuming a 40% combined Federal, state and local income tax rate) and the amount of taxable income to the Company attributable to Motors and Gears would have been approximately $58.0 million (or approximately $23.2 million of tax liabilities, assuming a 40% combined Federal, state and local income tax rate). The Company currently expects to offset these tax liabilities arising from deconsolidation by using net loss carry-forwards (approximately $27.3 million at June 30, 1997), and to pay any remaining liability with redemption proceeds from the JTP Junior Preferred Stock and the M&G Junior Preferred Stock, respectively. Deconsolidation would also occur with respect to JTP and M&G, respectively, if the JTP Junior Preferred Stock and the M&G Junior Preferred Stock, respectively, ceased to represent at least 80% of the voting power and 80% of the stock value of the outstanding Junior Preferred Stock and common stock combined of the relevant company. As long as the Junior Preferred Stock is outstanding, the Company expects the vote test to be satisfied. The value test depends on the relative values of the Junior Preferred Stock and common stock. It is likely that by the fifth anniversary of their issuances, the Junior Preferred Stock would cease to represent 80% of the relevant total combined stock value. It is entirely possible, however, that the 80% value test could fail well prior to the fifth anniversary after issuance. In the event that deconsolidation occurs without a redemption of the Junior Preferred Stock, the tax liabilities discussed above would be incurred without the Company receiving the proceeds of a redemption. The Company believes that its available cash balances in addition to existing credit facilities would provide sufficient resources to pay any tax liabilities that would arise if the Company did not receive the proceeds of a redemption. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--General," "Certain Transactions" and "Description of Capital Stock--Subsidiary Securities."

RESTRICTIVE COVENANTS LIMITING THE COMPANY'S ABILITY TO REPAY THE NEW
SECURITIES

   The New Credit Agreement contains restrictive covenants and prohibits the Company and its subsidiaries from prepaying other indebtedness, including the New Securities. The New Credit Agreement will also require the Company to maintain specified financial ratios and satisfy certain financial condition tests. The Company's ability to meet those financial ratios and tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those ratios and tests. A breach of any of these covenants could result in a default under the New Credit Agreement, and/or the Indentures. Upon the occurrence of an event of default under the New Credit Agreement, the lenders thereunder could elect to declare all amounts outstanding under the New Credit Agreement, together with accrued interest, to be immediately due and payable. If the Company were unable to repay those amounts, such lenders could proceed against the collateral granted to them to secure that indebtedness. If the indebtedness under the New Credit Agreement were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full all of its indebtedness, including the New Securities. Substantially all of the assets of the Company's subsidiaries are pledged as security under the New Credit Agreement. See "Description of Certain Indebtedness--New Credit Agreement" and "Description of the Exchange Securities."

FRAUDULENT TRANSFER CONSIDERATIONS

   Under fraudulent transfer law, if a court were to find, in a lawsuit by an unpaid creditor or representative of creditors of the Company, that the Company received less than fair consideration or reasonable equivalent value for incurring the indebtedness represented by the New Securities, and, at the time of such incurrence, the Company (i) was insolvent or was rendered insolvent by reason of such incurrence, (ii) was engaged or about to engage in a business or transaction for which its remaining property constituted unreasonably small capital or (iii) intended to incur, or believed it would incur, debts beyond its ability to pay as such debts mature, such court could, among other things, (a) void all or a portion of the Company's obligations to the holders of the New Securities and/or (b) subordinate the Company's obligations to the holders of the New Securities to other existing and future indebtedness of the Company, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the New Securities. The measure of insolvency for purposes of determining whether a transfer is avoidable as a fraudulent transfer varies depending upon the law of the jurisdiction which is being applied. Generally, however, a debtor would be considered insolvent if the sum of all of its liabilities were greater than the value of all of its property at a fair valuation, or if the present fair salable value of the debtor's assets were less than the amount required to repay its probable liability on its debts as they become absolute and mature. There can be no assurance as to what standard a court would apply in order to determine solvency.

   On the basis of its historical financial information, its recent operating history as discussed in "Management's Discussion and Analysis of Results of Operations and Financial Condition" and other factors, the Company believes that, at the time the New Senior Notes will be issued and after giving effect to the Plan, the Company will be solvent, and will have sufficient capital for the business in which it is engaged and did not and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, that a court would agree with these conclusions.

CHANGE OF CONTROL; LIMITATIONS ON RIGHTS OF REPAYMENT

   The Change of Control provisions of the Exchange Indentures will not afford any protection in a highly leveraged transaction, including such a transaction initiated by the Company, management of the Company or an affiliate of the Company, if such transaction does not result in a Change of Control. In addition, existing or future secured indebtedness of the Company or obligations of the Company's subsidiaries may prohibit the Company from repurchasing or redeeming any of the New Securities upon a Change of Control. Moreover, the ability of the Company to repurchase or redeem the New Securities will be limited by the Company's then-available resources. Accordingly, the Change of Control provisions are likely to be of limited usefulness in such situations. Prepayment of the New Securities pursuant to a Change of Control would constitute a default under the New Credit Agreement. In the event that a Change in Control occurs, the Company will likely be required to refinance the indebtedness outstanding under the New Credit Agreement and the New Securities. There can be no assurance that the Company would be able to refinance such indebtedness or, if such refinancing were to occur, that such refinancing would be on terms favorable to the Company. See "Description of the New Securities--Mandatory Offers to Repurchase Exchange Securities."

   The Change of Control purchase feature of the New Securities may in certain circumstances discourage or make more difficult a sale or takeover of the Company and, thus, the removal of incumbent management.

DEPENDENCE ON MANAGEMENT

   The Company's success depends, in part, upon the continued services of Thomas H. Quinn, President and Chief Operating Officer of the Company, and certain other key personnel. Although incentives exist for these individuals to remain with the Company, the loss of the services of any one of them could have a material adverse effect on the business of the Company. The Company maintains a $5.0 million "key man" insurance policy on Mr. Quinn under which the Company is the beneficiary. The Company is also dependent upon John W. Jordan II, Chairman and Chief Executive Officer and a principal stockholder of the Company, and certain of his affiliates for strategic planning and advice, the loss of which could have a material adverse effect on the business of the Company. See "Management."

PRIVATE OWNERSHIP; AFFILIATED TRANSACTIONS

   The principals, partners, officers, employees and affiliates of The Jordan Company and their respective family members (collectively, the "Jordan Group") own substantially all of the common stock of the Company. Although the Company's Articles of Incorporation provide for cumulative voting of common stock in the election of directors, these stockholders collectively have sufficient votes to elect all of the directors of the Company and control its management policy and financing decisions. The Company has paid and will continue to pay advisory fees to TJC Management Corporation ("TJC Management Corp."), an affiliate of The Jordan Company and the Company, and pay investment banking fees to TJC Management Corp., including investment banking fees in connection with the Exchange Offer. The Jordan Company is not obligated to provide the Company with any acquisition opportunities, and conflicts of interest in allocating various investment or acquisition opportunities among The Jordan Company, the Jordan Group and the Company may arise. Further, certain of the Company's subsidiaries have entered into a number of affiliate transactions with the Company and The Jordan Company, including the New TJC Management Consulting Agreement, the New Subsidiary Advisory Agreements, the New Subsidiary Consulting Agreements, the JI Properties Services Agreement and the Tax Sharing Agreement (each as defined) and certain other agreements and transactions. See "Certain Transactions."

ABSENCE OF PUBLIC MARKET FOR THE NEW SECURITIES; RESTRICTIONS ON TRANSFERS

   The New Securities are being offered to Holders of the Old Securities. The Old Securities were issued to a small number of institutional investors and the Old Senior Notes are eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screenbased, automated market for trading of securities eligible for resale under Rule 144A. The New Securities are new securities for which there currently is no market. Although the Initial Purchasers have advised the Company that they currently intend to make a market in the New Senior Notes, they are not obligated to do so and may discontinue such market making at any time without notice. The Company does not intend to list the New Securities on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. Accordingly, no assurance can be given that an active market will develop for any of the New Securities or as to the liquidity of the trading market for any of the New Securities. If a trading market does not develop or is not maintained, holders of the New Securities may experience difficulty in reselling such New Securities or may be unable to sell them at all. If a market for the New Securities develops, any such market may be discontinued at any time. If a trading market develops for the New Securities, future trading prices of such New Securities will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Securities may trade at a discount from their principal amount.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

   The Company's subsidiaries manufacture and assemble products at numerous facilities, some of which are outside of the United States. Although the Company has not experienced significant problems conducting operations in these areas, changes in local economic or political conditions could impact the Company's manufacturing, assembly and distribution capabilities and have a material adverse effect on the Company's business, financial condition and results of operations. Additional risks inherent in the Company's international business activities generally include unexpected changes in regulatory requirements, tariffs and other trade barriers, changes in local economic or political conditions, longer accounts receivable payment cycles, difficulties in managing international operations, potentially adverse tax consequences, restrictions on repatriation of earnings and the burdens of complying with a wide variety of foreign laws. In fiscal 1996, the Company derived approximately 14% of its pro forma net sales from customers outside of the United States. The Company intends to continue to expand its operations outside the United States and to enter additional international markets.

   Most of the Company's international sales are currently denominated in foreign currencies. Decreases in the value of foreign currencies relative to the U.S. dollar could result in losses from foreign currency translations. The Company does not currently hedge its foreign exchange exposure. With respect to the Company's sales that are U.S. dollar-denominated, decreases in the value of foreign currencies relative to the U.S. dollar could make the Company's products less price competitive.

COMPETITION

   Generally, the Company's subsidiaries are subject to competition from a substantial number of national, international and regional competitors, many of which have greater financial, manufacturing, engineering and other resources than the Company's subsidiaries. Many such competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. Although the Company believes that its subsidiaries have certain advantages over its competitors, realizing and maintaining such advantages will require continued investment by the Company in manufacturing, research and development, quality standards, marketing and customer service and support. There can be no assurance that the Company's subsidiaries will have sufficient resources to continue to make such investments or that they will be successful in maintaining such advantages. Failure to make such investments or to maintain such advantages could have a material adverse effect on the Company's business, financial condition and results of operations. Except for SILICORE polymer pipe products, certain of its CATV components and its fiber optic connector technology, the Company's subsidiaries' products are generally not protected by virtue of any proprietary rights such as patents.

PRICE FLUCTUATIONS OF RAW MATERIALS

   The Company's subsidiaries purchase most of the raw materials for their products on the open market, and the Company's subsidiaries' sales may be affected by changes in the market price of such raw materials. The Company does not generally engage in commodity hedging transactions for raw materials. Although the Company's subsidiaries have generally been able to pass on increases in the price of raw materials to their customers, there have been delays in the subsidiaries' ability to pass on such increases in the past and there can be no assurance that they will be able to do so in the future, on a timely basis or at all. The results of operations for the Company's subsidiary, Dura-Line, have in the past been affected by fluctuations in the price of its primary raw material, HDPE. Additionally, significant increases in the price of the Company's subsidiaries' products due to increases in the cost of raw materials could have a negative effect on demand for their respective products and a material adverse effect on the Company's business, financial condition and results of operations.

                               USE OF PROCEEDS

   The Company will not receive any proceeds in connection with the Exchange Offer. The Company also did not receive any proceeds in connection with the Old Subordinated Indentures Offering. The net proceeds received by the Company from the Old Senior Notes Offering (after the deduction of discounts and commissions, fees and other expenses in connection with the Old Senior Notes Offering) were approximately $113.0 million. The net proceeds from the Old Senior Notes Offering, together with the proceeds from certain other transactions which were elements of the Plan, were used (i) to repurchase substantially all of the Company's 10 3/8% Senior Notes due 2003 pursuant to the Tender Offer and (ii) to repay outstanding indebtedness under the Old Credit Agreements. To the extent the net proceeds to the Company exceeded the amount necessary for such purposes, the remaining proceeds were used for general corporate purposes. See "Recapitalization and Repositioning Plan."

   The following table sets forth the sources of funds received by the Company and application of funds by the Company in connection with the Plan, as consummated on July 25, 1997.

                                                         AMOUNT
                                                  -------------------
                                                       (DOLLARS IN
                                                        MILLIONS)
SOURCES OF FUNDS:
The Old Senior Notes Offering ....................       $120.0
JTP Recapitalization (1)..........................        264.0
Fannie May Refinancing............................         17.4
                                                  -------------------
 Total Sources....................................       $401.4
                                                  ===================
USES OF FUNDS:
Repurchase of Old Senior Notes (2)................       $300.9
Repayment of Old Credit Agreements borrowings
 (3)..............................................         73.8
Excess cash proceeds .............................         19.7
Fees and expenses (4).............................          7.0
                                                  -------------------
 Total Uses.......................................       $401.4
                                                  ===================


------------
(1)    Consists of the cash proceeds to the Company from the JTP
       Recapitalization. See "Recapitalization and Repositioning Plan."

(2) Includes accrued interest in connection with the Tender Offer and consent solicitation with respect to the 10 3/8% Senior Notes due 2003. See "Description of Certain Indebtedness."

(3) The Old Credit Agreements borrowings consisted of (i) $26.7 million of revolving credit loans, and accrued interest thereon, under the existing credit agreement with JII (the "JII Credit Agreement") that would have matured on June 29, 1999, which at June 30, 1997, had a weighted average interest rate of 9.0% and (ii) $47.1 million of borrowings, and accrued interest thereon, under the SPL Credit Agreement (as defined) that would have matured in part on December 31, 2001, which at June 30, 1997 had a weighted average interest rate of 8.85%. As of July 31, 1997, the New Credit Agreement was undrawn.

(4) Includes fees to the Initial Purchasers in connection with the Old Senior Notes Offering, fees and expenses in connection with the negotiation of the New Credit Agreement, consent fees with respect to the Old Discount Debentures, fees payable to TJC Management Corp. (net of financial advisory fees being paid to the Company by JTP), and rating, legal, accounting, printing and other transaction expenses in connection with the Plan. See "Certain Transactions."

                                CAPITALIZATION

   The following table sets forth the (i) historical consolidated capitalization of the Company as of June 30, 1997 and (ii) (a) the pro forma consolidated capitalization of the Company as of June 30, 1997 and (b) the pro forma consolidated capitalization of the Company's Restricted Subsidiaries as of June 30, 1997, both after giving effect to the Offering and the consummation of each of the other elements of the Plan and certain other transactions as set forth in the Unaudited Pro Forma Financial Information and the notes thereto. The pro forma capitalization reflects the repurchase of substantially all of the outstanding 10 3/8% Senior Notes due 2003 pursuant to the Tender Offer and related consent solicitation. The table should be read in conjunction with the historical consolidated financial statements of the Company and related notes and the Unaudited Pro Forma Financial Information of the Company and related notes included elsewhere in this Offering Circular. See "Use of Proceeds," "Selected Financial Data," "Recapitalization and Repositioning Plan," "Description of Certain Indebtedness" and "Unaudited Pro Forma Financial Information."

                                                             AT JUNE 30, 1997
                                                   ----------------------------------
                                                                     PRO FORMA
                                                              -----------------------
                                                                         RESTRICTED
                                                     ACTUAL    COMPANY  SUBSIDIARIES
                                                   --------- --------- --------------
                                                          (DOLLARS IN MILLIONS)
Cash and cash equivalents..........................  $  30.9   $  71.2      $ 30.8
                                                   ========= ========= ==============
Current portion of long-term obligations ..........  $   8.5   $   4.3      $  2.4
                                                   ========= ========= ==============
Long-term obligations (less current portion):
 Credit Agreements (1)
  Old Credit Agreements............................  $  81.0   $    --      $   --
  New Credit Agreement (2).........................       --        --          --
  M&G Credit Agreement (3).........................     50.0      50.0          --
  JTP Credit Agreement (4) ........................       --        --          --
 Debt Securities (5)
  10 3/8% Senior Notes due 2005 (6)................    275.0       3.4         3.4
  Senior Notes ....................................       --     120.0       120.0
  Discount Debentures .............................    124.5     124.5       124.5
  JTP Senior Notes ................................       --     188.5          --
  JTP Discount Debentures..........................       --      85.0          --
  M&G Senior Notes.................................    170.0     170.0          --
 Seller Promissory Notes (7).......................     20.0      17.5         9.5
 Capital Leases and other debt (8) ................     24.0      24.0         5.1
                                                   --------- --------- --------------
 Total long-term debt (less current portion) ......  $ 744.5   $ 782.9      $262.5
                                                   ========= ========= ==============
Redeemable preferred stock (9)
 JTP Senior Preferred Stock........................  $    --   $  25.0      $   --
 M&G Preferred Stock...............................      1.5       1.5          --
                                                   --------- --------- --------------
   Total redeemable preferred stock................      1.5      26.5          --
Total shareholders' equity (net capital
deficiency)........................................   (146.1)   (170.6)       14.9
                                                   --------- --------- --------------
    Total capitalization...........................  $ 608.4   $ 643.1      $279.8
                                                   ========= ========= ==============

------------
(1) For additional information, see "Description of Certain Indebtedness--Credit Agreements."
(2) The New Credit Agreement, which consists of a $75.0 million revolving credit facility, was undrawn as of July 31, 1997. For additional information, see "Description of Certain Indebtedness--Credit Agreements."
(3) In June 1997, Motors and Gears acquired FIR for approximately $51.3 million, which was financed by borrowings under the M&G Credit Agreement. See "Description of Certain Indebtedness--Credit Agreements--Other Credit Facilities."
(4) The JTP Credit Agreement, which consists of a $110.0 million revolving credit facility, is undrawn as of July 31, 1997.
(5) For additional information, see "Recapitalization and Repositioning Plan" and "Description of Certain Indebtedness."
(6) Approximately $3.4 million of the Company's 10 3/8% Senior Notes due 2005 were not tendered pursuant to the Tender Offer.
(7) For additional information, see "Description of Certain Indebtedness--Seller Promissory Notes."
(8) For additional information, see "Description of Certain Indebtedness--Capital Leases."
(9) For additional information, see "Description of Capital Stock--Subsidiary Securities."

                           SELECTED FINANCIAL DATA

   The following table presents selected historical operating, balance sheet and other data of the Company and its subsidiaries (i) as of and for the years ended December 31, 1992 through 1996, and (ii) as of and for the six months ended June 30, 1996 and 1997. The financial data of the Company and its subsidiaries as of and for the years ended December 31, 1992 through 1996 were derived from the audited consolidated financial statements of the Company and its subsidiaries. The financial data of the Company as of and for the six months ended June 30, 1996 and 1997 were derived from the unaudited consolidated financial statements of the Company which, in the opinion of the Company, reflect all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the results for the unaudited periods. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results of operations to be expected for the full year. Results of operations of the Company's subsidiaries are reflected in Statement of Operations Data, Other Data and financial ratios from their date of acquisition by the Company. The financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the historical financial statements of the Company and the related notes thereto contained elsewhere in this Offering Circular.

                                                                                                    SIX MONTHS
                                                       YEARS ENDED DECEMBER 31,                   ENDED JUNE 30,
                                       ------------------------------------------------------ ---------------------
                                           1992       1993       1994       1995       1996       1996       1997
                                       ---------- ---------- ---------- ---------- ---------- ---------- ----------
                                                                          (Dollars in thousands)
STATEMENT OF OPERATIONS DATA: (1)
Net sales..............................  $327,321   $358,611   $424,391   $507,311   $601,567   $267,220   $324,889
Cost of sales, excluding depreciation .   202,215    221,518    262,730    320,653    375,745    164,053    203,059
Gross profit, excluding depreciation ..   125,106    137,093    161,661    186,658    225,822    103,167    121,830
Selling, general and administrative
 expenses, excluding depreciation .....    75,060     80,496     97,428    121,371    150,951     64,743     67,802
Depreciation and amortization..........    19,062     17,802     19,099     21,684     30,438     13,816     15,933
Operating income.......................    22,762     36,387     42,944     32,360     13,392     22,205     21,177
Interest expense.......................    37,024     41,049     40,887     46,974     63,340     28,975     37,775
Interest (income)......................      (963)    (1,845)    (1,471)    (2,841)    (2,538)    (1,344)    (1,606)
(Loss) income before income taxes,
 minority interest, extraordinary
 items and equity in investee..........   (13,299)    (2,817)    27,689    (11,773)   (47,410)    (5,426)     3,020
(Loss) income before extraordinary
 items.................................   (14,412)    (3,483)    23,741     (7,470)   (51,884)    (5,584)    (3,112)

OTHER DATA: (1)
Adjusted operating income (2)..........  $ 18,961   $ 29,806   $ 35,868   $ 42,425   $ 29,367   $ 27,119   $ 22,284
EBITDA (3).............................    45,793     49,076     55,812     66,158     80,507     42,364     54,951
Capital expenditures...................     6,975     13,640     12,112     15,276     17,395      9,612      5,758
Ratio of earnings to fixed charges(4) .        --         --        1.7x        --         --         --       1.2x

                                                       AT DECEMBER 31,                      AT JUNE 30,
                                  -------------------------------------------------------
                                      1992       1993       1994       1995       1996         1996         1997
                                  ---------- ---------- ---------- ---------- ----------- ------------- -----------
                                                                (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA: (1)
Cash and cash equivalents.........  $  8,886   $ 68,273   $ 56,386   $ 41,253   $  32,797    $ 12,445     $  30,887
Working capital...................    65,694    121,490    123,395    115,387     123,479      91,869       145,477
Total assets......................   268,674    338,509    399,445    532,384     681,885     611,497       731,932
Total debt........................   272,329    358,883    382,862    525,921     697,544     600,348       752,995
Preferred stock ..................     1,875      1,875      1,875      1,875       1,875       1,875         1,515
Shareholders' equity (net capital
 deficiency)......................   (60,873)   (90,669)   (66,867)   (74,479)   (128,406)    (78,130)     (146,064)
                                                                                           (footnotes on next page)


------------
(1) The Company has acquired a diversified group of operating companies over the periods presented, which significantly affects the comparability of the following information.

(2) Adjusted operating income represents operating income excluding the results of Welcome Home, which is no longer consolidated with the Company. See the Company's historical consolidated financial statements.

(3) EBITDA for any relevant period represents (i) adjusted operating income, plus (ii) depreciation, amortization of goodwill and other intangibles, plus (iii) certain other non-recurring expenses as set forth below:

                                                                                SIX MONTHS
                                                                                   ENDED
                                      YEARS ENDED DECEMBER 31,                   JUNE 30,
                         ------------------------------------------------- -------------------
                            1992      1993      1994      1995      1996      1996      1997
                         --------- --------- --------- --------- --------- --------- ---------
                                                 (DOLLARS IN THOUSANDS)
Adjusted operating
 income..................  $18,961   $29,806   $35,868   $42,425   $29,367   $27,119    22,284
Depreciation and
 amortization(a).........   18,610    16,862    17,775    19,563    28,342    12,862    15,814
SAR expense(b)...........       --        --        --       400     9,822       300    15,418
Loss on purchase of
 affiliated company(b)  .       --        --        --        --     4,488        --        --
Advisory fees and other,
 net(c)..................    1,920     2,408     2,169     3,914     4,352     2,083     1,435
Write off of note
 receivable from an
 affiliate(b)............    6,302        --        --        --        --        --        --
Other non-recurring
 items(b)................       --        --        --      (144)    4,136        --        --
                         --------- --------- --------- --------- --------- --------- ---------
EBITDA...................  $45,793   $49,076   $55,812   $66,158   $80,507   $42,364   $54,951
                         ========= ========= ========= ========= ========= ========= =========


------------
    (a) Reflects historical depreciation and amortization less the portion of depreciation and amortization recorded at Welcome Home for the period.

    (b) For additional information, see "Unaudited Pro Forma Financial Information" and the notes thereto.

    (c) Reflects historical advisory fees and other expenses, less the portion of such expenses attributable to Welcome Home for the period.

        The Company has included EBITDA because it understands that it is one measure used by certain investors to determine the Company's operating cash flow and historical ability to service its indebtedness.

(4) Earnings were insufficient to cover fixed charges by $13.3 million, $2.8 million, $11.8 million and $47.4 million for the years ended December 31, 1992, 1993, 1995 and 1996, respectively, and by $5.4 million for the six months ended June 30, 1996. However, this deficiency reflects non-cash charges for depreciation and amortization of goodwill and other intangibles, and amortization of financing costs and debt discount of $21.1 million, $19.3 million, $23.4 million, $33.4 million, and $14.8 million for the respective fiscal years and interim period discussed above. Earnings were sufficient to cover fixed charges in 1994 and the six months ended June 30, 1997 due to the recognition of a gain on the sale of a partial interest in the Company's currently deconsolidated subsidiary, Welcome Home, in 1994, and the recognition of a gain on the sale of a former subsidiary, Hudson, in 1997. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Liquidity and Capital Resources."

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                RESULTS OF OPERATIONS AND FINANCIAL CONDITION

GENERAL

   The Company was organized to acquire and operate a diverse group of businesses on a decentralized basis, with a corporate staff providing strategic direction and support. The Company is currently comprised of 25 businesses which are divided into four strategic business units: (i) Specialty Printing and Labeling, (ii) Consumer and Industrial Products, (iii) Motors and Gears and (iv) Jordan Telecommunication Products. The Company believes that its businesses are characterized by leading positions in niche industries, high operating margins, strong management, minimal working capital and capital expenditure requirements and low sensitivity to technological change and economic cycles. For the year ended December 31, 1996, the Company generated combined pro forma net sales and EBITDA of $649.8 million and $114.1 million, respectively.

   A principal component of the Company's business strategy is to continually seek to make strategic acquisitions. As a result, the Company's historical financial information is not necessarily comparable from period to period. In 1994, Specialty Printing and Labeling acquired Valmark and Pamco; in 1995, Motors and Gears acquired Merkle-Korff; and in 1996, Specialty Printing and Labeling acquired Seaboard, Consumer and Industrial Products acquired Cape Craftsmen and Paw Print, Motors and Gears acquired Barber-Colman, and Jordan Telecommunication Products acquired Viewsonics, Vitelec, Diversified, Bond, Northern and Johnson.

   The Company's subsidiaries are operated and managed on a decentralized basis. As a result, the Company's net sales and gross profit generally equal the sum of the financial results generated by its subsidiaries. The Company's general and administrative expense equals the administrative expense generated at each of the Company's subsidiaries plus corporate overhead. The purpose of the corporate administrative staff is to provide strategic, financial and business support, which has enhanced the ability of the Company's subsidiaries to grow beyond their historical means.

   The results of each of the Company's strategic business units is consolidated into the Company's financial results. The subsidiaries comprising the Jordan Telecommunication Products group and the Motor and Gears group are Non-Restricted Subsidiaries, the common stock of which will be owned by stockholders and affiliates of the Company and management of the respective companies. The Company's ownership in these subsidiaries will be in the form of JTP Junior Preferred Stock and M&G Junior Preferred Stock. See "Risk Factors--Consequences of Subsidiary Deconsolidation," "Certain Transactions" and "Description of Capital Stock--Subsidiary Securities."

RESULTS OF OPERATIONS

   Summarized below are the historical net sales, operating income and operating margin (as described below) for each of the Company's business units for the fiscal years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997. This discussion should be read in conjunction with the historical consolidated financial statements and the related notes thereto contained elsewhere in this Prospectus.

                                                                       SIX MONTHS ENDED
                                       YEAR ENDED DECEMBER 31,             JUNE 30,
                                  -------------------------------- -----------------------
                                      1994       1995       1996       1996        1997
                                  ---------- ---------- ---------- ---------- ------------
                                             (DOLLARS IN THOUSANDS)
NET SALES:
Specialty Printing and Labeling ..  $ 82,828   $ 96,514   $109,587   $ 45,679    $ 54,521
Consumer and Industrial Products .   156,927    164,636    159,555     79,155      93,592
Motors and Gears..................    36,854     54,218    117,571     59,578      66,518
Jordan Telecommunication
 Products.........................    66,128     98,777    132,999     51,589     107,802
Welcome Home .....................    81,654     93,166     81,855     31,219       2,456 (2)
                                  ---------- ---------- ---------- ---------- ------------
  Total...........................  $424,391   $507,311   $601,567   $267,220    $324,889
                                  ========== ========== ========== ========== ============
OPERATING INCOME (LOSS)(1):
Specialty Printing and Labeling ..  $  5,522   $  8,067   $  7,078   $  2,048    $  3,810
Consumer and Industrial Products .    22,440     21,987     18,446     10,422      12,913
Motors and Gears..................     9,484     12,236     26,164     13,811      15,256
Jordan Telecommunication
 Products.........................    11,996     17,774     12,985      9,947          86
                                  ---------- ---------- ---------- ---------- ------------
Adjusted Operating Income.........    49,442     60,064     64,673     36,228      32,065
Welcome Home......................     7,076    (10,066)   (15,975)    (4,914)     (1,107) (2)
                                  ---------- ---------- ---------- ---------- ------------
  Total...........................  $ 56,518   $ 49,998   $ 48,698   $ 31,314    $ 30,958
                                  ========== ========== ========== ========== ============
OPERATING MARGIN (DEFICIT):
Specialty Printing and Labeling ..       6.7%       8.4%       6.5%       4.5%        7.0%
Consumer and Industrial Products .      14.3       13.4       11.6       13.2        13.8
Motors and Gears..................      25.7       22.6       22.3       23.2        22.9
Jordan Telecommunication
 Products.........................      18.1       18.0        9.8       19.3          --
Welcome Home......................       8.7      (10.8)     (19.5)     (15.7)      (45.1) (2)
Combined .........................      13.3        9.9        8.1       11.7         9.5

------------
(1) Operating income does not include corporate operating income (loss) of $(13.6) million and $(17.6) million for the years ended December 31, 1994 and 1995, respectively. For the year ended December 31, 1996 operating income does not include corporate operating income (loss) of $(26.9) million, the write-off of $ 4.5 million in notes receivable resulting from the Cape Craftsmen acquisition, and a charge of $3.9 million for a compensation agreement. Jordan Telecommunication Products' operating income includes the SAR expenses for AIM and Cambridge of $0.4 million for the year ended December 31, 1995, and $5.4 million for the year ended December 31, 1996. See "Certain Transactions--SAR Payments." Operating income does not include corporate operating income (loss) of ($9.1) million and ($9.8) million for the six months ended June 30, 1996 and 1997, respectively.

(2) Includes the results of Welcome Home for the period from January 1, 1997 to January 21, 1997, the date of its Chapter 11 filing. See the Company's historical consolidated financial statements.

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

   Consolidated Results. For the second quarter and first six months of 1997, consolidated net sales increased $26.9 million or 18.3% and $57.7 million or 21.6%, respectively, over the same periods last year. The increase for both periods was primarily due to the acquisition of Seaboard in the Specialty Printing and Labeling group, Cape, Paw Print, and Arnon-Caine in the Consumer and Industrial Products group, Colman Motors Products in the Motors and Gears group, and Diversified, Viewsonics, Vitelec, Bond, Northern, and LoDan in the Telecommunications Products group, increased sales of ad specialty products at SPAI, increased sales of gears and gear boxes at Gear, increased domestic and international sales of Innerduct at Dura-Line, and higher sales of aircraft parts to Boeing at Parsons. Partially offsetting the above sales increases were lower sales of shrouds to Apple at Valmark, lower calendar and school annual sales at SPAI, decreased sales of fractional and integral motors at Imperial and Scott, and lower sales at Welcome Home stemming from the company's deconsolidation effective January 21, 1997.

   For the second quarter and first six months of 1997, consolidated operating income decreased $5.9 million or 44.9% and $1.0 million or 4.6%, respectively over the same periods last year. The decrease in operating income for both periods is primarily due to SAR expense at Dura-Line, which increased $15.3 million and $15.1 million for the second quarter and first six months of 1997, respectively, over the same periods last year. Excluding the SAR expense, operating income would have increased $9.4 million or 71.1% and $14.1 million or 62.6%, respectively. These increases are primarily attributed to the above-mentioned acquisitions, higher operating income at SPAI, increased operating income at both Parsons and Beemak, and a lower operating loss at Welcome due to the company's deconsolidation effective January 21, 1997. Partially offsetting these increases in operating income were decreased operating income at Pamco, lower operating income at Aim and Johnson, and decreased operating income at Dacco. Excluding SAR expense, consolidated operating margins improved to 13.0% and 11.2% for the second quarter and first six months of 1997, respectively, from 9.0% and 8.4% for the same periods last year, respectively.

   Interest expense increased $4.2 million or 28.1% and $8.8 million or 30.4% for the second quarter and first six months of 1997, respectively, over the same periods last year. The increase is due to higher revolver borrowings at JII, Inc. and outstanding senior debt at Motors and Gears, Inc., which was issued in the fourth quarter of 1996. Interest income increased $.2 million or 35.5% and $.3 million or 19.5% for the second quarter and first six months of 1997, respectively, over the same periods last year.

   Specialty Printing and Labeling. As of June 30, 1997, the Specialty Printing and Labeling group consisted of Sales Promotion Associates, Inc. ("SPAI"), Valmark, Pamco, and Seaboard.

   For the second quarter and first six months of 1997, net sales increased $2.6 million or 8.9% and $8.8 million or 19.4%, respectively, over the same periods last year. The second quarter increase is due to the acquisition of Seaboard (May 31, 1996), $1.5 million, increased sales of screen print, rollstock, and membrance switches at Valmark, $.1 million each, respectively, increased label sales at Pamco, $.2 million, and higher sales of ad specialty products at SPAI, $.8 million. Partially offsetting these increases were lower sales of calendars and school annuals at SPAI, $.3 million. The increase in net sales for the first six months of 1997 is due to the acquisition of Seaboard, $8.3 million, higher sales of screen print, $.4 million, rollstock, $.4 million, and membrane switches, $.3 million, higher label sales at Pamco, $.1 million, and increased sales of ad specialty products at SPAI, $.7 million. Partially offsetting these six month increases were lower sales of shrouds to Apple at Valmark, $.8 million, and decreased sales of calendars and school annuals at SPAI, $.5 million. The sales gains for both periods at Valmark reflect management's success in expanding the company's customer base, while the gains at SPAI reflect growth in the corporate programs segment of the ad specialty business.

   For the second quarter and first six months of 1997, operating income increased $.6 million or 22.7% and $1.8 million or 86.0%, respectively, over the same periods last year. The second quarter increase is due to the acquisition of Seaboard, $.3 million, and higher operating income at SPAI, $.4 million. Partially offsetting these increases was decreased operating income at Pamco, $.3 million. The six month increase in operating income is due to the acquisition of Seaboard, $1.5 million, and higher operating income at SPAI, $.6 million. Partially offsetting these increases was lower operating income at Pamco, $.5 million. For both periods, the improved operating income at SPAI is attributed to higher sales and lower operating costs, primarily medical insurance and commissions. The decreased operating income at Pamco is due to an increase in plant overhead stemming from the Company's facility expansion in December 1996.

   For the second quarter and first six months of 1997, the operating margin increased to 11.0% and 7.0%, respectively, from 9.7% and 4.5% for the same periods last year, respectively. The improvement is due to the acquisition of Seaboard, which contributes a significant portion of the group's operating income and operates at an inherently higher margin than the other companies in the group.

   Consumer and Industrial Products. As of June 30, 1997, the Consumer and Industrial Products consisted of DACCO, Sate-Lite, Riverside, Parsons, Beemak, Cape Craftsmen, and Paw Print.

   For the second quarter and first six months of 1997, net sales increased $6.3 million or 15.6% and $14.4 million or 18.2%, respectively, over the same periods last year. The second quarter increase is due to the acquisitions of Cape and Paw Print in the second half of 1996 and Arnon-Caine (by Beemak) in January 1997. These companies contributed $2.5 million, $3.9 million, and $.9 million to net sales, respectively, in the second quarter. Further contributing to the rise in second quarter net sales were increased sales of aircraft parts at Parsons, $2.3 million, of which $1.5 million is attributed to Boeing. Partically offsetting these increases in second quarter net sales were decreased sales of rebuilt converters at DACCO, $.4 million, lower sales at Hudson of $1.4 million due primarily to the sale of the company on May 15, 1997, and lower sales of religious books and bibles at Riverside, $1.6 million. The increase in net sales for the first six months of 1997 is driven by the acquisitions of Cape, $3.3 million, Paw Print, $8.2 million, and Arnon-Caine, $1.8 million, respectively, plus higher sales of aircraft parts at Parsons, $4.3 million, of which $3.7 million is attributed to Boeing. Partially offsetting the above six month sales increases were lower sales of rebuilt converters and other hard parts at DACCO, $1.0 million, decreased sales of truck and auto emergency warning triangles at Sate-Lite, $.3 million, lower sales of bibles and religious books at Riverside, $1.3 million, and lower sales at Hudson of $.6 million due to the sale of the company. The decrease in net sales for the second quarter and first six months at Riverside stems from a decrease in the lower margin contract distribution business, as management is focusing on the company's higher margin publishing and distribution lines.

   For the second quarter and first six months of 1997, operating income increased $1.8 million or 35.8% and $2.5 million or 23.9%, respectively, over the same periods last year. The second quarter increase is due to the acquisitions of Paw Print and Arnon-Caine, which contributed $.6 million and $.3 million to operating income, respectively, higher operating income at Parsons of $1.1 million, and increased operating income at Beemak (excluding Arnon-Caine), $.4 million. Partially offsetting these increases were lower operating income at DACCO and Riverside, $.3 million and $.2 million, respectively, and decreased operating income of $.4 million at Hudson primarily due to the sale of the company. The increase in operating income for the first six months of 1997 is driven by the acquisitions of Paw Print and Arnon-Caine, which contributed $1.1 million and $.6 million to operating income, respectively, increased operating income at Parsons of $1.7 million, and increased operating income at Beemak (excluding Arnon-Caine), $.4 million. Further, Hudson added an additional $.1 million to operating income as a higher gross margin and lower depreciation expense more than compensated for the decrease in sales due to the divestiture of the company. Partially offsetting the above six month increases in operating income were lower operating results at DACCO, $1.1 million, Sate-Lite, $.3 million, and Riverside, $.2 million. For both the second quarter and first six months, operating income improved at Parsons due to higher sales and an improved gross margin and operating income improved at Beemak due to lower inventory write-downs. The decreases for the second quarter and first six months experienced at DACCO were due to lower sales, higher material prices, and higher selling costs, while the decrease for the first six months experienced by Sate-Lite was due primarily to higher compensation costs. The decrease in operating income for the second quarter and first six months at Riverside was due to higher amortization of software installation costs. Riverside picked up $.1 million in gross profit in the first six months as a result of management's concentration on higher margin business.

   For the second quarter and first six months of 1997, the consolidated operating margin increased to 14.9% and 13.8%, respectively, from 12.7% and 13.2%, respectively, in the same periods last year. The improved margin in the second quarter of 1997 is due to a better gross margin, flat depreciation expense on increased sales, and lower inventory write-offs. The same holds true for the first six months of 1997, but higher amortization expense at Riverside and additional amortization expense due to the acquisitions led to a lesser improvement.

   Motors and Gears. As of June 30, 1997, Motors and Gears consisted of Imperial, Scott, Gear, Merkle-Korff and FIR. Effective January 1997, Colman Motor Products became a fully integrated division of Merkle-Korff.

   For the second quarter and first half of 1997, net sales increased $3.5 million or 11.1% and $6.9 million or 11.7%, respectively, as compared with the same periods last year. Net sales of sub-fractional motors for the second quarter and first half of 1997 increased 20% and 28%, respectively. The strong growth in sub-fractional motors is primarily attributed to the acquisition of Colman Motor Products on March 8, 1996, as well as continued strength in the vending and appliance markets. Gears and gear box sales for the second quarter and first half increased 21% and 17%, respectively, primarily as a result of strong sales of planetary gears in the floor care market. These increases were partially offset by reduced sales in fractional/integral motors, 10% and 20% for the second quarter and first half, respectively. These decreases reflect the stronger than normal sales in the first and second quarters of 1996, principally due to a substantial reduction in the backlog of orders for floor care motors that existed as the end of 1995.

   Operating income increased $1.1 million or 16.0% and $1.4 million or 10.5% for the second quarter and first half, respectively, as compared with the same periods last year. The increase in operating income is primarily due to increased sales for the second quarter and first half over the same periods in 1996.

   Operating margins increased from 22.3% to 23.3% for the second quarter 1997, while margins decreased slightly for the first six months of 1997, from 23.2% to 22.9%.

   Jordan Telecommunication Products. As of June 30, 1997, the Jordan Telecommunication Products group consisted of Dura-Line, AIM, Cambridge, Johnson, Diversified, Viewsonics, Vitelec, Bond, Northern and LoDan.

   For the second quarter and first six months of 1997, net sales increased $33.2 million or 122.4% and $56.2 million or 109.0%, respectively, over the same periods last year. The second quarter sales increase is due to the acquisitions of Viewsonics, Vitelec, Bond, Northern, and LoDan, all of which were acquired after the second quarter of 1996, and Diversified which was acquired near the end of June 1996. Combined, these acquisitions accounted for approximately $22.8 million or 68.7% of the increase in sales. The remainder of the sales increase is due to higher domestic and international sales of Dura-Line's Innerduct products, $4.9 million and $6.2 million, respectively. For the six months ended June 30, 1997, acquisitions accounted for $43.2 million or 76.9% of the increase in sales. The remainder of the sales increase is due to higher domestic and international sales of Dura-Line's Innerduct products, $5.4 million and $7.9 million, respectively.

   For the second quarter and first six months of 1997, operating income decreased $11.3 million or 230.0% and $9.9 million or 99.1%, respectively, over the same period last year. This decrease was primarily due to an increase in SAR expense of $15.3 million and $15.1 million for the second quarter and first six months of 1997, respectively. The increase in SAR expense is due to a $15.4 million charge in April 1997 relating to the Company's acquisition of Dura-Line in 1988. Excluding the increase in SAR expense, operating income would have increased $4.0 million or 82.8% and $5.2 million or 52.7% for the second quarter and first six months of 1997, respectively. For the quarter, the increase in operating income (excluding SAR expense) was primarily due to the acquisitions, which added $3.0 million, and increased operating income at Dura-Line of $1.5 million, both of which were partially offset by decreases at AIM and Johnson of $.5 million and $.1 million, respectively. For the six months ended June 30, 1997, the increase in operating income (excluding SAR expense) was primarily due to the acquisitions, which contributed $5.8 million. Partially offsetting the increase were decreases at AIM and Johnson of $.6 million and $.1 million, respectively. Excluding the SAR expense, operating margins would have decreased from 18.6% to 14.8% and from 19.9% to 14.1% for the second quarter and first six months of 1997, respectively. These declines are due to international expansion costs at Dura-Line, primarily under-absorbed overhead related to the start-ups of China and Mexico and international market development costs for new facilities in China, Mexico, Malaysia, India and Spain, none of which were incurred in 1996. This decline is also a function of the lower inherent operating margins of the acquired businesses, which averaged 12.1% and 12.3% for the second quarter and first six months of 1997.

   Welcome Home. For the second quarter and first six months of 1997, net sales decreased $18.7 million or 100% and $28.8 million or 92.1%, respectively, over the same periods last year. For the second quarter ended June 30, 1997, the operating loss decreased $1.9 million or 100%, and for the first six months of 1997, the operating loss decreased $3.8 million or 77.5%. These fluctuations are the direct result of Welcome Home's Chapter 11 bankruptcy filing on January 21, 1997. As a result of the filing, the Company no longer has the ability to control the operations and financial affairs of the company. Accordingly, the results of operations of Welcome Home from January 21, 1997 to June 30, 1997, are not included in the consolidated results of the Company. For the period ended January 21, 1997, the Company recorded a net loss of $1.2 million related to Welcome Home. Receivables from Welcome Home owed to the Company or its subsidiaries were $4.7 million as of June 30, 1997.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

   Consolidated Operating Results. Consolidated net sales for fiscal 1996 increased by $94.3 million, or 18.6%, to $601.6 million from $507.3 million for fiscal 1995. The increase was primarily due to the 1996 acquisition of Seaboard by Specialty Printing and Labeling; Johnson, Diversified, Viewsonics, Vitelec, and Bond by Jordan Telecommunication Products; Colman Motors by Motors and Gears; and Cape Craftsmen and Paw Print by Consumer and Industrial Products. Sales also increased from the benefit of a full year of sales at Merkle-Korff, increased sales of rebuilt converters and other hard parts at DACCO, and increased sales of titanium parts to Boeing at Parsons. Partially offsetting the sales increases were lower sales at Welcome Home, decreased sales of shielding devices to Apple at Valmark, lower sales of Innerduct at Dura-Line, and lower sales of connectors at AIM and Cambridge.

   Operating income for fiscal 1996 decreased by $19.0 million, or 58.8%, to $13.4 million from $32.4 million for fiscal 1995. The decrease was primarily due to (i) increased corporate expenses, (ii) the $4.5 million loss on the purchase of Cape Craftsmen, (iii) a $9.4 million increase in compensation expense related to compensation agreements and stock appreciation rights plans at Imperial, AIM and Cambridge, and Hudson, (iv) lower sales and increased global expansion costs at Dura-Line, (v) lower sales at Valmark,
(vi) lower sales due to store closings and increased restructuring charges at Welcome Home, (vii) lower sales and higher operating costs at Riverside, and
(viii) certain non-recurring charges at Beemak and Sate-Lite. Partially offsetting these decreases were the 1996 acquisitions, a full year of operations at Merkle-Korff, increased operating income at DACCO due to higher sales, and higher operating income at Parsons due to higher sales to Boeing. Consolidated operating margin for fiscal 1996 decreased to 2.2% from 6.4% the prior fiscal year due to the previously discussed factors. However, operating income would have increased by $4.9 million, or 15.1%, if the above analysis excluded (i) the lower income at Welcome Home, which decreased by $5.9 million, (ii) the $9.4 million increase in compensation expense related to compensation and stock appreciation right ("SAR") agreements, (iii) the $4.5 million loss on the purchase of Cape Craftsmen, and (iv) other non-recurring charges of $4.1 million.

   Interest expense for fiscal 1996 increased by $16.4 million, or 34.8%, to $63.3 million from $46.9 million for fiscal 1995, primarily due to increased revolver borrowings at the corporate level and at Welcome Home, and the inclusion of a full year of interest on Merkle-Korff debt and interest on the M&G Senior Notes issued in 1996.

   Interest income for fiscal 1996 decreased by $0.3 million, or 10.6%, to $2.5 million from $2.8 million for fiscal 1995, due to lower average cash balances that stemmed primarily from 1996 acquisition activity.

   Specialty Printing and Labeling. As of December 31, 1996, Specialty Printing and Labeling consisted of SPAI, Valmark, Pamco, and Seaboard.

   Net sales for fiscal 1996 increased by $13.1 million, or 13.6%, to $109.6 million from $96.5 million for fiscal 1995. Sales increased due to the 1996 acquisition of Seaboard, which contributed $17.8 million in sales. The Seaboard acquisition was offset by lower sales at Valmark and Pamco, which decreased by $4.5 and $0.3 million, respectively. The sales decline at Valmark was primarily due to lower sales of shielding devices to Apple.

   Operating income for fiscal 1996 decreased by $1.0 million or 12.2%, to $7.1 million from $8.1 million for fiscal 1995. The decrease in operating income was due to decreases at SPAI, Valmark, and Pamco, of $0.6 million, $1.9 million and $0.8 million, respectively. These decreases were partially offset by the acquisition of Seaboard, which contributed $2.3 million in operating income during fiscal 1996. The decrease in operating income at SPAI was due to higher selling, general and administrative expenses, which should contribute to future sales, and the decrease at Valmark was due to lower sales. The decrease at Pamco resulted from lower sales and a lower gross margin due to price pressures coupled with higher operating costs. Operating margin for fiscal 1996 decreased from 8.4% for the prior fiscal year to 6.5% due to the previously discussed lower gross margins and increased selling, general and administrative expense.

   Consumer and Industrial Products. As of December 31, 1996, the Consumer and Industrial Products group consisted of DACCO, Sate-Lite, Riverside, Parsons, Hudson, Beemak, Cape Craftsmen, and Paw Print.

   Net sales for fiscal 1996 decreased by $5.1 million or 3.1%, to $159.5 million from $164.6 million for fiscal 1995. Of the decrease in net sales, $1.5 million was from lower sales at Sate-Lite of emergency warning triangles, mag wheels to bicycle manufacturers and colorants to the thermoplastics industry, $8.9 million was from decreased sales of Bibles and religious books and contract distribution sales at Riverside, $0.7 million was from decreased lock sales at Hudson, and $2.5 million was from lower POG sales at Beemak. Partially offsetting the decrease in net sales were the acquisitions of Cape Craftsmen and Paw Print, which contributed sales of $1.3 million and $1.6 million during 1996, respectively, higher sales of rebuilt converters and other hard parts at DACCO, which increased by $4.8 million and $1.2 million, respectively, and higher sales of titanium parts at Parsons, which increased by $1.1 million.

   Factors that contributed to the sales decreases were (i) industry buying trends, uncertainty surrounding safety regulations, and price competition from competitors at Sate-Lite, (ii) increased competition coupled with a downturn in the religious market at Riverside, and (iii) a new IBM product line in 1995, coupled with lower 1996 sales to Kryptonite, at Hudson. Sales of POGs at Beemak during 1995 were isolated to that year because Beemak took advantage of the short-lived interest in POGs. Sales increases at DACCO were due primarily to the company's strong market presence and generally good market conditions, while sales increases at Parsons were due to strong activity at Boeing, a major customer.

   Operating income for fiscal 1996 decreased by $3.6 million, or 16.1%, to $18.4 million from $22.0 million for fiscal 1995. The decrease in operating income was due to lower operating income at Sate-Lite, Riverside, Hudson and Beemak, which decreased by $0.8 million, $2.5 million, $1.3 million and $1.0 million, respectively. These decreases were partially offset by increased operating income at DACCO, and Parsons, which increased by $2.0 million and $0.8 million, respectively. Lower sales and certain non-recurring charges at Sate-Lite and Beemak collectively contributed $1.0 million to the decrease in operating income. Other components of the decrease included higher operating costs at Riverside and an additional $0.5 million in compensation expense related to a stock appreciation rights plan at Hudson. Increased operating income at DACCO was due to higher sales and steady margins, while operating income at Parsons increased as a result of higher sales and a higher gross margin. Overall, the decrease in the operating margin for fiscal 1996 was driven by lower sales and the charges discussed above.

   Motors and Gears. As of December 31, 1996, Motors and Gears consisted of Imperial, Scott, Gear, Merkle-Korff, and Colman Motors.

   Net sales for fiscal 1996 increased by $63.4 million, or 116.8%, to $117.6 million from $54.2 million for fiscal 1995, and operating income for fiscal 1996 increased by $14.0 million, or 113.8%, to $26.2 million from $12.2 million for fiscal 1995. The increase in net sales was partially due to the March 1996 acquisition of Colman Motors, which reported sales of $17.6 million from its acquisition date through the end of the year. The group also benefitted from a full year of the results of Merkle-Korff, which was purchased in September 1995 (Merkle-Korff had sales of $59.6 million for the full year of 1996, as compared to $14.1 million for the period from its acquisition date to the end of 1995.) This accounted for $45.4 million of the 1996 increase. Scott's sales increased $0.4 million due to higher motor sales.

   The increase in operating income for fiscal 1996 was partially attributable to the acquisition of Colman Motors, which contributed $1.7 million of operating income to the current year's results. Also, operating income for the entire year at Merkle-Korff was $15.2 million, as compared to $2.6 million for the period from its acquisition date to the end of 1995. This accounted for $12.6 million of the 1996 increase. Partially offsetting these increases were declines in operating income at Imperial and Gear which decreased by $0.2 million and $0.3 million, respectively. Operating margin for fiscal 1996 decreased from 22.6% for the prior fiscal year to 22.3% due to the addition of Colman Motors, which inherently operates at a lower operating margin compared to other companies in the group.

   Jordan Telecommunication Products. As of December 31, 1996, the Jordan Telecommunication Products group consisted of Dura-Line, AIM, Cambridge, Johnson, Diversified, Viewsonics, Vitelec, Bond, and Northern.

   Net sales for fiscal 1996 increased $34.2 million, or 34.6%, to $133.0 million from $98.8 million for fiscal 1995. The increase in sales primarily resulted from the 1996 acquisitions of Johnson, Diversified, Viewsonics, Vitelec, and Bond, whereby each respectively contributed $16.9 million, $13.9 million, $5.1 million, $2.4 million, and $3.6 million. Partially offsetting the sales increase were lower sales of Innerduct at Dura-Line, which decreased by $5.9 million, and lower sales of connectors at AIM and Cambridge, which decreased by $0.2 million and $0.8 million, respectively. The decrease in Innerduct sales at Dura-Line was due to a general market slowdown in the U.S. and U.K. which was mainly caused by uncertainty surrounding the anticipated effects of the Telecommunications Act of 1996 (the "Telecom Act"). However, the decreased Innerduct sales in the U.S. and U.K. were partially offset by increased sales of $10.7 million, which represented a 90% increase over the prior fiscal year, in the Czech Republic, where the Czech subsidiary has approximately an 80% share of the Czech market, and the opening of the Mexico and China operations in 1996, which contributed $1.1 million and $0.3 million to net sales, respectively.

   Operating income for fiscal 1996 decreased by $4.8 million, or 27.0%, to $13.0 million from $17.8 million for fiscal 1995. Of the overall decrease in operating income, $5.0 million was from Dura-Line and $4.4 million was from AIM. Partially offsetting the decrease in operating income were the 1996 acquisitions of Johnson, Diversified, Vitelec and Bond, whereby each contributed $2.9 million, $0.7 million, $0.4 million and $0.2 million to operating income, respectively. Cambridge also helped to partially offset the decrease with a $0.3 million increase in operating income. The decrease at AIM was due to increased compensation expense of $5.0 million related to a SAR agreement. The decrease in operating income at Dura-Line was due to lower sales coupled with increased operating costs related to Dura-Line's global expansion. Excluding AIM's SAR expense, operating income for the group would have increased $0.3 million, or 1.7%, to $18.1 million.

   In addition to the effect of AIM's SAR expense, the decline in the group's operating margin was partially attributable to (i) the acquisition of Diversified, which inherently operates at a lower margin as compared to other companies in the group, and (ii) a lower margin at Dura-Line due to higher operating costs primarily associated with international expansion.

   Welcome Home. Sales for fiscal 1996 decreased by $11.3 million, or 12.1%, to $81.9 million from $93.2 million for fiscal 1995. The decrease in sales was due to a downturn in outlet mall traffic and, related to the company's reorganization efforts, the closing of twenty-six stores in 1996. Operating loss for fiscal 1996 increased by $5.9 million, or 58.7%, to $(16.0) million from $(10.1) million for fiscal 1995, due to lower sales, higher operating costs, and non-recurring restructuring charges. The increase in the operating loss caused by the above factors was partially offset by an improvement in the gross margin to 40.5% from 38.3% for the prior fiscal year as a result of fewer markdowns in 1996. The operating margin for fiscal 1996 decreased from (10.8%) for the prior fiscal year to (19.5%).

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

   Consolidated Operating Results. Net sales for fiscal 1995 increased by $82.9 million, or 19.5%, to $507.3 million from $424.4 for fiscal 1994, and operating income for fiscal 1995 decreased by $10.6 million, or 24.6%, to $32.4 million from $43.0 for fiscal 1994. The sales increase was primarily due to the increased number of stores at Welcome Home, increased sales of Innerduct at Dura-Line, increased sales of shielding devices, labels and membrane switches at Valmark, and the acquisition of Merkle-Korff in

September 1995. The decrease in operating income was partially due to the restructuring and other non-recurring charges at Welcome Home, while management and other fees increased $2.1 million due to higher management fees and the write-down of a note receivable.

   Interest expense for fiscal 1995 increased by $6.1 million, or 14.9%, to $47.0 million from $40.9 million for fiscal 1994, due to higher outstanding debt balances from additional capital leases and new third-party debt held at Welcome Home, Merkle-Korff and SPL Holdings, Inc.

   Interest income for fiscal 1995 increased by $1.8 million to $2.8 million from $1.0 million for fiscal 1994, due to higher average cash balances.

   Specialty Printing and Labeling. Net sales for fiscal 1995 increased by $13.7 million or 16.5% to $96.5 million from $82.8 million for fiscal 1994. Operating income for fiscal 1995 increased by $2.5 million, or 46.1%, to $8.1 million from $5.5 million for fiscal 1994. The increase in sales was due to higher sales of all product lines at Valmark, which increased by $8.0 million, coupled with an increase of $6.7 million that resulted from twelve months of sales at Pamco (Pamco was acquired in May of 1994). A $1.0 million decrease in ad-specialty sales at SPAI partially offset the previously discussed sales increases. The operating margin for fiscal 1995 increased to 8.4% from 6.7% for the prior fiscal year, due primarily to increased sales.

   Consumer and Industrial Products. Net sales for fiscal 1995 increased by $7.7 million, or 4.9%, to $164.6 million from $156.9 million for fiscal 1994. Operating income for fiscal 1995 decreased by $0.5 million, or 2.2%, to $22.0 million from $22.4 million for fiscal 1994. The sales increase was due to (i) higher sales of rebuilt converters and other parts at DACCO which increased by $1.0 million and $1.6 million, respectively, (ii) a $0.2 million increase in foreign bicycle sales at Sate-Lite, (iii) higher sales of books, audio tapes and music, and contract distribution at Riverside, which increased by $0.l million, $0.4 million and $2.4 million, respectively; and (iv) higher sales of POGs and fabricated products at Beemak, which increased by $2.0 million and $0.5 million, respectively. These increases were partially offset by a $3.1 million decrease in domestic bicycle sales at Sate-Lite. Operating margin for fiscal 1995 decreased to 13.4% from 14.3% for the prior fiscal year, primarily due to higher operating costs at Riverside and lower margins on POG sales at Beemak.

   Motors and Gears. Net sales for fiscal 1995 increased by $17.4 million or 47.1%, to $54.2 million from $36.9 million for fiscal 1994. Operating income for fiscal 1995 increased by $2.8 million, or 29.0%, to $12.2 million from $9.5 million for fiscal 1994. The increase in sales was partially due to the acquisition of Merkle-Korff in September 1995, which added $14.1 million to the segment's net sales. In addition, sales of permanent magnet motors at Imperial increased by $3.2 million. Operating margin for fiscal 1995 decreased to 22.6% from 25.7% for the prior fiscal year due to increased material costs at Imperial and the amortization of goodwill at Merkle-Korff.

   Jordan Telecommunication Products. Net sales for fiscal 1995 increased by $32.7 million, or 49.4%, to $98.8 million from $66.1 million for fiscal 1994. Operating income for fiscal 1995 increased by $5.8 million, or 48.2%, to $17.8 million from $12.0 million for fiscal 1994. The sales increase was due to higher sales of Innerduct at Dura-Line, which increased by $31.2 million, primarily due to a full year of operations at the Company's facility in the Czech Republic, and higher connector sales at AIM, which increased by $1.5 million. Increased sales at Dura-Line were the primary component of the increase in operating income. The operating margin for fiscal 1995 remained consistent at 18.0%.

   Welcome Home. Net sales for fiscal 1995 increased by $11.5 million, or 14.1%, to $93.2 million from $81.7 million for fiscal 1994. Operating income for fiscal 1995 decreased by $17.1 million to $(10.1) million from $7.1 million for fiscal 1994. The increase in net sales was due to twenty-six net additional stores in 1995. The decrease in operating income was due to restructuring and other non-recurring charges of $6.9 million, an 8.1% decrease in same store sales, increased markdowns that led to lower gross profits and higher corporate expenses. The above items also negatively impacted operating margin, which declined to (10.8%) in fiscal 1995 from 8.7% for the prior fiscal year.

LIQUIDITY AND CAPITAL RESOURCES

   The Company had $145.5 million in working capital at June 30, 1997, compared to $123.5 million at the end of 1996. This represents an increase of $22.0 million or 17.8%. The increase is due to higher net trade receivables, increased inventory, increased prepaids/other, lower short-term debt and current portion of long-term debt, and lower accrued liabilities. These increases were partially offset by higher accounts payable, higher advance deposits, and a lower cash balance.

   The Company's net cash provided by operating activities decreased $13.1 million for the six months ended June 30, 1997, versus the same period in 1996. The decrease is due to a higher net loss, $6.9 million, a higher increase in current assets, $9.6 million, a higher decrease in current liabilities, $.4 million, a higher increase in non-current assets, $.9 million, and a gain on the sale of a subsidiary exclusive to 1997, $18.5 million. Partially offsetting the above decreases are increased depreciation and amortization, $2.0 million, increased provision for deferred income taxes, $1.3 million, higher amortization of deferred financing fees, $.3 million, increased minority interest, $1.9 million, increased non-cash interest, $.9 million, equity in investee and extraordinary items exclusive to 1997, $4.2 million and $9.2 million, respectively, and a higher increase in non-current liabilities, $3.2 million.

   The Company's net cash used in investing activities decreased $53.3 million for the six months ended June 30, 1997, versus the same period in 1996. The decrease is due to net proceeds received from the sale of a subsidiary in 1997, $35.2 million, lower capital expenditures, $3.8 million, lower advances to affiliates, $3.9 million, lower acquisition of subsidiaries, $11.5 million, and lower acquisitions of minority interests, $.1 million. These decreases are partially offset by lower cash acquired in the purchase of subsidiaries, $.9 million, and lower other, $.5 million.

   The Company's net cash provided by financing activities decreased $13.3 million for the six months ended June 30, 1997, versus the same period in 1996. The decrease is due to lower proceeds from debt issuance, $33.0 million, which is partially offset by proceeds received from the issuance of common stock in 1997, $1.1 million, lower repayment of long-term debt, $.7 million, and higher revolver borrowings, $17.9 million.

   On July 25, 1997, JII, a subsidiary of the Company, entered into the New Credit Agreement under which JII is able to borrow, on behalf of the Company, to fund acquisitions, provide working capital and for other general corporate purposes. The New Credit Agreement provides a revolving line of credit of $75.0 million over a term of five years.

   Management believes that the Company's cash on hand and anticipated funds from operations will be sufficient to cover its working capital, capital expenditures, debt service requirements and other fixed charge obligations for at least the next 12 months. At July 25, 1997, the Company has available under revolving credit agreements $75 million at JII, Inc., $110 million at JTP Industries, Inc., and $25 million at Motors and Gears Industries, Inc.

   None of the Company's subsidiaries require significant amounts of capital spending to sustain current operations or to achieve projected growth.

   In connection with its acquisitions, the Company causes its acquired subsidiaries to enter into intercompany notes, and intercompany management and tax sharing agreements, which permit the subsidiaries, including majority-owned subsidiaries, substantial flexibility in moving funds to the Company. See "Certain Transactions."

   Management expects continued growth in net sales and increased operating income in 1997. Capital spending levels in 1997 are anticipated to be consistent with 1996 levels and, along with working capital requirements, will be financed internally out of operating cash flow. Operating margins and operating cash flow are expected to be favorably impacted by ongoing cost reduction programs, improved efficiencies and sales growth. Management believes that the Company's cash on hand and anticipated funds from operations will be sufficient to cover its working capital, capital expenditures, debt service requirements and other fixed charges obligations for the next twelve months.

IMPACT OF INFLATION

   During the last three fiscal years, general inflation has had only a minor effect on the operations of the Company and its internal and external sources for liquidity and working capital, as the Company has been able to increase prices to reflect cost increases, and expects to be able to do so in the future.

                                   BUSINESS

   The Company was organized to acquire and operate a diverse group of businesses on a decentralized basis, with a corporate staff providing strategic direction and support. The Company is currently comprised of 25 businesses which are divided into four strategic business units: (i) Specialty Printing and Labeling, (ii) Consumer and Industrial Products, (iii) Motors and Gears and (iv) Jordan Telecommunication Products. The Company believes that its businesses are characterized by leading positions in niche industries, high operating margins, strong management, minimal working capital and capital expenditure requirements and low sensitivity to technological change and economic cycles.

   The Company's business strategy is to enhance the growth and profitability of each business unit, and to build upon the strengths of those units through product line and other strategic acquisitions. Key elements of this strategy have been the consolidation and reorganization of acquired businesses, increased focus on international markets, facilities expansion and the acquisition of complementary product lines. When, through such activities, the Company believes that critical mass is attained in a particular industry segment, the related companies are organized as a discreet business unit. For example, the Company acquired Imperial in 1983 and made a series of complementary acquisitions, which resulted in the formation of Motors and Gears, Inc., a leading domestic manufacturer of electric motors and gears. Similarly, the Company acquired Dura-Line in 1985, and expanded its presence in the telecommunications industry through nine complementary acquisitions. The organization of these companies as Jordan Telecommunication Products created a leading global supplier of products and equipment serving the telecommunications industry. The Company is currently evaluating various alternatives to expand its automotive aftermarket products business and its specialty plastics business, and is utilizing its subsidiaries, DACCO and Beemak, respectively, as the foundation for these efforts.

   Through the implementation of this strategy, the Company has demonstrated significant and consistent growth in net sales and EBITDA. The Company generated combined pro forma net sales and EBITDA of $649.8 million and $114.1 million, respectively, for the year ended December 31, 1996 as compared to historical net sales and EBITDA of $327.3 million and $45.8 million, respectively, for the year ended December 31, 1992, representing a pro forma CAGR of 18.7% and 25.6%, respectively.

   The following chart depicts the operating subsidiaries which comprise the Company's four strategic business units, together with the pro forma net sales for each of the four groups for the year ended December 31, 1996. Pro forma net sales and EBITDA, as set forth below, give effect to each of the elements of the Plan and certain other transactions as described in the Unaudited Pro Forma Financial Information and the notes thereto.

                            JORDAN INDUSTRIES, INC.
                          $649.8 Million of Net Sales
                           $114.1 Million of EBITDA

SPECIALTY PRINTING AND             CONSUMER AND INDUSTRIAL                  JORDAN                MOTORS AND GEARS (1)
      LABELING                           PRODUCTS                     TELECOMMUNICATIONS
                                                                          PRODUCTS (1)

$118.1 MILLION OF NET SALES     $157.6 MILLION OF NET SALES      $213.2 MILLION OF NET SALES   $160.9 MILLION OF NET SALES



o SALES PROMOTION                o DACCO        o BEEMARK         o DURA-LINE   o VIEWSONICS    o IMPERIAL
  ASSOCIATES                     o SATE-LITE    o RIVERSIDE       o AIM         o VITELEC       o SCOTT
o PAMCO                          o CAPE         o PARSONS         o CAMBRIDGE   o BOND          o GEAR
o VALMARK                          CRAFTSMAN                      o JOHNSON     o NORTHERN      o MERKLE-KORFF
o SEABOARD                                                        o DIVERSIFIED o LODAN         o FIR











------------
(1)    The subsidiaries comprising Jordan Telecommunication Products and
       |B5 NORTHERN Motors and Gears are Non-Restricted Subsidiaries (as defined in the
       |B5 LODAN Exchange Indentures), the common stock of which is owned by stockholders and affiliates of the Company and management of the respective companies. The Company's ownership in these subsidiaries is solely in the form of JTP Junior Preferred Stock and M&G Junior Preferred Stock. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--General."

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
   The Company's operations were conducted through the following business units as of June 30, 1997:

SPECIALTY PRINTING AND LABELING

   The Specialty Printing and Labeling group manufactures and markets (i) promotional and specialty advertising products for corporate buyers, (ii) labels, tapes and printed graphic panel overlays for electronics and other manufacturing companies and (iii) printed folding cartons and boxes and other shipping materials. The companies that are part of Specialty Printing and Labeling have provided its customers with products and services for an average of over 40 years. For the fiscal year ended December 31, 1996, the Specialty Printing and Labeling group generated pro forma net sales and EBITDA of $118.1 million and $13.7 million, respectively. Each of the Specialty Printing and Labeling subsidiaries is discussed below:

   SPAI. The Company's former subsidiaries, The Thos. D. Murphy Co. ("Murphy"), which was founded in 1889, and Shaw-Barton, Inc. ("Shaw-Barton"), which was founded in 1940, merged to form JII/SPAI in March 1989. One hundred percent of JII/SPAI's assets were sold on terms equivalent to those that would have been obtained in an arm's length transaction to Specialty Printing and Labeling in August 1995 and the company was renamed Sales Promotion Associates, Inc. ("SPAI"). SPAI is a producer and distributor of calendars for corporate buyers and is a distributor of corporate recognition, promotion and specialty advertising products.

   SPAI's net sales for fiscal 1996 were $58.8 million. Approximately 56.7% of SPAI's 1996 net sales were derived from distributing a broad variety of corporate recognition products, promotion and specialty advertising products. These products include apparel, watches, crystal, luggage, writing instruments, glassware, caps, cases, labels and other items that are printed and identified with a particular corporate logo and/or corporate advertising campaign. Approximately 31.4% of SPAI's 1996 net sales were derived from the sale of a broad variety of calendars, including hanging, desktop and pocket calendars that are used internally by corporate customers and distributed by them to their clients and customers. High-quality artistic calendars are also distributed. SPAI also manufactures and distributes softcover school yearbooks for kindergarten through eighth grade.

   SPAI assembles and finishes calendars that are printed both in-house as well as by a number of outside printers. Facilities for in-house manufacturing include a composing room, a camera room, a calendar finishing department and a full press room. Print stock, binding material, packaging and other materials are supplied by a number of independent companies. Specialty advertising products are purchased from more than 900 suppliers. Calendars and specialty advertising products are sold through a 1,350-person sales force, most of whom are independent contractors.

   Management believes that SPAI has one of the largest domestic sales forces in the industry. With this large sales force and a broad range of calendars and corporate recognition products available, management believes that SPAI is a strong competitor in its market. This market is very fragmented and most of the competition comes from smaller-scale producers and distributors.

   Valmark. Valmark, which was founded in 1976 and purchased by the Company in 1994, is a specialty printer and manufacturer of pressure sensitive label products for the electronics Original Equipment Manufacturer ("OEM") market. Valmark's products include adhesive-backed labels, graphic panel overlays, multi-color membrane switches and radio frequency interference ("RFI") shielding devices. Approximately 60% of Valmark's 1996 net sales of $17.3 million were derived from the sale of graphic panel overlays and membrane switches, 23% from labels and 17% from shielding devices.

   The specialty screen products sold in the electronics industry continue to operate relatively free of foreign competition due to the high level of communication and short time frame usually required to produce orders. Currently, the majority of Valmark's customer base of approximately 850 is located in the Northern California area.

   Valmark sells to four primary markets: personal computers; general electronics; turn-key services; and medical instrumentation. Sales to the personal computer industry have experienced the most growth over recent years due to Valmark's RFI shield protection capabilities. Sales to Apple of RFI devices represented approximately 18% of net sales in 1996.

   Valmark is able to provide OEMs with a broader range of products than many of its competitors. Valmark's markets are very competitive in terms of price and accordingly Valmark's advantage over its competitors is derived from its diverse product line and excellent quality ratings.

   Pamco. Pamco, which was founded in 1953 and purchased by the Company in 1994, is a manufacturer and distributor of a wide variety of printed tapes and labels. Pamco offers a range of products from simple one and two-color labels, such as basic bar codes and address labels, to seven-color, varnish-finished labels for products such as video games and food packaging. One hundred percent of Pamco's products are made to customers' specifications and 92% of all sales are manufactured in-house. The remaining 8% of net sales are purchased printed products and include business cards and stationery.

   Pamco's products are marketed by a team of eighteen sales representatives who focus on procuring new accounts. Existing accounts are serviced by nine customer service representatives and five internal salespeople. Pamco's customers represent several different industries with the five largest accounting for approximately 21% of 1996 net sales of $15.7 million.

   Pamco competes in a highly fragmented industry. Pamco emphasizes its impressive 24-hour turnaround and its ability to accommodate rush orders that other printers cannot handle. As a result of these competitive advantages, Pamco has posted significant growth over recent years.

   Seaboard. Seaboard, which was founded in 1954 and purchased by the Company in 1996, is a manufacturer of printed folding cartons and boxes, insert packaging and blister pack cards.

   Seaboard sells directly to a broad customer base, located primarily east of the Mississippi River, operating in a variety of industries including hardware, personal hygiene, toys, automotive supplies, food and drugs. Seaboard's top 10 customers accounted for approximately 36.1% of Seaboard's 1996 pro forma net sales of $26.2 million.

   Seaboard has exhibited consistent sales growth and high profit margins and has gained a reputation for exceeding industry standards, and excellent operating capabilities. Seaboard has historically been highly successful in buying and profitably integrating smaller acquisitions.

   Seaboard's markets are very competitive in terms of price and accordingly Seaboard's advantage over its competitors is derived from its high quality product and excellent service.

CONSUMER AND INDUSTRIAL PRODUCTS

   Consumer and Industrial Products serves many product segments. It is the leading supplier of remanufactured torque converters to the aftermarket parts industry and is the leading integrated manufacturer of specialty "take-one" point of purchase displays. In addition, Consumer and Industrial Products manufactures and markets reflectors for bicycles; publishes and markets Bibles, religious books and audio materials; manufactures hot-formed titanium materials for the aerospace and other industries; and manufactures and imports gift items. The Company is currently evaluating various alternatives to expand its automotive aftermarket products business and its specialty plastics business, utilizing DACCO and Beemak, respectively, as the foundation for such efforts. The companies which are part of Consumer and Industrial Products have provided their customers with products and services for an average of over 34 years. For the year ended December 31, 1996, the Consumer and Industrial Products subsidiaries generated combined pro forma net sales and EBITDA of $157.6 million and $21.0 million, respectively. Each of the Consumer and Industrial Products subsidiaries is discussed below:

   DACCO. DACCO is a producer of remanufactured torque converters, as well as transmission sub-systems and other related products used by transmission repair shops. DACCO was founded in 1965 and acquired by the Company in 1988.

   Approximately 78% of DACCO's products are classified as "hard" products, which primarily consist of torque converters and hydraulic pumps that have been rebuilt or remanufactured by DACCO. The torque converter, which replaces a clutch in an automatic transmission, transfers power from the engine to the drive shaft. The hydraulic pump supplies oil to all the systems in the transmission.

   DACCO's primary supply of used torque converters is its customers. As a part of each sale, DACCO recovers the used torque converter which is being replaced with its remanufactured converter. DACCO also purchases used torque converters from automobile salvage companies. Other hard parts, such as clutch plates and fly wheels, are purchased from outside suppliers.

   Approximately 22% of DACCO's products are classified as "soft" products, such as sealing rings, bushings, washers, filter kits and rubber components. Approximately 11,000 soft products are purchased from a number of vendors and are re-sold in a broad variety of packages, configurations and kits.

   DACCO's customers are automotive transmission parts distributors and transmission repair shops and mechanics. DACCO has fifty-one independent sales representatives who accounted for approximately 70% of DACCO's net sales of $62.1 million in 1996. These sales representatives sell nationwide to independent warehouse distributors and to transmission repair shops. DACCO also owns and operates thirty-one distribution centers which sell directly to transmission shops. DACCO distribution centers average 4,000 square feet, cover a 50 to 100-mile selling radius and sell approximately 42% hard products and 58% soft products. In 1996 no single customer accounted for more than 2% of DACCO's net sales.

   The domestic market for DACCO's hard products is fragmented and DACCO's competitors primarily consist of a number of small regional and local rebuilders. DACCO believes that it competes strongly against these rebuilders by offering a broader product line, quality products, and lower prices, all of which are made possible by DACCO's size and economies of operation. However, the market for soft products is highly competitive and several of the competitors such as TranStar Industries and Aftermarket Technology Corporation are larger than DACCO. DACCO competes in the soft products market on the basis of its low prices due to volume buying, its growing distribution network and its ability to offer one-step procurement of a broad variety of both hard and soft products.

   Sate-Lite. Sate-Lite manufactures safety reflectors for bicycle and commercial truck manufacturers, as well as plastic parts for bicycle manufacturers and colorants for the thermoplastics industry. Sate-Lite was founded in 1968 and acquired by the Company in 1988. Bicycle reflectors and plastic bicycle parts accounted for approximately 38% of Sate-Lite's net sales of $13.2 million in 1996. Sales of triangular flares and specialty reflectors and lenses to commercial truck customers accounted for approximately 38% of 1996 net sales. The remainder of Sate-Lite's net sales was derived primarily from the sale of colorants to the thermoplastics industry.

   Sate-Lite's bicycle products are sold directly to a number of OEMs. The two largest OEM customers for bicycle products are the Huffy Corporation and Murray/Ohio Manufacturing Company, which accounted for approximately 21% of Sate-Lite's fiscal 1996 net sales. The triangular flares and other truck reflector products are also sold to a broad range of OEM customers. Colorants are sold primarily to mid-western custom molded plastic parts manufacturers. In 1996, Sate-Lite's ten largest customers accounted for approximately 56% of net sales.

   Sate-Lite's products are marketed on a nationwide basis by its management. Sales to foreign customers are handled directly by management and by independent trading companies on a commission basis. In 1996, Sate-Lite's export net sales accounted for approximately 10% of its total net sales. Export sales were principally to China and Canada. The principal raw materials used in manufacturing Sate-Lite's products are plastic resins, adhesives, metal fasteners and color pigments. Sate-Lite obtains these materials from several independent suppliers.

   The markets for bicycle parts and thermoplastic colorants are highly competitive. Sate-Lite competes in these markets by offering innovative products and by relying on its established reputation for producing high-quality plastic components and colorants. Sate-Lite's principal competitors in the reflector market consist of foreign manufacturers. Sate-Lite competes with regional companies in the colorants market.

   Riverside. Riverside is a publisher of Bibles and a distributor of Bibles, religious books and music recordings. Riverside was founded in 1943 and acquired by the Company in 1988. Approximately 69% of Riverside's business consists of products published by other companies. Riverside sells world-wide to more than 12,000 wholesale, religious and trade book store customers, utilizing an in-house telemarketing system, four independent sales representative groups and printed sales media. In addition, Riverside sells a small percentage of its products through direct mail and to retail customers. No single customer accounted for more than 5% of Riverside's 1996 net sales of $51.5 million.

   Riverside also provides Bible indexing, warehousing, inventory and shipping services for domestic book publishers and music producers. Riverside competes with larger firms, including the Zondervan Corporation, The Thomas Nelson Company, Spring Arbor Distributors and Ingram Book Company, on the basis of price, product line and customer service.

   Parsons. Parsons is a diversified supplier of hot formed titanium parts, precision machined parts and fabricated components for the U.S. aerospace industry. Parsons was founded in 1959 and acquired by the Company in 1988. Approximately 55% of Parsons' 1996 net sales of $7.4 million came from sales to The Boeing Company. Parsons employs precision machining, welding/ fabrication and sheet metal forming processes to manufacture its products at its facilities in Parsons, Kansas. Parsons continues to invest in its titanium hot forming operation, which permits Parsons to participate in the aerospace market for precision titanium components.

   Parsons uses metals, including stainless steel, aluminum and titanium, to fabricate its products. These materials are either supplied by Parsons' customers or obtained from a number of outside sources.

   Parsons sells its products directly to a broad base of aerospace and military customers, relying on longstanding associations and Parsons' reputation for high quality and service. The titanium hot forming market is not very competitive at this time, however Parsons is striving to bring its costs down to keep competition out.

   Beemak. Beemak, which was founded in 1951 and acquired by the Company in July 1989, is an integrated manufacturer of specialty "take-one" point-of-purchase brochure, folder and application display holders. Beemak sells these proprietary products to approximately 20,000 customers around the world. In addition, Beemak produces a small amount of custom injection-molded plastic parts for outside customers on a contract manufacturing basis. Beemak's pro forma net sales for 1996 were $10.7 million.

   Beemak's products are both injection molded and custom fabricated. Beemak has molds made by outside suppliers. The manufacturing process consists primarily of the injection molding of polystyrene plastic and the fabrication of plastic sheets. Beemak also provides silk screening of decals and logos onto the final product.

   Beemak has no sales force. All sales originate from Beemak's extensive on-going advertising campaign and reputation. Beemak sells to distributors, major companies and competitors which resell the product under a different name. Beemak has been very successful in providing excellent service on orders of all sizes, especially small orders. Beemak's average order size was approximately $400 in 1996.

   The display holder industry is very fragmented, consisting of a few other known holder and display firms and regionally based sheet fabrication shops. Beemak has benefitted from the growth in "direct" advertising budgets at major companies. Significant advertising dollars are spent each year on direct-mail campaigns, point-of-purchase displays and other forms of non-media advertising.

   In January 1997, Beemak purchased the net assets of Arnon-Caine, Inc. ("Arnon-Caine"), a designer and distributor of modular storage systems primarily for sale to wholesale home centers and hardware stores. Arnon-Caine currently subcontracts its production to third-party injection molders located primarily in southern California, which use materials and equipment similar to that used by Beemak. By early 1998, Beemak will serve as Arnon-Caine's primary supplier. The integration of Arnon-Caine into Beemak's operations should provide for future manufacturing cost savings as well as coordinated marketing efforts.

   Cape Craftsmen. Founded in 1991 and purchased by the Company in 1996, Cape Craftsmen is a manufacturer and importer of gifts, wooden furniture, framed art and other accessories. Cape Craftsmen manufactures in North Carolina and imports from Mexico and the Far East. Cape Craftsmen sells its products through one in-house salesperson and forty independent sales representatives. Approximately

77% of Cape Craftsmen's pro forma net sales of $12.6 million in 1996 were to Welcome Home, an affiliated entity. Cape Craftsmen competes in a highly fragmented industry and has therefore found it most effective to compete on the basis of price with most wood manufacturers and importers. Cape Craftsmen also strives to deliver better quality and service than most of its competitors.

MOTORS AND GEARS

   Motors and Gears is a leading domestic manufacturer of specialty purpose electric motors and gears, serving a diverse customer base. Its products are used in a broad range of applications, including vending machines, refrigerator ice dispensers, commercial floor care equipment, elevators and photocopy machines. The Motors and Gears subsidiaries have sold their brand name products to their customers for over 70 years. For the year ended December 31, 1996, Motors and Gears' subsidiaries generated combined pro forma net sales and EBITDA of $160.9 million and $37.8 million, respectively. Each of Motors and Gears' subsidiaries is discussed below.

   Merkle-Korff. Merkle-Korff was founded in 1911 and was purchased, along with its wholly owned subsidiaries, Elmco Industries, Inc. and Mercury Industries, Inc., by the Company in September 1995. Merkle-Korff is a custom manufacturer of Alternating Current ("AC") and Direct Current ("DC") motors and gear motors. Merkle-Korff's products are used in a wide range of products including refrigerators, freezers, dishwashers, vending machines, business machines, pumps and compressors. Approximately 60% of Merkle-Korff's 1996 net sales of $81.9 million, which include Colman Motors' 1996 pro forma net sales of $22.4 million, were derived from the home appliance and vending machine market. Merkle-Korff's prominent customers include General Electric Company, Whirlpool Corporation and Dixie-Narco, Inc. In fiscal 1996, the Company's top 10 customers represented approximately 61% of total sales.

   Barber-Colman, founded in 1894, was purchased by Merkle-Korff in 1996 and renamed Colman Motor Products ("Colman Motors") in January 1997. Colman Motors is a vertically integrated manufacturer of both AC and DC subfractional horsepower motors and gear motors. Colman Motors' products serve a wide variety of applications, and they are used as components in such products as vending machines, copiers, printers, ATM machines, currency changers, X-ray machines, peristaltic pumps, HVAC activators, medical equipment and others.

   The majority of Colman Motors' products are sold directly to OEMs; however, management has initiated an effort to direct small orders to three distributors. Each of these distributors is fully stocked with Colman Motors' standardized parts and equipment using a computerized catalog system which facilitates the efficient selection of products and components at the distributor level.

   Merkle-Korff experiences limited competition across its product lines including Colman Motor Products. Competitors are generally much smaller in terms of revenues but also produce a much more limited product line. Examples would include Molon Motors and ECM.

   Imperial. Imperial manufactures elevator motors, floor care equipment motors and automatic hose reel motors. Imperial was founded in 1889 and acquired by the Company in 1988. All of Imperial's assets were sold on arm's length terms to Motors and Gears Industries, Inc. in November 1996.

   Imperial designs, manufactures and distributes specialty electric motors for industrial and commercial use. Its products, AC and DC motors, generators and permanent magnet motors are sold principally in the U.S. and Canada and to a limited extent in Europe and Australia. Approximately 29% of Imperial's 1996 net sales of $29.5 million were derived from elevator motors, ranging from 5 to 100 horsepower, sold to major domestic elevator manufacturers. Approximately 69% of Imperial's 1996 net sales were derived from permanent magnet motors sold primarily to domestic manufacturers of floor care equipment. The remaining 2% of Imperial's 1996 net sales came from sales of miscellaneous parts.

   Otis Elevator Company, Westinghouse Corporation and other leading elevator manufacturers have in recent years discontinued internal manufacturing of motors and have turned to Imperial and other independent manufacturers. In 1996, Clark Industries, Inc. accounted for approximately 11% of Imperial's net sales, and Imperial's top ten customers accounted for 55% of total net sales. Imperial's products are marketed domestically by its management and three independent sales representatives and internationally by management.

   Imperial manufactures specialty motors with steel, magnets, copper wire, castings and other components supplied by a variety of firms. In the elevator motor market, Imperial competes with several firms of varying size. The other markets in which Imperial competes are also highly competitive. However, the Company's management believes that Imperial is able to effectively compete with these firms on the basis of product reliability, price and customer service.

   Scott. Scott was founded in 1982 and acquired by Imperial in August 1988. Scott's net sales in 1996 were $ 4.7 million. All of Scott's assets were sold on arm's-length terms to Motors and Gears Industries, Inc. in November 1996. Scott manufactures and sells floor care machine motors; silicone controlled rectifier motors, which are variable speed motors used in conveyers, machine tools, treadmills, mixers and metering pumps; and low voltage DC motors.

   Scott offers a number of standard motors designed for a variety of applications. Scott also custom designs motors for special applications. Scott manufactures many of the sub-assemblies, components and molds for its products from raw materials, which gives it the ability to manufacture these special application motors. Scott obtains these raw materials from a number of independent sources.

   Scott markets its products through an internal sales force. Scott serves OEM's requiring custom designed products. Numerous competitors exist and tend to be of similar size and scope.

   Gear. Gear manufactures precision gears and gear boxes for OEMs requiring high-precision commercial gears. Gear was founded in 1952 and acquired by Imperial in November 1988. All of Gear's assets were sold on arm's-length terms to Motors and Gears Industries, Inc. in November 1996. Gear manufactures precision gears for both AC and DC electric motors in a variety of sizes. The gears are sold primarily to the food, floor care machine and aerospace industries and to other manufacturers of machines and hydraulic pumps. Gear's products are nationally advertised in trade journals and are sold by one internal salesman and one independent sales representative. Gear precision machines its products from steel forgings and castings. Net sales for Gear in 1996 were $9.5 million.

   The gear industry is very fragmented and competitive. Gear competes primarily on the basis of quality. In addition, the ability of Imperial, Scott and Gear to offer both electric motors and gear boxes as a package, and to custom design these items for customers, may allow all three subsidiaries to gain greater market penetration.

   FIR. Founded in 1925 and acquired by the Company in June 1997, FIR is a leading European manufacturer of AC and DC motors and pumps for special-end applications such as pumps for commercial dishwashers, motors for industrial sewing machines, motors for industrial fans and ventilators, explosion-proof motors for gasoline pumps and the oil industry, and asynchronous and brushless motors for lift doors. With the exception of motors for industrial sewing machines, FIR produces custom products only after receiving specific customer orders. Motors for industrial sewing machines, which comprised approximately 17.5% of FIR's pro forma 1996 net sales of $37.0 million, are fairly standardized and are manufactured and stocked based on internal forecasts.

   FIR sells both directly to customers and through two non-exclusive independent sales representatives located in France and Germany. The Company enjoys long-term relationships with its customers, some of which have been customers for over 20 years. The successful development of long-term customer relationships is a direct result of FIR's reputation for high-quality products and on-time delivery. Within FIR's 450-plus customer base, no single customer accounts for more than 6% of sales. FIR's top 10 customers in 1996 accounted for approximately 28% of total sales.

   FIR has many competitors across a very fragmented European motor market. However, FIR has distinguished itself by providing highly engineered custom products for small markets.

   FIR provides Motors and Gears with a strong foundation upon which to expand its overseas market. Through FIR, Motors and Gears will have access to established European markets, including Italy, Germany, France, Spain and Great Britain, as well as emerging Eastern European markets such as Poland the Czech Republic, and Russia. Through its European market presence and established brand name, the Company believes FIR will enable Motors and Gears to further develop leadership positions within market niches and expand globally.

JORDAN TELECOMMUNICATION PRODUCTS

   Jordan Telecommunication Products is a leading supplier of infrastructure products and equipment, electronic connectors and custom cable assemblies to the telecommunications industry. It has provided its customers with products and services for an average of over 20 years. For the fiscal year ended December 31, 1996, Jordan Telecommunication Products generated combined pro forma net sales and EBITDA of $213.2 million and $40.4 million, respectively.

   JTP, a Non-Restricted Subsidiary of the Company, acquired all of the Jordan Telecommunication Products subsidiaries from the Company concurrent with the consummation of the Old Senior Notes Offering for aggregate consideration of $294.0 million, consisting of $284.0 million of cash proceeds and $10.0 million of assumed obligations. As part of the JTP Recapitalization, the Company purchased $20.0 million aggregate initial liquidation preference of JTP Junior Preferred Stock, resulting in net cash proceeds to the Company of $264.0 million. See "Certain Transactions." Each of the Jordan Telecommunication Products subsidiaries is discussed below.

   Dura-Line. Dura-Line is a manufacturer and supplier of "Innerduct" pipe through which fiber optic cable is installed and housed. Dura-Line sells this product to major telecommunications companies throughout the world. Dura-Line also manufactures flexible polyethylene water and natural gas pipe. Dura-Line was founded in 1971, and acquired by the Company in 1988.

   In 1996, approximately 98% of Dura-Line's pro forma net sales (pro forma for Dura-Line's divested Retube product line) of $68.7 million came from sales of its Innerduct product. Dura-Line sells to major telecommunications companies, such as SPT Telecom, GTE, Bell South and Pacific Telesis, each of which accounted for less than 10% of Dura-Line's Innerduct net sales. Innerduct is marketed worldwide by Dura-Line's management, ten manufacturing representatives and forty in-house sales representatives. Dura-Line negotiates long-term contracts with major telecommunications companies for its Innerduct product line. The cable conduit market is highly competitive. In the United States, Dura-Line faces competition from a wide range of companies including national, international and regional suppliers of cable conduit. In addition to other independent manufacturers of cable conduit outside of the United States, Dura-Line's competitors include manufacturers that produce pipe and tubing for other uses, such as gas and water transportation. Competition within the industry is based primarily on quality, price, production capacity, field support, technical capabilities, service and reputation.

   In addition, approximately 2% of Dura-Line's 1996 net sales came from the sale of polyethylene water and natural gas pipe to a variety of hardware stores, contractors, plumbing supply firms and distributors. Dura-Line markets its water and natural gas pipe products through sixty manufacturing representatives in the Southern and Eastern U.S. The water and natural gas pipe market is very competitive. Dura-Line competes on the basis of quality and price with a number of regional and local firms.

   Dura-Line's products are manufactured through the plastic extrusion process. Dura-Line procures raw plastic for extrusion from a number of independent suppliers. In March 1989, Dura-Line opened a new manufacturing facility in the United Kingdom to manufacture products for sale to British Telecom and other foreign customers. Approximately 47% of Dura-Line's net sales are foreign sales. In late 1990, Dura-Line purchased a facility in Reno, Nevada. This facility opened in early 1991 and has increased Dura-Line's annual capacity by approximately 50%. In 1993, Dura-Line entered into joint venture agreements in the Czech Republic and Israel to service Eastern Europe and the Middle East more effectively. In early and late 1995, Dura-Line opened subsidiaries in Mexico and China to manufacture and supply HDPE plastic conduit systems to Central and South American markets as well as China and other Asian markets. Dura-Line owns 100% of the equity in both subsidiaries. In August 1996, Dura-Line incorporated a subsidiary in India under a joint venture agreement in which Dura-Line has the controlling interest. The subsidiary, which has not yet commenced operations, was established to manufacture and supply HDPE plastic conduit systems to India and neighboring countries.

   AIM. AIM, which was founded in 1981 and acquired by the Company in May 1989, is an importer and manufacturer of electronic connectors, adapters, switches, tools and other electronic hardware products for the commercial and consumer electronics markets. Electronic connectors are AIM's main product, representing more than 46% of AIM's 1996 net sales of $15.7 million.

   AIM's products are manufactured to its specifications overseas, primarily in the Far East, and carry the "AIM" logo. Producers are under the supervision of an AIM agent. The products are sold worldwide to electronics, electrical, general line and industrial distributors. AIM has warehousing and order processing systems that enable AIM to provide delivery on a 24-hour basis to most customers.

   AIM sells nationwide to approximately 2,000 distributors in the U.S. and Central and South America. AIM uses a combination of fifteen manufacturers, representative organizations and six factory direct salesmen to service existing accounts and to locate new distributors. The customer base is very broad, with the largest customer accounting for about 4% of sales. AIM also mails product catalogs and other marketing pieces to current customers and potential new accounts.

   The two largest companies in the $13.0 billion domestic connector and interconnect supply industry are AMP and Amphenol. AMP and Amphenol specialize strictly in electronic device production. Small and mid-sized companies such as AIM have captured significant market share during the past 10 years by offering distributors better service on orders compared to the industry leaders.

   In 1994, AIM began to market manufactured cable and harness assemblies made at its facility in Florida. Sales of cable and harness assemblies are estimated to be approximately 12% of AIM's 1996 net sales.

   Cambridge. Cambridge, which was founded in 1972 and acquired by the Company in September 1989, is a domestic provider of high-quality electronic connectors, plugs, adapters and other accessories. Cambridge is primarily a designer and marketer of approximately 300 types of specialty radio frequency ("RF") coaxial electronic connectors used in radio, mobile communications, television and computer equipment. RF coaxial connectors are used to integrate separate systems by connecting input-output power and signal transmission sources. The systems in which RF connectors are used may be complex, but RF connectors themselves serve a mechanical purpose which is technologically straightforward. Cambridge is essentially an assembly operation. The primary components of Cambridge's connector products are screw machine and diecast parts which are purchased from approximately twenty suppliers. The production process is highly automated, with direct labor accounting for only 6% of 1996 net sales of $6.7 million. Equipment consists of semi-automatic parts assembly and packaging equipment which has been designed and manufactured by Cambridge.

   Approximately 13% of Cambridge's connectors are manufactured according to a design that allows users to affix the connector to the cable faster and easier without the need for complicated tools and time-consuming soldering.

   Cambridge sells its products nationwide to 450 distributors, 100 OEMs, and approximately 150 other various end-users. Cambridge uses a combination of six manufacturers' representative organizations and five factory direct salesmen located throughout North America. Cambridge's two largest customers (excluding AIM) account for approximately 26% of 1996 net sales. Cambridge also mails a large number of catalogs to current customers and potential new accounts. Cambridge strongly emphasizes that it is an "American" producer of high-quality electronic connectors.

   Cambridge competes in the same market as AIM. Cambridge does not offer the product selection of its large competitors; however, it competes effectively by targeting distributors and manufacturers which require fast service and prefer an American-made product.

   Johnson. Purchased by the Company in 1996, Johnson was the components division of E.F. Johnson Company, Inc., which was founded in 1953. Johnson is a high-quality, fully integrated manufacturer of RF coaxial connectors (60%) and electronic hardware (40%). Johnson specializes in manufacturing miniature and sub-miniature RF connectors used primarily in telecommunication, computer and other OEM applications which require high frequency ranges. The miniature and sub-miniature connector area is experiencing excellent growth as the size of electronic card products continues to shrink.

   Johnson sells directly to OEMs (35%) in large orders while smaller quantities are sold through over 80 distributors (65%) primarily in the United States and Canada. Johnson's National Sales Manager coordinates the selling efforts of three company employed Regional Sales Managers and 21 independent representative organizations. In 1996, Johnson generated pro forma net sales of $17.6 million.

   Vitelec. Vitelec was founded in 1987 and purchased by the Company in 1996. Vitelec is an importer, packager and master distributor of over 700 different connectors, plugs, jacks, sockets, adapters and terminators, cabling convertors, cable assemblies and other accessories for data communications and telecommunications networks sold to the commercial and consumer electronics markets. Vitelec's RF products are subcontract manufactured for them in Taiwan. Vitelec, through its Vidata subsidiary, also distributes LAN and WAN cabling, connectors and converters and the accessories for data communication networks.

   Vitelec sells its products via five company-employed salespeople, four in-house and one located in Paris, France. Vitelec has customers in 42 countries. The largest customer accounted for 10% of pro forma net sales in 1996 of $6.5 million, with the rest of the customer base being very fragmented and no one customer accounting for more than 1% of net sales.

   Aim, Cambridge, Johnson and Vitelec all supply the electronic connector industry which is highly fragmented with more than 1,500 connector manufacturers competing worldwide. As a result, the companies generally compete with different suppliers in each of the various categories of the overall market in which the companies operate, as well as with certain large national suppliers. The companies compete within this market primarily on the basis of quality, reliability, reputation, customer service, delivery time and price.

   Diversified. Diversified was founded in 1988 and purchased by the Company in 1996. Diversified is a broad-line provider and value-added reseller of wire, cable, connectors and custom cable assemblies. Diversified's product offering is used in local area networks ("LANs"), custom cable assemblies, cable for electrical applications, cable for sound and security, cable for OEM applications and other miscellaneous cable applications. In 1996, Diversified generated pro forma net sales of $26.0 million.

   Diversified sells its products through a skilled direct sales force. The sales staff consists of 20 inside and 5 outside salespeople, all of whom are product and market specialists. Diversified markets and advertises its products through various trade journals dependent on the marketplace.

   Specialty wire and cable distribution is highly fragmented. Diversified competes in this market by focusing on service, quality, price, value added capabilities and reputation.

   Viewsonics. Viewsonics was founded in 1974 and purchased by the Company in 1996. Viewsonics designs, manufactures and markets branded cable television ("CATV"), electronic network components, and electronic security components mainly for the "drop" or home connection portion of the CATV infrastructure. Viewsonics develops, warehouses and sells its products out of its Florida facility. Viewsonics sources the majority of its products from China, 60% of which is manufactured in Viewsonics' Shanghai facility, and the remaining 40% is manufactured by subcontractors. Viewsonics has also developed manufacturing capabilities in St. Petersburg, Russia. This overseas procurement has allowed Viewsonics to lower production costs and it has also positioned Viewsonics to exploit the overseas CATV component markets as they develop.

   Viewsonics sells 50% of its products to multisystem operations including companies such as Time/Warner, Cencast, Continental Cablevision, and TCI. Viewsonics also sells to a network of distributors, six of whom account for the majority of the other 50% of sales. In 1996, Viewsonics generated pro forma net sales of $13.1 million. Competition in the industry is focused on quality service, engineering support and price.

   Bond. Bond was founded in 1988 and the Company acquired 80% of the outstanding shares of Bond in 1996. Bond designs, engineers and manufacturers high-quality custom electronic cables and connector sub-assemblies for computer-related and telecommunications customers. All of Bond's products are custom-made and are specifically designed to meet a customer's needs. Bond has three fully integrated, independent manufacturing facilities. Bond has rapidly become an industry leader due to its commitment to high quality, competitively priced products offered in conjunction with outstanding and dependable service.

   Bond has established two separate, very profitable sales agencies in Northern and Southern California to represent them. Bond is continuing to actively solicit strategic new customers located throughout the United States via an independent sales representative network. In 1996, Bond's single-largest customer accounted for approximately 20% of its pro forma net sales of $12.9 million.

   LoDan. LoDan, founded in 1967 and acquired by the Company in May 1997, designs, engineers, manufactures, and distributes high-quality, custom electronic cable assemblies, sub assemblies, and electro-mechanical assemblies to OEMs in the data and telecommunications segments of the electronics industry. LoDan manufactures approximately 80% of the products it sells in-house at an ISO-9001 certified manufacturing facility, with the remaining 20% being distributed products. For fiscal 1996, LoDan's pro forma net sales were $21.1 million.

   The acquisition of LoDan will bolster the presence of Jordan Telecommunication Products in the custom cable assembly business. LoDan's customer base, which compliments that of Bond, was built based on providing innovative solutions to customers' needs. The Company's largest customer, Cisco Systems, is the world's pre-eminent networking company and provides LoDan with access to international markets. LoDan's products are sold through internal and external sales forces.

   Bond and LoDan supply the custom cable assembly market which encounters competition from a broad range of companies, several of which are much larger and have greater financial resources than either Bond or Lo Dan. In addition to other independent manufacturers of cable assemblies, offshore manufacturers compete in this market, primarily on the basis of price. Competition within the industry is based on quality, production, capacity, breath of product line, engineering support capability, price, local support capability, systems support and financial strength.

   Northern. Northern was founded in 1985 and was purchased by the Company in 1996. Northern designs, manufactures and markets power conditioning and power protection equipment for primarily telecommunication applications, such as cellular and Personal Communication System (PCS) networks. Northern also offers a variety of products including voltage regulators, uninterruptible power supplies, isolation transformers, and grounding devices to protect any power-critical application.

   Northern sells on a direct basis through its own highly technical in-house sales force of 23 employees, who are supported by seven application engineers and four product development engineers. Northern sells to such large telecom OEMs as Sprint, Motorola, Lucent, Erickson and Nokia. Northern's largest customer accounted for 53.4% of pro forma net sales in 1996 of $26.3 million and its 10 largest customers accounted for 78.0% of pro forma net sales in 1996.

BACKLOG

   As of December 31, 1996, the Company had a backlog of approximately $75.0 million, compared with $53.0 million as of December 31, 1995. The current backlog is primarily due to motor sales at Merkle-Korff and Boeing sales at Parsons. Management believes that the backlog may not be indicative of future sales.

SEASONALITY

   The Company's aggregate business has a certain degree of seasonality. SPAI's and Riverside's sales are somewhat stronger toward year-end due to the nature of their products. Calendars at SPAI have an annual cycle while Bibles and religious books at Riverside are popular as holiday gifts.

RESEARCH AND DEVELOPMENT

   As a general matter, the Company operates businesses that do not require substantial capital or research and development expenditures. However, development efforts are targeted at certain subsidiaries as market opportunities are identified. None of these subsidiary development efforts require substantial resources from the Company.

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

   The Company relies on a combination of patent, copyright, trademark and trade secret laws and contractual agreements to protect its proprietary technology and know-how. For example, Dura-Line has a U.S. patent for producing a form of Innerduct sold under the trademark SILICORE which is lubricated to permit easier installation of fiber optic cable.

   The Company owns and uses trademarks and brandnames to identify itself as a source of certain goods and services, including the DURA-LINE and SILICORE trademarks, both of which are registered in the United States and various foreign countries, and the VIEWSONICS brandname, in which the Company has common law rights. There can be no assurance that the Company will be granted additional patents or that the Company's patents either will be upheld as valid if ever challenged or will prevent the development of competitive products. The U.S. patent with respect to the SILICORE lubricant lining expires in 2007. The Company has not sought foreign patents for most of its technologies, including technologies which have been patented in the United States, which may adversely affect the Company's ability to protect its technologies and products in foreign countries. The Company also owns and licenses other patents, trademarks and copyrights. The Company protects its confidential, proprietary information as trade secrets.

   Except for the SILICORE polymer pipe products, certain of its CATV components and its fiber optic connector technology, the Company's products are generally not protected by virtue of any proprietary rights such as patents. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of its technology and know-how or that the Company's competitors will not independently develop technologies that are substantially equivalent to or superior to the Company's technology. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. In the Company's opinion, the loss of any intellectual property asset, other than the DURA-LINE or SILICORE trademarks, or the patent or manufacturing trade secret covering the solid co-extruded polymer lubricant lining used in connection with the SILICORE technology, would not have a material adverse effect on the conduct of the Company's business.

   The Company is also subject to the risk of adverse claims and litigation alleging infringement of the proprietary rights of others. From time to time, the Company has received notice of infringement claims from other parties. Although the Company does not believe it infringes the valid proprietary rights of others, there can be no assurance against future infringement claims by third parties with respect to the Company's current or future products. The resolution of any such infringement claims may require the Company to enter into license arrangements or result in protracted and costly litigation, regardless of the merits of such claims.

EMPLOYEES

   As of December 31, 1996, the Company and its subsidiaries employed approximately 6,200 people. Approximately 760 of these employees were members of labor unions at Sate-Lite, Gear, Imperial, SPAI, Seaboard, Merkle-Korff, and Dura-Line. The above subsidiaries have not experienced any work stoppages in the past five years as a result of labor disruptions. The Company believes that its subsidiaries' relations with their respective employees are good.

ENVIRONMENTAL REGULATIONS

   The Company is subject to certain federal, state and local environmental laws and regulations. DACCO is a potentially responsible party ("PRP") at the John P. Saad & Sons site in Nashville, Tennessee (the "Saad Site").

   DACCO and a number of other PRPs have entered into a consent agreement with the U.S. Environmental Protection Agency (the "EPA"), dated April 18, 1990, relating to the clean-up of the Saad Site (the "Consent Agreement"). All work under this Consent Agreement has been completed. DACCO's interim allocation of expenses relating to the clean-up is currently 1.48%. Total expenses incurred by the PRP group through January 1997 are approximately $4.1 million. These expenses include removal costs, engineering and attorney fees, but do not include administrative oversight costs incurred by the EPA or the State of Tennessee. The EPA has incurred administrative oversight costs through January 1997 of approximately $0.9 million. DACCO is not responsible for any costs incurred by the State of Tennessee.

   Additional work under the Consent Agreement proceeded under a Unilateral Administrative Order for Removal Response Activities dated July 28, 1995. This work has been completed and DACCO has paid in full its share of total expenses related to the clean-up efforts. DACCO believes it is not likely that the EPA will make any further removal requirements.

PROPERTIES

   The Company leases approximately 18,950 square feet of office space for its headquarters in Illinois. The principal properties of each subsidiary of the Company at June 30, 1997, and the location, the primary use, the capacity, and ownership status thereof, are set forth in the table below:

 COMPANY                 LOCATION                            USE                     SQUARE    OWNED/LEASED
                                                                                      FEET
--------------- ------------------------ ----------------------------------------- --------- --------------
AIM ............Sunrise, FL              Manufacturing/Administration/Distribution    28,000      Leased
Beemak..........Gardena, CA              Manufacturing (2 buildings)                  34,500      Leased
                                         Warehouse                                    12,000      Leased
Bond............Anaheim, CA              Manufacturing/Administration                 16,000      Leased
                Fremont, CA              Manufacturing/Administration                 17,000      Leased
                Austin, TX               Manufacturing/Administration                 12,000      Leased
Cambridge.......Windsor, CT              Manufacturing                                 9,000      Leased
Cape Craftsmen  Elizabethtown, NC        Manufacturing                               230,200      Leased
                Wilmington, NC           Administration                                8,500      Leased
DACCO...........Cookeville, TN           Administration/Manufacturing                140,000      Owned
                Huntland, TN             Manufacturing                                65,000      Owned
                Rancho Cucamonga, CA     Manufacturing                                40,000      Owned
Diversified.....Troy, MI                 Manufacturing/Administration/Distribution    45,000      Leased
                Nashville, TN            Distribution/Sales Office                     7,100      Leased
Dura-Line.......Middlesboro, KY          Manufacturing/Administration                 80,000      Owned
                Grimbsby, United Kingdom Manufacturing/Administration                 35,000      Owned
                Sparks, NV               Manufacturing                                35,000      Owned
                Zlin, Czech Republic     Manufacturing/Administration                 40,000      Owned
                Knoxville, TN            Administration                               10,000      Leased
                Tel Aviv, Israel         Manufacturing/Administration                 10,000      Leased
                Queretaro, Mexico        Manufacturing/Administration                 43,000      Leased
                Mexico City, Mexico      Sales Office/Administration                   2,000      Leased
                Shanghai, China          Manufacturing/Administration                 50,000      Owned
                Shanghai, China          Sales Office/Administration                   1,000      Leased
                Goa, India               Manufacturing/Administration                 48,000      Owned
                New Delhi, India         Administration/Sales Office                   2,000      Leased
FIR.............Cremona, Italy           Manufacturing/Administration                105,700      Owned
                Parma, Italy             Manufacturing/Administration                316,000      Owned
                Parma, Italy             Manufacturing/Administration                 80,000      Leased
                Genoa, Italy             Manufacturing/Administration                357,500      Leased
Gear............Grand Rapids, MI         Manufacturing/Administration/
                                         Storage                                      38,000      Owned
Imperial........Akron, OH                Manufacturing/Administration                 43,000      Owned
                Middleport, OH           Manufacturing                                85,000      Owned
                Northampton, OH          Manufacturing                                60,000      Leased
Johnson ........Waseca, MN               Manufacturing/Administration                 70,000    Subleased
LoDan...........San Carlos, CA           Manufacturing/Administration                 22,500      Leased

                                      46

COMPANY                  LOCATION                            USE                     SQUARE    OWNED/LEASED
                                                                                      FEET
--------------- ------------------------ ----------------------------------------- --------- --------------
                San Carlos, CA           Manufacturing                                13,500      Leased
Merkle-Korff ...Des Plaines, IL          Manufacturing/Administration                 35,000      Leased
                Des Plaines, IL          Manufacturing/Administration                 45,000      Leased
                Richland Center, WI      Manufacturing/Administration                 45,000      Leased
                Crystal Lake, IL         Manufacturing                                47,000      Leased
                Darlington, WI           Manufacturing                                68,000      Leased
                Belvidere, IL            Administration                               12,500      Leased
Northern .......Liberty Lake, WA         Manufacturing/Administration                 22,600      Leased
Pamco ..........Des Plaines, IL          Manufacturing/Administration                 24,500      Owned
Parsons ........Parsons, KS              Manufacturing/Administration                 97,500      Owned
Riverside.......Iowa Falls, IA           Distribution/Administration                  65,900      Leased
                Sparks, NV               Distribution                                 35,000      Leased
Sate-Lite ......Niles, IL                Manufacturing/Administration                120,000      Leased
Scott...........Alamogordo, NM           Manufacturing/Administration/
                                         Storage                                      15,000      Leased
Seaboard........Fitchburg, MA            Administration/Manufacturing                260,000      Owned
                Miami, FL                Manufacturing                                90,000      Owned
                Brentwood, NY            Manufacturing                                35,000      Leased
                Brooklyn, NY             Manufacturing                                35,000      Leased
                Bohemia, NY              Manufacturing                                20,000      Leased
SPAI ...........Red Oak, IA              Manufacturing/Administration
                                         (four buildings)                            136,500      Owned
                Coshocton, OH            Manufacturing/Administration                240,000      Leased
Valmark.........Fremont, CA              Manufacturing/Administration                 46,000      Leased
                Fremont, CA              Manufacturing/Administration                 15,000      Leased
Viewsonics......Boca Raton, FL           Administration/Distribution/Research
                                         and Development                              14,500      Leased
                Shanghai, China          Manufacturing/Administration                 25,000      Leased
                St. Petersburg, Russia   Manufacturing/Administration                 10,000      Leased
Vitelec.........Bordon, United Kingdom   Distribution/Administration/Assembly         16,500      Owned
                Paris, France            Sales Office                                  1,000      Leased

   DACCO also owns or leases thirty-one distribution centers, which average 4,000 square feet in size. DACCO maintains four distribution centers in Florida, California, and Tennessee, two distribution centers in each of Illinois, Arizona, Michigan, and Alabama, and the remaining distribution centers are located in Colorado, Indiana, Minnesota, Missouri, Nebraska, New Jersey, West Virginia, Ohio, Oklahoma, South Carolina, and Texas.

   AIM's Sunrise, Florida, facility is leased from the former vice president of AIM, and Merkle-Korff's facilities are leased from the chairman of Merkle-Korff. Northern's Liberty Lake, Washington, facility is leased from a general partnership consisting of the former owners. The Company believes that the terms of these leases are comparable to those which would have been obtained by the Company had these leases been entered into with an unaffiliated third party.

   None of the Company's significant existing leases are scheduled to expire in 1997. The Company believes that its existing leased facilities are adequate for the operations of the Company and its subsidiaries.

LEGAL PROCEEDINGS

   On January 21, 1997, Welcome Home filed for Chapter 11 bankruptcy protection. As a result of the Chapter 11 filing, the results of Welcome Home are not consolidated with the Company's results for periods subsequent to January 21, 1997. As of June 30, 1997, the Company's aggregate investment in Welcome Home was approximately $4.7 million.

   The Company's subsidiaries are parties to various other legal actions arising in the normal course of their business. The Company believes that the disposition of such actions individually or in the aggregate will not have a material adverse effect on the consolidated financial position of the Company.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

   The following sets forth the names and ages of each of the Company's directors and executive officers and the positions they hold at the Company:

 NAME                  AGE POSITION WITH THE COMPANY
-------------------- ----- ----------------------------------------------------
John W. Jordan II  ..  49  Chairman of the Board of Directors and Chief
                           Executive
                            Officer.
Thomas H. Quinn  ....  50  Director, President and Chief Operating Officer.
Joseph S. Steinberg    53  Director.
David Z. Zalaznick  .  42  Director.
Jonathan F. Boucher    40  Director and Vice President.
G. Robert Fisher  ...  57  Director, General Counsel and Secretary.

   Each of the directors and executive officers of the Company will serve until the next annual meeting of the stockholders or until their death, resignation or removal, whichever is earlier. Directors are elected annually and executive officers hold office for such terms as may be determined by the Company's board of directors (the "Board of Directors").

   Set forth below is a brief description of the business experience of each director and executive officers of the Company.

   MR. JORDAN has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since 1988. Mr. Jordan is a managing partner of The Jordan Company, a private merchant banking firm which he founded in 1982. Mr. Jordan is also a director of American Safety Razor Company, AmeriKing, Inc., Carmike Cinemas, Inc., Welcome Home and Apparel Ventures, Inc., as well as other privately held companies. In January 1997, Welcome Home filed a voluntary petition for bankruptcy.

   MR. QUINN has served as a director, President and Chief Operating Officer of the Company since 1988. From November 1985 to December 1987, Mr. Quinn was Group Vice President and a corporate officer of Baxter International ("Baxter"). From September 1970 to November 1985, Mr. Quinn was employed by American Hospital Supply Corporation ("American Hospital"), where he was a Group Vice President and a corporate officer when American Hospital was acquired by Baxter. Mr. Quinn is also the Chairman of the Board and Chief Executive Officer of American Safety Razor Company and AmeriKing, Inc., as well as a director of Welcome Home and other privately held companies. In January 1997, Welcome Home filed a voluntary petition for bankruptcy.

   MR. STEINBERG has served as a director of the Company since 1988. Since 1979, Mr. Steinberg has been the President and a director of Leucadia National Corporation, a bank holding company. He is also a Trustee of New York University.

   MR. ZALAZNICK has served as a director of the Company since June 1997. Since 1982, Mr. Zalaznick has been a managing partner of The Jordan Company. Mr. Zalaznick is also a director of Carmike Cinemas, Inc., AmeriKing, Inc., American Safety Razor Company, Marisa Christina, Inc. and Apparel Ventures, Inc., as well as other privately held companies.

   MR. BOUCHER has served as a Vice President and a director of the Company since 1988. Since 1983, Mr. Boucher has been a partner of The Jordan Company. Mr. Boucher is also a director of American Safety Razor Company, as well as other privately held companies. In December 1996, Mr. Boucher resigned as a director and officer of Welcome Home. In January 1997, Welcome Home filed a voluntary petition for bankruptcy.

   MR. FISHER has served as a director, General Counsel and Secretary since 1988. Since June 1995, Mr. Fisher has been a member of the law firm of Bryan Cave LLP, a firm that represents the Company in various legal matters. For the prior 27 years, Mr. Fisher was a member of the law firm of Smith, Gill, Fisher & Butts, P.C., which combined with Bryan Cave LLP in June 1995.

EXECUTIVE COMPENSATION

   The following table shows the cash compensation paid by the Company, for the three years ended December 31, 1996, for services in all capacities to the President and Chief Operating Officer of the Company.

                          SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION
                     ---------------------------------------------
 NAME AND PRINCIPAL                                   OTHER ANNUAL
       POSITION        YEAR    SALARY      BONUS      COMPENSATION
-------------------- ------ ---------- ------------ --------------
John W. Jordan II,     1996         --           --          --
 Chief Executive       1995         --           --          --
 Officer (1)           1994         --           --          --
Thomas H. Quinn,       1996   $500,000   $1,850,750          --
 President and Chief   1995    500,000    1,557,650          --
 Operating Officer     1994    500,000      979,137     201,480(1)

------------
(1) Mr. Jordan derived his compensation from the Jordan Company and JZCC for his services to the Company and its subsidiaries. He received no compensation from the Company or its subsidiaries for his services as Chief Executive Officer.

(2) In connection with the acquisitions completed in 1994, and the signing of the JII Credit Agreement, this amount has been capitalized in the Company's financial statements.

   Employment Agreement. Mr. Quinn has an employment agreement with the Company which provides for his employment as President and Chief Operating Officer of the Company. The employment agreement can be terminated at any time by the Company. His base salary is $500,000 per year, and he is provided with a guaranteed bonus of $100,000 per year, which amounts are inclusive of any compensation, fees, salary, bonuses or other payments to Mr. Quinn by any of the subsidiaries or affiliates of the Company or affiliates of The Jordan Company. Under the employment agreement, if Mr. Quinn's employment is terminated for reasons other than voluntary termination, cause, disability or death, he will be paid a severance payment equal to the greater of $350,000 or the sum of his most recent base annual salary plus $100,000. If employment is terminated for reasons of cause or voluntary termination, no severance payment is made. The Company maintains a $5.0 million "key man" life insurance policy on Mr. Quinn under which the Company is the beneficiary.

   Restricted Stock Agreements. The Company is a party to restricted stock agreements, dated as of February 25, 1988, with each of Messrs. Quinn and Boucher, pursuant to which they were issued shares of Common Stock which, for purposes of such restricted stock agreements, were classified as "Group 1 Shares" or "Group 2 Shares." Messrs. Quinn and Boucher were issued 3,500 and 1,870.7676 Group 1 shares, respectively, and 4,000 and 1,000 Group 2 Shares, respectively at $4.00 per share. The Group 1 Shares are not subject to repurchase. The Group 2 Shares are subject to repurchase at cost, in the event that Messrs. Quinn or Boucher ceases to be employed (as a partner, officer or employee) by the Company, The Jordan Company, Jordan/Zalaznick Capital Company ("JZCC"), or any reconstitution thereof conducting similar business activities in which they are a partner, officer or employee. If such person ceases to be so employed prior to January 1, 2003, the Group 2 Shares can also be repurchased at cost, unless such person releases and terminates such repurchase option by making a payment of $300.00 per share to the Company. Certain adjustments to the foregoing occur in the event of the death or disability of any of the partners of The Jordan Company or JZCC, the death or disability of such person, or the sale of the Company. On January 1, 1992, the Company issued Messrs. Quinn and Boucher 600 and 533.8386 shares, respectively, at $107.00 per share, pursuant to similar Restricted Stock Agreements, dated as of January 1, 1992, under which such shares were effectively treated as "Group 1 Shares." On December 31, 1992, the Company issued an additional 400 shares to Mr. Quinn for $107.00 per share pursuant to similar Restricted Stock Agreements, under which such shares were effectively treated as "Group 1 Shares." The purchase price per share was based upon an independent appraiser's valuation of the shares of Common

Stock at the time of their issuance. These shares were issued by the Company to provide a long-term incentive to the recipients to advance the Company's business and financial interest.

   Director's Compensation. The Company compensates its directors quarterly, at the rate of $20,000 per year in for each director. The Indentures permit director fees of up to $250,000 per year in the aggregate. In addition, the Company reimburses directors for their travel and other expenses incurred in connection with attending Board meetings (and committees thereof) and otherwise performing their duties as directors of the Company.

   Phantom Share Plan. The Board of Directors has adopted a Phantom Share Plan (the "Share Plan") which is administered by the Compensation Committee of the Board of Directors which determines awards to be made under the Share Plan to the Company's management and highly compensated employees. Awards under the Share Plan vest ratably over a five-year period beginning at the end of the employee's sixth year of employment with the Company with an employee being fully vested at the end of 10 years of employment with the Company. An employee also becomes fully vested upon the sale of substantially all of the Company's capital stock or assets to any person or group of persons other than to John W. Jordan II or any entity in which he owns, directly or indirectly, 10% or more of the beneficial interest, but not including a sale pursuant to a registered public offering (a "Share Plan Change of Control"). After (i) an employee becomes fully vested or (ii) an employee's employment relationship with the Company is terminated (other than for cause) (the "Settlement Date"), the Company will pay to such employee in five equal installments beginning 90 days after the Settlement Date and continuing on each of the next four anniversaries of the Settlement Date an aggregate amount equal to the product of the number of units awarded to such employee in which the employee has become vested and the Unit Value (as defined herein) plus interest. Unit Value is defined as 2.5% of (i) the average Stockholder Value (based on a multiple of EBITDA less indebtedness for the Company) for the last three fiscal years ending on or before such date (or the fair market value of the Common Stock in the event of a Share Plan Change of Control), divided by (ii) 1,000,000 (subject to adjustment to reflect changes in the Company's capitalization). The Unit Value was effectively $0 as of July 31, 1997. The Share Plan consists of 1,000,000 units, of which 180,000 have been granted. The Company believes that the Share Plan provides the Company with a means of attracting, retaining and motivating executive personnel by offering them performance-related incentives which coincide with the interest of the stockholders. Although the Company has not historically experienced any material difficulties in attracting, retaining or motivating its executive personnel, there can be no assurances that the Company will not experience any such difficulties in the future.

                            PRINCIPAL STOCKHOLDERS

   The following table furnishes information, as of June 30, 1997, as to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and executive officer of the Company, and
(iii) all officers and directors of the Company as a group.

                                                          AMOUNT OF BENEFICIAL
                                                               OWNERSHIP
                                                      --------------------------
                                                         NUMBER OF    PERCENTAGE
                                                          SHARES       OWNED(1)
                                                      ------------- ------------
EXECUTIVE OFFICERS AND DIRECTORS:
John W. Jordan II (2)(3)(4) ..........................  41,820.9087      42.5%
David W. Zalaznick (3)(5)(6) .........................  19,965.0000      20.3%
Thomas H. Quinn (7) ..................................  10,000.0000      10.2%
Leucadia Investors, Inc. (3) .........................   9,969.9999      10.1%
Jonathan F. Boucher (8) ..............................   5,533.8386       5.6%
G. Robert Fisher (4)(9) ..............................     624.3496       0.6%
Joseph S. Steinberg (10) .............................       0.0000       0.0%
All directors and officers as a group (5 persons)(3)    87,914.0968      89.3%

------------
 (1) Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of June 30, 1997, there were 98,501.0004 shares of Common Stock issued and outstanding.

 (2)    Includes 1 share held personally and 41,819.9087 shares held by John
        W. Jordan II Revocable Trust. Does not include 309.2933 shares held by Daly Jordan O'Brien, the sister of Mr. Jordan, 309.2933 shares held by Elizabeth O'Brien Jordan, the mother of Mr. Jordan, or
        309.2933 shares held by George Cook Jordan, Jr., the brother of Mr. Jordan.

 (3) Does not include 100 shares held by The Jordan Zalaznick Capital Company ("JZCC") or 3,500 shares of Common Stock held by Mezzanine Capital & Income Trust 2001 PLC ("MCIT"), a publicly traded U.K. investment trust advised by an Affiliate of The Jordan Company (controlled by Messrs. Jordan and Zalaznick). Mr. Jordan, Mr. Zalaznick and Leucadia, Inc. are the sole partners of JZCC. Mr. Jordan and Mr. Zalaznick own and manage the advisor to MCIT.

 (4) Does not include 3,248.3332 shares held by The Jordan Family Trust, of which John W. Jordan II, George Cook Jordan, Jr. and G. Robert Fisher are the trustees.

 (5) Does not include 82.1697 shares held by Bruce Zalaznick, the brother of Mr. Zalaznick.

 (6) Excludes 2,541.4237 shares that are held by John W. Jordan II Revocable Trust, but which may be purchased by Mr. Zalaznick, and must be purchased by Mr. Zalaznick, under certain circumstances, pursuant to an agreement, dated as of October 27, 1988, between Mr. Jordan and Mr. Zalaznick.

 (7) All of Mr. Quinn's shares are subject to the terms of a Restricted Stock Agreement between Mr. Quinn and the Company. See
        "Management--Restricted Stock Agreements."

 (8) Includes 3,404.6062 shares which are the subject of a Restricted Stock Agreement between Mr. Boucher and the Company. See
        "Management--Restricted Stock Agreements."

 (9)    Includes 624.3496 shares held by G. Robert Fisher, as Trustee of the
        G. Robert Fisher Irrevocable Gift Trust, U.T.I., dated December 26,
        1990.

(10) Excludes 9,969.9999 shares held by Leucadia Investors, Inc., of which Joseph S. Steinberg is President and a director.

   The following table furnished information, as of July 31, 1997, as to the beneficial ownership of the common stock of JTP and M&G by (i) each person known by the company to beneficially own more than 5% of the outstanding Common Stock of the Company, (ii) each director and executive officer of the Company, and (iii) all officers and directors of the Company as a group.

                                                  AMOUNT OF BENEFICIAL OWNERSHIP
                                      ----------------------------------------------------
                                                   JTP                       M&G
                                      --------------------------- ------------------------
                                         NUMBER OF     PERCENTAGE   NUMBER OF   PERCENTAGE
                                           SHARES       OWNED(1)     SHARES      OWNED(1)
                                      -------------- ------------ ----------- ------------
EXECUTIVE OFFICERS AND DIRECTORS:
John W. Jordan II (2)(3)(4) ..........  379,349.1691      38.0      118.78125      1.2
David W. Zalaznick (3)(5)(6) .........  183,073.2676      18.3      118.78125      1.2
Thomas W. Quinn ......................   89,804.6030       9.0       75.00000      0.7
Leucadia Investors, Inc. (3) .........   95,566.3378       9.6        0.00000       *
Jonathan F. Boucher ..................   52,935.1436       5.3      101.81250      1.0
G. Robert Fisher (4)(6) ..............    5,606.9406        *         0.00000       *
Joseph S. Steinberg (7) ..............         0.000        *         0.00000       *
All directors and officers as a group
 (5 persons)(3) ......................  705,162.0832      70.6      414.37500      4.1

------------
*      Represents less than 1% of the outstanding shares of common stock.
(1) Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Under Rule 13d-3(d), shares not outstanding, which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of July 31, 1997, JTP and M&G had 999,500 and 9,850, respectively, shares of common stock issued and outstanding.

(2) Includes 8.9820 shares of JTP held personally and 379,340.1871 shares of JTP held by the John W. Jordan II Revocable Trust. Does not include 2,777.5927 shares of JTP held by Daly Jordan O'Brien, the sister of Mr. Jordan, 2,777.5927 shares of JTP held by Elizabeth O'Brien Jordan, the mother of Mr. Jordan, or 2,777.5927 shares of JTP held by George Cook Jordan, Jr., the brother of Mr. Jordan.

(3) Does not include 898.0451 shares of JTP held by JZCC or 31,431.5758 shares of JTP held by MCIT.

(4)    Does not include 29,171.4943 shares of JTP held by The Jordan Family
       Trust.

(5) Does not include 737.8205 shares of JTP held by Bruce Zalaznick, the brother of Mr. Zalaznick.

(6) Includes 5,606.9406 shares of JTP held by G. Robert Fisher, as the Trustee of the G. Robert Fisher Irrevocable Gift Trust, U.T.I., dated December 26, 1990.

(7) Does not include 95,566.3378 shares of JTP held by Leucadia Investors, Inc., of which Joseph S. Steinberg is President and a director.

   Stockholder Agreement. Each holder of outstanding shares of Common Stock of the Company is a party to a Stockholder Agreement, dated as of June 1, 1988 (the "Stockholder Agreement"), by and among the Company and such stockholders. The Stockholder Agreement subjects the transfer of shares of Common Stock by such stockholders to a right of first refusal in favor of the Company and "co-sale" rights in favor of the other stockholders, subject to certain restrictions. Under certain circumstances, stockholders holding 60% or more of the outstanding shares of Common Stock, on a fully diluted basis, have certain rights to require the other stockholders to sell their shares of Common Stock.

                             CERTAIN TRANSACTIONS

   Recapitalization and Repositioning Plan. As elements of the Plan, the Company has recapitalized its investment in Motors and Gears and Jordan Telecommunication Products. The Company will continue its investment in Motors and Gears and Jordan Telecommunication Products through the M&G Junior Preferred Stock and the JTP Junior Preferred Stock, respectively. In connection with the M&G Recapitalization, M&G issued 16,250 shares of M&G common stock (representing approximately 82.5% of the outstanding shares of M&G common stock) to the Jordan Group and M&G management for total consideration of $2.2 million (of which $1.1 million was paid in cash and $1.1 million was paid through the delivery of 8% zero coupon notes due 2007). In connection with the JTP Recapitalization, JTP issued 965,000 shares of JTP common stock (representing 96.5% of the JTP common stock after consummation of the Plan) to the Jordan Group and JTP management for total cash consideration of $2.0 million (of which $1.0 million will be loaned to them by the Company pursuant to 8% zero coupon notes due 2007). As a result of the M&G and JTP Recapitalizations, the Jordan Group and such management owns substantially all of the M&G common stock and the JTP common stock, respectively, and the Company's investment in Motors and Gears and Jordan Telecommunication Products is evidenced only by the M&G Junior Preferred Stock and JTP Junior Preferred Stock, respectively, but not by the common stock of either M&G or JTP, which is held primarily by the Jordan Group stockholders and affiliates of the Company, and management of the respective companies. As a matter of corporate law, the directors and majority stockholders of M&G and JTP will owe fiduciary and other duties to M&G and JTP common stockholders, which may conflict with the interests of the Company. The Company has obtained an independent opinion, as to the fairness, from a financial point of view, to the Company and its public bondholders of M&G and JTP Recapitalizations.

   In connection with the M&G Recapitalization, Messrs. Quinn, Jordan, Zalaznick and Boucher purchased 1,649.7294, 6,899.3184 (which includes 6,899.1534 shares purchased by the John W. Jordan II Revocable Trust and does not include 51.0250 shares purchased by Daly Jordan O'Brien, the sister of Mr. Jordan, 51.0250 shares purchased by Elizabeth Jordan O'Brien, the mother of Mr. Jordan, 51.0250 shares purchased by George C. Jordan, Jr., the brother of Mr. Jordan, 16.4973 shares purchased by The Jordan Zalaznick Capital Company and 535.8871 shares purchased by The Jordan Family Trust, of which Mr. Jordan is a trustee), 3,293.6848 (which does not include 13.5558 shares purchased by Bruce Zalaznick, the brother of Mr. Zalaznick, 16.4973 shares purchased by The Jordan Zalaznick Capital Company and 6,899.1534 shares purchased by the John W. Jordan II Revocable Trust) and 912.9337 shares of M&G common stock, respectively, from the Company for a purchase price of $138.38 per share.

   In connection with the JTP Recapitalization, Messrs. Quinn, Jordan, Zalaznick and Boucher purchased 89,804.50, 379,349.17 (which includes 379,340.19 shares purchased by the John W. Jordan II Revocable Trust and does not include 2,777.59 shares purchased by Daly Jordan O'Brien, the sister of Mr. Jordan, 2,777.59 shares purchased by Elizabeth Jordan O'Brien, the mother of Mr. Jordan, 2,777.59 shares purchased by George C. Jordan, Jr., the brother of Mr. Jordan, 898.05 shares purchased by The Jordan Zalaznick Capital Company, 29,171.49 shares purchased by The Jordan Family Trust, of which Mr. Jordan is a trustee, 40,208.33 shares purchased by JII Partners and 31,431.58 shares purchased by MCIT), 183,073.27 (which does not include
737.92 shares purchased by Bruce Zalaznick, the brother of Mr. Zalaznick,
898.05 shares purchased by The Jordan Zalaznick Capital Company, 379,340.10 shares purchased by the John W. Jordan II Revocable Trust, 40,208.33 shares purchased by JII Partners and 31,431.58 shares purchased by MCIT) and 52,935.14 shares of JTP common stock, respectively, from the Company for a purchase price of $2.07 per share.

   The M&G and JTP Recapitalizations permit the Jordan Group, the Company's stockholders and management of M&G and JTP, to invest directly in Motors and Gears and Jordan Telecommunication Products, respectively, and will subject the Company to substantial income tax liabilities resulting from the deconsolidation from the Company's consolidated group of the Motors and Gears subsidiaries and the Jordan Telecommunication Products subsidiaries for Federal income tax purposes. If, in the future, the M&G Junior Preferred Stock or the JTP Junior Preferred Stock is redeemed, as well as under certain other circumstances, the Company could be required to pay substantial income tax liabilities resulting from the deconsolidation of these subsidiaries from the Company's consolidated group for Federal income tax purposes. See "Risk Factors--Consequences of Subsidiary Deconsolidation" and "Recapitalization and Repositioning Plan."

   Services Agreements. Prior to the completion of the Old Senior Notes Offering, the Company and TJC Management Corp. (an affiliate of The Jordan Company) were parties to a Management Consulting Agreement (the "Old Consulting Agreement"). The Old Consulting Agreement provided for payment by the Company to The Jordan Company of (i) annual consulting fees, payable quarterly, equal to 3.0% of the Company's cash flow (which were $2.0 million, $2.7 million, $2.5 million and $1.5 million, respectively, for the years ended December 31, 1994, 1995 and 1996 and for the six months ended June 30, 1997, respectively); (ii) investment banking and sponsorship fees of up to 2.0% of the purchase price of acquisitions or sales involving the Company or any of its subsidiaries or their respective businesses or properties and financial advisory fees of up to 1.0% of any debt, equity or other financing, in each case, arranged with the assistance of The Jordan Company (which were $1.8 million, $2.1 million, $2.6 million and $1.5 million, respectively, for the years ended December 31, 1994, 1995 and 1996 and for the six months ended June 30, 1997, respectively); and (iii) reimbursement for The Jordan Company's out-of-pocket costs incurred and indemnities in connection with providing such services.

   Since December 31, 1996, the Company has not made any payments, in respect of such investment banking, sponsorship and consulting fees and out-of-pocket costs in connection with the Northern, FIR and LoDan acquisitions and the Hudson disposition pursuant to the Old Consulting Agreement. The Company anticipates paying approximately $2.1 million in respect of these acquisitions and the disposition following the consummation of the Offering. Messrs. Jordan, Zalaznick and Boucher, directors and officers of the Company, are partners of The Jordan Company.

   Concurrently with the consummation of the Old Senior Notes Offering, the Old Consulting Agreement was terminated and all other management, consulting, investment banking, sponsorship, financial advisory fee agreements and similar arrangements between the Company and its subsidiaries (including M&G and JTP), on the one hand, and the Company, TJC Management Corp. or The Jordan Company, on the other hand, were terminated. In their place on July 25, 1997, the Company entered into six new types of agreements and arrangements.

   First, each of the Company's subsidiaries (both Restricted and Non-Restricted Subsidiaries) (other than certain of the subsidiaries of Bond and Dura-Line) entered into new advisory agreements with the Company (and not TJC Management Corp. or The Jordan Company) (the "New Subsidiary Advisory Agreements"), pursuant to which such subsidiaries will pay to the Company (and not TJC Management Corp. or The Jordan Company) (i) investment banking and sponsorship fees of up to 2.0% of the purchase price of acquisitions, joint ventures, minority investments or sales involving such subsidiaries or their respective businesses or properties; (ii) financial advisory fees of up to 1.0% of any debt, equity or other financing or refinancing involving such subsidiary, in each case, arranged with the assistance of the Company or its affiliates; and (iii) reimbursement for the Company's out-of-pocket costs in connection with providing such services. The New Subsidiary Advisory Agreements contain customary indemnities in favor of the Company, The Jordan Company and TJC Management Corp. in connection with such services. Pursuant to the New TJC Management Consulting Agreement, the Company, in turn, will also pay to TJC Management Corp. one-half of such investment banking, sponsorship and financial advisory fees and its portion of such cost reimbursements, unless otherwise determined by the Board of Directors of the Company. The New Subsidiary Advisory Agreements will expire in December 2007, but are automatically renewed after such date for successive one-year terms, unless any party provides written notice of termination 60 days prior to the scheduled renewal date.

   Second, the Company entered into a new consulting services agreement with TJC Management Corp. (the "New TJC Management Consulting Agreement"), pursuant to which the Company will pay to TJC Management Corp. (i) annual consulting fees of $3.0 million, payable quarterly; (ii) one-half of the investment banking sponsorship and financing advisory fees paid to the Company pursuant to the New Subsidiary Advisory Agreements, unless otherwise determined by the Board of Directors of the Company; (iii) (A) investment banking and sponsorship fees of up to 2.0% of the purchase price of acquisitions, joint ventures and minority investments or sales involving the Company or its subsidiaries (other than JTP, M&G and other subsidiaries that are a party to any of the New Subsidiary Advisory Agreements) and (B) financial advisory fees of up to 1.0% of any debt, equity or other financing or refinancing involving the Company or such subsidiaries, in each case, arranged with the assistance of TJC

Management Corp. or its affiliates, unless otherwise determined by the Board of Directors of TJC Management Corp.; and (iv) reimbursement for TJC Management Corp.'s and The Jordan Company's out-of-pocket costs incurred in connection with providing such services. The New TJC Management Consulting Agreement also contains customary indemnities in favor of TJC Management Corp. and The Jordan Company in connection with such services. In consideration for these fees, the services of Mr. Jordan and the investment banking, sponsorship and advisory services of The Jordan Company will be provided to the Company. The New TJC Management Consulting Agreement will expire in December 2007, but is automatically renewed after such date for successive one-year terms, unless either party provides written notice of termination 60 days prior to the scheduled renewal date. Pursuant to this Agreement in connection with the Old Senior Notes Offering and the JTP Recapitalization, the Company, on behalf of the Company and its subsidiaries (including M&G and JTP), will pay to TJC Management Corp. and The Jordan Company fees and cost reimbursements of approximately $4.0 million.

   Third, each of the Company's subsidiaries (both Restricted and Non-Restricted Subsidiaries) (other than certain of the subsidiaries of Bond and Dura-Line) entered into consulting agreements with the Company (the "New Subsidiary Consulting Agreements"), pursuant to which they will pay to the Company annual consulting fees of 1.0% of such subsidiary's net sales for such services, payable quarterly, and will reimburse the Company for its out-of-pocket costs related to its services. In the New Subsidiary Consulting Agreements relating to M&G and JTP, the Company (but not the Company's affiliates, including The Jordan Company) are obligated to present all acquisition, business and investment opportunities that relate to manufacturing, assembly, distribution or marketing of products and services in the motors and gears and telecommunications and data communications industries to M&G and JTP, respectively, and the Company is not permitted to pursue such opportunities or present them to third parties unless either M&G or JTP, as applicable, determine not to pursue such opportunities or M&G or JTP, as applicable, consent thereto. The New Consulting Agreement does not prohibit affiliates of the Company from pursuing such opportunities or offering them to third parties without M&G's or JTP's consent, as the case may be. The New Subsidiary Consulting Agreements expire in December 2007, but are automatically renewed for successive one year terms, unless either party to the agreement provides written notice of termination 60 days prior to the scheduled renewal date.

   Fourth, the Company's Non-Restricted Subsidiary, JI Properties, Inc. ("JI Properties"), entered into a services agreement (the "JI Properties Services Agreement") with the Company and each of its other subsidiaries (both Restricted and Non-Restricted Subsidiaries) (other than certain subsidiaries of Bond and Dura-Line), pursuant to which JI Properties will provide certain real estate, other assets, transportation and related services to the Company and such subsidiaries. JI Properties' current capital leases are guaranteed by the Company. Pursuant to the JI Properties Services Agreement, the Company's subsidiaries will be charged their allocable portion of such services and related costs based upon their usage of such services and their relative revenues as compared with other subsidiaries. The JI Properties Services Agreement will expire in December 2007, but is automatically renewed for successive one year terms, unless either party provides written notice of termination 60 days prior to the scheduled renewal date.

   Fifth, in connection with the Plan, the Company refined the allocation of overhead, general and administrative charges and expenses among the Company and its subsidiaries in order to more closely match these overhead charges with the respective revenues and usage of corporate overhead by the Company and its subsidiaries. In the years ended December 31, 1994, 1995 and 1996, and the six months ended June 30, 1997, corporate and overhead charges borne by the Company (prior to charges under the Old Consulting Agreement, the JI Properties Services Agreement, subsidiary management and consulting fees and the Tax Sharing Agreement) were $8.6 million, $10.3 million, $12.7 million and $6.4 million, respectively. On a pro forma basis giving consideration to the JI Properties Services Agreement for such periods (prior to charges under the New TJC Management Consulting Agreement, the New Subsidiary Advisory Agreement, and the Tax Sharing Agreement), overhead charges borne by the Company for such periods would have been $5.4 million, $6.7 million, $8.2 million, and $3.7 million, respectively, and are expected to be about $9.6 million for fiscal 1997.

   Sixth, on July 25, 1997, the Company entered into transition agreements (together, the "Transition Agreement") with M&G and JTP, pursuant to which the Company will provide office space and certain administrative and accounting services to M&G and JTP to facilitate the transition of these subsidiaries to stand-alone companies. The subsidiaries will reimburse the Company for services provided pursuant to the Transition Agreement on an allocated cost basis. The Transition Agreement will expire on December 31, 1997, but is automatically renewed for successive one year periods (unless either party provides prior written notice of non-renewal) and may be terminated by the subsidiaries on 90 days' written notice.

   Tax Sharing Agreement. The Company and each of its subsidiaries are parties to a tax sharing agreement (the "Tax Sharing Agreement"). Pursuant to the Tax Sharing Agreement, each of the consolidated subsidiaries of the Company pays to the Company, on an annual basis, an amount determined by reference to the separate return tax liability of the subsidiary as defined in Treasury Regulation Section 1.1552-1(a)(2)(ii). The Company received payments of $1.8 million, $3.7 million, $1.8 million, and $2.4 million, respectively, from the Company's subsidiaries pursuant to the Tax Sharing Agreement in the years ended December 31, 1994, 1995, 1996, and the six months ended June 30, 1997, respectively. These income tax payments reflected a Federal income tax rate of approximately 34% of each subsidiary's pre-tax income.

   Upon redemption of the M&G Junior Preferred Stock or JTP Junior Preferred Stock or other circumstances that cause M&G or JTP and their respective subsidiaries to cease to be tax-consolidated subsidiaries of the Company, M&G or JTP, as the case may be, and their respective subsidiaries will be released from making any further payments under the Tax Sharing Agreement. While the release will discharge M&G or JTP and their respective subsidiaries from making future income tax payments to the Company, M&G or JTP and their respective subsidiaries, as the case may be, will remain contingently liable to the Company under the Tax Sharing Agreement in respect of any increases in their separate return tax liability for periods prior to such deconsolidations.

   Employment Agreements. On February 25, 1988, the Company entered into an employment agreement with Thomas H. Quinn, pursuant to which Mr. Quinn became the President and Chief Operating Officer of the Company, effective January 1, 1988. See "Management--Employment Agreement."

   Fannie May. On May 15, 1995, the Company purchased from Fannie May $7.5 million aggregate principal amount of Subordinated Notes and 75.6133 shares of Junior Class A PIK Preferred Stock of Fannie May at face value for $9.1 million. Also in 1995, the Company acquired 151.28 shares of common stock of Fannie May (representing 15.1% of the outstanding common stock of Fannie May on a fully-diluted basis) for $151,000. These shares of common stock were purchased from the John W. Jordan II Revocable Trust, which purchased them in July 1995 for $151,000. On June 28, 1995, the Company purchased from The First National Bank of Chicago $7.0 million aggregate principal amount of participations in term loans of a wholly-owned subsidiary of Fannie May for $7.0 million, and agreed to purchase up to an additional $3.0 million aggregate principal amount of such participations, depending upon the financial performance of Fannie May. The additional $3.0 million obligation is secured by a pledge from the Company of a $3.0 million certificate of deposit purchased by the Company. On July 29, 1996, Mr. Jordan purchased $2.0 million of Fannie May Subordinated Notes from the Company at face value plus accrued interest. Fannie May's Chief Executive Officer is Mr. Quinn, and its stockholders include Messrs. Jordan, Quinn, Zalaznick and Boucher, who are directors and stockholders of the Company, as well as other partners, principals and associates of The Jordan Company who are also stockholders of the Company. Fannie May, which is also known as "Fannie May Candies," is a manufacturer and marketer of kitchen-fresh, high-end boxed chocolates through its 337 company-owned retail stores and through third party retail and non-retail sales channels. Its products are marketed under both the "Fannie May" and "Fanny Farmer" brand names.

   On July 2, 1997, the Company received from Fannie May, $14.3 million in exchange for the above investments held by the Company. The amount received also included $1.6 million of accrued interest and premium on the above Subordinated Notes and term loans. On July 7, 1997, the Company received $3.0 million as a return of the certificate of deposit held by the Company as security for an obligation to purchase additional participation in the above-mentioned term loans.

   Cape Craftsmen. On July 29, 1996, the Company acquired the stock of Cape Craftsmen, Inc. ("Cape Craftsmen") from the Jordan Company and JZCC in exchange for $12.1 million of notes receivable from Cape Craftsmen. Since the Company and Cape Craftsmen have common ownership, the net assets of Cape Craftsmen were recorded at the historical basis, $7.6 million, and resulted in a non-cash loss of $4.5 million.

   Legal Counsel. Mr. G. Robert Fisher, a director of, and the general counsel and secretary to, the Company, is also a partner of Bryan Cave, a limited liability partnership, and was a partner in a predecessor firm, Smith, Gill, Fisher & Butts. Mr. Fisher and his law firm have represented the Company and The Jordan Company in the past, and expect to continue representing them in the future. In 1996, Bryan Cave LLP was paid approximately $1.5 million in fees and expenses by the Company.

   SAR Payments. In connection with acquiring the Company's subsidiaries, the sellers of the subsidiaries, who usually included the subsidiary's management, often receive seller notes, stock, stock appreciation rights ("SARs") and special bonus plans in respect of those subsidiaries. In April 1997, the Company paid and purchased SARs and related interests at three companies. At Dura-Line, the Company paid $9.4 million to purchase Dura-Line SARs from the president and chief financial officer of Dura-Line, and agreed to redeem $1.9 million of Dura-Line preferred stock held by the president and chief financial officer of Dura-Line in April 1998. At AIM and Cambridge, the Company paid $3.1 million to purchase AIM and Cambridge SARs (based upon 20% of AIM's and Cambridge's appreciation from 1989 to 1996) from the estate of the former president of AIM and Cambridge. Each of these payments and purchases in respect of the SARs was expensed for financial reporting purposes.

   Sale of Paw Print. As part of the Plan, the Company sold the stock of Paw Print on July 31, 1997 for approximately $10.0 million of net cash proceeds (and the assumption by the purchaser of approximately $2.5 million of indebtedness) to a newly-formed company, which is organized and owned by the Jordan Group, but is not a subsidiary of the Company. The Company purchased Paw Print on November 8, 1996, for a purchase price of $9.25 million and a $2.5 million subordinated seller note. See "Recapitalization and Repositioning Plan."

   Directors and Officers Indemnification. The Company has entered into indemnification agreements with each member of the Board of Directors whereby the Company has agreed, subject to certain exceptions, to indemnify and hold harmless each director from liabilities incurred as a result of such person's status as a director of the Company. See "Management--Directors and Executive Officers of the Company."

   Future Arrangements. The Company has adopted a policy that future transactions between the Company and its officers, directors and other affiliates (including the Motors and Gears and the Jordan Telecommunication Products subsidiaries) must (i) be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                   RECAPITALIZATION AND REPOSITIONING PLAN

   The Company has implemented the Plan to recapitalize and reposition its subsidiaries in order to establish them as more independent, stand-alone, industry-focused companies, to provide the Company with additional financial and operational flexibility and to allow the Company's stockholders and management of JTP and M&G to invest directly in Jordan Telecommunication Products and Motors and Gears.

   The principal elements of the Plan include the following:

   The Old Senior Notes Offering. The issuance and sale of the Old Senior Notes for net proceeds of approximately $113 million, which was completed on July 25, 1997.

   JTP Recapitalization. The formation of JTP, which acquired all of the Jordan Telecommunication Products subsidiaries from the Company in a series of transactions for aggregate consideration of $294.0 million, consisting of $284.0 million of cash proceeds and $10.0 million of assumed obligations. As part of the JTP Recapitalization, the Company purchased $20.0 million of aggregate initial liquidation preference of JTP Junior Preferred Stock, resulting in net cash proceeds to the Company of $264.0 million. See "Risk Factors--Consequences of Subsidiary Deconsolidation," "Certain Transactions--Recapitalization and Repositioning Plan" and "Description of Capital Stock--Subsidiary Securities--JTP Junior Preferred Stock."

   JTP Offering. The issuance and sale by JTP of $190.0 million of Senior Notes, $85.0 million of initial accreted value of Senior Discount Notes and units consisting of Senior Preferred Stock with an aggregate liquidation preference of $25.0 million and shares of common stock concurrent with the Old Senior Notes Offering.

   Fannie May Refinancing. The refinancing of Fannie May , including the refinancing of notes held by the Company in an aggregate principal amount (together with accrued interest) of $14.4 million at June 30, 1997. The Company received net cash proceeds of approximately $17.4 million from the Fannie May Refinancing. See "Certain Transactions--Fannie May."

   New Credit Agreement. The establishment of the New Credit Agreement by JII, a subsidiary of the Company, by amending and restating the JII Credit Agreement. The New Credit Agreement provides the Company and certain of its subsidiaries with a revolving credit and letter of credit facility of up to $75.0 million, which was undrawn as of July 31, 1997. See "Description of Certain Indebtedness--Credit Agreements."

   Reclassification of Subsidiaries. The reclassification or designation of the Specialty Printing and Labeling subsidiaries as Restricted Subsidiaries for purposes of the Company's Indentures, which will have the effect of subjecting Specialty Printing and Labeling subsidiaries to the restrictive covenants of the Indentures and the reclassification or designation of JI Properties as a Non-Restricted Subsidiary for the purposes of the Indentures. Following this reclassification, the Company will continue to guaranty JI Properties' current capital leases.

   The net proceeds from the foregoing were used as follows:

   Repayment of the Old Credit Agreements. The repayment in full of approximately $78.0 million aggregate principal amount of indebtedness under the Old Credit Agreements. See "Description of Certain Indebtedness--Credit Agreements--Old Credit Agreements."

   Tender Offer and Consent Solicitation for the Old Senior Notes. The completion of a Tender Offer for substantially all of the Company's 10 3/8% Senior Notes due 2003 and an accompanying consent solicitation to amend the related Indenture and the payment of certain fees and expenses in connection with the Tender Offer and the consent solicitation for the Company's 10 3/8% Senior Notes due 2003. See "Description of Certain Indebtedness--10 3/8% Senior Notes due 2003 and Discount Debentures--Tender Offer" and "--10 3/8% Senior Notes due 2003 Consent Solicitation and Amendments."

   Consent Solicitation for the Discount Debentures. The completion of a consent solicitation for the Old Discount Debentures which includes (i) the adoption of certain amendments to the Old Discount Debentures Indenture and
(ii) the payment of certain fees and expenses relating to the consent solicitation for the Old Discount Debentures. See "Description of Certain Indebtedness--10 3/8% Senior Notes due 2003 and Discount Debentures--Old Discount Debentures Consent Solicitation and Amendments."

   In addition, as part of the Company's strategy to make complementary acquisitions and to divest non-core businesses, the Company has executed the following transactions as additional elements of the Plan:

   M&G Recapitalization. The recapitalization, in May 1997, of the Company's investment in Motors and Gears through the amendment and restatement of the Company's preferred stock investment in M&G involving, among other things, the increase to $42.0 million of the initial aggregate liquidation preference of the M&G Junior Preferred Stock. In connection with the M&G Recapitalization, M&G issued 16,250 shares of M&G common stock (representing approximately 82.5% of the outstanding shares of M&G common stock) to the Jordan Group and M&G management for total consideration of $2.2 million (of which $1.1 million was paid in cash and $1.1 million was paid through the delivery of 8% zero coupon notes due 2007). See "Risk Factors--Consequences of Subsidiary Deconsolidation," "Certain Transactions" and "Description of Capital Stock--Subsidiary Securities--M&G Junior Preferred Stock."

   Acquisitions. The acquisition by Jordan Telecommunication Products of the assets of LoDan for approximately $17.0 million in May 1997, and the acquisition by Motors and Gears of the stock of FIR for approximately $51.3 million in June 1997.

   Dispositions. The sale of Hudson in May 1997 for approximately $35.0 million, and the sale of Paw Print to an affiliate in July 1997 for approximately $10.0 million in net cash proceeds and approximately $2.5 million of assumed debt. See "Certain Transactions--Sale of Paw Print."

                     DESCRIPTION OF CERTAIN INDEBTEDNESS

   The following is a summary of certain terms of certain indebtedness of the Company.

CREDIT AGREEMENTS

   At July 25, 1997, the Company had borrowings outstanding under the Old Credit Agreements totaling $73.8 million. The borrowings were at JII, $26.7 million, and SPL Holdings, $47.1 million.

   Old Credit Agreements. In July 1996, the Company amended and restated its Credit Facility among JII, the First National Bank of Boston and other banks (the "JII Credit Agreement"), increasing the revolving facility amount from $50.0 to $85.0 million. The JII Credit Agreement, which matures on June 29, 1999, has been primarily used for working capital and acquisitions. At July 25, 1997, the Company had outstanding borrowings of $26.7 million under the JII Credit Agreement. The weighted average interest rate at June 30, 1997 was 9.0%. The JII Credit Agreement is secured by substantially all of the assets of the Company's Restricted Subsidiaries, excluding Welcome Home, and is guaranteed by the Company. The Company must comply with certain financial covenants specified in the JII Credit Agreement, and as of the date of this Prospectus the Company is in compliance with such covenants.

   In August 1995, Specialty Printing and Labeling entered into a credit agreement with The First National Bank of Boston (the "SPL Credit Agreement" and together with the JII Credit Agreement, the "Old Credit Agreements"). In May 1996, the SPL Credit Agreement was amended and restated and available borrowings were increased from $43.9 to $63.9 million. The aggregate outstanding amount under the SPL Credit Agreement at July 25, 1997, was $47.1 million. The SPL Credit Agreement is secured by substantially all of the assets of the operating subsidiaries of the Specialty Printing and Labeling Group. The applicable weighted average interest rate at June 30, 1997, was 8.85%. The Company must comply with certain financial covenants specified in the SPL Credit Agreement, and as of the date of this Prospectus the Company is in compliance with such covenants.

   New Credit Agreement. On July 25, 1997, JII entered into the New Credit Agreement under which JII is able to borrow, on behalf of the Company, to fund acquisitions, provide working capital and for other general corporate purposes. The New Credit Agreement provides for a revolving line of credit of $75.0 million over a term of five years and the agreement is secured by a security interest in substantially all of the assets of the Company's Restricted Subsidiaries, including a pledge of all of the stock of the Company's Restricted Subsidiaries, and guaranteed by the Company's Restricted Subsidiaries. At July 31, 1997, no amounts were outstanding under the New Credit Agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

   Other Credit Facilities. Motors and Gears has available a line of credit from Bankers Trust Company in the amount of $75.0 million (the "M&G Credit Agreement"). The line of credit matures in November 2001. At July 31, 1997, $38.0 million was outstanding on the M&G Credit Agreement. Outstanding borrowings under the M&G Credit Agreement carry a floating rate of LIBOR plus 2.5% or base rate plus 1.5% at the option of M&G. The M&G Credit Agreement is secured by substantially all of the assets of the operating subsidiaries of the Motors and Gears group and is guaranteed by those subsidiaries.

   Dura-Line has available a line of credit from ABN Amro Bank N.V. of Prague, Czech Republic in the amount of $0.8 million. The line of credit matures on April 15, 1998, if not renewed. At July 31, 1997, no amounts were outstanding under this line of credit. Outstanding borrowings under the line of credit carry an interest rate of 1.25% above PRIBOR (Prague Inter-Bank Offered Rate). The applicable rate at June 30, 1997 was 12.18%. The facility is secured by the assets of Dura-Line's majority owned subsidiary, Dura-Line CT s.r.o., which is located in the Czech Republic. The facility is also guaranteed with a standby letter of credit issued by Dura-Line.

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
   On July 25, 1997, JTP Industries, Inc., a subsidiary of JTP, entered into a credit agreement (the "JTP Credit Agreement"), under which Jordan Telecommunication Products, through JTP Industries, Inc., is able to fund acquisitions, provide working capital and for other general corporate purposes. The JTP Credit Agreement provides for a revolving line of credit of $110.0 million over a term of five years and the agreement is secured by a first priority security interest in substantially all of the assets of the operating subsidiaries of the Jordan Telecommunication Products Group, including a pledge of all the stock of the subsidiaries. Payments of principal and interest on amounts borrowed under the JTP Credit Agreement is guaranteed by JTP's operating subsidiaries.

   Dura-Line Notes Payable. Dura-Line maintains $1.1 million in notes payable due in monthly installments through 1999 bearing interest at rates ranging from 5.7% to 8.3%. The notes are secured by an interest in certain of Dura-Line's equipment.

   Diversified Notes Payable. Diversified maintains $0.1 million in notes payable due in monthly installments through 2001 bearing interest at rates ranging from 7.7% to 9.9%. The notes are secured by an interest in certain of Diversified's equipment.

CAPITAL LEASES

   Interest rates on capital leases range from 8.3% to 14.5% and mature in installments through 2001.

   The future minimum lease payments as of December 31, 1996 under capital leases (certain of which are capital leases of Non-Restricted Subsidiaries guaranteed by the Company) consist of the following:

 1997...........................................$ 6,525,000
1998 ..........................................  10,734,000
1999 ..........................................   3,913,000
2000 ..........................................  11,545,000
2001 ..........................................     302,000
Thereafter ....................................          --
                                               ------------
  Total .......................................  33,019,000
Less amount representing interest .............   5,525,000
                                               ------------
Present value of future minimum lease
 payments...................................... $27,494,000
                                               ============

   The present value of the future minimum lease payments approximates the book value of property, plant and equipment under capital leases at December 31, 1996.

SELLER PROMISSORY NOTES

   In connection with the acquisition of Valmark, a Specialty Printing and Labeling subsidiary, Valmark issued to the seller a $4.0 million, 8.0% note (the "Valmark Seller Note"). The Valmark Seller Note is a general unsecured obligation of Valmark, subordinated to borrowings under the SPL Credit Agreement and, the Company expects, subordinated to borrowings under the New Credit Agreement. Interest under the Valmark Seller Note is payable annually in arrears and Valmark is required to pay installments of principal on the Valmark Seller Note as follows: (i) $2.0 million in 1999 and (ii) $2.0 million in 2000. Subject to the terms and conditions of the New Credit Agreement, Valmark may prepay the principal amount of the Valmark Seller Note in whole or in part at any time without payment of any premium or penalty.

   In connection with the acquisition of Pamco, a Specialty Printing and Labeling subsidiary, Pamco issued to the seller a $4.0 million, 8.0% note (the "Pamco Seller Note"). The Pamco Seller Note is a general unsecured obligation of Pamco, subordinated to borrowings under the SPL Credit Agreement and, the Company expects, will be subordinated to borrowings under the New Credit Agreement. Interest under the Pamco Seller Note is payable annually in arrears and Pamco is required to pay installments of principal on the Pamco Seller Note as follows: (i) $2.0 million in 2000 and (ii) $2.0 million in 2001. Subject to the terms and conditions of the New Credit Agreement, Pamco may prepay the principal amount of the Pamco Seller Note in whole or in part at any time without payment of any premium or penalty.

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
   In connection with the acquisition of Merkle-Korff, a Motors and Gears subsidiary, Merkle-Korff issued to the seller a $5.0 million, 9% seller note (the "Merkle-Korff Seller Note") due December 31, 2003. The Merkle-Korff Seller Note is a general unsecured obligation of Merkle-Korff, subordinated to borrowings under the M&G Credit Agreement and, the Company expects, subordinated to borrowings under the New Credit Agreement. Interest under the Merkle-Korff Seller Note is payable annually in arrears and Merkle-Korff is required to pay installments of principal on the Merkle-Korff Seller Note as follows: (i) $1.0 million on December 31, 2000; (ii) $1.25 million on December 31, 2001; (iii) $1.25 million on December 31, 2002; and (iv) the entire then outstanding principal amount on December 31, 2003. Subject to the terms and conditions of the M&G Credit Agreement, Merkle-Korff may prepay the principal amount of the Merkle-Korff Seller Note in whole or in part at any time without payment of any premium or penalty.

   In connection with the acquisition of Diversified, a Jordan Telecommunication Products subsidiary, Diversified issued to the sellers an aggregate of $1.5 million of 8.0% subordinated promissory notes (the "Diversified Seller Notes"). The Diversified Seller Notes mature in 2004. One-half of the aggregate principal amount of the Diversified Seller Notes is due in 2003 and the remaining one-half is due in 2004. Diversified has the right to prepay the Diversified Seller Notes. The aggregate principal amount of the Diversified Seller Notes is guaranteed by the Company.

   In connection with the acquisition of LoDan, a Jordan Telecommunication Products subsidiary, LoDan issued to the Seller a $1.5 million 8.0% subordinated promissory note (the "LoDan Seller Note"). The LoDan Seller Note matures in 1999. One-half of the principal amount of the LoDan Seller Note is due in 1998 and the remaining one-half is due in 1999.

   In connection with the acquisition of Seaboard, a Specialty Printing and Labeling subsidiary, Seaboard issued to the seller a $1.5 million 8.0% subordinated promissory note due in 2001.

   In connection with the acquisition of Parsons, a Consumer and Industrial Products subsidiary, Parsons issued to the seller a $0.6 million 9.0% subordinated promissory note (the "Parsons Seller Note"). The Parsons Seller Note matured in 1991. As of June 30, 1997, no payments have been made and no interest has been accrued by the Company in respect of the Parsons Seller Note.

SAR AGREEMENTS

   Dura-Line Preferred Stock and SARs Redemption Agreement. Dura-Line has outstanding 187.5 shares of its 7% cumulative preferred stock (the "Dura-Line Preferred Stock") with an aggregate liquidation preference of $1.9 million issued to certain former stockholders of Dura-Line. The former stockholders were also granted SARs exercisable upon the occurrence of certain extraordinary corporate transactions. On April 10, 1997, Dura-Line entered into an agreement (the "Redemption Agreement"), pursuant to which Dura-Line paid the former stockholders $9.4 million in cash and gave the former stockholders a promissory note for $4.7 million in consideration for the former stockholders' SARs. The promissory note bears interest at the rate of 8%, is payable in annual installments and matures on April 10, 2001. Dura-Line is required by the Redemption Agreement to redeem the remaining shares of Dura-Line Preferred Stock on April 10, 1998 for $1.9 million. The holders of the Dura-Line Preferred Stock agreed to forego the payment of accumulated and unpaid dividends of $0.7 million. If, prior to April 30, 1998, the Company receives offering proceeds from an initial public offering of Dura-Line common stock, the Company is required to pay the former stockholders of Dura-Line an additional $2.3 million. If the Company does not receive proceeds from an initial public offering of Dura-Line common stock prior to April 30, 1998, the former stockholders will receive 25% of Dura-Line's 1997 gross profit (as defined in the Redemption Agreement) in excess of $30.0 million. As consideration for signing the Redemption Agreement, the former stockholders will receive total non-compete payments of $0.4 million over the 13-month period beginning April 10, 1997.

   AIM and Cambridge SARs. In April 1997, the Company paid $3.1 million to purchase AIM and Cambridge SARs (based upon 20% of AIM and Cambridge appreciation from 1989 to 1996) from the estate of the former president of AIM and Cambridge.

   Each of these payments and purchases in respect of the SARs was expensed for financial reporting purposes.

SUBSIDIARY EARN-OUT AGREEMENTS

   Pursuant to earn-out agreements entered into in connection with the acquisition of certain of the subsidiaries of Jordan Telecommunication Products, the management of the subsidiaries has the opportunity to earn bonuses based on the EBIT (as defined in the agreements) growth of their respective subsidiaries for up to four fiscal years. The cumulative maximum payout pursuant to these earn-out agreements is approximately $8.2 million.

M&G NEW SENIOR NOTES

   In November 1996, M&G, a majority-owned subsidiary of the Company, through its wholly-owned subsidiary, Motors and Gears, Inc., issued $170.0 million in aggregate principal amount of 10 3/4% Senior Notes (the "M&G New Senior Notes"). Interest on the M&G New Senior Notes is payable in arrears on May 15 and November 15 of each year commencing May 15, 1997. The M&G New Senior Notes are redeemable at the option of Motors and Gears, Inc., in whole or in part, at any time on or after November 15, 2001. Motors and Gears, Inc. may also redeem up to 35% of the original aggregate principal amount of the M&G New Senior Notes prior to November 15, 1999, under certain circumstances. The fair value of the M&G New Senior Notes at June 30, 1997, was $168.3 million. The fair value was calculated using the M&G New Senior Notes' June 30, 1997 market price multiplied by the face amount. The M&G New Senior Notes are not secured by the assets of Motor and Gears, Inc., M&G or the Company.

   The indenture relating to the M&G New Senior Notes contains certain covenants which restrict (i) the payment of dividends; (ii) the repurchase of stock and the making of certain other restricted payments; (iii) certain mergers or consolidations; and (iv) the assumption of certain levels of additional indebtedness. The Company is expected to continue to be in compliance with the provisions of this indenture.

10 3/8% SENIOR NOTES DUE 2003 AND DISCOUNT DEBENTURES

   In July 1993, the Company issued $275.0 million in aggregate principal amount of 10 3/8% Senior Notes due 2003. These notes bear interest at a rate of 10 3/8% per annum, payable semi-annually in cash on February 1 and August 1 of each year. The 10 3/8% Senior Notes are redeemable for 105.18750% of their principal amount from August 1, 1998 to July 31, 1999. The fair value of the 10 3/8% Senior Notes was $272.3 million at June 30, 1997. The fair value was calculated using the 10 3/8% Senior Notes' June 30, 1997 market price multiplied by the face amount. The 10 3/8% Senior Notes are not secured by the assets of the Company.

   In July 1993, the Company issued $133.1 million aggregate principal amount of 11 3/4% Senior Subordinated Discount Debentures due 2005. The 11 3/4% Discount Debentures due 2005 were issued at a substantial discount from their principal amount. The 11 3/4% Discount Debentures due 2005 bore interest at a rate of 11 3/4% per annum, payable in cash semi-annually on February 1 and August 1 of each year beginning in 1999.

   In April 1997, the Company privately placed approximately $214.0 million aggregate principal amount of 11 3/4% Series A Senior Subordinated Discount Debentures due 2009, at 56.52% of such principal amount. The Old Discount Debentures are eligible for resale under Rule 144A of the Securities Act. The Company placed the Old Discount Debentures to refinance substantially all of the $133.1 million aggregate principal amount of its 11 3/4% Discount Debentures due 2005. As of June 30, 1997, approximately $0.2 million of the 11 3/4% Discount Debentures due 2005 were outstanding.

 Tender Offer

   As part of the Plan, the Company concluded the Tender Offer for substantially all of the aggregate principal amount of its outstanding 10 3/8% Senior Notes due 2003 (at a premium to principal amount), plus accrued and unpaid interest to the date of repurchase. The Company may, after the Tender Offer, seek to repurchase 10 3/8% Senior Notes due 2003 pursuant to open market or privately negotiated purchases or otherwise on terms that may or may not differ from the terms of the Tender Offer and the terms of the redemption of 10 3/8% Senior Notes due 2003 pursuant to the relevant Indenture.

   The pro forma financial information included in this Prospectus reflects that substantially all of the outstanding 10 3/8% Senior Notes due 2003 were tendered pursuant to the Tender Offer. To the extent that 10 3/8% Senior Notes due 2003 remained outstanding after the consummation of the Tender Offer, the Company will continue to be subject to interest and other payment obligations in respect of such 10 3/8% Senior Notes due 2003 which remained outstanding following the consummation of the Tender Offer.

 10 3/8% Senior Notes due 2003 Consent Solicitation and Amendments

   Also as part of the Plan, the Company concluded a consent solicitation to effect amendments to the 10 3/8% Senior Notes due 2003 Indenture.

 Old Discount Debentures Consent Solicitation and Amendments.

   Concurrently with the consent solicitation with respect to the 10 3/8% Senior Notes due 2003, and as part of the Plan, the Company concluded a consent solicitation to effect amendments to the Old Discount Debentures Indenture. The amendments modify the covenants in the Old Discount Debentures Indenture to conform generally to the covenants (and related definitions) in the Old Senior Notes Indenture. See "Description of the Exchange Securities--Certain Covenants."

JTP SENIOR NOTES AND DISCOUNT DEBENTURES

   In connection with the JTP Recapitalization, JTP issued $190.0 million in aggregate principal amount of 9 7/8% Senior Notes due 2007 (the "JTP Senior Notes"). The JTP Senior Notes are redeemable at the option of JTP, in whole or in part, at any time on or after August 1, 2002.

   In connection with the JTP Recapitalization, JTP issued Senior Discount Notes due 2007 (the "JTP Discount Notes") for gross proceeds of $85.0 million. The JTP Discount Notes were issued at a substantial discount from their principal amount. The JTP Discount Notes are redeemable at the option of JTP in whole or in part, at any time on or after August 1, 2002.

   The indentures relating to the JTP Senior Notes and the JTP Senior Discount Notes restrict the ability of JTP to incur additional indebtedness at its restricted subsidiaries, which are Non-Restricted Securities for the purposes of the Company's Indentures.

CERTAIN OTHER INDEBTEDNESS

   Dura-Line has available a $2.7 million term loan from Heller Financial, Inc., which is guaranteed by the Company. The Company has also guaranteed certain equipment leases of Dura-Line of approximately $1.1 million in the aggregate.

                         DESCRIPTION OF CAPITAL STOCK

   The following summarizes certain provisions of the Articles of Incorporation of the Company and its subsidiaries.

GENERAL

   The authorized capital stock of the Company consists solely of 100,000 shares of common stock, par value $0.01 per share (the "Common Stock"). As of June 30, 1997, 98,501.0004 shares were issued and outstanding.

   Common Stock. Each holder of shares of Common Stock is entitled to one vote per share on all matters to be voted on by stockholders. The holders of Common Stock are entitled to dividends and other distributions if, as and when declared by the Board of Directors out of assets legally available therefor, subject to the restrictions, if any, imposed by other indebtedness outstanding from time to time. Upon the liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock would be entitled to share ratably in the distribution of all of the Company's assets. The holders of Common Stock have certain preemptive and other subscription rights to purchase shares of capital stock of the Company. See "Principal Stockholders--Stockholder Agreement." As of June 30, 1997, there were 19 beneficial owners of Common Stock.

SUBSIDIARY SECURITIES

   Pursuant to the Plan, the Company purchased shares of the capital stock of JTP and M&G. In addition, the Company's stockholders, their affiliates and third parties hold capital stock of certain of the Company's subsidiaries, the terms of which may have a significant impact on the Company's operations. A description of the terms of such capital stock is set forth below.

   M&G Junior Preferred Stock. In connection with the M&G Recapitalization, the Company amended and restated its preferred stock investment in M&G resulting in the M&G Junior Preferred Stock which initially has an increased liquidation preference of $42.0 million plus or minus 80% of M&G's net income or losses through the fifth anniversary of the date of issuance. Following the fifth anniversary of the date of issuance or the failure by M&G to redeem the M&G Junior Preferred Stock following the sale of M&G or a public equity offering by M&G, dividends will accrue on any outstanding M&G Junior Preferred Stock at a rate of 10% per annum of the Initial M&G Junior Preferred Liquidation Value. Absent such an event, the Company does not anticipate receiving any cash distributions in respect of the M&G Junior Preferred Stock prior to the fifth anniversary of the date of issuance. The M&G Junior Preferred Stock will have voting rights equal to 82.5% of the total combined voting power of the M&G Junior Preferred Stock and the M&G common stock.

   The M&G Junior Preferred Stock will be mandatorily redeemable on the eleventh anniversary of the date of issuance and, if and to the extent permitted by the covenants of M&G's then outstanding indebtedness, on the earliest to occur of (x) the fifth anniversary of the date of issuance, (y) the sale of M&G or (z) a public equity offering by M&G. In the event the M&G Junior Preferred Stock is redeemed prior to the fifth anniversary of the date of issuance, the redemption price will be equal to (i) $42.0 million, plus or minus (ii) 80% of M&G's net income or losses through the redemption date (collectively, the "Initial M&G Junior Preferred Liquidation Value"), plus or minus (iii) the present value of the projected net income or losses of M&G from the redemption date through the fifth anniversary of the date of issuance. In the event the M&G Junior Preferred Stock is redeemed on or after the fifth anniversary of the date of issuance, the redemption price will be equal to the Initial M&G Junior Preferred Liquidation Value plus accrued and unpaid dividends through the Redemption Date.

   The redemption of the M&G Junior Preferred Stock could result in the recognition by the Company of substantial income tax liabilities arising out of the M&G Recapitalization. See "Risk Factors--Consequences of Subsidiary Deconsolidation."

   JTP Junior Preferred Stock. In connection with the JTP Recapitalization, the Company purchased JTP Junior Preferred Stock which initially has a liquidation preference of $20.0 million plus or minus 95%

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of JTP's net income or losses through the fifth anniversary of the date of issuance. Following the fifth anniversary of the date of issuance, or the failure by JTP to redeem the JTP Junior Preferred Stock following the sale of JTP or a public equity offering by JTP, dividends will accrue on any outstanding JTP Junior Preferred Stock at a rate of 10% per annum of the Initial JTP Junior Preferred Liquidation Value. Absent such an event, the Company does not anticipate receiving any cash distributions in respect of the JTP Junior Preferred Stock prior to the fifth anniversary of the date of issuance. The JTP Junior Preferred Stock has voting rights equal to 95% of the total combined voting power of the JTP Junior Preferred Stock and the JTP common stock.

   The JTP Junior Preferred Stock is mandatorily redeemable on the thirteenth anniversary of the date of issuance and, if and to the extent permitted by the covenants of JTP's then outstanding indebtedness, on the earliest to occur of (x) the fifth anniversary of the date of issuance, (y) the sale of JTP or (z) a public equity offering by JTP. In the event the JTP Junior Preferred Stock is redeemed prior to the fifth anniversary of the date of issuance, the redemption price will be equal to (i) $20.0 million, plus or minus (ii) 95% of JTP's net income or losses through the redemption date (collectively, the "Initial JTP Junior Preferred Liquidation Value"), plus or minus (iii) the present value of the projected net income or losses of JTP from the redemption date through the fifth anniversary of the date of issuance. In the event the JTP Junior Preferred Stock is redeemed on or after the fifth anniversary of the date of issuance, the redemption price will be equal to the Initial JTP Junior Preferred Liquidation Value plus accrued and unpaid dividends through the Redemption Date.

   The redemption of the JTP Junior Preferred Stock could result in the recognition by the Company of substantial income tax liabilities arising out of the JTP Recapitalization. See "Risk Factors--Consequences of Subsidiary Deconsolidation."

   JTP Senior Preferred Stock. As part of the JTP Recapitalization, JTP issued units consisting of Senior Exchangeable Preferred Stock due 2009 (the "JTP Senior Preferred Stock") and common stock of JTP to qualified institutional buyers for net cash proceeds to JTP of approximately $25.0 million. The JTP Senior Preferred Stock ranks senior, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of JTP, to the JTP Junior Preferred Stock which is held by the Company. Accordingly, upon a sale of JTP, which would otherwise require the mandatory redemption of the JTP Junior Preferred Stock, the proceeds of such sale would be applied first to pay the liquidation preference and accrued dividends with respect to the JTP Senior Preferred Stock. The JTP Senior Preferred Stock is mandatorily redeemable on the twelfth anniversary of the date of issuance. The holders of the JTP Senior Preferred Stock do not have voting rights, except under limited circumstances.

   Other Subsidiary Preferred Stock. Dura-Line has outstanding 187.5 shares of its 7% cumulative preferred stock with a liquidation preference of $1.9 million. See "Description of Certain Indebtedness--SAR Agreements--Dura-Line Preferred Stock and SARs Redemption Agreements."

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                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

   The Exchange Offer is being made by the Company to satisfy its obligations pursuant to the Registration Rights Agreements, which require the Company to use its best efforts to effect the Exchange Offer. See "--Registration Rights."

   The Company is making the Exchange Offer in reliance upon the position of the staff of the Commission set forth in certain no-action letters addressed to other parties in other transactions. However, the Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Based on these interpretations by the staff of the Commission, the New Securities issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) an Initial Purchaser or Holder of Old Discount Debentures who acquired the Old Securities directly from the Company solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, or (iii) a broker-dealer who acquired the Old Securities as a result of market making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business and such holder is not participating and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Securities. Any Holder who tenders Old Securities in the Exchange Offer for the purpose of participating in a distribution of the New Securities could not rely on such interpretations by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless such sale is made pursuant to an exemption from such requirements.

   Holders of Old Securities not tendered will not have any further registration rights and the Old Securities not exchanged will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the markets for the Old Securities could be adversely affected.

   NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF OLD SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

   In connection with the issuance of the Old Securities, the Company entered into Registration Rights Agreements.

   Holders of New Securities (other than as set forth below) are not entitled to any registration rights with respect to the New Securities. Pursuant to the Registration Rights Agreements, Holders of Old Securities are entitled to certain registration rights. Under the Registration Rights Agreements, the Company has agreed, for the benefit of the Holders of the Old Securities, that it will, at its cost, (i) within 60 days after the date of the original issue of the Old Senior Notes with respect to the Old Senior Notes, and within 75 days after April 2, 1997 with respect to the Old Discount Debentures, file the Registration Statement with the Commission and (ii) within 120 days after the date of original issuance of the Old Senior Notes with respect to the Old Senior Notes, and within 105 days of April 2, 1997 with respect to the Old Discount Debentures, use its best efforts to cause such Registration Statement to be declared

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
effective under the Securities Act. The Registration Statement of which this prospectus is a part constitutes the Registration Statement. If (i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or
(ii) any Holder of Transfer Restricted Securities (as defined herein) notifies the Company within the specified time period that (A) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (B) due to a change in law or policy it may not resell the New Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Registration Statement is not appropriate or available for such resales by such holder or
(C) it is a broker-dealer and acquired the Senior Notes or Discount Debentures directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Transfer Restricted Securities by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing. "Transfer Restricted Securities" means each Senior Note or Discount Debenture, until (i) the date of which such Transfer Restricted Security has been exchanged by a person other than a broker-dealer for a New Security in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Transfer Restricted Security for a New Security, the date on which such New Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Registration Statement, (iii) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such security is distributed pursuant to Rule 144 under the Act.

   The Registration Rights Agreements also provide that, (i) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Registration Statement was declared effective by the Commission, New Securities in exchange for all Transfer Restricted Securities tendered prior thereto in the Exchange Offer and (ii) if obligated to file the Shelf Registration Statement, the Company will file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and use its best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 120 days after such obligation arises. The Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the third anniversary of the Closing Date or such shorter period that will terminate when all the Senior Notes or Discount Debentures covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. If (a) the Company fails to file any of the registration statements required by the Registration Rights Agreements on or before the date specified for such filing, (b) any of such registration statements are not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Registration Statement, or
(d) the Shelf Registration Statement or the Registration Statement is declared effective but thereafter, subject to certain exceptions, ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreements (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week for each $1,000 principal amount of Notes or each $1,000 liquidation preference of Senior Preferred Stock held by such Holder. The amount of the Liquidated Damages will increase to $.10 per week for each $1,000 principal amount of Senior Notes or Discount Debentures, as applicable until all Registration Defaults have been cured. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

   Holders of Transfer Restricted Securities will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreements in order to have their Transfer Restricted Securities included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

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
   The summary herein of certain provisions of the Registration Rights Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreements, copies of which are filed as exhibits to the Registration Statement of which this Prospectus constitutes a part.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD SECURITIES

   Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Securities which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York time, on , 1997; provided, however, that if the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended. The Company may extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency. During any extension of the Exchange Offer, all Old Securities previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

   As of the date of this Prospectus, $120,000,000 aggregate principal amount of the Old Senior Notes and $214,036,493 aggregate principal amount of Old Discount Debentures is outstanding. This Prospectus, together with the Letter
of Transmittal, is first being sent on or about        , 1997, to all Holders
of Old Securities known to the Company. The Company's obligation to accept Old Securities for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

   The terms of the New Senior Notes and the Old Senior Notes and the New Discount Debentures and the Old Discount Debentures, respectively, are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Securities and rights to receive Liquidated Damages. See "--Registration Rights; Liquidated Damages." The Old Securities were, and the New Securities will be, issued under the Exchange Indentures and all such Exchange Securities are entitled to the benefits of the Exchange Indentures.

   Old Securities tendered in the Exchange Offer must be in denominations of principal amount of $1,000 and any integral multiple thereof. Any Old Securities not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

   The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Securities not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." The Company will give oral or written notice of any amendment, nonacceptance or termination to the Holders of the Old Securities as promptly as practicable. Any amendment to the Exchange Offer will not limit the right of Holders to withdraw tendered Old Securities prior to the Expiration Date. See "--Withdrawal Rights."

PROCEDURES FOR TENDERING OLD SECURITIES

   The tender to the Company of Old Securities by a Holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Securities for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to First Trust National Association (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Securities must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Securities, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD SECURITIES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD SECURITIES SHOULD BE SENT TO THE COMPANY.

   Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Securities surrendered for exchange pursuant thereto are tendered (i) by a registered Holder of the Old Securities who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Old Securities are registered in the name of a person other than the signer of the Letter of Transmittal, the Old Securities surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

   All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Securities tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Securities not properly tendered or to not accept any particular Old Securities which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Securities either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Securities in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Securities either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Old Securities for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Securities for exchange, nor shall any of them incur any liability for failure to give such notification. The Exchange Agent intends to use reasonable efforts to give notification of such defects and irregularities.

   If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Old Securities, such Old Securities must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders that appear on the Old Securities.

   If the Letter of Transmittal or any Old Securities or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation or others acting in a fiduciary or representatives capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

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
   By tendering, each Holder will represent to the Company that, among other things, the New Securities acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Securities, whether or not such person is the Holder and such person has no arrangement with any person to participate in the distribution of the New Securities. If any Holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such New Securities to be acquired pursuant to the Exchange Offer, or acquired the Old Securities as a result of market making or other trading activities, such Holder or any such other person (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD SECURITIES FOR EXCHANGE; DELIVERY OF NEW SECURITIES

   Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Securities properly tendered and will issue the New Securities promptly after acceptance of the Old Securities. See "--Certain Conditions to the Exchange Offer." For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Securities for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

   For each Old Security accepted for exchange, the Holder of such Old Security will receive a New Security having a principal amount equal to that of the surrendered Old Security. Accordingly, registered Holders of New Securities on the relevant record date for the first interest payment date or dividend payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid on the Old Securities, or, if no interest has been paid on the Old Securities, from July 25, 1997 with respect to the Senior Notes, and from April 1, 2002 with respect to the Discount Debentures. Old Securities accepted for exchange will cease to accrue interest or dividends from and after the date of consummation of the Exchange Offer. Holders of Old Securities whose Old Securities are accepted for exchange will not receive any payment in respect of accrued interest or dividends on such Old Securities otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.

   In all cases, issuance of New Securities for Old Securities that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for such Old Securities or a timely Book-Entry Confirmation of such Old Securities into the Exchange Agent's account at the Book-Entry Transfer Facility, (ii) a properly completed and duly executed Letter of Transmittal and (iii) all other required documents. If any tendered Old Securities are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, or if Old Securities are submitted for a greater amount than the Holder desires to exchange, such unaccepted or nonexchanged Old Securities will be returned without expense to the tendering Holder thereof (or, in the case of Old Securities tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such nonexchanged Old Securities will be credited to an account maintained with such Book-Entry Transfer Facility) designated by the tendering Holder as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

   The Exchange Agent will make a request to establish an account with respect to the Old Securities at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Securities by causing the Book-Entry Transfer

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
Facility to transfer such Old Securities into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Securities may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

   If a registered Holder of the Old Securities desires to tender such Old Securities and the Old Securities are not immediately available, or time will not permit such Holder's Old Securities or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent has received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form of the corresponding exhibit to the Registration Statement of which this Prospectus constitutes a part (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Old Securities and the amount of Old Securities tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Securities, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Securities, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

   Tenders of Old Securities may be withdrawn at any time prior to the Expiration Date.

   For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Securities to be withdrawn, identify the Old Securities to be withdrawn (including the amount of such Old Securities), and (where certificates for Old Securities have been transmitted) specify the name in which such Old Securities are registered, if different from that of the withdrawing Holder. If certificates for Old Securities have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Securities have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Securities and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Securities so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Securities which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Old Securities tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Securities will be credited to an account with such Book-Entry Transfer Facility specified by the Holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Securities may be retendered by following one of the procedures described under "--Procedures for Tendering Old Securities" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

   Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Securities in exchange for, any Old Securities and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Securities for exchange or the exchange of the New Securities for such Old Securities, any of the following events shall occur:

     (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Old Securities pursuant to the Exchange Offer; or any statue, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Company might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, in the sole judgment of the Company, might result in the holders of New Securities having obligations with respect to resales and transfers of New Securities which are greater than those described in the interpretation of the Commission referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

     (b) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

     (c) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company and its subsidiaries taken as a whole that, in the sole judgment of the Company, is or may be adverse to the Company, or the Company shall have become aware of facts that, in the sole judgment of the Company, have or may have an adverse effect on the value of the Old Securities or the New Securities.

Holders of Old Securities will have registration rights and the right to Liquidated Damages as described under "--Registration Rights; Liquidated Damages" if the Company fails to consummate the Exchange Offer.

   To the Company's knowledge as of the date of this Prospectus, none of the above events has occurred.

   The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

   In addition, the Company will not accept for exchange any Old Securities tendered, and no New Securities will be issued in exchange for any such Old Securities, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part of the qualification of the Indentures under the Trust Indenture Act of 1939.

EXCHANGE AGENT

   First Trust National Association has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters for Transmittal and Notices of Guaranteed Delivery should be directed to the Exchange Agent at the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

        Deliver to: First Trust National Association, Exchange Agent:

                     By Mail, Overnight Courier or Hand:
                       First Trust National Association
                            180 East Fifth Street
                          St. Paul, Minnesota 55101
             Attn: Specialized Finance Corporate Trust Department
                                 Fourth Floor


                                By Facsimile:
                                (612) 244-1537
                         For Senior Preferred Stock:
          Deliver to: Harris Trust and Savings Bank, Exchange Agent
                     By Mail, Overnight Courier or Hand:

   DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

   The Company will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

   The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Securities, and in handling tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting, registration, and legal fees, will be paid by the Company and are estimated to be approximately $60,000.

TRANSFER TAXES

   Holders who tender their Old Securities for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Securities in the name of, or request that Old Securities not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

APPRAISAL RIGHTS

   HOLDERS OF OLD SECURITIES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

CONSEQUENCES OF NOT EXCHANGING OLD SECURITIES

   Holders of Old Securities who do not exchange their Old Securities for New Securities pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Securities as set forth in the legend thereon as a consequence of the issuance of the Old Securities pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Securities may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Securities under the Securities Act. Based upon no-action letters issued by the staff of the Commission to third parties, the Company believes the New Securities issued pursuant to the Exchange Offer in exchange for the Old Securities may be offered for resale, resold or otherwise transferred by a Holder thereof (other than any (i) Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), (ii) an Initial Purchaser or Holder of Old Discount Debentures who acquired the Old Securities directly from the Company solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, or (iii) a broker-dealer who acquired the Old Securities as a result of market making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business and such holder is not participating and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Securities. However, the Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Securities, and has no arrangement or understanding to participate in a distribution of New Securities. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Securities to be acquired pursuant to the Exchange Offer, or acquired the Old Securities as a result of market or other trading activities, such Holder (i) could not rely on the relevant determinations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Securities for its own account in exchange for Old Securities must acknowledge that such Old Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Securities. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdications, if applicable, the New Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed to register or qualify the sale of the New Securities in such jurisdictions only in limited circumstances and subject to certain conditions.

ACCOUNTING TREATMENT

   The exchange of the New Securities for the Old Securities will have no impact on the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. Expenses of the Exchange Offer and expenses related to the Old Securities will be amortized, pro rata, over the term of the New Securities.

                      DESCRIPTION OF THE NEW SECURITIES

   The Old Senior Notes were and the New Senior Notes will be issued pursuant to an indenture (the "Senior Notes Indenture"), dated as of July 25, 1997, between the Company and First Trust National Association, as trustee (the "Senior Notes Trustee") The Old Discount Debentures were and the New Discount Debentures will be issued pursuant to an indenture (the "Discount Debentures Indenture" and together with the Senior Notes Indenture, the "Exchange Indentures"), dated as of April 2, 1997, between the Company and First Trust National Association, as trustee (the "Discount Debentures Trustee" and together with the Senior Notes Trustee, the "Trustee"). The terms of the Exchange Securities include those stated in the Exchange Indentures and those made part of the Exchange Indentures by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of original issuance of the Senior Notes and the Discount Debentures, respectively. The Exchange Securities are subject to all such terms, and holders of the Exchange Securities are referred to the Exchange Indentures and the Trust Indenture Act for a statement thereof. A copy of the form of each Exchange Indenture and the form of the Exchange Securities have been filed as Exhibits to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the Exchange Indentures does not purport to be complete and is qualified in its entirety by reference to the Exchange Indentures, including the definitions used therein of certain terms used below.

GENERAL

   Principal of, premium, if any, interest and Liquidated Damages on, the Exchange Securities will be payable, and the Exchange Securities may be presented for registration of transfer or exchange, at the respective offices of the Paying Agent and Registrar in New York, New York. Holders of Exchange Securities must surrender their Exchange Securities to the Paying Agent to collect principal payments, and the Company may pay principal and interest by check and may mail interest checks to a holder's registered address; provided that all payments with respect to Global Securities and Certificated Securities, the holders of whom have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. The Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with certain transfers or exchanges. See "Transfer and Exchange." The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to holders of Exchange Securities, and, subject to certain exceptions, the Company or any of its subsidiaries may act as Paying Agent or Registrar under either or both Exchange Indentures.

   The Company's operations are conducted exclusively through its subsidiaries. As a consequence, the Company's ability to service its Indebtedness (including the Exchange Securities) is dependent upon the Company's receipt of funds from its subsidiaries. See "Risk Factors--Holding Company Structure; Dependence on Subsidiaries; Limitation on Access to Cash Flow of Subsidiaries."

TERMS OF THE SENIOR NOTES

   The Old Senior Notes are and the New Senior Notes will be general unsecured senior obligations of the Company, will rank senior in right of payment to all subordinated Indebtedness of the Company (including the Discount Debentures and the 11 3/4% Discount Debentures due 2005), and will rank pari passu in right of payment with all senior Indebtedness of the Company (including the 10 3/8% Senior Notes due 2003). The Senior Notes will effectively rank junior to any secured senior Indebtedness of the Company to the extent of the assets securing such Indebtedness and to any Indebtedness of the Company's subsidiaries, including borrowings under the New Credit Agreement. The Senior Notes will be limited to $120,000,000 in aggregate principal amount. The Senior Notes will bear interest at the rate set forth on the front cover of this Prospectus. Interest on each of the Senior Notes is payable semi-annually in cash on February 1 and August 1 of each year to holders of record of Senior Notes at the close of business on the January 15 and July 15 next preceding the interest payment date. Interest will initially accrue from the date of issuance and the first interest payment date will be February 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Senior Notes will mature on August 1, 2007 and will be issued in denominations of $1,000 and integral multiples thereof.

TERMS OF THE DISCOUNT DEBENTURES

   The Old Discount Debentures are and the New Discount Debentures will be general unsecured senior subordinated obligations of the Company, will rank junior to all senior Indebtedness of the Company (including the Senior Notes and the 10 3/8% Senior Notes due 2003), will rank pari passu with all other senior subordinated Indebtedness of the Company (including the 11 3/4% Senior Subordinated Discount Debentures due 2005) and will rank senior to all subordinated Indebtedness of the Company. The Discount Debentures will effectively rank junior to any Indebtedness of the Company's subsidiaries, including borrowings under the New Credit Agreement. The Discount Debentures will be limited to $214,036,493 in aggregate principal amount at maturity ($120,973,426 initial Accreted Value of the Old Discount Debentures that will fully accrete to face amount on April 1, 2002). The price to the public for the Discount Debentures represents a yield to maturity of 11 3/4%, computed on the basis of semiannual compounding. Although for U.S. federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a holder of Discount Debentures as such discount is amortized from the date of issuance of the Discount Debentures, no cash interest will be payable with respect to the Discount Debentures prior to October 1, 2002, except upon redemption or purchase of the Discount Debentures by the Company. Commencing April 1, 2002, the Discount Debentures will bear interest at the rate set forth on the cover page of this Prospectus. Thereafter, interest on the Discount Debentures will be payable semi-annually in cash on October 1 and April 1 of each year to holders of record of Discount Debentures at the close of business on the September 15 or March 15 next preceding the interest payment date. Interest will initially accrue from April 1, 2002 and the first interest payment date will be October 1, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Discount Debentures will mature on April 1, 2009 and will be issued in denominations of $1,000 and integral multiples thereof.

REDEMPTION OF EXCHANGE SECURITIES

   Optional Redemption. The Senior Notes may not be redeemed at the option of the Company prior to August 1, 2002. During the 12-month period beginning August 1 of the years indicated below, the Senior Notes will be redeemable, at the option of the Company, in whole or in part, on at least 30 but not more than 60 days' notice to each holder of Senior Notes to be redeemed, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus any accrued and unpaid interest to the redemption date:

 YEAR                 PERCENTAGE
------------------- ------------
2002 ...............   105.188%
2003................   102.594%
2004 and
 thereafter.........   100.000%


   The Discount Debentures may not be redeemed at the option of the Company prior to April 1, 2002. During the 12-month period beginning April 1 of the years indicated below, the Discount Debentures will be redeemable, at the option of the Company, in whole or in part, on at least 30 but not more than 60 days' notice to each holder of Discount Debentures to be redeemed, at the redemption prices (expressed as percentage of the Accreted Value) set forth below, plus any accrued and unpaid interest and Liquidated Damages to the date of redemption:

 YEAR                 PERCENTAGE
------------------- ------------
2002................   105.875%
2003................   102.937%
2004 and
 thereafter.........   100.000%

   The restrictions on optional redemptions contained in the Exchange Indentures do not limit the Company's right to separately make open market, privately negotiated or other purchases of Exchange Securities from time to time.

   Mandatory Redemption. Except as set forth below under "Mandatory Offers to Purchase Exchange Securities--Change of Control" and "--Asset Sales," the Company is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Exchange Securities.

MANDATORY OFFERS TO PURCHASE EXCHANGE SECURITIES

   Change of Control. Upon the occurrence of a Change of Control (such date being the "Change of Control Trigger Date"), each holder of Exchange Securities shall have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Exchange Securities pursuant to an Offer (as defined herein) at a purchase price equal to 101% of the aggregate principal amount of the Senior Notes, plus accrued and unpaid interest, if any, to the date of purchase, and 101% of the Accreted Value of the Discount Debentures at the date of purchase, plus any accrued and unpaid interest and Liquidated Damages from April 1, 2002 to the purchase date if such date occurs after April 1, 2002. Prepayment of the Exchange Securities pursuant to a Change of Control would constitute a default under the New Credit Agreement. In the event a Change of Control occurs, the Company will likely be required to refinance the Indebtedness outstanding under the New Credit Agreement and the Exchange Securities.

   The Discount Debenture Indenture provides that the Change of Control Trigger Date for the Discount Debentures shall be delayed until all senior Indebtedness that is required or entitled pursuant to its terms to be redeemed or purchased upon a Change of Control has been redeemed or purchased. Both Exchange Indentures provide that the Company shall not be required or permitted to offer to purchase any Discount Debentures as a result of a Change of Control until it shall have first redeemed or purchased all senior Indebtedness that the Company is required by the terms of such senior Indebtedness to redeem or purchase as a result of a Change of Control. If there is a Change of Control, Indebtedness under the New Credit Agreement could be accelerated. Moreover, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of the Exchange Securities.

   Asset Sales. Each Exchange Indenture provides that the Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale (including the sale of any of the Capital Stock of any Restricted Subsidiary) providing for Net Proceeds in excess of $2,500,000 unless at least 75% of the Net Proceeds from such Asset Sale are applied to one or more of the following in such combination as the Company shall elect:
(a) an investment in another asset or business in the same line of business as, or a line of business similar to that of, the line of business of the Company and its Restricted Subsidiaries at that time; provided, that such investment occurs on or prior to the 365th day following the date of such Asset Sale (the "Asset Sale Disposition Date"), (b) the purchase, redemption or other prepayment or repayment of outstanding senior Indebtedness on or prior to the Asset Sale Disposition Date or (c) an Offer expiring on or prior to the Purchase Date (as defined herein). Each Exchange Indenture also provides that the Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly consummate an Asset Sale unless at least 50% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, cash equivalents or marketable securities. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in clauses (a) or (b) shall constitute "Excess Proceeds."

   When the aggregate amount of Excess Proceeds exceeds $10,000,000 under an Exchange Indenture (such date being an "Asset Sale Trigger Date"), the Company shall make an Offer to purchase the maximum principal amount of the Exchange Securities then outstanding under such Exchange Indenture that may be purchased out of Excess Proceeds, at an offer price in cash in an amount equal to, in the case of Senior Notes, 100% of principal amount thereof plus any accrued and unpaid interest, if any, to the Purchase Date and, in the case of Discount Debentures, 100% of the Accreted Value thereof, plus any accrued and unpaid interest and Liquidated Damages from April 1, 2002 to the purchase date if such date occurs after April 1, 2002, in accordance with the procedures set forth in such Exchange Indenture. Pursuant to the Discount Debentures Indenture, Excess Proceeds under the Senior Notes Indenture will not constitute Excess Proceeds under the Discount Debentures Indenture except to the extent that Excess Proceeds under the Senior Notes Indenture are not used to redeem Senior Notes pursuant to an Offer.

Notwithstanding the foregoing, to the extent that any or all of the Net Proceeds of an Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such proceeds so affected will not be required to be applied as described in this or the preceding paragraph, but may be retained for so long, but only for so long, as the applicable local law prohibits repatriation to the United States.

   To the extent that any Excess Proceeds remain after completion of an Offer, the Company may use such remaining amount for general corporate purposes.

   Procedures for Offers. Within 30 days following any Change of Control or Asset Sale Trigger Date, the Company shall mail to each holder of Exchange Securities at such holder's registered address a notice stating: (a) that an offer ("Offer") is being made pursuant to a Change of Control or an Asset Sale, as the case may be, the length of time the Offer shall remain open and the Change of Control Offer amount or the Asset Sale Offer amount, as the case may be, and the maximum principal amount of Exchange Securities that will be accepted for payment pursuant to such Offer, (b) the purchase price, the amount of accrued and unpaid interest as of the Purchase Date, and the purchase date (which shall be no earlier than 30 days or later than 60 days from the date such notice is mailed (the "Purchase Date")), and (c) such other information required by the Exchange Indentures and applicable law and regulations.

   On the Purchase Date for any Offer, the Company will, to the extent lawful and required by each Exchange Indenture and such Offer, (1) in the case of an Offer resulting from a Change of Control, accept for payment all Exchange Securities or portions thereof tendered pursuant to such Offer and, in the case of an Offer resulting from an Asset Sale, accept for payment the maximum principal amount of Exchange Securities or portions thereof tendered pursuant to such Offer that can be purchased out of Excess Proceeds from such Asset Sale, (2) deposit with the Paying Agent the aggregate purchase price of all Exchange Securities or portions thereof accepted for payment and any accrued and unpaid interest, if any, on such Exchange Securities as of the Purchase Date, and (3) deliver or cause to be delivered to the Trustee the Exchange Securities so accepted pursuant to the Offer. The Paying Agent shall promptly mail to each holder of Exchange Securities so accepted, payment in an amount equal to the purchase price for such Exchange Securities and any accrued and unpaid interest, if any, on such Exchange Securities as of the purchase date, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to such holder replacement Exchange Securities equal in principal amount to any unpurchased portion of the Exchange Securities surrendered; provided that each such replacement Exchange Securities shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Offer on or as soon as practicable after the purchase date.

   The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable to any Offer. To the extent that the provisions of the securities laws or regulations conflict with provisions of either Exchange Indentures, the Company shall comply with any such securities laws and regulations and shall not be deemed to have breached its obligations under such Exchange Indenture by virtue thereof.

   Selection and Notice. In the event of a redemption or purchase of less than all of the Exchange Securities, the Exchange Securities to be redeemed or purchased will be chosen by the Trustee pro rata, by lot or any other method that the Trustee considers fair and appropriate and, if the Exchange Securities are listed on any securities exchange, by a method that complies with the requirements of such exchange, provided that, if less than all of a holder's Exchange Security is to be redeemed or accepted for payment, only principal amounts of $1,000 or multiples thereof may be selected for redemption or accepted for payment. If the Company is not able to purchase all of the Exchange Securities tendered pursuant to an Offer resulting form a Change of Control, it will first purchase up to all of the Senior Notes tendered, then up to all of the Discount Debentures tendered. Notice of any redemption or offer to purchase will be mailed at least 30 days but not more than 60 days before the redemption or purchase date to each holder of Exchange Securities to be redeemed or purchased at such holder's registered address.

RANKING

   Senior Notes. The Senior Notes will rank senior in right of payment to all senior subordinated Indebtedness of the Company (including the Discount Debentures and the 11 3/4% Senior Subordinated

Discount Debentures due 2005) and all subordinated Indebtedness of the Company. The New Senior Notes will rank pari passu with all senior Indebtedness of the Company (including the 10 3/8% Senior Notes due 2003).

   Discount Debentures. The Discount Debentures are subordinated as set forth in the Discount Debentures Indenture, to the prior payment when due of the principal of, premium, if any, and interest on, all existing and future senior Indebtedness (including the Senior Notes and the 10 3/8% Senior Notes due 2003). The Discount Debentures will rank pari passu with all senior subordinated Indebtedness of the Company (including the 11 3/4 Senior Subordinated Discount Debentures due 2005) and senior to all subordinated Indebtedness of the Company.

   The Discount Debentures Indenture will provide that, upon any payment or distribution of the Company's assets of any kind or character, whether in cash, property or securities, to creditors in any Insolvency or Liquidation Proceeding, all amounts due or to become due under or with respect to all senior Indebtedness (including any post-petition interest) will first to be paid in full in cash before any payment is made on account of the Discount Debentures. Except as set forth in the Discount Debentures Indenture, upon an Insolvency or Liquidation Proceeding, any payment or distribution of the Company's assets of any character, whether in cash, property or securities, to which the holders of the Discount Debentures or the Discount Debenture Trustee would be entitled to receive will be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Discount Debentures or by the Discount Debenture Trustee under the Discount Debentures Indenture if received by them, directly to the holders of senior Indebtedness or their representative, as their interests may appear, for application to the payment of senior Indebtedness remaining unpaid until all such senior Indebtedness has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of senior Indebtedness.

   The Discount Debentures Indenture will further provide that (a) upon and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, any senior Indebtedness, or any Obligation owing under or in respect of senior Indebtedness, or of any event of default (other than a payment default) with respect to any senior Indebtedness shall have occurred and be continuing and shall have resulted in such senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or (b) if any event of default other than as described in clause (a) with respect to any designated senior Indebtedness will have occurred and be continuing permitting the holders of such designated senior Indebtedness to declare such designated senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, then no payment will be made by or on behalf of the Company on account of the Discount Debentures (x) in case of any payment or nonpayment event of default specified in clause (a) unless and until such event of default will have been cured or waived in writing in accordance with the instruments governing such senior Indebtedness or such acceleration will have been rescinded or annulled, or (y) in case of any nonpayment event of default specified in clause (b), during the period (a "Payment Blockage Period") commencing on the date that the Company and the Discount Debenture Trustee receive written notice (a "Payment Notice") of such event of default (which notice will be binding on the Discount Debenture Trustee and the holders of Discount Debentures as to the occurrence of such an event of default) from holders of designated senior Indebtedness (or their representative) and ending on the earliest of: (A) 179 days after such date,
(B) the date, if any, on which such designated senior Indebtedness to which such default relates is paid in full or such default is cured or waived in writing in accordance with the instruments governing such designated senior Indebtedness by the holders of such designated senior Indebtedness, and (C) the date on which the Discount Debenture Trustee receives from the holders of designated senior Indebtedness (or their representative) that commenced the Payment Blockage Period written notice that the Payment Blockage Period has been terminated. During any consecutive 360-day period, the aggregate of all Payment Blockage Periods shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each consecutive 360-day period when no Payment Blockage Period is in effect. No event of default that existed or was continuing with respect to the senior Indebtedness for which notice commencing a Payment Blockage Period was given on the date such Payment Blockage Period commenced shall be, or be made, the basis for the commencement of any subsequent Payment Blockage Period unless such event of default is cured or waived for a period of not less than 90 consecutive days.

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   By reason of the subordination provisions described above, in the event of an Insolvency or Liquidation Proceeding, funds and or any other property that would otherwise be payable to holders of the Discount Debentures will be paid to the holders of senior Indebtedness to the extent necessary to pay holders of senior Indebtedness in full in cash, and the Company may be unable to meet fully its obligations with respect to the Discount Debentures. Except as set forth in the Discount Debentures Indenture, the subordination provisions described above will cease to be applicable to the Discount Debentures upon any defeasance of the Discount Debentures as described under "Description of Securities--and Discharge of the Indentures."

CERTAIN COVENANTS

   The Exchange Indentures contain, among other things, the following covenants:

   Limitation on Restricted Payments. Each Exchange Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Company's or such Restricted Subsidiary's Capital Stock or other Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or a Restricted Subsidiary and other than dividends or distributions payable by a Restricted Subsidiary to another Restricted Subsidiary or to the Company), (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Restricted Subsidiaries (other than any such Equity Interest purchased from the Company or any Restricted Subsidiary), (iii) voluntarily prepay Indebtedness that is subordinated to the Exchange Securities issued under such Exchange Indenture, whether any such subordinated Indebtedness is outstanding on, or issued after, the date of original issuance of the Exchange Securities, or (iv) make any Restricted Investment (all such dividends, distributions, purchases, redemptions or other acquisitions, retirements, prepayments and Restricted Investments being collectively referred to as "Restricted Payments"), if, at the time of such Restricted Payment:

     (a) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

     (b) immediately after such Restricted Payment and after giving effect thereto on a Pro Forma Basis, the Company shall not be able to issue $1.00 of additional Indebtedness pursuant to the first sentence of the "Limitation on Incurrence of Indebtedness" covenant; or

     (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made after the Issue Date, exceeds the sum, without duplication, of (1) 50% of the aggregate Consolidated Net Income (including, for this purpose, gains from Asset Sales and, to the extent not included in Consolidated Net Income, any gain from a Restricted Investment) of the Company (or, in case such aggregate is a loss, 100% of such loss) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately after the Issue Date and ended as of the Company's most recently ended fiscal quarter at the time of such Restricted Payment, plus (2) 100% of the aggregate net cash proceeds and the fair market value of any property or securities (as determined by the Board of Directors in good faith) received by the Company from the issue or sale of Equity Interests or warrants, options or rights to acquire Equity Interests of the Company or any Restricted Subsidiary subsequent to the Issue Date (other than Equity Interests issued or sold to a Restricted Subsidiary and other than Disqualified Stock), plus (3) $5,000,000, plus (4) the amount by which the principal amount of and any accrued interest on either (a) senior Indebtedness, in the case of Senior Notes, or any senior Indebtedness or senior subordinated Indebtedness, in the case of the Discount Debentures, of the Company or (b) any Indebtedness of the Restricted Subsidiaries (not held by the Company or any Restricted Subsidiary) is reduced on the Company's consolidated balance sheet upon the conversion or exchange subsequent to the Issue Date of such Indebtedness for Equity Interests (other than Disqualified Stock) of the Company or any Restricted Subsidiaries (less the amount of any cash, or the fair market value of any other property or securities (as determined by the Board of Directors in good faith), distributed by the Company or any Restricted Subsidiary (to persons other than the Company or any other Restricted Subsidiary) upon such conversion or exchange), plus (5) if any Non-Restricted Subsidiary is redesignated as a Restricted

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    Subsidiary, the fair market value (as determined by the Board of Directors in good faith) of such Non-Restricted Subsidiary as of the date it is redesignated; provided, however, that for purposes of this clause (5), the fair market value of any redesignated Non-Restricted Subsidiary shall be reduced by the amount that any such redesignation replenishes or increases the amount of Restricted Investments permitted to be made pursuant to clause (iii) of the next sentence.

   Notwithstanding the foregoing, each of the Exchange Indentures shall not prohibit as Restricted Payments:

     (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would comply with all covenants of such Exchange Indenture (including, but not limited to, the "Limitation on Restricted Payment" covenant);

     (ii) the retirement of any of the Company's Capital Stock or subordinated indebtedness in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, other Capital Stock (other than Disqualified Stock) and neither such retirement nor the proceeds of any such sale or exchange shall be included in any computation made pursuant to the preceding sentence;

     (iii) making Restricted Investments at any time, and from time to time, in an aggregate outstanding amount of $40,000,000 after the Issue Date (it being understood that if any Restricted Investment acquired with a Restricted Payment after the Issue Date pursuant to this clause (iii) is sold, transferred or otherwise conveyed to any person other than the Company or a Restricted Subsidiary, the portion of the net cash proceeds or fair market value of securities or properties paid or transferred to the Company and its Restricted Subsidiaries in connection with such sale, transfer or conveyance that relates or corresponds to the repayment or return of the original cost of such a Restricted Investment will replenish or increase the amount of Restricted Investments permitted to be made pursuant to this clause (iii), so that up to $40,000,000 of Restricted Investments may be outstanding under this clause (iii) at any given time);

     (iv) the repurchase or redemption of the Company's Common Stock upon the death of Thomas H. Quinn, pursuant to the terms of an Employment Agreement, dated as of February 25, 1988, between the Company and Thomas
    H. Quinn; provided, however, that the funds necessary to satisfy the Company's obligation to repurchase or redeem such Common Stock shall be fully reimbursed by insurance;

     (v) the repurchase or redemption of the Company's Common Stock pursuant to the terms of the several Restricted Stock Agreements, each dated as of February 25, 1988, between the Company and each of Thomas H. Quinn, Jonathan F. Boucher and John R. Lowden, the Restricted Stock Agreement, dated as of January 1, 1992, between the Company and Thomas Quinn, the Restricted Stock Agreements, each dated as of January 1, 1992, between the Company and each of Jonathan F. Boucher, Adam Max and Thomas Quinn, and the Restricted Stock Agreement, dated as of May 16, 1997, between the Company and Thomas Quinn, in each case as amended or supplemented, up to an aggregate amount not to exceed $7,500,000;

     (vi) any loans, advances, distributions or payments from the Company to its Restricted Subsidiaries, or any loans, advances, distributions or payments by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, pursuant to intercompany Indebtedness, intercompany management agreements, intercompany tax sharing agreements, and other intercompany agreements and obligations;

     (vii) the payment of directors' fees in an annual aggregate amount not to exceed $250,000;

     (viii) to the extent constituting Restricted Payments, if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the payment of consulting, financial and investment banking fees (but not limiting the payment of indemnities, expenses and other amounts) under the New TJC Management Consulting Agreement, provided, that the obligation of the Company to pay such fees under the New TJC Management Consulting Agreement shall be subordinated expressly to the Company's Obligations on the Exchange Securities;

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     (ix) the purchase, redemption, retirement or other acquisition of the
    Discount Debentures or, in the case of Discount Debentures, senior Indebtedness in each case, required by their terms to be purchased, redeemed, retired or acquired with the net proceeds from asset sales (as defined in the instrument evidencing such subordinated indebtedness) or upon a change of control (as defined in the instrument evidencing such subordinated indebtedness);

     (x) the exchanging, refinancing or refunding of subordinated Indebtedness through the issuance of subordinated Indebtedness so long as the subordinated indebtedness to be issued is Refinancing Indebtedness permitted under the "Limitation on Incurrence of Indebtedness" covenant;

     (xi) to the extent constituting Restricted Payments, any payments made in connection with the the Plan as described in the Offering Circular;

     (xii) Restricted Investments received as consideration for the sale, transfer or disposition of any business, properties or assets of the Company or any Restricted Subsidiary, provided, that the Company complies with the "Asset Sale" covenant;

     (xiii) any Restricted Investment constituting securities or instruments of a person issued in exchange for trade or other claims against such person in connection with a financial reorganization or restructuring of such person;

     (xiv) any Restricted Investment constituting an equity investment in a Receivables Subsidiary; provided, that the aggregate amount of such equity investments does not exceed $1,000,000; and

     (xv) guarantees by the Company of capital lease obligations of Non-Restricted Subsidiaries in an aggregate principal or face amount not exceeding the aggregate principal or face amount of capital leases of the Non-Restricted Subsidiaries guaranteed by the Company on the Issue Date.

   Limitation on Incurrence of Indebtedness. The Exchange Indentures provide that the Company will not, and will not permit any Restricted Subsidiary to, issue any Indebtedness (other than the Indebtedness represented by the Senior Notes, the 10 3/8% Senior Notes due 2003 and the Discount Debentures) unless the Company's Cash Flow Coverage Ratio for its four full fiscal quarters next preceding the date such additional Indebtedness is issued would have been at least: (a) 1.7 to 1, if such date is between the Issue Date and June 30, 1999, (b) 1.85 to 1, from July 1, 1999 through June 30, 2001, or (c) 2.0 to
1, from July 1, 2001 and thereafter, in each case determined on a Pro Forma Basis as if such additional Indebtedness and any other Indebtedness issued since the end of such four-quarter period had been issued at the beginning of such four-quarter period.

   The foregoing limitations will not apply to the issuance of:

     (i) Indebtedness of the Company and/or its Restricted Subsidiaries up to the greater of (A) $75.0 million in aggregate principal amount pursuant to the New Credit Agreement, and (B) an aggregate principal amount up to the sum of: (x) 85% of the book value of the Company and its Restricted Subsidiaries' Receivables on a consolidated basis, and (y) 65% of the book value of the Company and its Restricted Subsidiaries' inventories on a consolidated basis;

     (ii) Indebtedness of the Company and its Restricted Subsidiaries pursuant to any Receivables Financing;

     (iii) Indebtedness of the Company and its Restricted Subsidiaries in connection with capital leases, sale and leaseback transactions, purchase money obligations, capital expenditures or similar financing transactions relating to: (A) their properties, assets and rights as of the Issue Date up to $20,000,000 in aggregate principal amount, or (B) their properties, assets and rights acquired after the Issue Date, provided that such Indebtedness under this clause (iii)(B) does not exceed 100% of the cost of such properties, assets and rights;

     (iv) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount up to $25,000,000 (all or any portion of which may be issued as additional Indebtedness under the New Credit Agreement); and

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     (v) Other Permitted Indebtedness.

   Limitation on Liens. The Exchange Indentures provide that the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any asset now owned or hereafter acquired by them, or any income or profits therefrom or assign or convey any right to receive income therefrom; provided, however, that in addition to creating Permitted Liens on its properties or assets, the Company and any of its Restricted Subsidiaries may create any Lien upon any of their properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Exchange Securities are equally and ratably secured.

   Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Exchange Indentures provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any Restricted Subsidiary, or pay any Indebtedness owed to, the Company or any Restricted Subsidiary, (b) make loans or advances to the Company, or (c) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reason of: (i) applicable law, (ii) Indebtedness permitted (A) under the first sentence of the "Limitation on Incurrence of Indebtedness" covenant, (B) under clauses (i), (ii) and (iv) of the second sentence of the "Limitation on Incurrence of Indebtedness" covenant and clauses (i), (vii) and (ix) of the definition of Other Permitted Indebtedness, or (C) Restricted Payments and agreements or instruments evidencing Restricted Payments permitted under the "Limitation on Restricted Payments" covenant, (iii) customary provisions restricting subletting or assignment of any lease or license of the Company or any Restricted Subsidiary, (iv) customary provisions of any franchise, distribution or similar agreement, (v) any instrument governing Indebtedness or any other encumbrance or restriction of a person acquired by the Company or any Restricted Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, (vi) Indebtedness or other agreements existing on the Issue Date, (vii) any Refinancing Indebtedness of Indebtedness described in clauses (i), (ii), (iii), and (iv) of the second sentence of the "Limitation on Incurrence of Indebtedness" covenant and clauses (i), (vi), and (ix) of the definition of Other Permitted Indebtedness; provided that the encumbrances and restrictions created in connection with such Refinancing Indebtedness are no more restrictive in any material respect with regard to the interests of the holders of Exchange Securities than the encumbrances and restrictions in the refinanced Indebtedness, (viii) any restrictions, with respect to a Restricted Subsidiary, imposed pursuant to an agreement that has been entered into for the sale or disposition of the stock, business, assets or properties of such Restricted Subsidiary, (ix) the terms of any Indebtedness of the Company incurred in connection with the "Limitation on Incurrence of Indebtedness" covenant, provided that the terms of such Indebtedness constitute no greater encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make distributions, make loans or advances or transfer properties or assets than is permitted by this covenant, and (x) the terms of purchase money obligations, but only to the extent such purchase money obligations restrict or prohibit the transfer of the property so acquired.

   Nothing contained in this covenant shall prevent the Company from entering into any agreement or instrument providing for the incurrence of Permitted Liens or restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that are subject to Permitted Liens.

   Senior Subordinated Indebtedness. The Discount Debentures Indenture provides that the Company shall not issue or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any senior Indebtedness and senior in any respect in right of payment to the Discount Debentures.

   Limitation on Transactions With Affiliates. Each Exchange Indenture provides, except as otherwise set forth in such Exchange Indenture, that neither the Company nor any of its Restricted Subsidiaries may make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer

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or dispose of any properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into any or amend any contract, agreement or understanding with, or for the benefit of, an Affiliate (each such transaction or series of related transactions that are part of a common plan an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction on an arm's-length basis from an unrelated person.

   Each Exchange Indenture further provides that neither the Company nor any of its Restricted Subsidiaries may engage in any Affiliate Transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $5.0 million (including cash and non-cash payments and benefits valued at their fair market value by the Board of Directors in good faith) unless the Company delivers to the Trustee (i) a resolution of the Board of Directors stating that the Board of Directors (including a majority of the disinterested directors, if any) has, in good faith, determined that such Affiliate Transaction complies with the provisions of such Exchange Indenture, and (ii) an opinion as to the fairness of such Affiliate Transaction to the Company or such Restricted Subsidiary and the holders of Exchange Securities, in each case, from a financial point of view by an investment banking firm of national prominence that is not an Affiliate of the Company.

   Notwithstanding the foregoing, this covenant will not apply to: (i) transactions between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, (ii) any Restricted Payments permitted pursuant to the "Limitation on Restricted Payments" covenant, (iii) payments of fees and other amounts due under any SAR agreements, the New Subsidiary Advisory Agreements, the New Subsidiary Consulting Agreements, the Tax Sharing Agreement, the JI Properties Services Agreement, the Transition Agreement and the New TJC Management Consulting Agreement, provided, that any amendments, supplements, modifications, substitutions, renewals or replacements of the foregoing agreements are approved by a majority of the Board of Directors (including a majority of the disinterested directors, if any) as fair to the Company and the holders of the Exchange Securities, (iv) the payment of reasonable and customary directors' fees to directors of the Company and its Restricted Subsidiaries, (v) transactions in connection with a Receivables Financing or (vi) payments and transactions in connection with the Plan as described in this Prospectus.

   Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee any Indebtedness (the "Other Indebtedness") of the Company other than the Exchange Securities unless (A) such Restricted Subsidiary contemporaneously executes and delivers a supplemental indenture to each indenture providing for a guarantee of payment of the Exchange Securities then outstanding by such Restricted Subsidiary to the same extent as the guarantee (the "Other Indebtedness Guarantee") of the Other Indebtedness (including waiver of subrogation, if any) and (B) if the Other Indebtedness guaranteed by such Restricted Subsidiary is (i) senior Indebtedness, the guarantee for (1) the Senior Notes shall be pari passu in right of payment with the Other Indebtedness Guarantee and (2) the Discount Debentures shall be subordinated in right of payment to the Other Indebtedness Guaranty, (ii) senior subordinated Indebtedness, the guarantee for (1) the Senior Notes shall be senior in right of payment to the Other Indebtedness Guaranty, and (2) the Discount Debentures shall be pari passu in right of payment with the Other Indebtedness Guaranty, and (iii) subordinated Indebtedness, the guarantee for the Exchange Securities shall be senior in right of payment to the Other Indebtedness Guarantee, provided that the foregoing will not limit or restrict guarantees issued by Restricted Subsidiaries in respect of Indebtedness of other Restricted Subsidiaries.

   Each guarantee of the Exchange Securities created by a Restricted Subsidiary pursuant to the provisions described in the foregoing paragraph shall be in form and substance satisfactory to the Trustee and shall provide among other things, by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer permitted by the Exchange Securities Indentures to any person not an Affiliate of the Company of (a) all of the Company's Capital Stock in such Restricted Subsidiary, or (b) the sale of all or substantially all of the assets of the Restricted Subsidiary and upon the application of the Net Proceeds from such sale in accordance with the requirements of the

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"Asset Sales" provisions described herein, or (ii) the release or discharge of the Other Indebtedness Guarantee that resulted in the creation of such guarantee of the Exchange Securities, except a discharge or release by or as a result of payment under such Other Indebtedness Guarantee.

MERGER OR CONSOLIDATION

   Each Exchange Indenture provides that the Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any person (any such consolidation, merger or sale being a "Disposition") unless: (a) the successor entity of such Disposition or the person to which such Disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the successor corporation of such Disposition or the corporation to which such Disposition shall have been made expressly assumes the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under such Exchange Indenture and the related Exchange Securities; (c) immediately after such Disposition, no Default or Event of Default shall exist; and (d) the corporation formed by or surviving any such Disposition, or the corporation to which such Disposition shall have been made, shall (i) have Consolidated Net Worth (immediately after the Disposition but prior to any purchase accounting adjustments resulting from the Disposition) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the Disposition, (ii) be permitted immediately after the Disposition by the terms of such Indenture to issue at least $1.00 of additional Indebtedness determined on a Pro Forma Basis pursuant to the first sentence under "Limitation on Incurrence of Indebtedness," and (iii) have a Cash Flow Coverage Ratio, for the four fiscal quarters immediately preceding the applicable Disposition, determined on a Pro Forma Basis, equal to or greater than the actual Cash Flow Coverage Ratio of the Company for such four quarter period. The limitations in each Exchange Indenture on the Company's ability to make a Disposition described in this paragraph do not restrict the Company's ability to sell less than all or substantially all of its assets, such sales being governed by the "Asset Sales" provisions of each Exchange Indenture as described herein.

   Prior to the consummation of any proposed Disposition, the Company shall deliver to the Trustee an officers' certificate to the foregoing effect and an opinion of counsel stating that the proposed Disposition and such supplemental indenture comply with the Exchange Indentures.

PROVISION OF FINANCIAL INFORMATION TO HOLDERS OF EXCHANGE SECURITIES

   So long as the Exchange Securities are outstanding, whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall submit for filing with the Commission the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) if the Company were subject to such reporting requirements. The Company will also provide to all holders of Exchange Securities and file with the Trustee copies of such annual reports, quarterly reports and other documents required to be furnished to stockholders generally under the Exchange Act. In addition, the Company has agreed that, for so long as any Exchange Securities remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

   Each Exchange Indenture will provide that an Event of Default is: (a) a default for 30 days in payment of interest on the Exchange Securities; (b) a default in payment when due of principal or premium, if any; (c) the failure of the Company to comply with any of its other agreements or covenants in, or provisions of, such Exchange Indenture or the Exchange Securities outstanding under such Exchange Indenture and the Default continues for the period, if applicable, and after the notice specified in the next paragraph; (d) a default by the Company or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or

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guarantee now exists or shall be created hereafter, if (1) either (A) such default results from the failure to pay principal of or interest on any such Indebtedness and such default continues for 30 days beyond any applicable grace period, or (B) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity, and (2) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon, or the maturity of which has been accelerated, aggregates in excess of $15,000,000; (e) a failure by the Company or any Restricted Subsidiary to pay final judgments (not covered by insurance) aggregating in excess of $7,500,000 which judgments a court of competent jurisdiction does not rescind, annul or stay within 45 days after their entry and the Default continues for the period and after the notice specified in the next paragraph; and (f) certain events of bankruptcy or insolvency involving the Company or any Significant Subsidiary.

   A Default under clause (c) (other than an Event of Default arising under the "Merger or Consolidation," "Asset Sales" or "Change of Control" provisions described herein or the covenants described under "Certain Covenants," any of which shall be an Event of Default with the notice but without the passage of time specified in this paragraph) or clause (e) is not an Event of Default under either Exchange Indenture until the Trustee or the holders of at least 25% in principal amount of the Exchange Securities outstanding under such Exchange Indenture then outstanding notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice.

   Upon the occurrence of an Event of Default, the Senior Notes Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Senior Notes may declare all Senior Notes to be due and payable immediately and, upon such declaration, the principal of, premium, if any, and any accrued and unpaid interest on, all Senior Notes shall be due and payable immediately. Upon the occurrence of an Event of Default, the Discount Debentures Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Discount Debentures may declare all Discount Debentures to be due and payable immediately and, upon such declaration, the Accreted Value of the Discount Debentures, plus any accrued and unpaid interest from April 1, 2002 to the date of any such declaration, if such declaration occurs after April 1, 2002, shall be due and payable immediately; provided, however, that if any Indebtedness is outstanding under the New Credit Agreement, upon a declaration of acceleration of the Discount Debentures, the Accreted Value of, and any accrued and unpaid interest on, the Discount Debentures, shall not be payable until the earlier of (1) the day that is five business days after notice of acceleration is given to the Company and the credit agent for the New Credit Agreement, or (2) the date of acceleration of the Indebtedness under the New Credit Agreement. In the event of an Event of Default arising from certain events of bankruptcy or insolvency, the principal of, and any accrued and unpaid interest on, all Senior Notes, the Accreted Value and any such accrued and unpaid interest on the Discount Debentures, plus any additional accrued and unpaid interest to the date of any such event if such event occurs, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Exchange Securities. The holders of a majority in aggregate principal amount of the Exchange Securities then outstanding under an Exchange Indenture by notice to the Trustee for such Exchange Indenture, may rescind any declaration of acceleration of such Exchange Securities and its consequences (if the rescission would not conflict with any judgment or decree) if all existing Events of Default (other than the nonpayment of principal of or interest on such Exchange Securities that shall have become due by such declaration) shall have been cured or waived. In the event of a declaration of acceleration of the Discount Debentures because of an Event of Default in clause (d) in the first paragraph of "Events of Default and Remedies" has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness described in such clause (d) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 business days thereof and if (i) the annulment of such acceleration would not conflict with any judgement or decree of a court of competent jurisdiction,
(ii) all existing Events of Default, except non-payment of principal or interest that shall have become due solely because of the acceleration, have been cured or waived, and (iii) the Company has delivered an officer's certificate to the Discount Debentures Trustee to the effect of clauses (i) and (ii). Subject to certain limitations, holders of a majority in principal amount of the Exchange Securities then outstanding under an Exchange Indenture may direct the Trustee for such Exchange Indenture in its exercise of any trust or power. Holders of the Exchange Securities may not

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enforce the Exchange Indentures, except as provided therein. The Trustee may withhold from holders of Exchange Securities notice of any continuing Default or Event of Default (except a Default or an Event of Default in payment of principal, premium, if any, or interest) if the Trustee determines that withholding notice is in their interest.

   The holders of a majority in aggregate principal amount of the Exchange Securities then outstanding under an Exchange Indenture may on behalf of all holders of such Exchange Securities waive any existing Default or Event of Default under such Exchange Indenture and its consequences, except a continuing Default in the payment of the principal of, or premium, if any, or interest on, such Exchange Securities, which may only be waived with the consent of each holder of the Exchange Securities affected.

   The Company is required to deliver to the Trustee annually a statement regarding compliance with the Exchange Indentures and, upon an officer of the Company becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF OFFICERS, DIRECTORS, EMPLOYEES AND STOCKHOLDERS

   No officer, employee, director or stockholder of the Company shall have any liability for any Obligations of the Company under the Exchange Securities or the Exchange Indentures, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation. Each holder of the Exchange Securities by accepting an Exchange Security waives and releases all such liability, and such waiver and release are part of the consideration for issuance of the Exchange Securities. The foregoing waiver may not be effective to waive liabilities under the Federal securities laws, and the Commission is of the view that such a waiver is against public policy.

SATISFACTION AND DISCHARGE OF THE EXCHANGE INDENTURES

   The Company at any time may terminate all its obligations under the Exchange Securities and the Exchange Indentures ("legal defeasance option"), except for certain obligations (including those with respect to the defeasance trust (as defined herein) and obligations to register the transfer or exchange of the Exchange Securities, to replace mutilated, destroyed, lost or stolen Exchange Securities and to maintain a registrar and paying agent in respect of the Exchange Securities). The Company at any time may terminate
(1) its obligations under the "Change of Control" and "Asset Sales" provisions described herein and the covenants described under "Certain Covenants," and certain other covenants in the Exchange Indentures, (2) the operation of clauses (c), (d), (e), and (f) contained in the first paragraph of the "Events of Default and Remedies" provisions described herein and (3) the limitations contained in clauses (c) and (d) under the "Merger or Consolidation" provisions described herein (collectively, a "covenant defeasance option").

   The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Exchange Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Exchange Securities shall not be accelerated because of an Event of Default specified in clauses (c), (d), (e) or (f) in the first paragraph under the "Events of Default and Remedies" provisions described herein or because of the Company's failure to comply with clauses (c) and (d) under the "Merger or Consolidation" provisions described herein.

   To exercise either the legal or covenant defeasance option with respect to the Exchange Securities outstanding under an Exchange Indenture, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee for such Exchange Indenture money or U.S. government obligations for the payment of principal of, and premium, if any, and interest on, such Exchange Securities to redemption or maturity, as the case may be, and must comply with certain other conditions, including the passage of 91 days and delivering to such Trustee an opinion of counsel to the effect that holders of such Exchange Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been in the case if such deposit and defeasance had not

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occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

TRANSFER AND EXCHANGE

   Holders of Exchange Securities may transfer or exchange their Exchange Securities in accordance with the Exchange Indentures, but the Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Exchange Indentures, in connection with any such transfer or exchange. The Registrar is not required to issue, register the transfer or exchange (i) any Exchange Security selected for redemption or purchase, or
(ii) any Exchange Security for a period of 15 days before a selection of such Exchange Security to be redeemed or purchased or between a record date and the next succeeding interest payment date.

   The registered holder of an Exchange Security will be treated as its owner for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

   Subject to certain exceptions, each Exchange Indenture may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Exchange Securities then outstanding under such Exchange Indenture and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the holders of a majority in aggregate principal amount of the Exchange Securities then outstanding under such Exchange Indenture. Without the consent of any holder of Exchange Securities, the Company and the Trustee may amend or supplement each Exchange Indenture or the Exchange Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated securities in addition to or in place of certificated securities, to provide for the assumption of the Company's obligations in the case of a Disposition, to comply with the Trust Indenture Act, or to make any change that does not materially adversely affect the rights of any holder of Exchange Securities.

   Without the consent of each holder of Exchange Securities affected, the Company may not (i) reduce the principal amount of Exchange Securities whose consent is necessary to effect the amendment to or waiver under an Exchange Indenture; (ii) reduce the rate of or change the interest payment time of such Exchange Securities, or alter the redemption provisions with respect thereto (other than the provisions relating to the covenants described above under the caption " --Mandatory Offers to Purchase Exchange Securities--Change of Control Triggering Event" and " -- Asset Sales") or the price at which the Company is required to offer to purchase such Exchange Securities; (iii) reduce the principal of or change the fixed maturity of such Exchange Securities; (iv) make such Exchange Securities payable in money other than stated in such Exchange Securities; (v) make any change in the provisions concerning waiver of Defaults or Events of Default by holders of such Exchange Securities, or rights of holders of such Exchange Securities to receive payment of principal or interest; (vi) waive any default in the payment of principal of, premium, if any, or interest on such Exchange Securities; or (vii) with respect to the Discount Debentures, make any change in the subordination provisions in the Discount Debentures Indenture that adversely affects such holder.

   In addition, certain amendments to the Discount Debentures Indenture will require the consent of holders of the Senior Notes and may require the consent of holders of any other senior Indebtedness.

CONCERNING THE TRUSTEE

   Each Exchange Indenture contains certain limitations on the rights of the Trustee, if it becomes a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict or resign.

   The holders of a majority in principal amount of the Exchange Securities then outstanding under an Exchange Indenture will have the right to direct the time, method and place of conducting any proceeding

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for exercising any remedy available to the Trustee, subject to certain exceptions. Each Exchange Indenture provides that if an Event of Default occurs (and has not been cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. Subject to the provisions of the Exchange Indentures, the Trustee will be under no obligation to exercise any of its rights or powers under an Exchange Indenture at the request of any of the holders of the Exchange Securities issued under such Exchange Indenture, unless such holders shall have offered to the Trustee security and indemnity satisfactory to it.

BOOK-ENTRY, DELIVERY AND FORM

   Except as set forth in the next paragraph, the New Securities will initially be issued in the form of one or more registered Global Securities (the "Global Securities"), each of which will be deposited on the Expiration Date with, or on behalf of, the Depository and registered in the name of the Global Holder. The following are summaries of certain rules and operating procedures of the Depository which affect the Global Securities.

   The New Securities that are (i) originally issued to or transferred to "institutional accredited investors" (as such term is defined under "Notice to Investors" elsewhere herein) who are not QIBs or to any other persons who are not QIBs (the "Non-Global Purchasers"); or (ii) issued as described under "Certificated Securities," will be issued in registered form (the "Certificated Securities"). Upon the transfer to a QIB of Certificated Securities initially issued to a Non-Global Purchaser, such Certificated Securities will, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of New Securities being transferred. For a description of the restrictions on the transfer of Certificated Securities, see "Notice to Investors."

   The Depository has advised the Company that a limited-purchase trust company was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depository's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depository's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to the other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depository's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only through the Depository's Participants or the Depository's Indirect Participants.

   The Company expects that pursuant to procedures established by the Depository (i) upon deposit of the Global Securities, the Depository will credit the accounts of Participants with portions of the Global Securities; and (ii) ownership of the New Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interests of the Depository's Participants), the Depository's Participants and the Depository's Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer New Securities will be limited to such extent. For certain other restrictions on the transferability of the New Securities, see "Notice to Investors."

   So long as the Global Holder is the registered owner of any New Securities, the Global Holder will be considered the sole owner of such New Securities outstanding under the Exchange Indentures. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have New Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities, and will not be considered the owners or Holders thereof under the Exchange Indentures for any purpose. As a result, the ability of a person having a beneficial interest in New Securities represented by a Global Security to pledge such interest to persons or entities that do not participate in the Depository's system or to otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. Accordingly, each QIB owning a beneficial interest in a Global Security must rely on the procedures of the Depository and,

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if such QIB is not a Participant or an Indirect Participant, on the
procedures of the Participant through which such QIB owns its interest, to exercise any rights of a holder under such Global Security or the Exchange Indentures.

   Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of New Securities by the Depository, or for maintaining, supervising or reviewing any records of the Depository relating to such New Securities.

   Payments in respect of the principal of, premium, if any, and interest on any New Securities registered in the name of a Global Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Holder in its capacity as the registered holder under the Exchange Indentures. Under the terms of the Exchange Indentures, the Company and the Trustee may treat the persons in whose names the New Securities, including the Global Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of New Securities (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective interests in the Global Securities in principal amount of beneficial interests in the relevant security as shown on the records of the Depository. Payments by the Depository's Participants and the Depository's Indirect Participants to the beneficial owners of New Securities will be governed by standing instructions and customary practice and will be the responsibility of the Depository's Participants or the Depository's Indirect Participants.

CERTIFICATED SECURITIES

   If (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Exchange Securities in definitive form under an Exchange Indenture, then, upon surrender by the relevant Global Holder of its Global Security, Exchange Securities in such form will be issued to each person that such Global Holder and the Depository identifies as the beneficial owner of the related Exchange Securities. In addition, subject to certain conditions, any person having a beneficial interest in the Global Security may, upon request to the Trustee, exchange such beneficial interest for Certificated Securities. Upon any such issuance, the Trustee is required to register such Exchange Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). Such Exchange Securities would be issued in fully registered form.

SAME-DAY SETTLEMENT AND PAYMENT

   With respect to certificated securities, the Company will make all payments of principal, premium and interest by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holders registered address.

CERTAIN DEFINITIONS

   Set forth below are certain of the defined terms used in the Exchange Indentures. Reference is made to the Exchange Indentures for the definition of all other terms.

   "Accreted Value" means with respect to any Discount Debenture (i) as of any date prior to April 1, 2002, the sum of (a) the initial offering price of the Discount Debentures, and (b) the portion of the original issue discount on such Discount Debenture (which for this purpose shall be deemed to be the excess of the principal amount over the initial offering price) that has been amortized with respect to such Discount Debenture through such date, such original issued discount to be amortized at the rate of 11 3/4% per annum (such percentage being expressed as a percentage of the sum of the initial offering price plus previously amortized original issue discount) using semi-annual compounding of such rate on each April 1 and October 1, commencing April 1, 1997, from the date of original issuance of the Discount Debentures through such date, and (ii) on and after April 1, 2002, the principal amount of such Discount Debenture.

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   "Affiliate" means any of the following: (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, (ii) any spouse, immediate family member or other relative who has the same principal residence as any person described in clause (i) above, (iii) any trust in which any such persons described in clause (i) or (ii) above has a beneficial interest, and (iv) any corporation or other organization of which any such persons described above collectively own 50% or more of the equity of such entity.

   "Asset Sale" means the sale, lease, conveyance or other disposition by the Company or a Restricted Subsidiary of assets or property (other than (i) the sale or disposition of any Restricted Investment, (ii) the sale or lease of inventory, equipment, receivables or other assets in the ordinary course of business, (iii) Receivables Financings, (iv) any sale or transfer of properties or assets by the Company or a Restricted Subsidiary to the Company or any other Restricted Subsidiary, (v) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company as permitted under "Merger or Consolidation," or (vi) Restricted Payments permitted by the "Limitations on Restricted Payments" covenant).

   "Board of Directors" means the Company's board of directors or any authorized committee of such board of directors.

   "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including any preferred stock.

   "Cash Flow" means, for any given period and person, the sum of, without duplication, Consolidated Net Income, plus (a) the portion of Net Income attributable to the minority interests in its Subsidiaries, to the extent not included in calculating Consolidated Net Income, plus (b) provision for taxes based on income or profits to the extent such income or profits were included in computing Consolidated Net Income, plus (c) Consolidated Interest Expense, to the extent deducted in computing Consolidated Net Income, plus (d) the amortization of all intangible assets, to the extent such amortization was deducted in computing Consolidated Net Income (including, but not limited to, inventory write-ups, goodwill, debt and financing costs, and Incentive Arrangements), plus (e) non-capitalized transaction costs incurred in connection with financings, acquisitions or dispositions (including, but not limited to, financing and refinancing fees, to the extent deducted in computing Consolidated Net Income), plus (f) all depreciation and all other non-cash charges (including without limitation, those charges relating to purchase accounting adjustments to the extent deducted in computing Consolidated Net Income), plus (g) interest income, to the extent such income was not included in computing Consolidated Net Income, plus (h) all dividend payments on preferred stock (whether or not paid in cash) to the extent deducted in computing Consolidated Net Income, plus (i) any extraordinary or non-recurring charge or expense arising out of the implementation of SFAS 106 or SFAS 109 to the extent deducted in computing Consolidated Net Income, provided, however, that if any such calculation includes any period during which an acquisition or sale of a person or the incurrence or repayment of Indebtedness occurred, then such calculation for such period shall be made on a Pro Forma Basis.

   "Cash Flow Coverage Ratio" means, for any given period and person, the ratio of: (i) Cash Flow, divided by (ii) the sum of Consolidated Interest Expense and the amount of all dividend payments on any series of preferred stock of such person (except for dividends paid or payable in additional shares of Capital Stock (other than Disqualified Stock)), in each case, without duplication; provided, however, that if any such calculation includes any period during which an acquisition or sale of a person or the incurrence or repayment of Indebtedness occurred, then such calculation for such period shall be made on a Pro Forma Basis.

   "Change of Control" means the occurrence of any of the following: (i) the Jordan Stockholders shall fail to be the beneficial owners, directly or indirectly, of at least 22% of the outstanding shares of Common Stock of the Company on a fully-diluted basis; (provided, that the issuance of any shares of the Company's Common Stock pursuant to a primary public offering shall not be considered to have diluted such percentage ownership); or (ii) the Company is merged or consolidated with another corporation, or all or substantially all of the assets of the Company are sold, leased or conveyed to another person, and the Jordan Stockholders are not the beneficial owners, directly or indirectly, immediately following such

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transaction, of at least 22% of the Equity Interests (which are entitled to vote in the election of directors or other governing body) of the corporation surviving any such consolidation or merger, or the person to which such sale, lease or conveyance shall have been made; or (iii) the Company is liquidated or dissolved.

   The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Exchange Securities to require the Company to repurchase such Exchange Securities as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries to another person may be uncertain. Furthermore, an acquisition of the Company by the Jordan Stockholders would not constitute a Change of Control.

   "Commission" means the Securities and Exchange Commission.

   "Consolidated Interest Expense" means, for any given period and person, the aggregate of the interest expense in respect of all Indebtedness of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount on any such Indebtedness, all non-cash interest payments, the interest portion of any deferred payment obligation and the interest component of capital lease obligations, but excluding amortization of deferred financing fees if such amortization would otherwise be included in interest expense); provided, however, that for the purpose of the Cash Flow Coverage Ratio (with respect to the covenants limiting the incurrence of additional Indebtedness, mergers, consolidations and sales of assets), Consolidated Interest Expense shall be calculated on a Pro Forma Basis; provided further, any premiums, fees and expenses (including the amortization thereof) payable in connection with the Plan and the Offerings and the application of the net proceeds therefrom or any other refinancing of Indebtedness will be excluded.

   "Consolidated Net Income" means, for any given period and person, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that: (i) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (ii) Consolidated Net Income of any person will not include, without duplication, any deduction for: (A) increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended or supplemented from time to time, (B) the amortization of all intangible assets (including amortization attributable to inventory write-ups, goodwill, debt and financing costs, and Incentive Arrangements), (C) non-capitalized transaction costs incurred in connection with financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees),
(D) any extraordinary or nonrecurring charges relating to any premium or penalty paid, write-off or deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its stated maturity, and (E) any non-recurring charge arising out of the restructuring or consolidation of the operations of any person(s) or business either alone or together with the Company or any Restricted Subsidiary, incurred within 18 months following the acquisition of such person(s) or business by the Company or any Restricted Subsidiary; provided, however, that for purposes of determining the Cash Flow Coverage Ratio (with respect to the covenants and provisions in the Exchange Indentures limiting the incurrence of additional Indebtedness, mergers or consolidations, and sales of assets), Consolidated Net Income shall be calculated on a Pro Forma Basis.

   "Consolidated Net Worth" with respect to any person means, as of any date, the consolidated equity of the common stockholders of such person (excluding the cumulated foreign currency translation adjustment), all determined on a consolidated basis in accordance with GAAP, but without any reduction in respect of the payment of dividends on any series of such person's preferred stock if such dividends are paid in additional shares of Capital Stock (other than Disqualified Stock); provided, however, that Consolidated Net Worth shall also include, without duplication: (a) the amortization of all write-ups of inventory, (b) the amortization of all intangible assets (including amortization of goodwill, debt and financing costs, and Incentive Arrangements), (c) non-capitalized transaction costs incurred in connection with financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees),

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(d) increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended and supplemented from time to time, (e) any extraordinary or nonrecurring charges or expenses relating to any premium or penalty paid, write-off or deferred financing costs or other financial recapitalization charges incurred in connection with redeeming or retiring any Indebtedness prior to its stated maturity, (f) any non-recurring charge arising out of the restructuring or consolidation of the operations of any person(s) or business either alone or together with the Company or any Restricted Subsidiary, incurred within 18 months following the acquisition of such person(s) or business by the Company or any Restricted Subsidiary, and (g) any extraordinary or non-recurring charge arising out of the implementation of SFAS 106 or SFAS 109; provided, however, that for purposes of determining Consolidated Net Worth (with respect to the covenants and provisions in the New Senior Notes Indenture limiting the incurrence of additional Indebtedness, mergers or consolidations, and sales of assets) Consolidated Net Worth shall be calculated on a Pro Forma Basis.

   "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

   "Disqualified Stock" means any Capital Stock that by its terms (or by the terms of any security into which its is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on, or prior to, the maturity date of (i) the Senior Notes in the case of the Senior Notes Indenture, and (ii) the Discount Debentures in the case of the Discount Debentures Indenture.

   "Equity Interests" means Capital Stock or partnership interests or warrants, options or other rights to acquire Capital Stock or partnership interests (but excluding (i) any debt security that is convertible into, or exchangeable for, Capital Stock or partnership interests, and (ii) any other Indebtedness or Obligation); provided, however, that Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.

   "GAAP" means generally accepted accounting principles, consistently applied, as of the Issue Date. All financial and accounting determinations and calculations under the Exchange Indentures will be made in accordance with GAAP.

   "Hedging Obligations" means, with respect to any person, the Obligations of such persons under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts, currency swap agreements or similar agreements, and (iii) other agreements or arrangements designed to protect such person against fluctuations in, or otherwise to establish financial hedges in respect of, exchange rates, currency rates or interest rates.

   "Incentive Arrangements" means any earn-out agreements, stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with acquisitions of persons or businesses by the Company or the Restricted Subsidiaries or the retention of executives, officers or employees by the Company or the Restricted Subsidiaries.

   "Indebtedness" means, with respect to any person, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or a trade payable, and any Hedging Obligations, if and to the extent such indebtedness (other than a Hedging Obligation) would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition; provided, however, that "Indebtedness" will not include any Incentive Arrangements or obligations or payments thereunder.

   "Insolvency or Liquidation Proceeding" means (i) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company.

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   "issue" means create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable for any Indebtedness or Capital Stock, as applicable; provided, however, that any Indebtedness or Capital Stock of a person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. For this definition, the terms "issuing," "issuer," "issuance and "issued" have meanings correlative to the foregoing.

   "Issue Date" means July 25, 1997, the date on which Old Senior Notes were first issued and the Supplemental Indenture for the Discount Debentures Indenture was executed and delivered.

   "Jordan Stockholders" means John W. Jordan, II, and/or his heirs, executors and administrators, and/or The John W. Jordan, II Revocable Trust, The Jordan Family Trust and/or any other trust established by John W. Jordan, II whose beneficiaries are John W. Jordan, II and/or his lineal descendants or other relatives.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

   "Net Income" means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP, excluding, however, any gain or loss, together with any related provision for taxes, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions).

   "Net Proceeds" means, with respect to any Asset Sale, the aggregate amount of cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received as disbursements or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in either such case, only as and when so received) received by the Company or any of its Restricted Subsidiaries in respect of such Asset Sale, net of: (i) the cash expenses of such Asset Sale (including, without limitation, the payment of principal, premium, if any, and interest on Indebtedness required to be paid as a result of such Asset Sale (other than the Exchange Securities) and legal, accounting, management, advisory and investment banking fees and sales commissions), (ii) taxes paid or payable as a result thereof, (iii) any portion of cash proceeds that the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries shall constitute Net Proceeds on such date, (iv) any relocation expenses and pension, severance and shutdown costs incurred as a result thereof and (v) any deduction or appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or such Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

   "New Credit Agreement" means the credit agreement, dated July 25, 1997, entered into by certain of the Company's Restricted Subsidiaries and certain Subsidiaries and the lenders party thereto in their capacities as lenders thereunder and Bank Boston, N.A., as agent, together with all loan documents and instruments thereunder (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder, and all Obligations with respect thereto, in each case, to the

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extent permitted by the "Limitation on Incurrence of Indebtedness" covenant, or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

   "Non-Restricted Subsidiary" means Motors and Gears Holdings, Inc. and its Subsidiaries, Jordan Telecommunication Products, Inc. and its Subsidiaries, JI Properties, Inc. and its Subsidiaries, and any other Subsidiary of the Company other than a Restricted Subsidiary.

   The covenants in the Exchange Indentures do not generally restrict the Non-Restricted Subsidiaries, including their incurrence of Indebtedness.

   "Obligations" means, with respect to any Indebtedness, all principal, interest, premium, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness, and any other claims of such holder arising in respect of such Indebtedness.

   "Offering Circular" means the Offering Circular, dated July 21, 1997, relating to the Company's offering and placement of the Old Senior Notes.

   "Other Permitted Indebtedness" means:

     (i) Indebtedness of the Company and its Restricted Subsidiaries existing as of the Issue Date and all related Obligations as in effect on such date (including Senior Notes, 10 3/8% Senior Notes due 2003, Discount Debentures and 11 3/4% Senior Subordinated Discount Debentures due 2005);

     (ii) Indebtedness of the Company and its Restricted Subsidiaries in respect of bankers acceptances and letters of credit (including, without limitation, letters of credit in respect of workers' compensation claims) issued in the ordinary course of business, or other Indebtedness in respect of reimbursement-type obligations regarding workers' compensation claims;

     (iii) Refinancing Indebtedness, provided that: (A) the principal amount of such Refinancing Indebtedness shall not exceed the outstanding principal amount of Indebtedness (including unused commitments) so extended, refinanced, renewed, replaced, substituted or refunded plus any amounts incurred to pay premiums, fees and expenses in connection therewith, (B) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded, and (C) in the case of Refinancing Indebtedness for subordinated Indebtedness, such Refinancing Indebtedness shall be subordinated to the New Senior Notes at least to the same extent as the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded;

     (iv) intercompany Indebtedness of and among the Company and its Restricted Subsidiaries (excluding guarantees by Restricted Subsidiaries of Indebtedness of the Company not issued in compliance with "Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries" covenant);

     (v) Indebtedness of the Company and its Restricted Subsidiaries incurred in making permitted Restricted Payments under clauses (iv) or (v) of the second sentence of the "Limitation on Restricted Payments" covenant and guarantees by the Company of capital leases of the Company's Non-Restricted Subsidiaries up to the aggregate amount permitted by clause
    (xv) of the second sentence of the "Limitation and Restricted Payments" covenant;

     (vi) Indebtedness of any Non-Restricted Subsidiary; provided that such Indebtedness is nonrecourse to the Company and its Restricted Subsidiaries and the Company and its Restricted Subsidiaries have no Obligations with respect to such Indebtedness;

     (vii) Indebtedness of the Company and its Restricted Subsidiaries under Hedging Obligations;

     (viii) Indebtedness of the Company and its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be, and will not be deemed to be, inadvertent) drawn against insufficient funds in the ordinary course of business;

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     (ix) Indebtedness of any person at the time it is acquired as a
    Restricted Subsidiary; provided that such Indebtedness was not issued by such person in connection with or in anticipation of such acquisition and that such Indebtedness is nonrecourse to the Company and any other Restricted Subsidiary and the Company and such other Restricted Subsidiaries have no Obligations with respect to such Indebtedness;

     (x) guarantees by Restricted Subsidiaries of Indebtedness of any Restricted Subsidiary if the Indebtedness so guaranteed is permitted under the Exchange Indentures;

     (xi) guarantees by a Restricted Subsidiary of Indebtedness of the Company if the Indebtedness so guaranteed is permitted under the Exchange Indentures and the Exchange Securities are guaranteed by such Restricted Subsidiary to the extent required by the "Limitation on Guaranties of Company Indebtedness by Restricted Subsidiaries" covenant;

     (xii) guarantees by the Company of Indebtedness of any Restricted Subsidiary if the Indebtedness so guaranteed is permitted under the Exchange Indentures;

     (xiii) Indebtedness of the Company and its Restricted Subsidiaries in connection with performance, surety, statutory, appeal or similar bonds in the ordinary course of business; and

     (xiv) Indebtedness of the Company and its Restricted Subsidiaries in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the sale or disposition of any of their business, properties or assets.

   "Permitted Liens" means: (a) with respect to the Company and the Restricted Subsidiaries, (1) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (2) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any as shall be required in conformity with GAAP shall have been made therefor;
(3) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (4) Liens incurred on deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (5) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business;
(6) Liens (including extensions, renewals and replacements thereof) upon property acquired (the "Acquired Property") after the Issue Date, provided that: (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or issued to finance, refinance or refund, the cost (including the cost of construction) of the Acquired Property, (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of the Acquired Property, (C) such Lien does not extend to or cover any property other than the Acquired Property and any improvements on such Acquired Property, and (D) the issuance of the Indebtedness to purchase the Acquired Property is permitted by the "Limitation on Incurrence of Indebtedness" covenant; (7) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (8) judgment and attachment Liens not giving rise to an Event of Default; (9) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (10) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and that are within the general parameters customary in the industry, in each case securing Indebtedness under Hedging Obligations; (11) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Restricted Subsidiaries; (12) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or its Restricted

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Subsidiaries in the ordinary course of business; (13) any interest or title of a lessor in property subject to any Capital Lease Obligation or operating lease; (14) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (15) Liens existing on the Issue Date and any extensions, renewals or replacements thereof; and (16) any Lien granted to the Trustee under the Exchange Indentures and any substantially equivalent Lien granted to any trustee or similar institution under any indenture for senior Indebtedness permitted by the terms of the Exchange Indentures;

     (b) with respect to the Restricted Subsidiaries, (1) Liens securing Restricted Subsidiaries' reimbursement Obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (2) Liens securing Indebtedness issued by Restricted Subsidiaries if such Indebtedness is permitted by (A) the first sentence of the "Limitation on Incurrence of Indebtedness" covenant, (B) clauses (i), (ii), (iii) or (iv) of the second sentence of the "Limitation on Incurrence of Indebtedness" covenant, or (C) clauses (i), (iii) (to the extent the Indebtedness subject to such Refinancing Indebtedness was subject to Liens) (vii), (ix) or (x) of the definition of Other Permitted Indebtedness; (3) Liens securing intercompany Indebtedness issued by any Restricted Subsidiary to the Company or another Restricted Subsidiary; (4) additional Liens at any one time outstanding with respect to assets of the Restricted Subsidiaries the aggregate fair market value of which does not exceed $10,000,000 (the fair market value of any such asset is to be determined on the date such Lien is granted on such asset); and (5) Liens securing guarantees by Restricted Subsidiaries of Indebtedness issued by the Company if such guarantees are permitted by clause (xi) (but only in respect of the property, rights and assets of the Restricted Subsidiaries Issuing such guarantees) of the definition of Other Permitted Indebtedness; and

     (c) with respect to the Company, (1) Liens securing Indebtedness issued by the Company under the New Credit Agreement if such Indebtedness is permitted by the "Limitation on Incurrence of Indebtedness" covenant (including, but not limited to, Indebtedness issued by the Company under the New Credit Agreement pursuant to clause (i) and/or clause (iv) of the second sentence of "Limitation on Incurrence of Indebtedness" covenant),
    (2) Liens securing Indebtedness of the Company if such Indebtedness is permitted by clauses (i), (iii) (to the extent the Indebtedness subject to such Refinancing Indebtedness was subject to Liens) or (vii) of the definition of Other Permitted Indebtedness, and (3) Liens securing guarantees by the Company of Indebtedness issued by Restricted Subsidiaries if such Indebtedness is permitted by the "Limitation on Incurrence of Indebtedness" covenant (including, but not limited to, Indebtedness issued by Restricted Subsidiaries under the New Credit Agreement pursuant to clause (i) and/or clause (v) of the second sentence of the "Limitation on Incurrence of Indebtedness" covenant) and if such guarantees are permitted by clause (xii) (but only in respect of Indebtedness issued by the Restricted Subsidiaries under the New Credit Agreement pursuant to "Limitation on Incurrence of Indebtedness" covenant) of the definition of Other Permitted Indebtedness;

     provided, however, that, notwithstanding any of the foregoing, the Permitted Liens referred to in clause (c) of this definition shall not include any Lien on Capital Stock of Restricted Subsidiaries held by the Company (as distinguished from Liens on Capital Stock of Restricted Subsidiaries held by other Restricted Subsidiaries) other than Liens securing (A) Indebtedness of the Company issued under the New Credit Agreement pursuant to the "Limitation on Incurrence of Indebtedness" covenant and any permitted Refinancing Indebtedness of such Indebtedness, and (B) guarantees by the Company of Indebtedness issued by Restricted Subsidiaries under the New Credit Agreement pursuant to the "Limitation on Incurrence of Indebtedness" covenant and any permitted Refinancing Indebtedness of such Indebtedness.

   "Plan" means the Company's Recapitalization and Repositioning Plan referenced in this Prospectus and all agreements, instruments and transactions pursuant thereto.

   "Pro Forma Basis" means, for purposes of determining Consolidated Net Income, Cash Flow, and Consolidated Interest Expense in connection with the Cash Flow Coverage Ratio (including in connection with the "Limitation on Restricted Payments" covenant, the incurrence of Indebtedness pursuant to the first sentence of the "Limitation on Incurrence of Indebtedness" covenant and Consolidated Net Worth

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for purposes of the "Merger or Consolidation" covenant), giving pro forma effect to (x) any acquisition or sale of a person, business or asset, related incurrence, repayment or refinancing of Indebtedness or other related transactions, including any related restructuring charges in respect of restructurings, consolidations, compensation or headcount reductions or other cost savings which would otherwise be accounted for as an adjustment permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP, or (y) any incurrence, repayment or refinancing of any Indebtedness and the application of the proceeds therefrom, in each case, as if such acquisition or sale and related transactions, restructurings, consolidations, cost savings, reductions, incurrence, repayment or refinancing were realized on the first day of the relevant period permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP. Furthermore, in calculating the Cash Flow Coverage Ratio, (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the determination date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the determination date; (2) if interest on any Indebtedness actually incurred on the determination date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the determination date will be deemed to have been in effect during the relevant period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps or similar interest rate protection Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

   "Receivables" means, with respect to any person, all of the following property and interests in property of such person, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts, (ii) accounts receivable (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or leased or the rendition of services rendered no matter how evidenced, whether or not earned by performance), (iii) all unpaid seller's or lessor's rights including without limitation, recession, replevin, reclamation and stoppage in transit, relating to any of the foregoing or arising therefrom, (iv) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods), (v) all reserves and credit balances with respect to any such accounts receivable or account debtors,
(vi) all letters of credit, security or guarantees of any of the foregoing,
(vii) all insurance policies or reports relating to any of the foregoing,
(viii) all collection or deposit accounts relating to any of the foregoing,
(ix) all proceeds of any of the foregoing, and (x) all books and records relating to any of the foregoing.

   "Receivables Financing" means (i) the sale or other disposition of Receivables that arise in the ordinary course of business, or (ii) the sale or other disposition of Receivables arising in the ordinary course of business to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Receivables.

   "Receivables Subsidiary" means a Subsidiary of the Company that is exclusively engaged in Receivables Financings and activities reasonably related thereto.

   "Refinancing Indebtedness" means (i) Indebtedness of the Company and its Restricted Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund any Indebtedness permitted under the Exchange Indentures or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund such Indebtedness, (ii) any refinancings of Indebtedness issued under the New Credit Agreement, and (iii) any additional Indebtedness issued to pay premiums and fees in connection with clauses (i) and (ii).

   "Restricted Investment" means any capital contribution to, or other debt or equity investment in (other than certain investments in marketable securities and other negotiable instruments permitted by the Exchange Indentures) any Non-Restricted Subsidiary or any person other than a Restricted Subsidiary or the Company; provided, that Restricted Investments will not include Incentive Arrangements. The amount of any Restricted Investment shall be the amount of cash and the fair market value at the time of transfer of all other property (as determined by the Board of Directors in good faith) included in the original Restricted Investment, plus all additions thereto, without any adjustments for

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increases or decreases in value or write-ups, write-downs or write-offs with respect to such Restricted Investment. Notwithstanding the foregoing, the assignment by the Company and the assumption by a Non-Restricted Subsidiary of all or any portion of an operating lease of the Company shall not be deemed a Restricted Investment, so long as the obligations of the Company under any such lease are not increased by the terms of such assignment or assumption.

   "Restricted Subsidiary" means: (i) any Subsidiary of the Company existing on the Issue Date other than a Non-Restricted Subsidiary, and (ii) any other Subsidiary of the Company formed, acquired or existing after the Issue Date that is designated as a "Restricted Subsidiary" by the Company pursuant to a resolution approved by a majority of the Board of Directors, provided that any Restricted Subsidiary that is organized under the laws of a foreign jurisdiction and whose stock or ownership interests are sold or transferred to a Non-Restricted Subsidiary may, by resolution approved by a majority of the Board of Directors, be thereafter designated and considered as a Non-Restricted Subsidiary.

   "Restructuring Charges" means any charges or expenses in respect of restructuring or consolidating any business, operations or facilities, any compensation or headcount reduction, or any other cost savings, of any persons or businesses either alone or together with the Company or any Restricted Subsidiary, as permitted by GAAP or Regulation S-X under the Securities Act.

   "SFAS 106" means Statement of Financial Accounting Standards No. 106.

   "SFAS 109" means Statement of Financial Accounting Standards No. 109.

   "Significant Subsidiary" means (i) any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in clause (2) of the definition of such term in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act, and (ii) any other Restricted Subsidiary of the Company that is material to the business, earnings, prospects, assets or condition, financial or otherwise, of the Company and its Restricted Subsidiaries taken as a whole.

   "Stated Maturity" means with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

   "Subsidiary" of any person means any entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body of such entity are owned by such person (regardless of whether such Equity Interests are owned directly by such person or through one or more Subsidiaries).

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the sum of the product(s) obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other requirement payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

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                             PLAN OF DISTRIBUTION

   Each broker-dealer that receives New Securities for its own account as a result of market-making activities or other trading activities in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Old Securities where such Old Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 120 days after the Expiration Date, it will make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any such resale. In addition, until
    , 1997, all dealers effecting transactions in the New Securities may be required to deliver a prospectus.

   The Company will receive no proceeds in connection with the Exchange Offer. New Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Securities. Any broker-dealer that resells New Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

   The following discussion is a summary of certain U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the New Securities by the holders thereof. This summary does not purport to be a complete analysis of all the potential federal income tax effects relating to the purchase, ownership and disposition of the New Securities. There can be no assurance that the Internal Revenue Service (the "IRS") will take a similar view of such consequences. Further the discussion does not address all aspects of taxation that may be relevant to particular purchasers in light of their individual circumstances (including dealers in securities, insurance companies, financial institutions, tax-exempt entities, taxpayers who acquired New Senior Notes for an amount less than or greater than the "issue price" of the New Senior Notes, and other taxpayers who are subject to special treatment under U.S. federal income tax laws, including taxpayers who hold the New Securities as part of a "straddle," "hedge" or "conversion transaction"). The discussion below assumes that the New Securities are held as capital assets and only addresses holders who are initial purchasers of the New Securities.

   The discussion of the U.S. federal income tax consequences set forth below is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder and judicial and administrative interpretations, all of which are subject to change, possibly with retroactive effect. Because individual circumstances may differ, each holder of the Exchange Securities is strongly urged to consult its own tax advisor with respect to its particular tax situation and the particular tax effects of any state, local, non-U.S., or other tax laws and possible changes in the tax law.

   As used herein, the term, "U.S. Holder" means a beneficial owner of New Securities who or which is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a "U.S. Trust." A U.S. Trust is (a) for taxable years beginning after December 31, 1996, or if the trustee of a trust elects to apply the following definition to an earlier taxable year ending after August 20, 1996, any trust if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust and (b) for all other taxable years, any trust whose income is includible in gross income for U.S. federal income tax purposes regardless of its source. The term U.S. Holder also includes certain former U.S. citizens whose income and gain on the New Securities will be subject to U.S. taxation. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a New Senior Note that is not a U.S. Holder.

CONSEQUENCES OF EXCHANGE OFFER TO EXCHANGING AND NONEXCHANGING HOLDERS

   The exchange of an Old Security for a New Security pursuant to the Exchange Offer will not be taxable to the exchanging Holders for Federal income tax purposes. As a result (i) an exchanging Holder will not recognize any gain or loss on the exchange, (ii) the holding period for the New Security will include the holding period for the Old Security, (iii) the basis of the New Security will be the same as the basis for the Old Security and (iv) original issue discount on the New Discount Debentures will be the same as on the Old Discount Debentures.

   The Exchange Offer will result in no Federal income tax consequences to a nonexchanging Holder.

   The treatment of interest and original issue discount described below with respect to the Senior Notes and Discount Debentures is based in part upon the assumption that as of the date of issuance of the Old Securities, the possibility that liquidated damages would be paid to holders of such Old Securities pursuant to a Registration Default was remote. The Service may take a different position, which could affect the timing and character of interst income by holders of such Exchange Securities.

SENIOR NOTES

   Interest paid on a New Senior Note will generally be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for federal income tax purposes.

DISCOUNT DEBENTURES

   Original Issue Discount. Because the Discount Debentures have been issued at a discount from their "stated redemption price at maturity," the Discount Debentures have original issue discount ("OID") for federal income tax purposes. For federal income tax purposes, OID on a Discount Debenture is the excess of the stated redemption price at maturity of the Discount Debenture over its issue price. The issue price of each Discount Debenture was its "stated principal amount" on April 2, 1997, which was 56.52% of the amount payable on maturity of such Discount Debenture (other than any accrued and unpaid interest). The stated redemption price at maturity of a Discount Debenture will be the sum of all payments to be made on such Discount Debenture other than "qualified stated interest" payments. Qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate that appropriately takes into account the length of the interval between payments. The interest payments on the Discount Debentures will not constitute qualified stated interest, and thus will be included along with principal in the stated redemption price at maturity of the Discount Debentures. As a result, each Discount Debenture will bear OID in an amount equal to the excess of (i) the sum of its principal amount and all stated interest payments over (ii) its issue price.

   A holder will be required to include OID in income periodically over the term of a Discount Debenture before receipt of the cash or other payment attributable to such income. In general, a holder must include in gross income for federal income tax purposes the sum of the daily portions of OID with respect to the Discount Debentures for each day during the taxable year or portion of a taxable year on which such holder holds the Discount Debentures ("Accrued OID"). The daily portion is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the adjusted issue price of the Discount Debenture at the beginning of the accrual period multiplied by the yield to maturity of the Discount Debenture. For purposes of computing OID, the Company will use six-month accrual periods which end on the days in the calendar year corresponding to the maturity date of the Discount Debentures and the date six months prior to such maturity date, with the exception of an initial short accrual period. The adjusted issue price of a Discount Debenture at the beginning of any accrual period is the issue price of the Discount Debenture increased by the Accrued OID for all prior accrual periods (less any cash payments on the Discount Debentures other than qualified stated interest). Under these rules, holders will have to include in gross income increasingly greater amounts of OID in each successive accrual period. Each payment made under a Discount Debenture (except for payments of qualified stated interest) will be treated first as a payment of OID to the extent of OID that has accrued as of the date of payment and has not been allocated to prior payments and second as a payment of principal.

   Optional Redemption. The Company's option to redeem the Discount Debentures at any time after April 1, 2002 should be treated as a "call option" within the meaning of the applicable Treasury Regulations (the "OID Regulations"). See "Description of the New Securities--Redemption of Exchange Securities--Optional Redemption." As a result, the Company would be presumed under the OID Regulations to exercise its option to redeem the Discount Debentures if by utilizing the date of exercise of a call option as the maturity date and the amount for which the Discount Debentures would be redeemed in accordance with the terms of the redemption feature (that is, the principal amount plus redemption premium, if any, plus accrued interest) as the stated redemption price at maturity the yield on the Discount Debentures would be lower than such yield would be if the option was not exercised. Because the exercise by the Company of its call option at any time after April 1, 2002 and before April 1, 2004 would result in higher yield than if such call option were not exercised, such call option should be presumed to not be exercised under the OID Regulations.

   In addition to the option redemption described above, a holder will have the right to tender Discount Debentures to the Company for redemption should the Company experience a Change of Control. See "Description of The New Securities--Mandatory Offers to Purchase Exchange Securities." Such additional redemption rights should not affect, and will be treated by the Company as not affecting, the determination of the yield or maturity of the Discount Debentures.

TAXABLE DISPOSITION OF NEW SECURITIES

   Generally, any sale or redemption of New Securities will result in taxable gain or loss equal to the difference between the amount of cash or other property received (except to the extent the consideration received is attributable to qualified stated interest not previously taken into account, which consideration is treated as interest received) and the holder's adjusted tax basis in the New Securities. A holder's adjusted tax basis for determining gain or loss on the sale or other taxable disposition of New Securities will initially equal the cost of such New Securities to such holder and will be increased by any Accrued OID with respect to any Discount Debentures includable in such holder's gross income and decreased by the amount of any cash payments received with such holder regardless of whether such payments are denominated as interest (other than payments of qualified stated interest). Any gain or loss upon a sale or disposition of New Securities by an original holder will generally be capital gain or loss. The recently enacted Taxpayer Relief Act of 1997 made certain changes to the Code with respect to taxation of capital gains of taxpayers other than corporations. In general, the maximum tax rate for non-corporate taxpayers on long term capital gains has been lowered to 20% from the previous 28% rate for most capital assets (including the New Securities) held for more than 18 months. For taxpayers in the 15% regular tax bracket, the maximum tax rate on long term capital gains is now 10%. These rate reductions are effective retroactively to any sale made after May 6, 1997. Capital assets sold after July 28, 1997 must be held for more than 18 months, rather than for more than one year, in order for gain on the sale of such assets to qualify as long term capital gain. Capital assets sold after May 6 but before July 29, 1997 qualify for the new 20% rate so long as they were held for more than a year. Capital gain on assets sold on or after July 29, 1997, having a holding period of more than one year but not more than 18 months will be taxed as "mid-term gain" at a 28% rate.

NON-U.S. HOLDERS

   On April 15, 1996, proposed Treasury Regulations (the "1996 Proposed Regulations") were issued which, if adopted in final form, could affect the U.S. taxation of Non-U.S. Holders. The 1996 Proposed Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the New Securities with respect to which such payments are made, subject to certain transition rules. It cannot be predicted at this time whether the 1996 Proposed Regulations will become effective as proposed or what, if any, modifications may be made to them. The discussion under this heading and under "-Backup Withholding and Information Reporting" below, is not intended to be a complete discussion of the provisions of the 1996 Proposed Regulations, and prospective Non-U.S. Holders of New Securities are urged to consult their tax advisors with respect to the effect the 1996 Proposed Regulations may have if adopted.

   Payments of interest on the New Securities by the Company or any paying agent to a beneficial owner of New Securities that is a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, (i) such holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) such holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, (iii) such holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) certain certification requirements (summarized below) are met. If a Non-U.S. Holder of New Securities is engaged in a trade or business in the United States, and if interest on the New Securities is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) the Non-U.S. Holder, although exempt from U.S. withholding tax, will generally be subject to regular U.S. income tax on such interest in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on New Securities will be included in the earnings and profits of such Non-U.S. Holder if such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

   Under current Treasury Regulations, in order to obtain the exemption from withholding tax described in the first sentence of the preceding paragraph, either (i) the beneficial owner of New Securities must certify on IRS Form W-8 or a substitute form that is substantially similar to Form W-8, under penalties of perjury, to the Company or paying agent, as the case may be, that such owner is a Non-U.S. Holder and must provide such owner's name and address or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the New Securities on behalf of the beneficial owner thereof must certify, under penalties of perjury, to the Company or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and must furnish the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest made to the certifying Non-U.S. Holder after delivery of the certificate in the calendar year of its delivery and the two immediately succeeding calendar years. In lieu of the certificate described in this paragraph, a Non-U.S. Holder engaged in a trade or business in the United States (with which interest payments on the New Senior Note are effectively connected) must provide to the Company a properly executed IRS Form 4224 in order to claim an exemption from withholding tax.

   The 1996 Proposed Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1996 Proposed Regulations also add "intermediary certification" options for certain qualifying withholding agents. Under one such option, a withholding agent would be allowed to rely on IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and thus is a "qualified intermediary." Under another option, an authorized foreign agent of a U.S. withholding agent would be permitted to act on behalf of the U.S. withholding agent, provided certain conditions are met.

   The 1996 Proposed Regulations, if adopted, would also provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1996 Proposed Regulations would replace a number of current tax certification forms (including IRS Form W-8 and IRS Form 4224) with a single, restated form (IRS Form W-8) and standardize the period of time for which withholding agents could rely on such certifications.

   Under current law, a Non-U.S. Holder of New Securities generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition of such New Securities, unless (i) the gain is effectively connected with the conduct of a trade or business in the United States of the non-U.S. holder (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) or (ii) the Non-U.S. Holder is an individual who holds the New Securities as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition and either (a) such individual has a U.S. "tax home" (as defined for U.S. federal income tax purposes) or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual. In the case of a Non-U.S. Holder that is described under clause (i) above, its gain will be subject to the U.S. federal income tax on net income that applies to U.S. persons and, in addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to the branch profits tax. An individual Non-U.S. Holder that is described under clause (ii) above will be subject to a flat 30% on any tax gain derived from the sale, which may be offset by U.S. capital losses (notwithstanding the fact that he or she is not considered a U.S. resident). Thus, individual Non-U.S. Holders who have spent 183 days or more in the United States in the taxable year in which they contemplate a sale of New Securities are urged to consult their tax advisers as to the tax consequences of such sale.

   New Securities held by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the date of his death will not be subject to U.S. federal estate tax as a result of such individual's death; provided, that at the time of such individual's death, the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote and payments with respect to such New Securities would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

   Under current U.S. federal income tax law, information reporting requirements apply to interest and principal payments made to, and to the proceeds of sales before maturity by, certain non-corporate U.S.

Holders. In addition, a 31% backup withholding tax requirement applies to certain payments of interest on, and the proceeds of a sale, exchange or redemption of, the New Securities.

   Backup withholding will generally not apply with respect to payments made to certain exempt recipients such as corporations or other tax-exempt entities. In the case of a non-corporate U.S. Holder, backup withholding will apply only if such holder (i) fails to furnish its taxpayer identification number ("TIN") which for an individual would be his Social Security number,
(ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to properly report payments of interest and dividends or (iv) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

   In the case of a Non-U.S. Holder, under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by the Company or any paying agent thereof on New Securities if such holder has provided the required certification under penalties of perjury that it is not a U.S. Holder or has otherwise established an exemption, provided in each case that the Company or such paying agent, as the case may be, does not have actual knowledge that the payee is a U.S. Holder.

   Under current Treasury Regulations, if payments on New Securities are made to or through a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of New Securities, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such beneficial owner. However, under the 1996 Proposed Regulations, backup withholding may apply if such custodian, nominee or other agent has actual knowledge that the payee is a U.S. Holder. In the case of payments made to or through the foreign office of a custodian, nominee or other agent that is (i) a U.S. Person, (ii) a controlled foreign corporation for U.S. tax purposes or (iii) a foreign person 50% or more of the gross income of which for the three-year period ending with the close of its taxable year preceding the year of payment is effectively connected with the conduct of a trade or business within the United States, information reporting (but not backup withholding) is required unless the custodian, nominee or other agent has documentary evidence in its files that the payee is not a U.S. person and certain other conditions are met, or the payee otherwise establishes an exemption.

   Under current Treasury Regulations, payments on the sale, exchange or other disposition of New Securities made to or through a foreign office of a broker generally will not be subject to backup withholding. However, under the 1996 Proposed Regulations, backup withholding may apply if such broker has actual knowledge that the payee is a U.S. Holder. In the case of proceeds from a sale of New Securities by a Non-U.S. Holder paid to or through the foreign office of a U.S. broker or a foreign office of a foreign broker that is (i) a controlled foreign corporation for U.S. tax purposes or (ii) a person 50% or more of whose gross income for the three-year period ending with the close of the taxable year preceding the year of payment (or for the part of that period that the broker has been in existence) is effectively connected with the conduct of a trade or business within the United States, information reporting (but not backup withholding) is required unless the broker has documentary evidence in its files that the payee is not a U.S. person and certain other conditions are met, or the payee otherwise establishes an exemption. Payments to or through the U.S. office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. Holder and that certain other conditions are met or otherwise establishes an exemption.

   The 1996 Proposed Regulations would, if adopted, alter the foregoing rules as described above and in other certain respects. In particular, the 1996 Proposed Regulations would provide certain presumptions under which Non-U.S. Holders may be subject to backup withholding in the absence of required certifications.

   Holders of New Securities should consult their tax advisors regarding the application of backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from payment under the backup withholding rules will be allowed as a credit against a holder's U.S. Federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

   The Company is required to furnish certain information to the Service and will furnish annually to record holders of the Senior Notes and the Discount Debentures information with respect to interest paid on the Senior Notes and OID accruing on the Discount Debentures during the calendar year. The information regarding the accrual of OID on the Discount Debentures will be based on the adjusted issue price of the Discount Debentures and will be applicable if the holder is an original holder of the Discount Debentures purchasing at the issue price. Subsequent holders who purchase Discount Debentures for an amount other than the adjusted issue price and/or on a date other than the last day of an accrual period will be required to determine for themselves the amount of OID, if any, they are required to include in gross income for federal income tax purposes.

SUBSEQUENT PURCHASERS

   The foregoing does not discuss special rules which may affect the treatment of purchasers that acquire the New Securities other than through purchasing the related Old Securities at the time of original issuance at the issue price, including those provisions of the Code relating to the treatment of "market discount" and "acquisition premium." For example, the market discount provisions of the Code may require a subsequent purchaser of New Securities at a market discount to treat all or a portion of any gain recognized upon sale or other disposition of such New Securities as ordinary income and to defer a portion of any interest expense that would otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such New Securities until the holder disposes of such New Securities in a taxable transaction.

   THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE HOLDER OF NEW SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO THE PROSPECTIVE HOLDER OF THE NEW SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-U.S. INCOME TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

                                LEGAL MATTERS

   Certain legal matters with respect to the New Securities will be passed upon for the Company by Mayer, Brown & Platt, Chicago, Illinois.

                             INDEPENDENT AUDITORS

   The Consolidated Financial Statements of Jordan Industries, Inc., as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing in this Prospectus and Registration Statement which, as to 1996, are based in part on the reports of Blackman Kallick Bartelstein, LLP, independent auditors, and Mellen, Smith & Pivoz, P.C., independent auditors. The financial statements and report referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

   The financial statements of E.F. Johnson Company Components Division as of December 31, 1994, November 26, 1995 and January 23, 1996 and for the year ended December 31, 1994, the period from January 1, 1995 to November 26, 1995 and the period from November 27, 1995 to January 23, 1996, included in this Prospectus and Registration Statement have been audited by Price Waterhouse, LLP, independent auditors as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The combined financial statements of Viewsonics, Inc. and Shanghai Viewsonics Electronic Co., Ltd. as of December 31, 1995, and for the year then ended, included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The combined financial statements of Seaboard Folding Box Corp. and Affiliates as of December 31, 1994 and 1995, and for each of the two years in the period ended December 31, 1995, included in this Prospectus and Registration Statement have been audited by Canby, Maloney & Co., Inc., independent auditors as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                INDEX TO FINANCIAL STATEMENTS AND INFORMATION

                                                                                                 PAGE
                                                                                              --------
UNAUDITED PRO FORMA FINANCIAL INFORMATION
 Unaudited Pro Forma Balance Sheet as of June 30, 1997........................................    P-2
 Unaudited Pro Forma Statement of Operations for the year ended December 31, 1996 ............    P-3
 Notes to Unaudited Pro Forma Statement of Operations for the year ended
  December 31, 1996 ..........................................................................    P-4
 Unaudited Pro Forma Statement of Operations for the six months ended June 30, 1997  .........    P-6
 Notes to Unaudited Pro Forma Statement of Operations for the six months ended
  June 30, 1997 ..............................................................................    P-7
JORDAN INDUSTRIES, INC.
 Report of Independent Auditors ..............................................................    F-1
   DIVERSIFIED WIRE & CABLE, INC.
    Independent Auditors' Report .............................................................    F-2
   PAW PRINT MAILING LIST SERVICES, INC.
    Independent Auditor's Report .............................................................    F-3
 Consolidated Balance Sheets as of December 31, 1995 and 1996.................................    F-4
 Consolidated Statements of Operations for the three years in the period ended December 31,
  1996........................................................................................    F-5
 Consolidated Statements of Changes in Shareholders' Equity (Net Capital Deficiency)
  for the three years in the period ended December 31, 1996...................................    F-6
 Consolidated Statements of Cash Flows for the three years in the period ended December 31,
  1996........................................................................................    F-7
 Notes to Consolidated Financial Statements...................................................    F-9
 Condensed Consolidated Balance Sheet as of June 30, 1997 (unaudited).........................   F-29
 Condensed Consolidated Statements of Operations for the six months ended
  June 30, 1996 and 1997 (unaudited)..........................................................   F-30
 Condensed Consolidated Statements of Cash Flows for the six months ended
  June 30, 1996 and 1997 (unaudited)..........................................................   F-31
 Notes to Condensed Consolidated Financial Statements (unaudited).............................   F-32
E.F. JOHNSON COMPANY--COMPONENTS DIVISION (A DIVISION OF E. F. JOHNSON COMPANY)
 Report of Independent Accountants............................................................   F-35
 Balance Sheets as of December 31, 1994, November 26, 1995 and January 23, 1996 ..............   F-36
 Statements of Operations for the year ended December 31, 1994, the eleven months
  ended November 26, 1995, and the two months ended January 23, 1996..........................   F-37
 Statements of Cash Flows for the year ended December 31, 1994, the eleven months
  ended November 26, 1995, and the two months ended January 23, 1996..........................   F-38
 Notes to Financial Statements................................................................   F-39
VIEWSONICS, INC. AND SHANGHAI VIEWSONICS ELECTRONIC CO., LTD.
 Report of Independent Auditors...............................................................   F-43
 Combined Balance Sheets as of December 31, 1995 and (unaudited) as of July 31, 1996 .........   F-44
 Combined Statements of Income for the year ended December 31, 1995 and
  (unaudited) for the seven months ended July 31, 1996........................................   F-45
 Combined Statements of Stockholder's Equity for the year ended December 31, 1995
  and (unaudited) for the seven months ended July 31, 1996....................................   F-46
 Combined Statements of Cash Flows for the year ended December 31, 1995 and
  (unaudited) for the seven months ended July 31, 1996........................................   F-47
 Notes to Combined Financial Statements.......................................................   F-48

                                      I-1

                                                                                                 PAGE
                                                                                              --------
SEABOARD FOLDING BOX CORP. AND AFFILIATES
 Independent Auditors' Report ................................................................   F-52
 Combined Balance Sheets as of December 31, 1994 and 1995.....................................   F-53
 Combined Statements of Income for the years ended December 31, 1994 and 1995 ................   F-54
 Combined Statements of Stockholder's Equity for the years ended December 31, 1994
  and 1995....................................................................................   F-55
 Combined Statements of Cash Flows for the years ended December 31, 1994 and 1995 ............   F-56
 Notes to Combined Financial Statements.......................................................   F-58
 Combined Balance Sheet as of May 1, 1996 (unaudited).........................................   F-61
 Combined Statement of Income for the period from January 1, 1996
  to May 1, 1996 (unaudited)..................................................................   F-62
 Combined Statement of Stockholder's Equity for the period from January 1, 1996
  to May 1, 1996 (unaudited)..................................................................   F-63
 Combined Statement of Cash Flows for the period from January 1, 1996
  to May 1, 1996 (unaudited)..................................................................   F-64
 Notes to Combined Financial Statements (unaudited)...........................................   F-66

                  UNAUDITED PRO FORMA FINANCIAL INFORMATION

   The following unaudited pro forma financial information (the "Unaudited Pro Forma Financial Information") has been derived from the application of pro forma adjustments to the Company's historical consolidated financial statements included elsewhere herein. The Unaudited Pro Forma Financial Information gives effect to (i) each element of the Plan, including the disposition of Hudson and Paw Print (the "Dispositions"); (ii) the full year impact of acquisitions of LoDan, FIR, Arnon Caine, Seaboard, Cape Craftsmen, Colman Motors, Viewsonics, Vitelec, Diversified, Bond, Northern and Johnson (the "Acquisitions"); and (iii) the deconsolidation of Welcome Home, as if such events had occurred on June 30, 1997 for purposes of the unaudited pro forma balance sheet and at the beginning of the relevant period for purposes of the unaudited pro forma statements of operations for the year ended December 31, 1996, and the six months ended June 30, 1997, respectively. The pro forma results for FIR for the year ended December 31, 1996 reflect FIR's results of operations for the twelve months ended October 31, 1996 and the pro forma results for FIR for the six months ended June 30, 1997 reflect FIR's results of operations for the six months ended April 30, 1997. The pro forma adjustments are described in the accompanying notes. The Unaudited Pro Forma Financial Information is presented for informational purposes only and does not purport to represent what the Company's financial position or results of operations would actually have been if the aforementioned events had occurred on the dates specified or to project the Company's financial position or results of operations at any future date or for any future periods. The Unaudited Pro Forma Financial Information should be read in conjunction with the Company's historical consolidated financial statements, and the notes thereto, included elsewhere herein.

                       UNAUDITED PRO FORMA BALANCE SHEET

                                                                                 AT JUNE 30, 1997
                                               ----------------------------------------------------------------------------------
                                                                 JTP            JII        DISPOSITIONS                     PRO
                                                 HISTORICAL  OFFERING (1)    OFFERING          (9)           OTHER         FORMA
                                               ------------ ------------ --------------- -------------- --------------  -----------
                                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
 Cash and cash equivalents ....................  $  30,887     $286,045      $(270,368)(2)   $ (1,019)  $ 25,704 (10)$  71,249
 Trade and other receivables-net ..............    107,122            0              0         (1,123)    (1,482)(11)  104,517
 Inventories ..................................    111,372            0              0              0          0       111,372
 Prepaid expenses and other current assets  ...     13,876            0              0            124          0        14,000
                                               ------------ ------------ --------------- -------------- -------------- -------
   Total current assets .......................    263,257      286,045       (270,368)        (2,018)    24,222       301,138
 Property and equipment, net ..................    100,079            0              0           (597)         0        99,482
 Other assets .................................    368,596        9,000         (1,379)(3)    (10,059)   (14,222)(12)  351,936
                                               ------------ ------------ --------------- -------------- -------------- -------
   Total assets ...............................  $ 731,932     $295,045      $(271,747)      $(12,674)  $ 10,000     $ 752,556
                                               ============ ============ =============== ============== ============== =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities ...........................  $ 109,250            0      $ (12,964)(4)   $ (1,018)         0     $  95,268
Current portion of long-term obligations  .....      8,530            0         (4,188)(5)          0          0         4,342
Long-term obligations:
 Old Credit Agreements ........................    131,041           --        (81,041)(5)          0          0        50,000
 Old Senior Notes .............................    275,000           --       (271,595)(6)         --         --         3,405
 M&G Senior Notes .............................    170,000           --             --             --         --       170,000
 Old Discount Debentures.......................    124,507           --             --             --         --       124,507
 New Credit Agreements ........................          0            0              0              0          0             0
 New Senior Notes .............................          0           --        120,000 (7)         --         --       120,000
 New JTP Senior Notes .........................         --      188,511             --             --         --       188,511
 New JTP Discount Debentures...................          0       85,034             --             --         --        85,034
 Other debt ...................................     43,917            0              0         (2,500)         0        41,417
                                               ------------ ------------ --------------- -------------- -------------- -------
 Total long-term obligations...................    744,465      273,545       (232,636)        (2,500)         0       782,874
Other non-current liabilities and deferred
 income taxes..................................     14,236            0              0            (96)         0        14,140
JTP Senior Preferred Stock ....................          0       25,000                                                 25,000
M&G Preferred Stock ...........................      1,515           --             --             --         --        1,515
Stockholders' equity (net capital deficiency)     (146,064)      (3,500)       (21,959)(8)     (9,060)    10,000 (13)(170,583)
                                               ------------ ------------ --------------- -------------- -------------- -------
   Total liabilities and stockholders' equity .  $ 731,932     $295,045      $(271,747)      $(12,674)  $ 10,000     $ 52,556
                                               ============ ============ =============== ============== ============== ======

------------
(1) Reflects the effects of the JTP Offering including the recording of the proceeds from the JTP Offering, the capitalization of fees associated with the JTP Offering, the issuance of the New JTP Senior Notes, the New JTP Debentures and the New JTP Senior Preferred Stock. Total fees of $14.5 million related to the JTP Offering have been allocated to other assets, $9.0 million, and net capital deficiency $5.5 million. The net capital deficiency related to the JTP Offering of ($3.5 million) represents the difference between the $5.5 million of fees allocated to net capital deficiency and $2.0 million of cash proceeds from the sale of an aggregate of 999,500 shares of JTP common stock to the Jordan Group, management of JTP, the purchasers of the JTP Preferred Stock Units and Jefferies.

(2) Reflects the repayment of the Old Credit Agreements, $85.2 million, the repurchase of the Old Senior Notes including accrued interest, $284.6 million, the payment of the tender premium, $13.6 million, the payment of fees incurred in connection with the Offering, $7.0 million offset by the proceeds from the Offering $120.0 million.

(3) Reflects the recording of fees paid in connection with the Offering $7.0 million offset by the write off of deferred financing fees in connection with the repayment of the Old Credit Agreements, $8.4 million.

(4) Reflects the payment of accrued interest on the Old Credit Agreements and the Old Senior Notes.

(5) Reflects the repayment of the current and long term principal of the Old Credit Agreements.

(6)     Reflects the repayment of the principal portion of the Old Senior
        Notes.

(7)     Reflects the proceeds from the Offering.

(8) Reflects the payment of the tender premium, $13.6 million, and the write off of deferred financing fees in connection with the repayment of the Old Credit Agreement, $8.4 million.

(9) Reflects the disposition of Paw Print which was sold to an affiliate on July 31, 1997.

(10) Reflects the proceeds from the sale of Paw Print, $10.0 million and the proceeds from the sale of a portion of the Company's investment in Fannie May, $15.7 million. In July 1997, Fannie May repurchased from the Company it's Subordinated Notes and term loans including all accrued interest.

(11) Reflects the receipt of interest receivable recorded in connection with the Company's investment in Fannie May.

(12) Reflects the reduction of the Company's investment in Fannie May in connection with the Fannie May Refinancing.

(13)    Reflects the proceeds from the sale of Paw Print.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                                                         FOR THE YEAR ENDED DECEMBER 31, 1996
                                       ----------------------------------------------------------------------
                                                                                       PRO FORMA       PRO
                                         HISTORICAL  ACQUISITIONS(1) DISPOSITIONS(2)  ADJUSTMENTS     FORMA
                                       ------------ --------------- --------------- ------------- -----------
                                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales..............................   $601,567      $142,905        $(98,969)      $  4,298 (3) $649,801
Cost of sales, excluding depreciation .    375,745        91,566         (58,885)         1,288 (4)  409,714
Selling, general and administrative
 expenses, excluding depreciation .....    150,951        23,305         (40,568)        (6,596)(5)  127,092
Depreciation and amortization..........     30,438         5,219          (3,048)             0       32,609
SAR expenses...........................      9,822             0               0         (9,822)(6)        0
Restructuring charges..................      8,106             0          (8,106)             0            0
Other non-recurring charges............      4,136             0               0          2,684 (7)    6,820
Advisory fees and other, net...........      4,489            73            (711)           140 (8)    3,991
Other (income) and expense ............      4,488             0               0         (4,488)(9)        0
                                       ------------ --------------- --------------- ------------- -----------
Operating income.......................     13,392        22,742          12,349         21,092       69,575
Interest expense, net .................     60,802         4,585          (1,794)        18,710 (10)  82,303
Other (income) expense ................          0           770          (3,277)         2,989          482
                                       ------------ --------------- --------------- ------------- -----------
Income (loss) before income taxes
 minortiy interest and equity in
 investee .............................    (47,410)       17,387          17,420           (607)     (13,210)
Income taxes (credits) ................      4,415           884          (2,272)           (70)(11)   2,957
Minority interest......................         59           372               0            (11)(12)     420
Equity in investee.....................          0             0               0         13,424 (13)  13,424
                                       ------------ --------------- --------------- ------------- -----------
Net income (loss) before extraordinary
 items.................................    (51,884)       16,131          19,692        (13,950)     (30,011)
Extraordinary items....................      3,806             0               0         (3,806)(14)       0
                                       ------------ --------------- --------------- ------------- -----------
Net income (loss)......................   $(55,690)     $ 16,131        $ 19,692       $(10,144)    $(30,011)
                                       ============ =============== =============== ============= ===========
OTHER DATA:
Adjusted operating income(15)..........   $ 29,367      $ 22,742        $ (3,626)      $ 21,092     $ 69,575
EBITDA.................................     80,507 (16)   28,034             484          5,097      114,122
Capital expenditures...................     17,395         2,325          (1,747)             0       17,973
Cash interest expense(17)..............     48,352         4,611          (1,800)         5,873       57,036
Senior Preferred Stock dividends(18)  .         --            --              --          3,481        3,481

------------
(footnotes on following page)

  (1) Represents the results of operations of Bond, Diversified, Johnson, LoDan, Northern, Viewsonics, Vitelec, Seaboard, Cape, Arnon Caine and FIR prior to their acquisition by JII or its Subsidiary. The results of operations also include purchase accounting adjustments for additional depreciation and amortization related to the write up of property and equipment and the excess of purchase price over the value of the net assets acquired (goodwill).

 (2) Reflects the disposition of Hudson and Paw Print which were sold in May 1997 and July 1997 respectively, and the deconsolidation of Welcome Home.

 (3) Includes the recognition of previously eliminated sales between Cape and Welcome Home, $5.7 million, offset by the elimination of sales relating to Dura-Line's divested Retube product line, $1.4 million. Due to the deconsolidation of Welcome Home, sales between Cape and Welcome Home, which were initially treated as intercompany, and eliminated in consolidation, are now treated as third party sales.

 (4) Reflects the recognition of costs associated with sales between Cape and Welcome Home, $4.9 million, offset by the elimination of nonrecurring purchase accounting adjustments to the inventories of Seaboard, $0.9 million and Viewsonics, $1.9 million, and the elimination of the costs relating to Dura-Line's divested Retube product line, $0.8 million.

 (5) Adjustments to "Selling, general and administrative expenses" include: (i) the reclassification to "Advisory fees and other" expenses relating to start-up of new facilities in Mexico, India, China, Malaysia and Spain of $1.6 million, (ii) the elimination of expenses relating to Dura-Line's divested Retube product line of $0.8 million, (iii) the reduction in expenses of $0.4 million as a result of completed headcount reductions and administrative savings recognized in connection with the Company's acquisition of Barber-Colman, (iv) the reclassification to "Other non-recurring charges," of $3.3 million related to certain transaction-based bonuses and other nonrecurring charges and expense and (v) the elimination of $0.5 million related to the closing of a facility.

 (6) Reflects the elimination of nonrecurring SAR and other compensation payments to the management and prior owners of certain subsidiaries.

 (7) Reflects the reclassification of certain transaction-based bonuses and nonrecurring charges and expenses from "Selling, general and administrative expenses" in the amount of $3.3 million, offset by the elimination of certain corporate charges consisting of $0.7 million related to nonrecurring legal and accounting charges.

 (8) Reflects the reclassification from "Selling, general and administrative expenses" of $1.6 million relating to the startup of new facilities in Mexico, India, China, Malaysia and Spain, additional expense related to non competition payments paid to the partners of Dura-Line's Czech Republic joint venture of $0.4 million, and the implementation of directors fees of $0.1 million for the directors of JTP, partially offset by the elimination of nonrecurring legal fees related to Welcome Home of $0.6 million, the recording of $1.0 million for consulting services rendered in connection with the sale of Hudson and the elimination of $0.3 million of non-recurring compensation expense related to AIM Electronics.

(9) Reflects the elimination of the Company's loss on the purchase of Cape Craftsmen.

(10) Reflects (i) additional interest expense of $9.2 million related to the M&G Senior Notes offering, (ii) incremental interest expense of $7.5 million related to the Plan and (iii) the elimination of $1.8 million of interest income earned by the Company on its investment in Fannie May.

(11) Reflects adjustment for state and local income taxes. No provision for federal income taxes has been recorded due to the fact that the Company anticipates that it will be recording a pre-tax loss for the periods presented, and, if the Company's results generate pre-tax income, it will have sufficient net operating loss carry-forwards to offset any federal tax liability.

(12) Reflects adjustment to accurately reflect the Company's minority interest in relation to certain Acquisitions.

(13) Reflects the Company's equity in the earnings of its majority-owned subsidiary, Welcome Home. As a result of Welcome Home's bankruptcy filing, the Company no longer has the ability to control the operations and financial affairs of Welcome Home. Accordingly, the Company records the results of Welcome Home under the equity method of accounting for its consolidated financial statements. The "Equity in Investee" represents the Company's ownership percentage multiplied by Welcome Home's net loss for the period presented.

(14) Represents the write-off of deferred financing fees as a result of the M&G Senior Notes offering.

(15) Adjusted operating income reflects operating income excluding the results of Welcome Home, which is no longer consolidated with the Company.

(16) EBITDA reflects adjusted operating income plus (i) historical depreciation and amortization net of the portion attributed to Welcome Home of $28.3 million, (ii) SAR expense of $9.8 million,
        (iii) loss on purchase of affiliated company of $4.5 million, (iv) advisory fees and other expenses net of the portion attributable to Welcome Home of $4.4 million, and (v) other non-recurring items of $4.1 million consisting of $1.9 million relating to the international expansion of Dura-line, $0.7 million of certain unusual corporate, legal and accounting charges and $1.5 million of certain non-cash charges.

(17) Historical cash interest expense reflects total interest expense less $12.0 million of non-cash interest expense relating to the Company's Discount Debentures and $3.0 million of amortization of deferred financing fees. Pro forma cash interest expense reflects total interest expense less $22.3 million of non-cash interest expense relating to the Company's Discount Debentures and the JTP Discount Notes, $2.6 million of amortization of deferred financing fees, $0.1 million of amortization of the original issue discount recorded in connection with the JTP Offering and $0.8 million of amortization of the premium paid by the Company for the Old Discount Debentures Offering.

(18) Reflects paid-in-kind ("PIK") dividends on the JTP Senior Preferred Stock assuming a PIK Dividend rate of 13.25%.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                                                       FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                      ----------------------------------------------------------------------
                                                                                      PRO FORMA       PRO
                                        HISTORICAL  ACQUISITIONS(1) DISPOSITIONS(2)  ADJUSTMENTS     FORMA
                                      ------------ --------------- --------------- ------------- -----------
                                                               (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATION DATA:
Net sales.............................   $324,889       $27,452        $(17,346)      $ (1,599)(3) $333,396
Cost of sales, excluding
 depreciation.........................    203,059        19,759         (11,477)        (1,188)(4)  210,153
Selling, general and administrative
 expenses, excluding depreciation ....     67,802         3,293          (2,943)        (1,817)(5)   66,335
Depreciation and amortization.........     15,933         1,692            (875)             0       16,750
SAR expenses..........................     15,418             0               0        (15,418)(6)        0
Restructuring charges.................          0             0               0              0            0
Other non-recurring charges...........          0             0               0              0            0
Advisory fees and other...............      1,500            (3)            (65)           569 (7)    2,001
Other (income) and expense............          0             0               0              0            0
                                      ------------ --------------- --------------- ------------- -----------
Operating income......................     21,177         2,711          (1,986)        16,255       38,157
Interest expense, net.................     36,169         2,250            (136)         4,049 (8)   42,332
Other (income) and expense............    (18,012)          422          (1,028)        19,658 (9)    1,040
                                      ------------ --------------- --------------- ------------- -----------
Income (loss) before income taxes
 minority interest and equity in
 investee.............................      3,020            39            (822)        (7,452)      (5,215)
Income taxes (credits)................      1,200           302            (195)          (107) (10)   1,200
Minority interest.....................        764             0               0            115 (11)     879
Equity in investee....................      4,168             0               0              0        4,168
                                      ------------ --------------- --------------- ------------- -----------
Net income (loss) before
 extraordinary items..................     (3,112)         (263)           (627)        (7,460)     (11,462)
Extraordinary items...................      9,363             0               0         (9,363) (12)       0
                                      ------------ --------------- --------------- ------------- -----------
Net income (loss) ....................   $(12,475)      $  (263)       $   (627)      $  1,903     $(11,462)
                                      ============ =============== =============== ============= ===========

OTHER DATA:
Adjusted operating income (13) .......   $ 22,284       $ 2,711        $ (1,986)      $ 15,148     $ 38,157
EBITDA................................     54,951 (14)    4,400          (2,926)           928       57,353
Capital expenditures..................      5,758           596               0              0        6,354
Cash interest expense (15)............     29,145         2,250            (156)        (1,750)      29,489
Senior Preferred Stock dividend (16) .         --            --              --          1,684        1,684

------------
(footnotes on following page)

  (1) Reflects the results of operations for LoDan and FIR prior to their acquisitions by JII or its subsidiary. The results of operations also include purchase accounting adjustments for additional depreciation and amortization related to the write up of property and equipment and the excess of purchase price over the value of the net assets acquired (goodwill).

 (2) Reflects the disposition of Hudson and Paw Print which were sold in May 1997 and July 1997 respectively, and the deconsolidation of Welcome Home's operating results for the period ended January 21, 1997.

 (3) Reflects the elimination of sales relating to Dura-Line's divested Retube product line.

 (4) Reflects the elimination of cost relating to Dura-Line's divested Retube product line, $1.0 million and the elimination of non recurring purchase accounting adjustments to the inventories of Viewsonics, $0.2 million.

 (5) Reflects the elimination of costs relating to Dura-Line's divested Retube product line of $0.7 million, and the reclassification to "Advisory fees and other" operating expenses relating to the start up of new facilities in Mexico, India, China, Malaysia and Spain of $0.7 million and non compete payments paid to the partners of Dura-Line's Czech Republic joint venture of $0.4 million.

 (6) Reflects the elimination of non-recurring SAR and other compensation payments made to the management and prior owners of certain subsidiaries.

 (7) Reflects the reclassification from "Selling, general and administrative expenses," cost relating to the start up of new facilities in Mexico, India, China, Malaysia and Spain of $0.7 million, additional expenses related to the implementation of directors fees at JTP of $0.1 million, and non competition payments paid to the partners of Dura-Line's Czech Republic joint venture of $0.4 million, partially offset by the recording of $0.5 million for consulting services rendered in connection with the sale of Hudson.

(8) Reflects additional interest expense related to the Plan of $3.1 million and the elimination of $0.8 million of interest earned by the Company on its investment in Fannie May.

(9) Reflects the elimination of the $18.5 million gain recorded on the sale of Hudson and the elimination of $1.2 million of intercompany interest income recorded in connection with the dispositions.

(10) Reflects adjustment for state and local income taxes. No provision for federal income taxes has been recorded due to the fact that the Company anticipates that it will be recording a pre-tax loss for the periods presented, and, if the Company's results generate pre-tax income, it will have sufficient net operating loss carry-forwards to offset any federal tax liability.

(11) Reflects the Company's minority interest recorded in relation to certain of the Acquisitions.

(12) Reflects the write off of deferred financing fees related to the 11 3/4 Senior Subordinated Discount Debentures due 2005, $2.2 million, the payment of the premium incurred by the Company for the Old Discount Debentures Offering, $6.6 million, and the expenses related to a flood at Dura-Line's Reno, NV facility, $0.5 million.

(13) Adjusted operating income reflects operating income excluding the results of Welcome Home, which is no longer consolidated with the Company.

(14) EBITDA reflects adjusted operating income plus (i) historical depreciation and amortization net of the portion attributed to Welcome Home of $15.8 million, (ii) SAR expense of $15.5 million, and
        (iii) advisory fees and other expenses net of the portion attributable to Welcome Home of $1.4 million.

(15) Historical cash interest expense reflects total interest expense less $6.8 million of non-cash interest expense relating to the Company's Discount Debentures and $1.9 million of amortization of deferred financing fees. Pro forma cash interest expense reflects total interest expense less $11.8 million of non-cash interest expense relating to the Company's Discount Debentures and the JTP Discount Notes, $1.3 million of amortization of deferred financing fees, $0.1 million of amortization of the original issue discount recorded in connection with the JTP Offering and $0.4 million of amortization of the premium paid by the Company for the Old Discount Debentures Offering.

(16) Reflects paid-in-kind ("PIK") dividends on the JTP Senior Preferred Stock assuming a PIK dividend rate of 13.25%.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Jordan Industries, Inc.

   We have audited the accompanying consolidated balance sheets of Jordan Industries, Inc. as of December 31, 1995 and 1996, and the related consolidated statements of operations, shareholders' equity (net capital deficiency), and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of certain subsidiaries whose statements reflect total assets constituting 5% in 1996, and net sales constituting 3% in 1996 of the related consolidated totals. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for these subsidiaries, is based solely on the reports of the other auditors.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

   In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Jordan Industries, Inc. at December 31, 1995 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Chicago, Illinois
March 27, 1997

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
Diversified Wire & Cable, Inc.
Troy, Michigan

We have audited the accompanying balance sheet of Diversified Wire & Cable, Inc. as of December 31, 1996 and the related statement of operations, changes in stockholders' equity and cash flows for the period June 25, 1996 (Commencement of Operations) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Diversified Wire & Cable, Inc. as of December 31, 1996, and the results of its operations, the changes in stockholders' equity and its cash flows for the period June 25, 1996 through December 31, 1996 in conformity with generally accepted accounting principles.

Bingham Farms, Michigan
February 13, 1997
                                          /s/ Mellen, Smith & Pivoz, P.C.

                         INDEPENDENT AUDITOR'S REPORT

Board of Directors
Paw Print Mailing List Services, Inc.
Elk Grove Village, Illinois

We have audited the accompanying balance sheet of PAW PRINT MAILING LIST SERVICES, INC. as of December 31, 1996 and the related statements of loss and accumulated deficit and cash flows for the period from November 9, 1996 (inception) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PAW PRINT MAILING LIST SERVICES, INC. as of December 31, 1996, and the results of its operations and its cash flows for the period from November 9, 1996 (inception) through December 31, 1996 in conformity with generally accepted accounting principles.

Chicago, Illinois
February 11, 1997
                                          /s/ Blackman, Kallick
                                             Bartelstein, LLP

                            JORDAN INDUSTRIES, INC.
                         CONSOLIDATED BALANCE SHEETS

                                                                         DECEMBER 31,
                                                                   ----------------------
                                                                       1995       1996
                                                                   ---------- -----------
                                                                    (DOLLARS IN THOUSANDS
                                                                       EXCEPT PER SHARE
                                                                           AMOUNTS)
                               ASSETS
------------------------------------------------------------------
Current assets:
 Cash and cash equivalents ........................................  $ 41,253   $  32,797
 Accounts receivable, net of allowance of $1,306 and $2,683
  in 1995 and 1996, respectively ..................................    72,324      89,301
 Inventories ......................................................    84,259     108,132
 Prepaid expenses and other current assets ........................     7,566       9,703
                                                                   ---------- -----------
  Total current assets ............................................   205,402     239,933
Property, plant and equipment, net ................................    91,422     111,040
Investments in and advances to affiliates .........................    23,087      14,222
Goodwill, net .....................................................   183,441     266,436
Other assets.......................................................    29,032      50,254
                                                                   ---------- -----------
  Total assets.....................................................  $532,384   $ 681,885
                                                                   ========== ===========
                LIABILITIES AND SHAREHOLDERS' EQUITY
                      (NET CAPITAL DEFICIENCY)
------------------------------------------------------------------
Current liabilities:
 Notes payable and lines of credit ................................  $    526   $     856
 Accounts payable .................................................    49,086      47,036
 Accrued liabilities ..............................................    26,867      57,910
 Advance deposits .................................................     1,830       1,900
 Current portion of long-term debt ................................    11,705       8,752
                                                                   ---------- -----------
  Total current liabilities .......................................    90,015     116,454
Long-term debt ....................................................   513,690     687,936
Other noncurrent liabilities ......................................     2,402       3,572
Deferred income taxes .............................................        --       1,444
Minority interest..................................................       757         885
Shareholders' equity (net capital deficiency):
 7% cumulative preferred stock at liquidation value of $10,000
  per share: issued and outstanding--187.5 shares..................     1,875       1,875
Common stock $.01 par value: authorized--100,000 shares
 issued and outstanding--93,501shares in 1995 and 95,001
 shares in 1996 ...................................................         1           1
Additional paid-in capital ........................................     1,097       2,557
Note receivable from officer ......................................        --      (1,460)
Retained earnings (accumulated deficit) ...........................   (77,452)   (131,379)
                                                                   ---------- -----------
  Total shareholders' equity (net capital deficiency) .............   (74,479)   (128,406)
                                                                   ---------- -----------
  Total liabilities and shareholders' equity (net capital
   deficiency).....................................................  $532,384   $ 681,885
                                                                   ========== ===========

                           See accompanying notes.

                            JORDAN INDUSTRIES, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           YEAR ENDED DECEMBER 31,
                                                      --------------------------------
                                                          1994       1995       1996
                                                      ---------- ---------- ----------
                                                            (DOLLARS IN THOUSANDS)
Net sales ............................................  $424,391   $507,311   $601,567
Cost of sales, excluding depreciation ................   262,730    320,653    375,745
Selling, general and administrative expense  .........    97,428    121,371    150,951
Depreciation .........................................    10,568     12,891     18,939
Amortization of goodwill and other intangibles  ......     8,531      8,793     11,499
Stock appreciation right and compensation agreements          --        400      9,822
Loss on purchase of an affiliated company ............        --         --      4,488
Management fees and other ............................     2,190      3,914      4,489
Restructuring charges ................................        --      5,913      8,106
Other non-recurring charges ..........................        --      1,016      4,136
                                                      ---------- ---------- ----------
Operating income......................................    42,944     32,360     13,392

Other (income) and expenses:
 Interest expense ....................................    40,877     46,974     63,340
 Interest income .....................................    (1,042)    (2,841)    (2,538)
 Interest income from affiliate ......................      (429)        --         --
 Gain on sale of a partial interest in a subsidiary  .   (24,161)        --         --
                                                      ---------- ---------- ----------
  Total other expenses................................    15,255     44,133     60,802
                                                      ---------- ---------- ----------
 Income (loss) before income taxes, minority interest
  and extraordinary item .............................    27,689    (11,773)   (47,410)
 Provision (benefit) for income taxes.................     1,332     (2,446)     4,415
                                                      ---------- ---------- ----------
 Income (loss) before minority interest and
  extraordinary item .................................    26,357     (9,327)   (51,825)
 Minority interest ...................................     2,616     (1,857)        59
                                                      ---------- ---------- ----------
 Income (loss) before extraordinary item .............    23,741     (7,470)   (51,884)
 Extraordinary loss ..................................        --         --      3,806
                                                      ---------- ---------- ----------
  Net income (loss) ..................................  $ 23,741   $ (7,470)  $(55,690)
                                                      ========== ========== ==========

                           See accompanying notes.

                            JORDAN INDUSTRIES, INC.
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                           (NET CAPITAL DEFICIENCY)
                            (Dollars in Thousands)

                                                                                                           TOTAL SHARE-
                                                                                               RETAINED      HOLDERS'
                                 7% CUMULATIVE                                      NOTE       EARNINGS       EQUITY
                                PREFERRED STOCK    COMMON STOCK     ADDITIONAL   RECEIVABLE    (ACCUM-         (NET
                                                                     PAID-IN        FROM        ULATED       CAPITAL
                                       ----------------- --------------------- CAPITAL OFFICER DEFICIT)    DEFICIENCY)
            NUMBER                                NUMBER
              OF                                    OF
            SHARES                       AMOUNT   SHARES   AMOUNT
----------------------------- -------- -------- --------
Balance at January 1, 1994  ..  187.5    $1,875   93,501    $ 1       $1,097      $    --     $ (93,642)    $ (90,669)
 Net income ..................     --        --       --     --           --           --        23,741        23,741
  Cumulative translation
   adjustment ................     --        --       --     --           --           --           201           201
  Dividends declared on
   preferred stock of
   subsidiary ................     --        --       --     --           --           --          (140)         (140)
                              -------- -------- -------- -------- ------------ ------------ ------------ --------------
Balance at December 31, 1994    187.5     1,875   93,501      1        1,097           --       (69,840)      (66,867)
 Net loss ....................     --        --       --     --           --           --        (7,470)       (7,470)
 Cumulative translation
  adjustment .................     --        --       --     --           --           --           (97)          (97)
 Dividends declared on
  preferred stock of
  subsidiary..................     --        --       --     --           --           --           (45)          (45)
                              -------- -------- -------- -------- ------------ ------------ ------------ --------------
Balance at December 31, 1995    187.5     1,875   93,501      1        1,097           --       (77,452)      (74,479)
 Net loss ....................     --        --       --     --           --           --       (55,690)      (55,690)
  Cumulative translation
   adjustment ................     --        --       --     --           --           --         1,763         1,763
  Common stock issuance  .....     --        --    1,500     --        1,460       (1,460)           --            --
                              -------- -------- -------- -------- ------------ ------------ ------------ --------------
Balance at December 31, 1996    187.5    $1,875   95,001    $ 1       $2,557      $(1,460)    $(131,379)    $(128,406)
                              ======== ======== ======== ======== ============ ============ ============ ==============

                           See accompanying notes.

                           JORDAN INDUSTRIES, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            YEAR ENDED DECEMBER 31,
                                                      ----------------------------------
                                                          1994       1995        1996
                                                      ---------- ----------- -----------
                                                             (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) ...................................  $ 23,741   $  (7,470)  $ (55,690)
  Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
   Gain on sale of a partial interest in a subsidiary    (24,161)         --          --
   Restructuring charges .............................        --       5,913       8,106
   Other non-recurring charges .......................        --       1,016          --
   Amortization of deferred financing costs  .........     1,405       1,743       3,001
   Depreciation and amortization .....................    19,099      21,684      30,438
   Provision for (benefit from) deferred income taxes       (962)     (4,247)      2,184
   Loss on acquisition of affiliated company  ........        --          --       4,488
   Minority interest .................................     2,616      (1,857)         59
   Extraordinary loss ................................        --          --       3,806
   Non-cash interest..................................     9,544      10,694      11,987
Changes in operating assets and liabilities
 (net of acquisitions):
   Accounts receivable ...............................    (6,362)     (8,084)     13,894
   Inventories .......................................   (13,394)     (5,430)        796
   Prepaid expenses and other current assets  ........    (1,317)       (170)       (851)
   Non-current assets.................................    (2,495)     (2,020)     (1,071)
   Accounts payable, accrued liabilities, and other
    current liabilities ..............................     9,247       3,856       2,560
   Advance deposits ..................................       303         169          69
   Non-current liabilities ...........................        --         679        (526)
   Other .............................................       (82)       (266)       (146)
                                                      ---------- ----------- -----------
 Net cash provided by operating activities  ..........    17,182      16,210      23,104
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures ...............................   (12,112)    (15,276)    (17,395)
  Notes receivable from affiliates ...................    (2,254)    (13,424)     (5,263)
  Acquisitions of subsidiaries .......................   (35,872)   (102,125)   (150,360)
  Cash acquired in purchase of subsidiaries ..........       953         696       5,869
  Net proceeds from sale of a partial interest in a
   subsidiary ........................................    26,544          --          --
  Acquisitions of minority interests and other  ......    (2,143)     (6,117)        (81)
  Investment in Fannie May Holdings ..................        --      (1,722)         --
  Proceeds from asset sale ...........................        --         732          --
                                                      ---------- ----------- -----------
  Net cash used in investing activities ..............   (24,884)   (137,236)   (167,230)

                        (Continued on Following Page)
                           See accompanying notes.

                           JORDAN INDUSTRIES, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         YEAR ENDED DECEMBER 31,
                                                    --------------------------------
                                                        1994       1995       1996
                                                    ---------- ---------- ----------
                                                          (DOLLARS IN THOUSANDS)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of debt issuance--SPL Holdings, Inc.  .....  $     --   $ 33,000   $ 13,000
Proceeds of debt issuance--MK Holdings, Inc.  ......        --     72,500     20,000
Proceeds of debt issuance--Motors and Gears, Inc.  .        --         --    170,000
Proceeds from revolving credit facilities, net  ....        --      7,213     40,909
Payment of financing costs .........................    (1,561)    (2,322)   (11,858)
Repayment of long-term debt ........................    (2,624)    (6,020)   (98,143)
Other borrowing ....................................        --      1,522      2,107
                                                    ---------- ---------- ----------
Net cash (used in) provided by financing activities     (4,185)   105,893    136,015
Foreign currency translation .......................        --         --       (345)
                                                    ---------- ---------- ----------
Net decrease in cash and cash equivalents  .........   (11,887)   (15,133)    (8,456)
Cash and cash equivalents at beginning of year  ....    68,273     56,386     41,253
                                                    ---------- ---------- ----------
Cash and cash equivalents at end of year  ..........  $ 56,386   $ 41,253   $ 32,797
                                                    ========== ========== ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest .........................................  $ 29,839   $ 33,360   $ 45,563
                                                    ========== ========== ==========
  Income taxes, net ................................  $  2,213   $  1,801   $  2,603
                                                    ========== ========== ==========
 Noncash investing activities:
  Capital leases....................................  $  7,422   $ 19,151   $  5,543
                                                    ========== ========== ==========

                           See accompanying notes.

                           JORDAN INDUSTRIES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              December 31, 1996
                            (Dollars in Thousands)

NOTE 1 -- ORGANIZATION

   Jordan Industries, Inc. (the Company), an Illinois corporation, was formed by Chicago Group Holdings, Inc. on May 26, 1988 for the purpose of combining into one corporation certain companies in which partners and affiliates of The Jordan Company (the Jordan Group) acquired ownership interests through leveraged buy-outs. Chicago Group Holdings, Inc. was formed on February 8, 1988 and had no operations. The Company was merged with Chicago Group Holdings, Inc. on May 31, 1988 with the Company being the surviving company.

   The Company's business is divided into five groups. The Specialty Printing and Labeling group consists of Sales Promotion Associates, Inc. ("SPAI"), Valmark Industries, Inc. ("Valmark"), Pamco Printed Tape and Label Co., Inc. ("Pamco") and Seaboard Folding Box, Inc. ("Seaboard"). The Motors and Gears group consists of The Imperial Electric Company ("Imperial") and its subsidiaries, The Scott Motors Company ("Scott") and Gear Research, Inc. ("Gear"), and Merkle-Korff Industries, Inc. ("Merkle-Korff"), which consists of Merkle-Korff, Inc. and Barber-Colman Motors, Inc. ("Barber-Colman"). The Telecommunications Products Group consists of Dura-Line Corporation ("Dura-Line"), AIM Electronics Corporation ("AIM"), Cambridge Products Corporation ("Cambridge"), Johnson Components, Inc. ("Johnson"), Diversified Wire and Cable, Inc. ("Diversified"), Viewsonics, Inc. ("Viewsonics"), Vitelec Electronics Ltd. ("Vitelec"), Bond Holdings, Inc. ("Bond"), and Northern Technologies, Inc. ("Northern"). Welcome Home, Inc. ("Welcome Home") is managed on a stand-alone basis and the remaining businesses comprise the Company's Consumer and Industrial Products group. This group consists of DACCO, Incorporated ("DACCO"), Sate-Lite Manufacturing Company ("Sate-Lite"), Riverside Book and Bible House, Inc. ("Riverside"), Parsons Precision Products, Inc. ("Parsons"), Hudson Lock, Inc. ("Hudson"), Beemak Plastics, Inc. ("Beemak"), Cape Craftsmen, Inc. ("Cape"), and Paw Print Mailing Services, Inc. ("Paw Print"). All of the foregoing corporations are collectively referred to herein as the "Subsidiaries," and individually as a "Subsidiary."

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

 Inventories

   Inventories are stated at the lower of cost or market. Inventories are primarily valued at either average or first-in, first-out (FIFO) cost.

 Depreciation and Amortization

   Property, Plant and Equipment -- Depreciation and amortization of property, plant and equipment is calculated using estimated useful lives, or over the life of the underlying leases, if less, using the straight-line method.

   The useful lives of plant and equipment for the purpose of computing book depreciation are as follows:

 Machinery and equipment ........3-10 years
Buildings and improvements  ....7-35 years
Furniture & fixtures ...........5-10 years
Leaseholds .....................Life of Lease

                           JORDAN INDUSTRIES, INC.

                              December 31, 1996
                            (Dollars in Thousands)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES (Continued)

    Goodwill -- Goodwill is being amortized on the straight-line basis over periods ranging from 15 to 40 years. Goodwill at December 31, 1995 and 1996 is net of accumulated amortization of $15,845, and $22,765, respectively.

 Other Assets

   Patents are amortized over the remainder of their legal lives, which approximate their useful lives, on the straight-line basis. Deferred financing costs amounting to $9,703 and $23,008, net of accumulated amortization of $3,686 and $6,317 at December 31, 1995 and 1996, respectively, are amortized over the terms of the loans or, if shorter, the period such loans are expected to be outstanding. Non-compete covenants and customer lists amounting to $5,705 and $9,518, net of accumulated amortization of $42,648 and $44,626 at December 31, 1995 and 1996, respectively, are amortized on the straight-line basis over their estimated useful lives, ranging from three to ten years. Organizational costs are amortized over five years.

 Adoption of FAS 121

   In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("FAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". FAS 121 requires, among other things, that the Company consider whether indicators of impairment of long-lived assets held for use are present, that if such indicators are present the Company determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, that the Company recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value.

   The Company adopted the provisions of FAS 121 in the fourth quarter of 1995. Accordingly, the Company evaluated the ongoing value of its long-lived assets as of December 31, 1995, and December 31, 1996. It was determined that in 1995, Welcome Home had certain leasehold improvements and furniture and fixtures located in unprofitable stores with carrying values of $1,016 that were impaired and that given the nature of such items, their estimated fair value was insignificant. Accordingly, Welcome Home recorded an impairment loss on such assets in the fourth quarter of 1995 of $1,016. This amount is included in "other non-recurring charges" in the 1995 consolidated statement of operations. The Company determined that an impairment loss was not incurred on long-lived assets for the year ended December 31, 1996, and therefore no such loss has been recorded during 1996. See Note 4 related to the Welcome Home restructuring.

 Income Taxes

   The Company provides for deferred income taxes as temporary differences arise in recording income and expenses between financial reporting and tax reporting. The Company has not provided for U.S. Federal and State Income Taxes on undistributed earnings of foreign subsidiaries to the extent the undistributed earnings are considered to be permanently reinvested.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

   At December 31, 1996, the Company's cash balance included $1,550 which is being held as collateral with respect to a capital lease. A certain cash balance is required to remain intact throughout the term of the lease which expires on November 17, 1998. An additional $3,000 is being held as collateral with regard to the Company's investment in Fannie May.

                           JORDAN INDUSTRIES, INC.

                              December 31, 1996
                            (Dollars in Thousands)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES  (Continued)

  Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Reclassification

   Certain amounts in the 1995 financial statements have been reclassified to conform with the presentation in 1996.

 Realignment of Segment Reporting

   In 1995, The Company's business segments were realigned into five distinct groups. In 1996, Dura-Line was moved from the Consumer and Industrial Products segment to the Telecommunications Products segment. Prior period results were also realigned into these new groups in order to provide accurate comparisons between periods.

NOTE 3 -- WELCOME HOME CHAPTER 11 FILING

   On January 21, 1997, Welcome Home filed a voluntary petition for relief under Chapter 11 ("Chapter 11") of title 11 of the United States code in the United States Bankruptcy Court for the Southern District of New York ("Bankruptcy Court"). In Chapter 11, Welcome Home will continue to manage its affairs and operate its business as a debtor-in-possession while it develops a reorganization plan that will restructure its operations and allow it to emerge from Chapter 11. As a debtor-in-possession in Chapter 11, Welcome Home may not engage in transactions outside of the ordinary course of business without approval of the Bankruptcy Court.

   Subsequent to the filing, Welcome Home reached an agreement with Fleet Capital Corporation to provide secured debtor-in-possession financing in the form of a credit facility. The credit facility provides for borrowings dependent upon Welcome Home's level of inventory with maximum borrowings of $12,750. The agreement grants a security interest in substantially all assets. Advances under the facility bear interest at the prime rate plus 1.5%. The agreement will terminate on March 31, 1998.

   As a result of Welcome Home's Chapter 11 filing, the Company no longer has the ability to control the operations and financial affairs of Welcome Home. Accordingly, the Company will no longer consolidate Welcome Home in its financial statements as of January 21, 1997, the date of the filing.

   The operating results of Welcome Home included in the consolidated results of the Company over the last three years are as follows:

                                       YEAR ENDED DECEMBER 31,
                                  -------------------------------
                                     1994       1995       1996
                                  --------- ---------- ----------
Net sales ........................  $81,654   $ 93,166   $ 81,855
Operating income .................    7,076    (10,066)   (15,975)
Income (loss) before income
 taxes............................    4,836    (11,586)   (18,154)

                           JORDAN INDUSTRIES, INC.

                              December 31, 1996
                            (Dollars in Thousands)

NOTE 3 -- WELCOME HOME CHAPTER 11 FILING  (Continued)

    The assets and liabilities of Welcome Home included in the consolidated results of the Company at December 31, 1996 are as follows:

Cash and cash equivalents .............................. $     612
Inventories ............................................    16,291
Prepaids and other assets ..............................       575
Property and equipment, net ............................     8,563
Other assets............................................       222
                                                        ----------
 Total assets...........................................    26,263

Accounts payable .......................................     4,104
Accrued expenses .......................................     7,723
Intercompany payable to the Company ....................    15,622
Credit line ............................................    10,123
Capital leases..........................................       927
                                                        ----------
 Total liabilities......................................    38,499
                                                        ----------
Excess of liabilities over assets at December 31, 1996      12,236
Elimination of intercompany payables....................   (15,622)
                                                        ----------
Net assets included at December 31, 1996................  $  3,386
                                                        ==========

   The amounts listed in the table do not reflect any adjustments resulting from the Welcome Home bankruptcy filings. Certain items, however, would be significantly impacted by a liquidation of Welcome Home. The ultimate disposition of the amounts are not expected to be finalized until the resolution of the Welcome Home bankruptcy proceedings, the timing of which cannot currently be estimated.

   Cape Craftsmen, a consolidated subsidiary of the Company, would also be adversely affected by a liquidation of Welcome Home. Currently 77% of Cape's sales are to Welcome Home. Net assets included in the consolidated financial statements are $2.4 million after intercompany eliminations.

NOTE 4 -- RESTRUCTURING CHARGES

   In the fourth quarter of 1995, Welcome Home adopted a restructuring plan which has continued into 1996. The major elements of the plan include a change in Welcome Home's merchandising strategy and the liquidation of merchandise which is not consistent with that strategy, closing unprofitable stores, and strengthening the Company's executive management team and information systems as necessary to successfully implement the above strategies.

   In 1995, Welcome Home recorded the following restructuring charges:

     (i) A charge of $2,379 against its inventory to reflect the reduction in the value of items owned as of December 31, 1995 which management determined did not fit with Welcome Home's strategy and, accordingly, were liquidated at reduced prices in 1996.

     (ii) A charge of $2,816 against its recorded investment in its information systems as of December 31, 1995. Management determined that these systems would not support its merchandising and other strategies and, therefore, replaced these systems in 1996.

     (iii) A charge of $526 to reflect the cost of planned store closings in 1996, representing primarily its recorded investment in the related furniture, fixtures and leasehold improvements.

                           JORDAN INDUSTRIES, INC.

                              December 31, 1996
                            (Dollars in Thousands)

NOTE 4 -- RESTRUCTURING CHARGES  (Continued)

      (iv) A charge and accrued liability of $192 related to payments due to a former executive in accordance with its employment and severance agreement with that individual.

   Restructuring charges incurred in 1996 were primarily due to store closings. In the fourth quarter of 1996, Welcome Home recorded restructuring charges of $8,106, of which $872 related to employee contracts, $4,266 related to leases and inventory, and $2,968 related to its investment in furniture, fixtures, and leasehold improvements.

   See Note 3 for further discussion of Welcome Home.

NOTE 5 -- INVENTORIES

   Inventories consist of:

                      DECEMBER 31
                 -------------------
                    1995      1996
                 --------- ---------
Raw materials  ..  $24,251  $ 26,682
Work-in-process      5,968    12,274
Finished goods ..   54,040    69,176
                 --------- ---------
                   $84,259  $108,132
                 ========= =========

NOTE 6 -- PROPERTY, PLANT AND EQUIPMENT

   Property, plant and equipment, at cost, consists of:

                                                 DECEMBER 31
                                           ---------------------
                                               1995       1996
                                           ---------- ----------
Land ......................................  $  4,365   $  5,079
Machinery and equipment ...................   105,188    136,298
Buildings and improvements ................    33,844     38,458
Furniture and fixtures ....................    18,995     25,851
                                           ---------- ----------
                                              162,392    205,686
Accumulated depreciation and amortization     (70,970)   (94,646)
                                           ---------- ----------
                                             $ 91,422   $111,040
                                           ========== ==========

NOTE 7 -- NOTES RECEIVABLE FROM AFFILIATES AND INVESTMENT IN AFFILIATE

   On May 15, 1995, the Company purchased $7,500 aggregate principal amount of Subordinated Notes and 75.6133 shares of Junior Class A PIK Preferred Stock of Fannie May Holdings, Inc. ("Fannie May") at face value for $9,071.

   The Company also acquired 151.28 shares of Common Stock of Fannie May (representing 15.1% of the outstanding Common Stock of Fannie May on a fully diluted basis) for $151. These shares of Fannie May Common Stock were purchased from the John W. Jordan II Revocable Trust. On June 28, 1995, the Company purchased from The First National Bank of Chicago $7,000 aggregate principal amount of participation in term loans of Archibald Candy Corporation, a wholly owned subsidiary of Fannie May, for $7,000, and agreed to purchase up to an additional $3,000 aggregate principal amount of such participation, depending upon the financial performance of Fannie May. The additional $3,000 obligation is secured by a pledge from the Company with a $3,000 certificate of deposit purchased by the Company.

                           JORDAN INDUSTRIES, INC.
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                              December 31, 1996
                            (Dollars in Thousands)
NOTE 7 -- NOTES RECEIVABLE FROM AFFILIATES AND INVESTMENT IN AFFILIATE
 (Continued)

    Fannie May's Chief Executive Officer is Mr. Quinn, and its stockholders include Mr. Jordan, Mr. Quinn, Mr. Zalaznick, and Mr. Boucher, who are directors and stockholders of the Company, as well as other partners, principals and associates of The Jordan Company, who are also stockholders of the Company. Fannie May, which is also known as "Fannie May Candies", is a manufacturer and marketer of kitchen-fresh, high-end boxed chocolates through its 375 company-owned retail stores and through specialty sales channels. Its products are marketed under both the "Fannie May Candy" and "Fanny Farmer Candy" names.

   On July 29, 1996, Mr. Jordan purchased $2,000 of the Fannie May Subordinated Notes from the Company at face value plus accrued interest.

   On July 29, 1996, the Company acquired the stock of Cape Craftsmen, Inc. ("Cape Craftsmen") in exchange for $12,128 of notes receivable from Cape Craftsmen. Since the Company and Cape Craftsmen have common ownership, the net assets of Cape Craftsmen were recorded at the historical basis, $7,640, and resulted in a non-cash loss of $4,488.

NOTE 8 -- ACCRUED LIABILITIES

   Accrued liabilities consist of:

                                                          DECEMBER 31
                                                      ------------------
                                                         1995      1996
                                                      --------- --------
Accrued vacation .....................................  $ 1,516  $ 2,276
Accrued income taxes .................................    1,874    5,470
Accrued other taxes ..................................    1,777    1,179
Accrued commissions ..................................    1,025    2,411
Accrued interest payable .............................   13,152   15,064
Accrued payroll and payroll taxes.....................    2,621    4,458
Accrued stock appreciation rights and preferred stock
 payments ............................................       --    7,127
Restructuring reserve ................................       --    4,906
Insurance reserve ....................................       --    2,791
Accrued other expenses ...............................    4,902   12,228
                                                      --------- --------
                                                        $26,867  $57,910
                                                      ========= ========

NOTE 9 -- OPERATING LEASES

   Certain subsidiaries lease land, buildings, and equipment under noncancellable operating leases.

   Total minimum rental commitments under noncancellable operating leases at December 31, 1996 are:

 1997 ........ $13,704
1998 ........   12,146
1999 ........   10,466
2000.........    8,370
2001.........    6,150
Thereafter ..   15,686
             ---------
               $66,522
             =========

                           JORDAN INDUSTRIES, INC.

                              December 31, 1996
                            (Dollars in Thousands)

NOTE 9 -- OPERATING LEASES  (Continued)

    Rental expense amounted to $8,173, $11,378 and $14,808 for 1994, 1995 and 1996, respectively. The 1996 increase relates primarily to international expansion at Dura-Line and additional companies purchased in 1996.

NOTE 10 -- BENEFIT PLANS

   Certain subsidiaries of the Company have defined benefit pension plans. The total expense for these plans amounted to $117 and $127 in 1995 and 1996, respectively. The subsidiaries make contributions to the plans equal to the amounts determined by accepted actuarial methods for the defined benefit plans and on a cents-per-hour basis for plans covering certain hourly employees.

   Plan benefits are generally based on years of service and employee compensation during the last years of employment.

   The following table sets forth the status of the defined benefit plans of the Company:

                                                          YEAR ENDED
                                                          DECEMBER 31
                                                      -----------------
                                                         1995     1996
                                                      -------- --------
Actuarial present value of benefit obligations:
 Vested ..............................................  $2,351   $2,028
 Non-vested ..........................................      18        6
                                                      -------- --------
Accumulated benefit obligation .......................   2,369    2,034
Effect of future salary growth........................     570      612
                                                      -------- --------

Total projected benefit obligation....................   2,939    2,646
Assets relating to such benefits:
 Market value of funded assets, primarily invested in
  money market and equity securities .................   2,392    2,306
                                                      -------- --------
Underfunded projected benefit obligation..............    (547)    (340)

Net deferral .........................................    (163)    (334)
                                                      -------- --------
Pension liability recorded as a long-term liability ..  $ (710)  $ (674)
                                                      ======== ========

   The weighted average discount rates used in determining the actuarial present value of the projected benefit obligation range from 6%-7.25% in 1995 and 6.5%-7.25% in 1996. The assumed long-term rates of return on plan assets range from 7.5%-7.75% in 1995 and 1996. The assumed rates of compensation increase range from 3.8%-4.0% in 1995 and 1996.

   In January 1993 the Company established the Jordan Industries, Inc. 401(k) Savings Plan ("the Plan"), a defined-contribution plan. The Plan covers substantially all employees of the Company. Contributions to the Plan are discretionary and totaled $152 in 1995 and $450 in 1996.

                           JORDAN INDUSTRIES, INC.

                              December 31, 1996
                            (Dollars in Thousands)

NOTE 11 -- DEBT

   Long-term debt consists of:

                                                  DECEMBER 31
                                             --------------------
                                                 1995      1996
                                             ---------- ---------
Revolving Credit Facilities (A) .............  $ 15,713  $ 56,622
Notes payable (B) ...........................     1,907     2,199
Subordinated promissory notes (C) ...........    13,000    19,100
Capital lease obligations (D) ...............    26,295    27,494
Bank Term Loans (E) .........................    94,375    36,037
Senior Notes (F) ............................   275,000   445,000
Senior Subordinated Discount Debentures (G)      99,105   111,092
                                             ---------- ---------
                                                525,395   697,544
Less current portion.........................    11,705     9,608
                                             ---------- ---------
                                               $513,690  $687,936
                                             ========== =========

   Aggregate maturities of long-term debt at December 31, 1996 are as follows:

 1997 ........$  9,608
1998 ........   25,898
1999 ........   45,688
2000.........   20,965
2001.........   25,701
Thereafter ..  569,684
             ---------
              $697,544
             =========

   A At December 31, 1996, the Company had borrowings outstanding on lines of credit totaling $56,622. The borrowings were at Jordan Industries, Inc., $34,000, Welcome Home, $10,122, and SPL Holdings, $12,500.

            On July 31, 1996, Jordan Industries, Inc. amended and restated its revolving credit facility with the First National Bank of Boston and other banks, increasing the facility amount from $50,000 to $85,000. The facility, which matures on June 29, 1999, will be used for working capital and acquisitions over the term of the loan. At December 31, 1996, Jordan Industries, Inc. had outstanding borrowings of $34,000. The applicable interest rate at December 31, 1996, was 8.75%. The facility is secured by substantially all of the assets of the Restricted Subsidiaries, excluding Welcome Home. The Company must comply with certain financial covenants as specified in the revolver agreement, and at December 31, 1996, the Company is in compliance with such covenants.

            In May of 1995, Welcome Home entered into a Loan and Security Agreement with Shawmut Capital Corporation. The credit facility under this agreement provides for borrowings of up to 65% of Welcome Home's eligible inventory, with a maximum borrowing of $20,000. At December 31, 1996, Welcome Home had outstanding borrowings of $10,122, which carried a weighted average interest rate of 8.2%. The facility is secured by substantially all of Welcome Home's assets. At December 31, 1996, Welcome Home was in violation of certain financial covenants, however, the lender has waived this violation in connection with the debtor in possession financing.

                           JORDAN INDUSTRIES, INC.
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
                              December 31, 1996
                            (Dollars in Thousands)
NOTE 11 -- DEBT  (Continued)

            In August 1995, SPL established a Revolving Credit Facility (the "Revolver") with The First National Bank of Boston. In May of 1996, the Revolver was amended and restated and available borrowings increased from $20,000 to $27,000. The aggregate outstanding amount at December 31, 1996, was $12,500. This facility bears interest at the LIBOR rate plus 2.75% payable on a 30, 60, or 90 day basis. The facility is secured by all of the assets of SPL. The applicable interest rate at December 31, 1996, was 9.75%. The Company must comply with certain financial covenants as specified in the revolver agreement, and at December 31, 1996, the Company is in compliance with such covenants.

            Motors and Gears, Inc. has available a line of credit from Bankers Trust Company in the amount of $75,000. Outstanding borrowings carry a floating rate of Libor plus 2.5% or base rate plus 1.5%. At December 31, 1996, no amounts were outstanding on the line of credit.

            Dura-Line has available a line of credit from ABN Amro Bank N.V. of Prague, Czech Republic in the amount of $800. The line of credit matures on April 15, 1997, if not renewed. At December 31, 1996, no amounts were outstanding on the line of credit. Outstanding borrowings carry an interest rate of 1.25% above PRIBOR (Prague Inter-Bank Offered Rate). The applicable rate at December 31, 1996 was 12.18%. The facility is secured by the assets of Dura-Line's majority owned subsidiary, Dura-Line CT s.r.o., which is located in the Czech Republic. The facility is also guaranteed with a standby letter of credit.

   B Notes payable are due in monthly or quarterly installments and bear interest at rates up to 9%. Certain assets of the subsidiaries are pledged as collateral for the loans.

   C Subordinated promissory notes payable are due to minority interest shareholders and former shareholders of the subsidiaries in annual installments through 2004, and bear interest at 8%-9%. The loans are unsecured.

   D Interest rates on capital leases range from 8.3% to 14.5% and mature in installments through 2001.

            The future minimum lease payments as of December 31, 1996 under capital leases consist of the following:

 1997 ..........................................$ 6,525
1998 ..........................................  10,734
1999 ..........................................   3,913
2000...........................................  11,545
2001...........................................     302
Thereafter.....................................      --
                                               --------
 Total.........................................  33,019
Less amount representing interest..............   5,525
                                               --------
Present value of future minimum lease
 payments...................................... $27,494
                                               ========

            The present value of the future minimum lease payments approximates the book value of property, plant and equipment under capital leases at December 31, 1996.

   E        Bank Term Loans consist of certain indebtedness at SPL ("SPL Term
            Loans").

            In August 1995, SPL borrowed $25,000 under a Term Loan agreement with The First National

                           JORDAN INDUSTRIES, INC.

                              December 31, 1996
                            (Dollars in Thousands)

NOTE 11 -- DEBT  (Continued)

            Bank of Boston with a maturity date of December 31, 2001. This debt bears interest at a rate of LIBOR plus 2.75% and is paid on a quarterly basis. At December 31, 1996, $21,890 was outstanding. The SPL Term Loans are secured by all of the assets of SPL. The applicable interest rate at December 31, 1996, was 8.31%.

            In May 1996, SPL borrowed $13,000 under a Term Loan agreement with The First National Bank of Boston with a maturity date of June 30, 2002. This debt bears interest at a rate of Prime + 2.0% or LIBOR + 3.25%, and is paid on a quarterly basis. At December 31, 1996, $12,903 was outstanding. The applicable interest rate at December 31, 1996 was 8.81%.

   F In July of 1993, the Company issued $275,000 10 3/8% Senior Notes ("Senior Notes") due 2003. These notes bear interest at a rate of 10 3/8% per annum, payable semi-annually in cash on February 1 and August 1 of each year. The payments began on February 1, 1994.
            The Senior Notes are redeemable for 105.18750% of the principal amount from August 1, 1998 to July 31, 1999, 102.59375% from August 1, 1999 to July 31, 2000, and 100% from August 1, 2000 and thereafter plus any accrued and unpaid interest to the date of redemption.

            The fair value of the Senior Notes was $270,875 at December 31, 1996. The fair value was calculated using the Senior Notes' December 31, 1996 market price multiplied by the face amount. The Senior Notes are not secured by the assets of the Company.

            On November 7, 1996, a majority owned subsidiary of the Company, Motors and Gears Holdings, Inc., through its wholly-owned subsidiary, Motors and Gears Inc., issued $170,000 aggregate principal amount of 10 3/4% Senior Notes ("M&G Senior Notes"). Interest on the M&G Senior Notes is payable in arrears on May 15 and November 15 of each year commencing May 15, 1997. The M&G Senior Notes are redeemable at the option of Motors and Gears, Inc., in whole or in part, at any time on or after November 15, 2001. Motors and Gears, Inc. may also redeem up to 35% of the original aggregate principal amount prior to November 15, 1999, under certain circumstances.

            The fair value of the M&G Senior Notes at December 31, 1996, was $174,250. The fair value was calculated using the M&G Senior Notes' December 31, 1996 market price multiplied by the face amount. The M&G Senior Notes are not secured by the assets of Motors and Gears, Inc., Motors and Gears Holdings, Inc., or the Company.

   G In July 1993 the Company issued $133,075 11 3/4% Senior Subordinated Discount Debentures, ("Discount Debentures") due 2005. The Discount Debentures were issued at a substantial discount from this principal amount. The interest on the Discount Debentures will be payable in cash semi-annually on February 1 and August 1 of each year beginning in 1999.

            The Discount Debentures are redeemable for 105.87500% of the accreted value from August 1, 1998 to July 31, 1999, 102.93750% from August 1, 1999 to July 31, 2000 and 100% from August 1, 2000 and thereafter plus any accrued and unpaid interest from August 1, 1998 to the redemption date if such redemption occurs after August 1, 1998.

            The fair value of the Discount Debentures was $105,795 at December 31, 1996. The fair value was calculated using the Discount Debentures' December 31, 1996 market price multiplied by the face amount. The Discount Debentures are not secured by the assets of the Company.

          The Indenture relating to the Senior Notes and Discount Debentures restricts the ability of the Company to incur additional indebtedness at its restricted subsidiaries. The Indenture also

                           JORDAN INDUSTRIES, INC.

                              December 31, 1996
                            (Dollars in Thousands)

NOTE 11 -- DEBT  (Continued)

          restricts: the payment of dividends, the repurchase of stock and the making of certain other restricted payments; restrictions that can be imposed on dividend payments to the Company by its subsidiaries; significant acquisitions; and certain mergers or consolidations. The Indenture will also require the Company to redeem the senior notes and Discount Debentures upon a change of control and to offer to purchase a specified percentage of the Senior Notes and Discount Debentures if it fails to maintain a minimum level of capital funds (as defined).

          The Indenture relating to the M&G Senior Notes contains certain covenants which restrict: the payment of dividends, the repurchase of stock and the making of certain other restricted payments, certain mergers or consolidations and the assumption of certain levels of additional indebtedness.
          The Company is, and expects to continue to be, in compliance with the provisions of these Indentures.

          Included in interest expense is $1,405, $1,743 and $3,001 of amortization of debt issuance costs for the year ended December 31, 1994, 1995 and 1996, respectively.

NOTE 12 -- INCOME TAXES

          The provision (benefit) for income taxes consists of the following:

                     YEAR ENDED DECEMBER 31
                  ---------------------------
                     1994      1995     1996
                  -------- ---------- -------
Current:

                                          $
 Federal..........  $  356   $   400       --
 Foreign .........     228       769    1,753
 State and local       739       632      478
                  -------- ---------- -------
                     1,323     1,801    2,231
 Deferred ........       9    (4,247)   2,184
                  -------- ---------- -------
  Total...........  $1,332   $(2,446)  $4,415
                  ======== ========== =======

                           JORDAN INDUSTRIES, INC.

                              December 31, 1996
                            (Dollars in Thousands)

NOTE 12 -- INCOME TAXES  (Continued)

    Deferred income taxes consist of:

                                                    DECEMBER 31
                                              ---------------------
                                                  1995       1996
                                              ---------- ----------
DEFERRED TAX LIABILITIES:

Tax over book depreciation ...................  $  7,368   $  7,346
Basis in subsidiary ..........................       798        798
LIFO reserve .................................       257        147
Intercompany tax gain ........................        --      2,500
Other ........................................       392        311
                                              ---------- ----------
 Total deferred tax liabilities...............     8,815     11,102
DEFERRED TAX ASSETS:

NOL carryforwards ............................    20,060     28,900
Stock Appreciation Rights Agreements  ........        --      3,162
Accrued interest on discount debentures  .....     8,187     12,262
Pension obligation ...........................       211        174
Vacation accrual .............................       613        591
Uniform capitalization of inventory  .........       580        472
Allowance for doubtful accounts ..............       721      1,020
Capital lease obligations ....................       456        343
Tax asset basis over book basis at
 subsidiary...................................        --      2,500
Other.........................................       193        248
                                              ---------- ----------
Total deferred tax assets.....................    31,021     49,672
Valuation allowance for deferred tax assets ..   (21,466)   (40,014)
                                              ---------- ----------
 Net deferred tax assets......................     9,555      9,658
                                              ---------- ----------
 Net deferred tax (assets) liabilities .......  $   (740)  $  1,444
                                              ========== ==========

   The decrease (increase) in the valuation allowance during 1995 and 1996 was $1,962 and $(18,548), respectively.

                           JORDAN INDUSTRIES, INC.

                              December 31, 1996
                            (Dollars in Thousands)

NOTE 12 -- INCOME TAXES  (Continued)

    The provision (benefit) for income taxes differs from the amount of income tax benefit computed by applying the United States federal income tax rate to (loss) income before income taxes, including the extraordinary loss. A reconciliation of the differences is as follows:

                                                    YEAR ENDED DECEMBER 31
                                              --------------------------------
                                                 1994       1995       1996
                                              --------- ---------- -----------
Computed statutory tax provision (benefit)  ..  $ 9,414   $(4,003)   $(17,413)
Increase (decrease) resulting from:

 Foreign subsidiary losses ...................       --       680       1,465
 Amortization of goodwill ....................      682       756         903
 Disallowed meals and entertainment  .........       --       425         645
 Use of separate company net operating loss
  carryforward................................   (1,329)       --          --
 Tax basis in excess of book basis in partial
 sale of a subsidiary ........................   (8,460)       --          --
 State and local tax .........................    1,010       632         478
 Alternative minimum tax .....................       --       400          --
 Increase (decrease) in valuation allowance  .       --    (1,962)     18,548
 Other items, net ............................       15      (143)       (211)
                                              --------- ---------- -----------
Provision (benefit) for income taxes .........  $ 1,332   $(2,446)   $  4,415
                                              ========= ========== ===========

   As of December 31, 1996, the consolidated loss carryforwards are approximately $59,000 and $47,000 for regular tax and alternative minimum tax purposes, respectively, and expire in various years through 2011. In addition, a subsidiary of the Company, which is not consolidated for tax purposes, has approximately $26,000 of net operating loss carryforwards that expire in various years through 2,011. A valuation reserve of $8,800 has been recorded against the related $8,800 asset.

NOTE 13 -- RELATED PARTY TRANSACTIONS

   The principals, partners, officers, employees and affiliates of The Jordan Company (the "Jordan Group") own substantially all of the common stock of the Company.

   On July 29, 1996, the Company acquired Cape Craftsmen from a related party in exchange for $12,128 of notes receivable from Cape Craftsmen.

   On June 1, 1988, an agreement was executed, which was amended and restated on June 29, 1994, whereby the Company will pay TJC Management Corporation ("TJC") a quarterly fee equal to .75% of the Company's Cash Flow for the four full fiscal quarters next preceding the date of payment of such quarterly fee. Under this agreement the Company accrued fees to TJC of $1,962, $2,691 and $2,530 in 1994, 1995 and 1996, respectively.

   In addition, beginning June 1, 1988, The Jordan Company is to be paid an investment banking fee of up to 2%, based on the aggregate consideration paid, for its assistance in acquisitions undertaken by the Company or its subsidiaries, and a financial consulting fee not to exceed 1% of the aggregate debt and equity financing that is arranged by the Jordan Company, plus the reimbursement of out-of-pocket and other expenses. The Company paid $1,803, $2,055, and $2,610 in 1994, 1995, and 1996, respectively, to the
Jordan Company for their fees in relation to acquisition and refinancing activities. In 1994, Welcome Home paid the Jordan Company $200 in relation to their New Bank Credit Facility.

   In February 1988, the Company entered into an employment agreement with its President and Chief Operating Officer which provides for annual compensation, including base salary and bonus, of not less

                           JORDAN INDUSTRIES, INC.

                              December 31, 1996
                            (Dollars in Thousands)

NOTE 13 -- RELATED PARTY TRANSACTIONS  (Continued)

than $350. The agreement also provides for severance payments in the event of termination for reasons other than cause, voluntary termination, disability or death; disability payments, under certain conditions, in the event of termination due to disability; and a lump sum payment of $1,000 in the event of death. The Company maintains a $5,000 "key man" life insurance policy on its president under which the Company is the beneficiary.

   An individual who is a shareholder, Director, General Counsel and Secretary for the Company is also a partner in a law firm used by the Company. The firm was paid $660, $376 and $1,462 in fees and expenses in 1994, 1995 and 1996, respectively. The rates charged to the Company were at arms-length.

   Also see Notes 7, 16, 17, and 20.

NOTE 14 -- CAPITAL STOCK

   Under the terms of a restricted common stock agreement with certain shareholders and members of management, the Company has the right, under certain circumstances, for a specified period of time to reacquire shares from certain shareholders and management at their original cost. Starting in 1993 or within 60 days of termination, the Company's right to repurchase may be nullified if $1,800, in the aggregate, is paid to the Company by management.

   On January 20, 1989, the Company, in exchange for three thousand five hundred dollars, sold warrants to acquire 3,500 shares of its common stock to Mezzanine Capital & Income Trust 2001, PLC (MCIT), a publicly traded U.K. investment trust, in which principal stockholders of the Company also hold capital and income shares. These warrants were sold in conjunction with MCIT's purchase of $7,000 of Senior Subordinated Notes. Each Warrant entitles the holder to purchase one share of the Company's common stock at a price of $4.00 (dollars) at any time, subject to certain events, prior to January 20, 1999. These warrants were valued at $700 based on an independent appraisal.

   On November 17, 1996, the Company issued an additional 1,500 shares of stock for $146 cash, and a promissory note of $1,314.

NOTE 15 -- BUSINESS SEGMENT INFORMATION

   The Company's business operations are classified into five business segments: Specialty Printing and Labeling, Motors and Gears,
Telecommunications Products, Welcome Home, and Consumer and Industrial
Products.

   Motors and Gears includes the manufacture of electric motors for both industrial and commercial use by Imperial; small electrical motors by Scott; precision gears and gear boxes by Gear; AC and DC gears and gear motors for both industrial and commercial use by Merkle-Korff; and subfractional AC and DC motors and gear motors by Barber-Colman.

   Telecommunications Products includes the manufacture and distribution of silicon pre-lubricated plenum and other configurations of Innerduct, a proprietary plastic pipe used in the installation of fiber optic cable, and rigid polyethylene pipe used for transporting potable water by Dura-Line; electronic connectors and switches by AIM and Cambridge; RF coaxial connectors and electronic hardware by Johnson; cable TV electronic network components and electronic security components by Viewsonics; custom electronic cables and connectors for high technology, computer related applications by Bond; and power conditioning and power protection equipment by Northern. Diversified and Vitelec are not manufacturing-intensive. Diversified is a provider and value-added reseller of wire, cable, and custom cable assemblies, and Vitelec is an importer, packager, and master distributor of over 400 RF connectors and other electronic components.

                           JORDAN INDUSTRIES, INC.

                              December 31, 1996
                            (Dollars in Thousands)

NOTE 15 -- BUSINESS SEGMENT INFORMATION  (Continued)

    Welcome Home includes the specialty retailing of decorative home furnishing accessories by 186 Welcome Home stores.

   Consumer and Industrial Products includes the remanufacturing of transmission sub-systems for the U.S. automotive aftermarket by DACCO; manufacture and marketing of safety reflectors, lamp components, bicycle reflector kits, colorants and emergency warning triangles by Sate-Lite; the publishing of Bibles and the distribution of Bibles, religious books, and recorded music by Riverside; precision machined titanium hot formed parts used by the aerospace industry by Parsons; specialty-type locks by Hudson; point-of-purchase advertising displays by Beemak; decorative home furnishing accessories by Cape; and the provision of a full-range of direct mail marketing services by Paw Print.

   Inter-segment sales exist between Cape and Welcome Home. These sales are eliminated in consolidation and are not presented in segment disclosures. Foreign operations and export sales are not significant on a consolidated basis. No single customer accounts for 10% or more of segment or consolidated net sales.

   Operating income by business segment is defined as net sales less operating costs and expenses, excluding interest and corporate expenses.

   Identifiable assets are those used by each segment in its operations. Corporate assets consist primarily of cash and cash equivalents, equipment, notes receivable from affiliates and deferred debt issuance costs.

                                                   YEAR ENDED DECEMBER 31
                                             --------------------------------
                                                 1994       1995       1996
                                             ---------- ---------- ----------
Net sales:
  Specialty Printing & Labeling .............  $ 82,828   $ 96,514   $109,587
  Motors and Gears ..........................    36,854     54,218    117,571
  Telecommunications Products ...............    66,128     98,777    132,999
  Welcome Home ..............................    81,654     93,166     81,855
  Consumer and Industrial Products ..........   156,927    164,636    159,555
                                             ---------- ---------- ----------
   Total ....................................  $424,391   $507,311   $601,567
                                             ---------- ---------- ----------
Operating income:
  Specialty Printing & Labeling .............  $  5,522   $  8,067   $  7,078
  Motors and Gears ..........................     9,484     12,236     26,164
  Telecommunications Products ...............    11,996     17,774     12,985
  Welcome Home ..............................     7,076    (10,066)   (15,975)
  Consumer and Industrial Products ..........    22,440     21,987     18,446
                                             ---------- ---------- ----------
   Total business segment operating income...    56,518     49,998     48,698
  Corporate expenses ........................   (13,574)   (17,638)   (35,306)
                                             ---------- ---------- ----------
   Total consolidated operating income ......  $ 42,944   $ 32,360   $ 13,392
                                             ========== ========== ==========
Depreciation and amortization (including the
 amortization of goodwill and intangibles):
  Specialty Printing & Labeling .............  $  3,252   $  3,776   $  4,800
  Motors and Gears ..........................     1,070      2,262      7,078
  Telecommunications Products ...............     5,101      5,105      7,204
  Welcome Home ..............................     1,324      2,121      2,096
  Consumer and Industrial Products ..........     6,560      6,248      5,785
                                             ---------- ---------- ----------
   Total business segment depreciation and
    amortization ............................    17,307     19,512     26,963
  Corporate .................................     1,792      2,172      3,475
                                             ---------- ---------- ----------

                           JORDAN INDUSTRIES, INC.

                              December 31, 1996
                            (Dollars in Thousands)

NOTE 15 -- BUSINESS SEGMENT INFORMATION  (Continued)

                                                   YEAR ENDED DECEMBER 31
                                             --------------------------------
                                                 1994       1995       1996
                                             ---------- ---------- ----------
   Total consolidated depreciation and
    amortization ............................  $ 19,099   $ 21,684   $ 30,438
                                             ========== ========== ==========
Capital expenditures:
  Specialty Printing & Labeling .............  $  1,401   $  1,106   $  2,235
  Motors and Gears ..........................       219        870      1,381
  Telecommunications Products ...............     3,290      5,400      6,399
  Welcome Home ..............................     3,434      5,022      1,403
  Consumer and Industrial Products ..........     3,490      2,625      3,325
  Corporate..................................       278        253      2,652
                                             ---------- ---------- ----------
   Total.....................................  $ 12,112   $ 15,276   $ 17,395
                                             ========== ========== ==========
Identifiable assets:
  Specialty Printing & Labeling .............  $ 76,997   $ 89,090   $107,016
  Motors and Gears ..........................    27,988    142,289    173,565
  Telecommunications Products ...............    50,427     62,908    175,796
  Welcome Home ..............................    32,232     32,176     25,464
  Consumer and Industrial Products ..........   119,767    112,804    136,021
                                             ---------- ---------- ----------
   Total business segment assets.............   307,411    439,267    617,862
  Corporate assets ..........................    91,063     93,117     64,023
                                             ---------- ---------- ----------
   Total consolidated assets ................  $398,474   $532,384   $681,885
                                             ========== ========== ==========

NOTE 16 -- ACQUISITION OF MINORITY INTEREST

   In March 1992, a subsidiary of the Company entered into an agreement with its minority shareholders whereby the shareholders would exchange their common stock, which amounted to a 24% interest, for 7% cumulative preferred stock. One-half of the preferred shares are redeemable in eight quarterly installments, including the accrued but unpaid dividends, beginning on or after April 1, 1993. As of December 31, 1996, these installments have been paid in full.

   An additional $1,875 is not redeemable and pays a cumulative dividend of 7% per year. This amount is included in the shareholders' equity section of the balance sheet.

   The shareholders entered into covenants not to compete for $2,679 which will be paid over five years beginning in 1992. Of this amount, $528 and $324 was paid in 1995 and 1996. The remaining payment of $81 was made in January 1997.

   The shareholders were granted stock appreciation rights as part of the non-compete agreements with $5,952 to be paid over three years. The rights were paid off in 1995 with a final payment of $2,056.

   The total consideration for minority interest which was accounted for as a purchase was $12,381.

   Additionally, the former shareholders were granted stock appreciation rights exercisable in full or in part on the occurrence of the disposition by merger or otherwise, in one or more transactions of (a) more than 50% of the voting power and/or value of the capital stock of the subsidiary or (b) all or substantially all the business or assets of the subsidiary. The value of the stock appreciation rights is based on the ultimate sales price of the stock or assets of the subsidiary, and is essentially 15% of the ultimate sales price, less $15,625, of the stock or assets sold. No liability has been recorded relative to these rights.

NOTE 17 -- ACQUISITIONS OF SUBSIDIARIES

   On September 22, 1995, the Company, through its newly-formed subsidiary, M-K Holdings, Inc., acquired all of the common stock of Merkle-Korff Industries, Inc., Mercury Industries, Inc. and Elmco

                           JORDAN INDUSTRIES, INC.

                              December 31, 1996
                            (Dollars in Thousands)

NOTE 17 -- ACQUISITIONS OF SUBSIDIARIES  (Continued)

Industries, Inc. ("Merkle-Korff"), a manufacturer of fractional horsepower motors and gear motors. The motors are currently used in vending machines, ice makers in refrigerators, washing machines and treadmills. M-K Holdings, Inc., Merkle-Korff, and their subsidiaries, were designated as non-restricted subsidiaries for purposes of the Company's Indentures relating to its Senior Notes and Senior Subordinated Discount Debentures.

   The purchase price of $107,406, including costs incurred directly related to the transaction, was allocated to working capital of $8,201, property, plant and equipment of $3,652, non-compete agreements of $500, deferred financing fees of $3,791, and resulted in an excess purchase price over net identifiable assets of $91,262. The acquisition was financed with cash of $29,625 from the Company, $281 of cash from affiliates, a $5,000 subordinated note issued by M-K Holdings, Inc., and a $72,500 drawdown of a newly established credit facility.

   On January 23, 1996, the Company purchased the net assets of Johnson Components, Inc. ("Johnson"), a manufacturer of RF coaxial connectors and electronic hardware.

   The purchase price of $16,098, including costs incurred directly related to the transaction, was allocated to working capital of $1,616, property, plant and equipment of $4,660, and non-compete agreements of $1,050, and resulted in an excess purchase price over net identifiable assets of $8,772. The acquisition was financed with cash.

   On March 8, 1996, Merkle-Korff, then owned by a non-restricted subsidiary, M-K Holdings, Inc., acquired the net assets of Barber-Colman Motors Division, a division of Barber-Colman Company, which was wholly owned by Siebe, plc. This division consisted of Colman OEM and Colman Motor Products, wholly owned subsidiaries of Barber-Colman Company, and the motors division of Barber-Colman Company, collectively Barber-Colman Motors ("BCM"), and is a vertically integrated manufacturer of sub-fractional horsepower AC and DC motors and gear motors, with applications in such products as vending machines, copiers, printers, ATM machines, currency changers, X-ray machines, peristaltic pumps, HVAC actuators and other products. BCM was subsequently merged into Merkle-Korff in January 1997.

   The purchase price of $21,700, including costs incurred directly related to the transaction, was allocated to working capital of $4,882, property, plant and equipment of $5,843, non-compete agreements of $1,000, and other non-current assets of $810, and resulted in an excess purchase price over net identifiable assets of $9,165. The acquisition was financed with $21,700 of new and existing credit facilities.

   On May 1, 1996, the Company through its non-restricted subsidiary, SPL Holdings, Inc., acquired the net assets of Seaboard Folding Box Corporation ("Seaboard"), a manufacturer of printed folding cartons and boxes, insert packaging, and blister pack cards.

   The purchase price of $27,847, including costs incurred directly related to the transaction, was allocated to working capital of $8,745, property, plant and equipment of $6,965, non-compete agreements of $1,000, other non-current assets of $10, long term liabilities of $1,663, and resulted in an excess purchase price over net identifiable assets of $12,790. The acquisition was financed with cash of $2,000 from the Company, a $1,500 subordinated seller note, a new $13,000 term loan, and $11,000 from the existing SPL Holdings, Inc. revolving credit facility.

   On June 25, 1996, the Company purchased the stock of Diversified Wire and Cable, Inc. ("Diversified"), a provider and value added re-seller of wire, cable and custom cable assemblies.

   The purchase price of $18,978, including costs incurred directly related to the transaction, was allocated to working capital of $3,050 property, plant and equipment of $607, non-compete agreements of

                           JORDAN INDUSTRIES, INC.

                              December 31, 1996
                            (Dollars in Thousands)

NOTE 17 -- ACQUISITIONS OF SUBSIDIARIES  (Continued)

$500, other assets of $27, capital leases and minority interest of $388, and resulted in an excess purchase price over net identifiable assets of $15,174. The acquisition was financed with cash and a $1,500 subordinated seller note. Immediately after Diversified was purchased by the Company, the seller acquired a 12.5% interest in Diversified.

   Certain sellers of Diversified are entitled to additional payments for their stock, contingent upon operating results as defined in the Purchase Agreement. The maximum contingent consideration to be paid is $3,200.

   On August 1, 1996, the Company purchased the net assets of Viewsonics, Inc. and Shanghai Viewsonics Electric Co., Ltd. ("Viewsonics"), a designer and manufacturer of cable TV electronic network components and electronic security components.

   The purchase price of $15,319, including costs incurred directly related to the transaction was allocated to working capital of $6,697, property, plant and equipment of $446, and resulted in an excess purchase price over net identifiable assets of $8,176. The acquisition was financed with cash.

   On August 5, 1996, the Company purchased the stock of Vitelec Electronics, Limited ("Vitelec"), a United Kingdom based importer, packager, and master distributor of over 400 RF connectors sold to commercial and consumer electronic markets.

   The purchase price of $14,040, including costs incurred directly related to the transaction was allocated to working capital of $1,496, property, plant and equipment of $1,053, and resulted in an excess purchase price over net identifiable assets of $11,491. The acquisition was financed with cash.

   On September 20, 1996, the Company, through its wholly-owned subsidiary Bond Holdings, Inc., purchased 80% of the outstanding common stock of Bond Technologies, Inc. ("Bond"). The remaining 20% ownership has been retained by the sellers. Bond designs, engineers and manufactures custom electronic cables and connectors for high technology, computer related and telecommunication customers.

   The purchase price of $8,627, which included costs incurred directly related to the transaction, was allocated to working capital of $2,099, property, plant and equipment of $902, non compete agreements of $800, other assets of $52, a minority interest and debt assumed of $53, and resulted in an excess purchase price over net identifiable assets of $4,827. The purchase price includes $700 of cash held in escrow which will be paid to the sellers at a pre-determined date if certain levels of EBIT (as defined) are achieved. The acquisition was financed with cash.

   On November 8, 1996, the Company purchased the net assets of Paw Print Mailing List Services, Inc. ("Paw Print"), a value-added provider of direct mail services.

   The purchase price of $11,751, including costs incurred directly related to the acquisition, was allocated to working capital of $679, property, plant, and equipment of $511, non-competition agreements of $900, and resulted in excess purchase price over net identifiable assets of $9,661. The acquisition was financed with cash of $9,250 and a $2,500 subordinated seller note.

   On December 31, 1996, the Company purchased 100% of the stock of Northern Technologies, Inc. ("Northern"), a manufacturer of power conditioning and power protection equipment for telecommunications applications such as cellular and personal communication system networks.

   The purchase price of $21,500, including estimated costs incurred directly related to the transaction, was allocated to working capital of $4,661, property, plant, and equipment of $571, non-competition agreements of $500, long-term assets of $425, long-term liabilities of $115, and resulted in an excess purchase price over net identifiable assets of $15,458. The acquisition was financed with cash.

                           JORDAN INDUSTRIES, INC.

                              December 31, 1996
                            (Dollars in Thousands)

NOTE 17 -- ACQUISITIONS OF SUBSIDIARIES  (Continued)

    On January 8, 1997, Beemak purchased the net assets of Arnon-Caine, Inc. ("ACI"), a designer and distributor of modular storage systems primarily for sale to wholesale home centers and hardware stores. ACI subcontracts its production to third party injection molders located primarily in Southern California, which use materials and machines similar to those used by Beemak. By early 1998, Beemak will serve as ACI's primary supplier. The integration of ACI into Beemak's operations will provide for future manufacturing cost savings as well as synergistic marketing efforts.

   The purchase price of $4,600, including costs incurred directly related to the acquisition, was allocated to working capital of $300, property, plant and equipment of $82, and excess purchase price over net identifiable assets of $4,218. The acquisition was financed with cash.

   Unaudited pro forma information with respect to the Company as if the 1995 and 1996 acquisitions had occurred on January 1, 1995 and 1996 is as follows:

                                                YEAR ENDED DECEMBER
                                                        31
                                              ---------------------
                                                  1995       1996
                                              ---------- ----------
                                                    (UNAUDITED)
Net sales ....................................  $704,723   $693,092
Net income (loss) before extraordinary items       8,066    (12,873)
Net income (loss) ............................  $  8,066   $(16,679)

NOTE 18 -- SPL HOLDINGS, INC.

   On August 30, 1995, the Company sold on an arms length basis, the net assets of Sales Promotion Associates, Inc. ("SPAI"), formerly a wholly-owned subsidiary of the Company, and a specialty printer and distributor of calendars, advertising specialty products and soft cover year books, to SPL Holdings, Inc. ("SPL", formerly known as J2, Inc.), a majority owned subsidiary of the Company. SPL and its subsidiaries were designated as non-restricted subsidiaries for purposes of the Company's Indentures relating to its Senior Notes and Senior Subordinated Discount Debentures.

   SPL was formed to combine a group of companies engaged in the design, manufacture and marketing of specialty printing and label products. SPL is comprised of Valmark Industries, Inc. ("Valmark"), Pamco Printed Tape and Label Co., Inc. ("Pamco"), Sales Promotion Associates, Inc. ("SPAI"), and Seaboard Folding Box Corporation ("Seaboard").

   Concurrent with the sale of the net assets of SPAI, SPL was recapitalized with (i) an equity investment of $22,300 by the Company and $160 from certain affiliated investors, (ii) subordinated debt of $11,000, and (iii) a new $45,000 senior secured bank financing comprised of a $20,000 Revolver and a $25,000 Term Loan A. At December 31, 1996, $21,890 of the Term Loan A, and $12,500 of the Revolver, was outstanding.

   On May 1, 1996, concurrent with the acquisition of Seaboard, SPL entered into an Amended and Restated Revolving Credit and Term Loan Agreement. This agreement extended the above Revolver facility to $27,000 and added a Term Loan B in the amount of $13,000. At December 31, 1996, $12,903 of Term Loan B was outstanding.

   Following the sale of the net assets and recapitalization transactions, SPL is 83.3% owned by the Company and 16.7% owned by certain affiliates of the Company, including partners and affiliates of The Jordan Company, including Mr. Jordan, Mr. Quinn, Mr. Zalaznick, and Mr. Boucher.

NOTE 19 -- MOTORS AND GEARS HOLDINGS, INC.

   Motors and Gears Holdings, Inc., along with its wholly-owned subsidiary, Motors and Gears, Inc. ("M&G"), were formed in September 1995 to combine a group of companies engaged in the manufacture and sale of fractional and subfractional motors and gear motors primarily to customers located throughout the United States.

   M&G is comprised of Merkle-Korff and its wholly-owned subsidiary, Barber-Colman, and Imperial and its wholly-owned subsidiaries, Scott and Gear. All of the outstanding shares of Merkle-Korff were

                           JORDAN INDUSTRIES, INC.

                              December 31, 1996
                            (Dollars in Thousands)

NOTE 19 -- MOTORS AND GEARS HOLDINGS, INC.  (Continued)

purchased in September 1995 and the net assets of Barber-Colman were purchased by Merkle-Korff in March 1996. The net assets of Imperial, Scott and Gear were purchased by M&G, from the Company, at an arms length basis on November 7, 1996, with the proceeds from a debt offering (see Note 11). The purchase price was $75,656, which included the repayment of $6,008 in Imperial liabilities owed to the Company, and a contingent payment payable pursuant to a contingent earnout agreement. Under the terms of the contingent earnout agreement, 50% of Imperial, Scott and Gear's cumulative earnings before interest, taxes, depreciation and amortization, as defined, exceeding $50,000 during the five fiscal years ended December 31, 1996, through December 31, 2000, will be paid to an affiliate of the Company. Payments, if any, under the contingent earnout agreement will be determined and made on April 30, 2001.

   As a result of this purchase, the Company recognized $62.7 million of deferred gain at the time of purchase for Federal income tax purposes, as adjusted for the value of the earnout, once finally determined. This deferred gain will be reduced as the M&G group reports depreciation and amortization over approximately 15 years on most of the step-up in basis of those purchased assets. As long as M&G remains in the Company's affiliated group, the gain reported and the depreciation on the step-up in basis should exactly offset each other. Upon any future deconsolidation of M&G from the Company's affiliated group for Federal income tax purposes, any unreported gain would be fully reported and subject to tax. If such deconsolidation were to occur in 1997, the Company would report up to approximately $62 million of gain for Federal income taxes (without giving effect to any of the Company's net operating loss carry forwards), which would result in an income tax liability up to approximately $25 million (assuming a combined 40% Federal, state and local income tax rate, and without giving effect to any of the Company's net operating loss carry forwards).

   At December 31, 1996, Motors and Gears Holdings, Inc. is owned 86.3% by the Company and 13.7% by certain affiliates of the Company, including partners and affiliates of The Jordan Company, including Mr. Jordan, Mr. Quinn, Mr. Zalaznick, and Mr. Boucher.

NOTE 20 -- STOCK APPRECIATION RIGHT AND COMPENSATION AGREEMENTS

   In connection with the Company's acquisitions of AIM and Cambridge in 1989, the seller of these companies was granted stock appreciation rights in respect of the appreciation of these companies. The formula used to value these rights is calculated by determining 20% of a multiple of average cash flow of these companies for the two years preceding the date when these rights are exercised less the indebtedness of these companies. The seller passed away during the third quarter of 1996. The seller's estate has exercised these rights. The total amount owed under these rights is approximately $6,200. AIM has fully accrued for these rights as of December 31, 1996. Payment of these rights is amortized over five years, such that one-third is payable upon exercise, and two-thirds is payable in five equal installments over 5 years.

   Effective October 1, 1996, the Company voluntarily agreed to pay to an executive $3.9 million in view of his contributions to the Company, including identifying and analyzing acquisition candidates for the Company and providing strategic advice to the Board of Directors of the Company. The Company has fully accrued for this compensation agreement as of December 31, 1996. The Company agreed to pay the executive as follows: (i) one-third (or $1.3 million) was paid to the executive in October 1996 and (ii) the remaining two-thirds (or $2.6 million) will be paid to the executive in six equal, semi-annual installments payable on each October 1 and April 1, commencing on April 1, 1997.

NOTE 21 -- CONCENTRATION OF CREDIT RISK

   Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company places cash and cash equivalents with high quality financial institutions, and is restricted by its revolving credit facilities as to its investment instruments. Concentration of credit risk relating to accounts receivable is limited due to the large number of customers from many different industries and locations. The Company believes that its allowance for doubtful accounts is adequate to cover potential credit risk.

                           JORDAN INDUSTRIES, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEET
                                 (UNAUDITED)

                                                                         JUNE 30, 1997
                                                                     --------------------
                                                                          (DOLLARS IN
                                                                           THOUSANDS)
                                ASSETS
  --------------------------------- .................................
Current assets:
  Cash and cash equivalents .........................................      $  30,887
  Accounts receivable, net ..........................................        107,122
  Inventories .......................................................        111,372
  Prepaid expenses and other current assets .........................         13,876
                                                                     --------------------
     Total current assets ...........................................        263,257
  Property, plant and equipment, net ................................        100,079
  Investments in and advances to affiliates .........................         13,924
  Goodwill, net .....................................................        306,106
  Other assets ......................................................         48,566
                                                                     --------------------
     Total assets ...................................................      $ 731,932
                                                                     ====================
                 LIABILITIES AND SHAREHOLDERS' EQUITY
                        (NET CAPITAL DEFICIENCY)
  -------------------------------------------------------------------
Current liabilities:
  Notes payable--lines of credit.....................................      $      --
  Accounts payable ..................................................         49,905
  Accrued liabilities ...............................................         51,179
  Advance deposits ..................................................          8,166
  Current portion of long-term debt .................................          8,530
                                                                     --------------------
     Total current liabilities ......................................        117,780
Long-term debt ......................................................        744,465
Other non-current liabilities .......................................          9,732
Deferred income taxes................................................            491
Minority interest....................................................          4,013
  Preferred stock....................................................          1,515
Shareholders' equity (net capital deficiency):
  Common stock ......................................................              1
  Additional paid-in capital ........................................          2,117
  Note receivable from shareholders..................................         (1,230)
  Cumulative translation.............................................           (179)
  Retained earnings (accumulated deficit) ...........................       (146,773)
                                                                     --------------------
    Total shareholders' equity (net capital deficiency) .............       (146,064)
                                                                     --------------------
    Total liabilities and shareholders' equity (net capital
   deficiency) ......................................................      $ 731,932
                                                                     ====================

    See accompanying notes to condensed consolidated financial statements.

                            JORDAN INDUSTRIES, INC.

               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)

                                                                  SIX MONTHS ENDED
                                                                      JUNE 30,
                                                               ---------------------
                                                                   1996       1997
                                                               ---------- ----------
                                                                     (DOLLARS IN
                                                                     THOUSANDS)
Net sales .....................................................  $267,220   $324,889
Cost of sales, excluding depreciation .........................   164,053    203,059
Selling, general and administrative expenses ..................    64,743     67,802
Depreciation ..................................................     8,660      9,027
Amortization of goodwill and other intangibles ................     5,156      6,906
Management fees and other .....................................     2,403     16,918
                                                               ---------- ----------
 Operating income .............................................    22,205     21,177

Other (income) and expenses:
 Interest expense .............................................    28,975     37,775
 Interest income ..............................................    (1,344)    (1,606)
 Gain on sale of subsidiary and other..........................        --    (18,012)
                                                               ---------- ----------
Total other expenses ..........................................    27,631     18,157
Income (Loss) before income taxes, minority interest, equity
 in investee and extraordinary items...........................    (5,426)     3,020
Provision for income taxes ....................................     1,244      1,200
                                                               ---------- ----------
Income (Loss) before minority interest, equity in investee,
 and extraordinary items.......................................    (6,670)     1,820
Minority interest .............................................    (1,086)       764
Equity in investee ............................................        --      4,168
                                                               ---------- ----------
Loss before extraordinary items ...............................    (5,584)    (3,112)
Extraordinary items ...........................................        --      9,363
Net loss.......................................................  $ (5,584)  $(12,475)
                                                               ========== ==========

    See accompanying notes to condensed consolidated financial statements.

                            JORDAN INDUSTRIES, INC.

               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)

                                                                    SIX MONTHS ENDED
                                                                        JUNE 30,
                                                                ----------------------
                                                                    1996       1997
                                                                ---------- -----------
                                                                 (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss......................................................  $ (5,584)  $(12,475)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
   Depreciation and amortization ...............................    13,816     15,813
   Provision for (benefit from) deferred income taxes ..........    (1,143)       163
   Amortization of deferred financing fees .....................     1,525      1,864
   Minority interest ...........................................    (1,086)       764
   Non-cash interest ...........................................     5,822      6,776
   Equity in investee ..........................................        --      4,168
   Extraordinary items .........................................        --      9,363
   Gain on sale of subsidiary...................................        --    (18,508)
   Changes in operating assets and liabilities net of effects from  acquisitions:
    Increase in current assets .................................    (3,723)   (13,328)
    Decrease in current liabilities ............................    (2,796)    (3,199)
    Increase in non-current assets .............................    (5,111)    (6,000)
    Increase in non-current liabilities ........................       429      3,630
                                                                ---------- -----------
     Net cash provided by (used in) operating activities .......     2,149    (10,969)
CASH FLOWS FROM INVESTING ACTIVITIES
  Net proceeds from sale of subsidiary..........................        --     35,218
  Capital expenditures .........................................    (9,612)    (5,758)
  Advances to affiliates .......................................    (5,264)    (1,335)
  Acquisitions of minority interests and other .................      (144)        --
  Acquisition of subsidiaries ..................................   (82,450)   (70,913)
  Cash acquired in purchase of subsidiaries ....................     1,390        456
  Other.........................................................         2       (446)
                                                                ---------- -----------
     Net cash used in investing activities .....................   (96,078)   (42,778)
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Motors and Gears, Inc. common stock issuance....        --      1,100
  Proceeds from revolving credit facilities, net ...............    38,079     56,000
  Proceeds from debt issuance--MK Holdings, Inc. ...............    20,000         --
  Repayment of long-term debt ..................................    (5,958)    (5,263)
  Proceeds from debt issuance--SPL Holdings, Inc. ..............    13,000         --
                                                                ---------- -----------
     Net cash provided by financing activities .................    65,121     51,837
                                                                ---------- -----------
Net decrease in cash and cash equivalents ......................   (28,808)    (1,910)
Cash and cash equivalents at beginning of period ...............    41,253     32,797
                                                                ---------- -----------
Cash and cash equivalents at end of period .....................  $ 12,445   $ 30,887
                                                                ========== ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
    Interest ...................................................  $ 20,984   $ 28,262
    Income taxes, net...........................................  $  1,471   $  2,642
Non-cash investing activities:
    Capital leases .............................................  $    344   $  1,257
    Seller notes issued in acquisitions.........................  $  3,000   $  1,500

    See accompanying notes to condensed consolidated financial statements.

                           JORDAN INDUSTRIES, INC.
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

1. ORGANIZATION

   The unaudited condensed consolidated financial statements, which reflect all adjustments, consisting only of normally recurring adjustments, that management believes necessary to present fairly the results of interim operations, should be read in conjunction with the Notes to the Consolidated Financial Statements (including the Summary of Significant Accounting Policies) included in the Company's audited consolidated financial statements for the year ended December 31, 1996, which are included elsewhere herein. Results of operations for the interim periods are not necessarily indicative of annual results of operations.

2. INVENTORIES

   Inventories are summarized as follows:

                   JUNE 30,
                     1997
                 ----------
Raw materials  ..  $ 37,834
Work-in-process..    14,234
Finished goods...    59,304
                 ----------
                   $111,372
                 ==========

3. NOTES AND OTHER RECEIVABLES FROM AFFILIATES AND INVESTMENT IN AFFILIATE

   On January 21, 1997, Welcome Home filed for Chapter 11 bankruptcy protection. As a result of the Chapter 11 filing, the Company no longer consolidates Welcome Home in its financial statements as of January 21, 1997, the date of the filing. For the period ended January 21, 1997, the Company recorded a net loss of $1,195 related to Welcome Home. Receivables from Welcome Home owed to the Company or its subsidiaries were $4,720 as of June 30, 1997.

   On July 2, 1997, the Company received from Fannie May Holdings, Inc. ("Fannie May"), $14,348 in exchange for the following investments held by the
Company: $5,500 aggregate principal amount of Subordinated Notes and $7,000 aggregate principal amount of participation in outstanding term loans of Archibald Candy Corporation, a wholly-owned subsidiary of Fannie May. The amount received also included $1,573 of accrued interest and premium on the above Subordinated Notes and term loans. On July 7, 1997, the Company received $3,013 as a return of the $3,000 certificate of deposit held by the Company as security for an obligation to purchase additional participation in the above-mentioned term loans, plus $13 of accrued interest thereon.

4. ACQUISITION OF SUBSIDIARIES

   On January 8, 1997, Beemak purchased the net assets of Arnon-Caine, Inc. ("ACI"), a designer and distributor of modular storage systems primarily for sale to wholesale home centers and hardware stores. ACI subcontracts its production to third party injection molders located primarily in Southern California, which use materials and machines similar to those used by Beemak. By early 1998, Beemak will serve as ACI's primary supplier. The Company believes that the integration of ACI into Beemak's operations will provide for future manufacturing cost savings as well as synergistic marketing efforts.

   The purchase price of $4,600, including costs incurred directly related to the acquisition, was allocated to working capital of $300, property, plant and equipment of $82, and excess purchase price over net identifiable assets of $4,218. The acquisition was financed with cash.

   On May 30, 1997, JTP Industries, a newly formed wholly-owned subsidiary of the Company, purchased the net assets of LoDan West, Inc. and L/D West, Inc. The purchase price of $17,000, including costs incurred directly related to the transaction, was preliminarily allocated to net working capital of $5,066, property, plant and equipment of $783, non-competition agreement of $250, non-current assets of $41, and resulted in an excess purchase price over net identifiable assets of $10,860. The acquisition was financed with cash and a $1,500 subordinated seller note.

   One June 12, 1997, Motors and Gears Industries, Inc., through its newly formed wholly-owned subsidiary, FIR Group Holdings, Inc. and its wholly-owned subsidiaries, Motors and Gears Amsterdam,

                           JORDAN INDUSTRIES, INC.

                                 (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

4. ACQUISITION OF SUBSIDIARIES  (Continued)

B.V. and FIR Group Holdings Italia, SrL, purchased all of the common stock of the FIR Group Companies, consisting of CIME S.p.A., SELIN S.p.A. and FIR S.p.A. The FIR Group Companies are manufacturers of electric motors and pumps for niche applications such as pumps for catering dishwashers, motors for industrial sewing machines, and motors for industrial fans and ventilators.

   The purchase price of $51,313, including costs directly related to the transaction, was preliminarily allocated to working capital of $16,882, property, plant, and equipment of $4,942, other long term assets and liabilities of $3,877, and resulted in an excess of purchase price over net identifiable assets of $33,366. The cash was provided from borrowings under the Motors and Gears Industries, Inc. Credit Agreement established on November 7, 1996 among Motors and Gears Industries, Inc., various banks, and Bankers Trust Company, as agent.

5. DEBENTURE SWAP

   On April 2, 1997, the Company privately placed approximately $214,036 aggregate principal amount of 11.75% Series A Senior Subordinated Discount Debentures due 2009 (the "Series A Debentures"), at 56.52% of such principal amount. The Series A Debentures are eligible for resale under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). The Company placed the Series A Debentures to refinance substantially all of the $133,075 aggregate principal amount of its 11.75% Senior Subordinated Discount Debentures due 2005. In conjunction with this transaction, the Company recorded an extraordinary loss of $8,898 relating to the write-off of deferred financing fees and the premium assessed on the new issue.

6. PAYMENT OF STOCK APPRECIATION RIGHTS

   In March 1992, a subsidiary of the Company entered into an agreement with its minority shareholders whereby the shareholders would exchange their common stock, which amounted to a 24% interest, for 7% cumulative preferred stock, covenants not to compete, and stock appreciation rights agreements. The total consideration paid for this minority interest was $12,381.

   Additionally, the former shareholders were granted stock appreciation rights exercisable in full or in part on the occurrence of the disposition by merger or otherwise in one or more transactions of (a) more than 50% of the voting power and/or value of the capital stock of the subsidiary or (b) all or substantially all the business or assets of the subsidiary. The value of the stock appreciation rights is based on the ultimate sales price of the stock or assets of the subsidiary, and is essentially 15% of the ultimate sales price, less $15,625, of the stock or assets sold.

   On April 10, 1997, the Company paid the former shareholders pursuant to an agreement ("The Redemption Agreement"), as if the subsidiary was sold for $110,000. The former shareholders received $9,438 in cash and a deferred payment of $5,980 over five years at 8% interest. The Redemption Agreement also requires that the $1,875 of remaining preferred stock be redeemed one year from the date of the agreement.

   If at any time prior to April 30, 1998, the Company has received offering proceeds from the registration of any shares of common stock of the subsidiary (the "IPO"), the Company will pay the former shareholders an additional $2,250.

   If the Company has not received proceeds from the IPO, the former shareholders will receive a special bonus of 25% of the subsidiary's 1997 gross profit (as defined) in excess of $30,000.

   As consideration for the signing of the Redemption Agreement, the former shareholders will receive total non-compete payments of $352 payable over the next thirteen months.

7. SALE OF SUBSIDIARIES

   On May 15, 1997, the Company sold its subsidiary, Hudson Lock, Inc. ("Hudson"), for approximately $39.1 million. Hudson is a leading designer, manufacturer, and marketer of highly engineered medium-

                           JORDAN INDUSTRIES, INC.

                                 (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

7. SALE OF SUBSIDIARIES  (Continued)

security custom and specialty locks for original equipment manufacturer customers. A gain of $18,508 was recorded by the Company in connection with the sale.

   On July 31, 1997, the Company sold its subsidiary, Paw Print Mailing List Services, Inc. ("Paw Print"), for approximately $12.5 million. Paw Print is a value-added provider of direct mail services.

8. PREFERRED STOCK

   In April 1997, the Company entered into an agreement ("The Redemption Agreement") with certain former shareholders of a subsidiary. Pursuant to The Redemption Agreement, the Company is required to redeem $1,875 of remaining preferred stock one year from the date of the agreement. At June 30, 1997, the preferred stock is classified as an accrued liability.

   In May 1997, Motors and Gears Holdings, Inc., a majority-owned subsidiary of the Company, issued $1.5 million of senior, non-voting 8% cumulative preferred stock to its minority shareholders.

9. FINANCIAL RECAPITALIZATION AND BUSINESS REPOSITIONING PLAN

   On May 16, 1997, the Company participated in a recapitalization of its majority-owned subsidiary, of Motors and Gears Holdings, Inc. (M&G). In connection with the Recapitalization, M&G issued 16,250 shares of M&G common stock (representing approximately 82.5% of the outstanding shares of M&G common stock) to certain stockholders and affiliates of the Company and M&G management for a total consideration of $2.2 million (of which $1.1 million was paid in cash and $1.1 million was paid through the delivery of 8% zero coupon notes due 2007). As a result of the Recapitalization, certain of the Company's affiliates and M&G management will own substantially all of the M&G common stock and the Company's investment in M&G will be represented solely by the Cumulative Preferred Stock of M&G (the "Junior Preferred Stock"), but not by any common stock of M&G, which will be held by stockholders and affiliates of the Company and management of M&G.

   On July 25, 1997, the Company recapitalized its investment in Jordan Telecommunication Products, Inc. ("JTP") and JTP acquired the Company's telecommunications and data communications products business from the Company for total consideration of approximately $294.0 million, consisting of $264.0 million in cash, $10.0 million of assumed indebtedness and preferred stock, and the issuance to the Company of $20.0 million aggregate liquidation preference of JTP Junior Preferred Stock. The Company's stockholders and affiliates and JTP management invested in and acquired the JTP common stock.

   JTP financed the cash portion of this total consideration through JTP's private placement of $190 million of JTP Senior Notes due 2007, $85 million of cash proceeds of JTP Senior Discount Debentures due 2007, and $25 million of JTP Senior Preferred Stock due 2009.

   The Company privately placed $120 million of the Company's Senior Notes due 2007, and used the net proceeds from this private placement, as well as the net proceeds received by the Company in connection with the JTP recapitalization, to repay approximately $78 million of bank borrowings by the Company's subsidiaries under their credit agreements and repurchased $272 million of the Company's 10 3/8% Senior Notes due 2003 pursuant to a tender offer and related consent solicitation. The Company also conducted a consent solicitation with regard to its 11 3/4% Senior Subordinated Discount debentures due 2009 in order to conform their covenant structure to those in the Company's Senior Notes due 2007. As a result of the Recapitalization, certain of the Company's affiliates and JTP management owns substantially all of the JTP common stock. The Company's investment in JTP is represented solely by the Junior Preferred Stock, but not by any common stock of JTP.

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of E.F. Johnson Company

   In our opinion, the accompanying balance sheets and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of E.F. Johnson Company-Components Division (a division of E.F. Johnson Company) as of December 31, 1994, November 26, 1995 and January 23, 1996, and the results of its operations and its cash flows for the year ended December 31, 1994, the eleven month period ended November 26, 1995 and the two month period ended January 23, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ Price Waterhouse LLP

Minneapolis, Minnesota
August 28, 1996

                   E.F. JOHNSON COMPANY--COMPONENTS DIVISION
                     (A DIVISION OF E.F. JOHNSON COMPANY)

                                BALANCE SHEETS
                                (IN THOUSANDS)

                                        DECEMBER 31,   NOVEMBER 26,   JANUARY 23,
                                            1994           1995          1996
                                      -------------- -------------- -------------
                ASSETS
-------------------------------------
Current assets:
 Accounts receivable..................     $1,554         $1,579        $1,420
 Inventory............................      2,297          2,191         2,421
 Deferred tax asset...................        191            226           198
                                      -------------- -------------- -------------
  Total current assets................      4,042          3,996         4,039
Machinery and equipment, net..........      3,591          3,264         3,336
                                      -------------- -------------- -------------
  Total assets........................     $7,633         $7,260        $7,375
                                      ============== ============== =============
   LIABILITIES AND DIVISION EQUITY
-------------------------------------
Current liabilities:
 Accounts payable.....................     $  673         $  844        $1,337
 Accrued compensation and benefits ...        411            647           639
 Accrued commissions payable..........         72             68            59
 Other liabilities....................        118            174           190
                                      -------------- -------------- -------------
  Total current liabilities...........      1,274          1,733         2,225
Deferred tax liability................      1,038            873           846
Commitments (Note 7)
Division equity.......................      5,321          4,654         4,304
                                      -------------- -------------- -------------
  Total liabilities and division
   equity.............................     $7,633         $7,260        $7,375
                                      ============== ============== =============

See accompanying notes to financial statements.

                   E.F. JOHNSON COMPANY-COMPONENTS DIVISION
                     (A DIVISION OF E.F. JOHNSON COMPANY)

                           STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)

                                                    ELEVEN          TWO
                                                    MONTHS        MONTHS
                                   YEAR ENDED       ENDED          ENDED
                                  DECEMBER 31,   NOVEMBER 26,   JANUARY 23,
                                      1994           1995          1996
                                -------------- -------------- -------------
Net sales:
 Third party customers..........    $13,801        $14,001        $2,245
 To Parent......................      2,367          2,158           195
                                -------------- -------------- -------------
                                     16,168         16,159         2,440
                                -------------- -------------- -------------
Cost of sales:
 Third party customers..........      8,844          8,641         1,424
 To Parent......................      1,539          1,403           127
                                -------------- -------------- -------------
                                     10,383         10,044         1,551
                                -------------- -------------- -------------
  Gross margin..................      5,785          6,115           889
                                -------------- -------------- -------------
Operating expenses:
 Selling and marketing..........      1,666          1,750           267
 Engineering....................        498            483            84
 Allocations from Parent
  company.......................        667            591           106
                                -------------- -------------- -------------
  Total operating expenses .....      2,831          2,824           457
                                -------------- -------------- -------------
Operating income................      2,954          3,291           432
Interest expense................        237             --            --
                                -------------- -------------- -------------
Income before income taxes .....      2,717          3,291           432
Provision for income taxes .....     (1,034)        (1,251)         (165)
                                -------------- -------------- -------------
Net income......................    $ 1,683        $ 2,040        $  267
                                ============== ============== =============

               See accompanying notes to financial statements.

                   E.F. JOHNSON COMPANY-COMPONENTS DIVISION
                     (A DIVISION OF E.F. JOHNSON COMPANY)

                           STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                 ELEVEN MONTHS   TWO MONTHS
                                                   YEAR ENDED        ENDED          ENDED
                                                  DECEMBER 31,   NOVEMBER 26,    JANUARY 23,
                                                      1994           1995           1996
                                                -------------- --------------- -------------
Cash flows from operating activities:
 Net income.....................................    $ 1,683         $ 2,040         $ 267
 Adjustments to reconcile net income to net
  cash provided (used) by operating activities:
  Depreciation..................................        910             958           183
  Deferred income taxes.........................         53            (200)            1
  Loss on sale of property......................          2              --            --
  Changes in components of working capital:
   (Increase) decrease in receivables...........       (485)            (25)          159
   Decrease (increase) in inventories...........        347             106          (230)
   Increase in accounts payable.................        355             171           493
   (Decrease) increase in accrued liabilities ..        (99)            288            (1)
                                                -------------- --------------- -------------
    Net cash provided by operating activities ..      2,766           3,338           872
                                                -------------- --------------- -------------
Cash flows from investing activities:
 Capital expenditures...........................       (507)           (656)         (261)
 Proceeds from sale of property.................         13              25             6
                                                -------------- --------------- -------------
    Net cash used by investing activities ......       (494)           (631)         (255)
                                                -------------- --------------- -------------
Cash flows from financing activities:
 Decrease in advances from Parent...............     (4,041)             --            --
 Investment by (distributions to) Parent, net ..      1,769          (2,707)         (617)
                                                -------------- --------------- -------------
    Net cash used by financing activities ......     (2,272)         (2,707)         (617)
                                                -------------- --------------- -------------
Net change in cash..............................         --              --            --
Cash--beginning of period.......................         --              --            --
                                                -------------- --------------- -------------
Cash--end of period.............................    $    --         $    --         $  --
                                                ============== =============== =============

               See accompanying notes to financial statements.

                   E.F. JOHNSON COMPANY--COMPONENTS DIVISION
                     (A DIVISION OF E.F. JOHNSON COMPANY)

                        NOTES TO FINANCIAL STATEMENTS
                                (IN THOUSANDS)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Description of Business

   E.F. Johnson Company--Components Division (the Division) is a division of E.F. Johnson Company (the Parent). The Division manufactures RF connectors, cable assemblies, electronic circuit hardware, spacers and test plugs and jacks, as well as components designed to specific customer requirements.

 Basis of Presentation

   These financial statements present the assets, liabilities and results of operations of the Division. The Parent's year end is December 31. The financial statements as of and for the eleven month period ended November 25, 1995 were prepared for purposes of a letter of intent entered into in conjunction with the sale of the Division (see Note 7). The financial statements as of and for the two month period ended January 23, 1996 were prepared to present the Division's results of operations subsequent to the signing of the letter of intent and through the sale transaction closing date.

   Costs related to functions performed by the Parent and certain other costs which are attributable to the Division are allocated to the Division by the Parent. Costs related to these functions, as further described at Note 5, include computer support, legal, insurance, human resources, financial and other administrative services.

   The Division is part of a consolidated group and as such has extensive dealings with related entities. Management considers that the intercompany charges, including the allocation of common costs from the Parent, appropriately reflect the cost of services provided. However, the terms of transactions were determined between related parties and may, therefore, differ from terms which would have occurred between wholly unrelated parties and may also differ from the costs which would have been incurred had the Division operated as a completely autonomous entity.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

   The Division's financial instruments consist primarily of inventories, short-term trade receivables and payables for which the current carrying amounts approximate fair market value.

 Inventories

   Inventories are stated at the lower of cost or market, cost being determined by the first-in, first-out (FIFO) method.

 Machinery and Equipment

   Machinery and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over estimated useful lives which range from three to seven years.

                  E.F. JOHNSON COMPANY--COMPONENTS DIVISION
                     (A DIVISION OF E.F. JOHNSON COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                                (IN THOUSANDS)
  Revenue Recognition

   Revenue is recognized upon shipment of products. Rebates are granted to certain distributors based on contractual formulas which consider the annual sales volume to the distributors of Division product. Estimates of such rebates are recorded as a reduction of sales at the time the product is shipped by the Division.

 Income Taxes

   The Company is included in the consolidated federal income tax return filed by the Parent. There is no tax sharing agreement between the Division and its Parent. For financial statement purposes, the tax provision was computed as if the Company filed a separate tax return using the liability method under Financial Accounting Standard No. 109, "Accounting for Income Taxes." Income taxes payable are recorded as a component of the investment by/distributions to Parent in division equity.

 Retirement Benefits

   The Parent has a defined contribution qualified retirement savings and profit sharing plan which covers all of its employees. The Company's profit sharing contributions are discretionary. No profit sharing contributions were authorized for 1994 and 1995. The Division's contributions to the retirement savings plan during the year ended December 31, 1994, the eleven month period ended November 26, 1995 and the two month period ended January 23, 1996 were $45, $48 and $5, respectively.

 Concentration of Credit Risk and Major Customers

   Financial instruments which potentially subject the Division to concentrations of credit risk consist principally of trade accounts receivables; however, this risk is limited by the large number of customers in the Division's customer base. Sales to Parent accounted for 15%, 13% and 8% of net sales during the year ended December 31, 1994, the eleven month period ended November 26, 1995 and the two month period ended January 23, 1996, respectively.

NOTE 2--INVENTORY

   Inventories consist of the following:

                    DECEMBER 31,   NOVEMBER 26,   JANUARY 23,
                        1994           1995          1996
                  -------------- -------------- -------------
Finished goods ...     $  954         $  901        $  989
Work in process ..        849            847           926
Raw materials.....        494            443           506
                  -------------- -------------- -------------
 Total
  inventories.....     $2,297         $2,191        $2,421
                  ============== ============== =============

                  E.F. JOHNSON COMPANY--COMPONENTS DIVISION
                     (A DIVISION OF E.F. JOHNSON COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                                (IN THOUSANDS)

 NOTE 3--MACHINERY AND EQUIPMENT

   Machinery and equipment consists of the following:

                                     DECEMBER 31,   NOVEMBER 26,   JANUARY 23,
                                         1994           1995          1996
                                   -------------- -------------- -------------
Machinery and equipment............    $ 5,297        $ 5,828        $ 6,193
Furniture and fixtures.............        362            326            315
Construction in process............         --            115             13
                                   -------------- -------------- -------------
                                         5,659          6,269          6,521
Less: Accumulated depreciation ....     (2,068)        (3,005)        (3,185)
                                   -------------- -------------- -------------
 Total machinery and equipment,
  net..............................    $ 3,591        $ 3,264        $ 3,336
                                   ============== ============== =============

NOTE 4--DIVISION EQUITY

   Division equity consists of the following:

 Balance at December 31,
 1993........................  $ 1,869
 Net income..................    1,683
 Investment by Parent, net ..    1,769
                             ---------
Balance at December 31,
 1994........................    5,321
 Net income..................    2,040
 Distributions to Parent,
  net........................   (2,707)
                             ---------
Balance at November 26,
 1995........................    4,654
 Net income..................      267
 Distributions to Parent,
  net........................     (617)
                             ---------
Balance at January 23, 1996 .  $ 4,304
                             =========

   Investments by/distributions to Parent represent the change in net assets of the Division, net of income during each respective period.

NOTE 5--ALLOCATED COSTS

   Services provided to the Division by the Parent include expenses incurred and paid by the Parent on the Division's behalf, charges for periodic Parent services provided at rates which management considers to reflect the incremental cost of providing these services, and allocations of costs based upon utilization of shared services by the Division. In addition, interest expense was charged on advances from Parent at the Parent's average borrowing rate. Management considers that these allocations are reasonable given the services provided. Costs related to functions performed by the Parent and certain other costs which are attributable to the Division are allocated to the Division by the Parent as follows:

                                                                      ELEVEN          TWO
                                                                      MONTHS        MONTHS
                                                     YEAR ENDED       ENDED          ENDED
                                                    DECEMBER 31,   NOVEMBER 26,   JANUARY 23,
                                                        1994           1995          1996
                                                  -------------- -------------- -------------
Operating expenses:
 Management compensation..........................      $202           $241          $ 40
 Computer support.................................        65             47            11
 Legal services...................................         5              8             2
 Insurance........................................        34             24             3
 Finance, human resources and other
  administrative support services.................       361            271            50
                                                  -------------- -------------- -------------
                                                        $667           $591          $106
                                                  ============== ============== =============

                  E.F. JOHNSON COMPANY--COMPONENTS DIVISION
                     (A DIVISION OF E.F. JOHNSON COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                                (IN THOUSANDS)

 NOTE 6--INCOME TAXES

   The provision for income taxes consists of the following:

                               ELEVEN          TWO
                               MONTHS        MONTHS
              YEAR ENDED       ENDED          ENDED
             DECEMBER 31,   NOVEMBER 26,   JANUARY 23,
                 1994           1995          1996
           -------------- -------------- -------------
Current:
 Federal ..     $  826         $1,222         $138
 State.....        155            229           26
           -------------- -------------- -------------
                   981          1,451          164
Deferred ..         53           (200)           1
           -------------- -------------- -------------
                $1,034         $1,251         $165
           ============== ============== =============

   The Company's effective income tax rate varies from the federal statutory tax rate as follows:

                                                            ELEVEN          TWO
                                                            MONTHS        MONTHS
                                           YEAR ENDED       ENDED          ENDED
                                          DECEMBER 31,   NOVEMBER 26,   JANUARY 23,
                                              1994           1995          1996
                                        -------------- -------------- -------------
Federal statutory tax rate..............      34.0%          34.0%         34.0%
Increase in tax rate resulting from:
 State taxes, net of federal tax
  benefit...............................       4.0            4.0           4.0
Other, net..............................       0.1             --           0.2
                                        -------------- -------------- -------------
Effective tax rate......................      38.1%          38.0%         38.2%
                                        ============== ============== =============

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of asset and liabilities for financial reporting and income tax purposes. Significant components of the Division's deferred tax assets and liabilities consist of the following:

                                                     ELEVEN          TWO
                                                     MONTHS        MONTHS
                                    YEAR ENDED       ENDED          ENDED
                                   DECEMBER 31,   NOVEMBER 26,   JANUARY 23,
                                       1994           1995          1996
                                 -------------- -------------- -------------
Deferred income tax assets:
 Inventory.......................    $    80         $  66          $  70
 Accruals........................        111           160            128
                                 -------------- -------------- -------------
                                         191           226            198
Deferred income tax
 liabilities:....................     (1,038)         (873)          (846)
                                 -------------- -------------- -------------
 Machinery and equipment.........    $  (847)        $(647)         $(648)
                                 ============== ============== =============

NOTE 7--SUBSEQUENT EVENT

   During 1995, the Company entered into a letter of intent to sell the Division's assets. The transaction was completed on January 23, 1996.

   Prior to the sale of the Division's assets, substantially all assets of the Division were pledged as collateral under the parent's revolving credit facility and bank term debt agreement. Concurrent with the sale, the Division obtained a release of its assets as collateral under the bank agreements.

                        REPORT OF INDEPENDENT AUDITORS

The Boards of Directors
Viewsonics, Inc. and
Shanghai Viewsonics Electronic Co., Ltd.

   We have audited the accompanying combined balance sheet of Viewsonics, Inc. and Shanghai Viewsonics Electronic Co., Ltd. as of December 31, 1995, and the related combined statements of income, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Viewsonics, Inc. and Shanghai Viewsonics Electronic Co., Ltd. at December 31, 1995, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Chicago, Illinois
April 10, 1996

         VIEWSONICS, INC. AND SHANGHAI VIEWSONICS ELECTRONIC CO., LTD.

                           COMBINED BALANCE SHEETS

                                                                      (UNAUDITED)
                                                        DECEMBER 31,    JULY 31,
                                                            1995          1996
                                                      -------------- ------------
                        ASSETS
-----------------------------------------------------
Current assets:
 Cash.................................................   $  484,884    $  620,932
 Accounts receivable, less allowance of $9,161 .......    1,218,410     1,488,355
 Accounts receivable from related entity..............       75,305        36,277
 Inventories..........................................    2,567,198     5,678,514
 Other current assets.................................       18,051            --
                                                      -------------- ------------
  Total current assets................................    4,363,848     7,824,028
Property, equipment, and leasehold improvements--Net .      456,666       445,713
Other assets..........................................       12,516        14,529
                                                      -------------- ------------
                                                         $4,833,030    $8,284,270
                                                      ============== ============
         LIABILITIES AND STOCKHOLDER'S EQUITY
-----------------------------------------------------
Current liabilities:
 Accounts payable.....................................   $  442,938    $  820,332
 Accrued expenses.....................................      398,259       429,884
                                                      -------------- ------------
  Total current liabilities...........................      841,197     1,250,216
Stockholder's equity:
 Common stock.........................................          501           501
 Additional paid-in capital...........................      614,499       614,499
 Retained earnings....................................    3,372,658     6,416,446
 Foreign currency translation adjustment..............        4,175         2,608
                                                      -------------- ------------
  Total stockholder's equity..........................    3,991,833     7,034,054
                                                      -------------- ------------
                                                         $4,833,030    $8,284,270
                                                      ============== ============

See accompanying notes.

         VIEWSONICS, INC. AND SHANGHAI VIEWSONICS ELECTRONIC CO., LTD.

                        COMBINED STATEMENTS OF INCOME

                                                              (UNAUDITED)
                                                YEAR ENDED    PERIOD ENDED
                                                DECEMBER 31     JULY 31
                                                   1995           1996
                                              ------------- --------------
Net sales ....................................  $10,997,478    $8,069,407
Cost of sales.................................    4,867,307     3,276,123
                                              ------------- --------------
Gross profit..................................    6,130,171     4,793,284
Selling, general, and administrative
 expenses.....................................    2,974,998     1,762,562
                                              ------------- --------------
Operating income..............................    3,155,173     3,030,722
Interest income...............................       48,938        13,066
                                              ------------- --------------
Net income....................................  $ 3,204,111    $3,043,788
                                              ============= ==============

                            See accompanying notes.

         VIEWSONICS, INC. AND SHANGHAI VIEWSONICS ELECTRONIC CO., LTD.

                  COMBINED STATEMENT OF STOCKHOLDER'S EQUITY

                                                                     FOREIGN
                                        ADDITIONAL                  CURRENCY
                               COMMON    PAID-IN      RETAINED     TRANSLATION   STOCKHOLDER'S
                               STOCK     CAPITAL      EARNINGS     ADJUSTMENT       EQUITY
                             -------- ------------ ------------- ------------- ---------------
Balance at December 31,
 1994........................   $501     $304,499    $ 4,069,643     $ 4,849      $ 4,379,492
Capital contribution.........     --      310,000             --          --          310,000
Cash dividends paid..........     --           --     (3,901,096)         --       (3,901,096)
Foreign currency translation
 adjustment..................     --           --             --        (674)            (674)
Net income...................     --           --      3,204,111          --        3,204,111
                             -------- ------------ ------------- ------------- ---------------
Balance at December 31,
 1995........................    501      614,499      3,372,658       4,175        3,991,833
Foreign currency translation
 adjustment (unaudited)......     --           --             --      (1,567)          (1,567)
Net income (unaudited).......     --           --      3,043,788          --        3,043,788
                             -------- ------------ ------------- ------------- ---------------
Balance at July 31, 1996
 (unaudited).................   $501     $614,499    $ 6,416,446     $ 2,608      $ 7,034,054
                             ======== ============ ============= ============= ===============

                           See accompanying notes.

         VIEWSONICS, INC. AND SHANGHAI VIEWSONICS ELECTRONIC CO., LTD.

                      COMBINED STATEMENTS OF CASH FLOWS

                                                                             (UNAUDITED)
                                                               YEAR ENDED    PERIOD ENDED
                                                              DECEMBER 31,     JULY 31,
                                                                  1995           1996
                                                            -------------- --------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income.................................................  $ 3,204,111    $ 3,043,788
 Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation and amortization.............................      148,387         86,559
  Provision for bad debts...................................        4,711             --
  Changes in operating assets and liabilities:
   Accounts receivable......................................     (251,571)      (269,945)
   Accounts receivable from related entity..................      (75,305)        39,078
   Inventories..............................................     (989,526)    (3,111,316)
   Other current assets.....................................       (9,460)        18,051
   Other assets.............................................        5,687         (2,013)
   Accounts payable.........................................      106,596        377,394
   Accrued expenses.........................................      204,491         31,625
                                                            -------------- --------------
    Net cash provided by operating activities...............    2,348,121        213,221
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of property, equipment, and leasehold
  improvements..............................................     (184,716)       (75,606)
                                                            -------------- --------------
    Net cash used for investing activities..................     (184,716)       (75,606)
CASH FLOWS FROM FINANCING ACTIVITIES
 Capital contribution.......................................      310,000             --
 Dividends paid.............................................   (3,901,096)            --
                                                            -------------- --------------
 Net cash used for financing activities.....................   (3,591,096)            --
 Effect of exchange rate changes on cash....................         (674)        (1,567)
                                                            -------------- --------------
 (Decrease) increase in cash................................   (1,428,365)       136,048
 Cash at beginning of period................................    1,913,249        484,884
                                                            -------------- --------------
 Cash at end of period......................................  $   484,884    $   620,932
                                                            ============== ==============

                           See accompanying notes.

        VIEWSONICS, INC. AND SHANGHAI VIEWSONICS ELECTRONIC CO., LTD.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                              DECEMBER 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Description of Business

   Viewsonics, Inc. (VSI) and Shanghai Viewsonics Electronic Co., Ltd. (SVECL), collectively referred to as the "Companies," are commonly controlled. VSI designs, manufactures, and markets branded cable television electronic network component and security electronic network component products primarily to customers located throughout the United States.

   VSI is economically dependent on SVECL an affiliate located in Shanghai, China, which sells 100% of its production to VSI. Although there are a limited number of manufacturers of the products currently purchased from Svecl, VSI management believes that other suppliers could provide similar products. However, the time required to locate and qualify other suppliers, and the nature of their terms (which would likely not be comparable to those currently in place) could cause a delay in filling orders and may be financially disruptive to VSI.

   The unaudited combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual combined financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Companies believe these disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments necessary for a fair presentation for the period presented have been reflected and are of a formal recurring nature.

   Results of operations for the period from January 1, 1996 to July 31, 1996 are not necessarily indicative of the results that may be achieved for the entire year ended December 31, 1996.

2. SIGNIFICANT ACCOUNTING POLICIES

 Basis of Combination

   The combined financial statements include the accounts of VSI and SVECL. Significant intercompany accounts and transactions have been eliminated in the combined financial statements.

  Inventories

   Inventories are stated at the lower of cost or market. Cost is determined by the first in, first out (FIFO) method.

 Property, Equipment, and Leasehold Improvements

   Property and equipment are stated at cost, less accumulated depreciation. Provisions for depreciation of property and equipment are determined using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are stated at cost, less accumulated amortization. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the life of the respective asset.

 Research and Development Cost

   Research and development costs related to both present and future products are expensed as incurred.

        VIEWSONICS, INC. AND SHANGHAI VIEWSONICS ELECTRONIC CO., LTD.

   Advertising Costs

   Advertising costs are expensed as incurred.

 Income Taxes

   VSI is taxed as an S corporation under applicable provisions of the Internal Revenue Code and, therefore, is generally not liable for federal and certain state income taxes, as the income of VSI is included in the taxable income of its stockholder.

   SVECL is governed by the Income Tax Law of the People's Republic of China (the PRC) concerning Enterprises with Foreign Investment and Foreign Enterprises and various local income tax laws of the PRC (the FIE Income Tax
Laws). Pursuant to the FIE Income Tax Laws, the income of SVECL is fully exempted from income tax for two years commencing from the first profitable year of operations, followed by a 50% exemption for the next three years, after which the income of SVECL will be taxable at a rate which is currently 27%.

   No income tax provision has been recorded, as SVECL incurred a loss for the year ended December 31, 1995 and has incurred losses since its inception.

 Financial Instruments

   Cash and trade receivables may subject the Companies to credit risk. VSI holds cash at highly rated financial institutions which are federally insured up to prescribed limits. Cash balances may exceed the federally insured limits at any given time.

   During 1995, VSI's two largest customers accounted for approximately 27% of sales. These same customers accounted for approximately 36% of VSI's December 31, 1995 accounts receivable. VSI closely monitors the credit quality of its customers and maintains an allowance for potential credit losses which, historically, have been within the range of management's expectations.

 Foreign Currency Translation

   The accounts of SVECL are translated into U.S. dollars from the functional local currency in accordance with Statement of Financial Accounting Standards
(SFAS) No. 52.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. INVENTORIES

   Inventories consist of the following:

                                               (UNAUDITED)
                                 DECEMBER 31,   JULY 31,
                                     1995         1996
                               -------------- -----------
Raw materials..................   $  371,929   $  734,094
Work in process................       77,971      153,895
Finished goods.................    2,857,513    5,640,007
Inventory obsolescence
 reserve.......................     (740,215)    (849,482)
                               -------------- -----------
                                  $2,567,198   $5,678,514
                               ============== ===========

        VIEWSONICS, INC. AND SHANGHAI VIEWSONICS ELECTRONIC CO., LTD.

 4. PROPERTY, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS

   Property, equipment, and leasehold improvements consist of the following as of December 31, 1995:

 Equipment ...................................... $698,984
Furniture and fixtures..........................   127,506
Vehicles........................................    51,176
Leasehold improvements..........................    51,102
                                                ----------
                                                   928,768
                                                ----------
Less: Accumulated depreciation and
 amortization...................................   472,102
                                                ----------
                                                  $456,666
                                                ==========

5. STOCKHOLDER'S EQUITY

Common Stock and Additional Paid-in Capital

 VSI
Common stock; $1 par value; 1,000 shares authorized; 501 shares issued
 and outstanding.......................................................... $    501
Additional paid-in capital................................................    4,499
SVECL
Additional paid-in capital (registered capital)...........................  610,000
                                                                          ---------
                                                                           $615,000
                                                                          =========

   SVECL was registered on August 16, 1993 under the Laws of the PRC on enterprises operated exclusively with foreign capital. The tenure of the Company is for a period of 30 years.

   The registered capital of the Company is $610,000. Since SVECL is a "Limited Liability Company" under PRC Law, it does not issue stock of any class.

 Retained Earnings

   As stipulated in the relevant regulations applicable to wholly foreign-owned investment enterprises established in PRC, SVECL is required to appropriate 10% of its profit after tax, after offsetting accumulated deficit, determined in accordance with the PRC's accounting principles and financial regulations, to the general reserve fund until such reserve reaches 50% of the registered capital of SVECL. The general reserve fund would not be available for distribution as dividends.

   Svecl has not generated any profit as of December 31, 1995 and, accordingly, there were no profit distributions or appropriations to the general reserve fund.

6. COMMITMENTS

   The Companies lease manufacturing, office, and storage facilities and certain equipment under noncancelable operating leases expiring in various years through 2000. The leases require the Companies to pay real estate taxes and maintenance costs.

        VIEWSONICS, INC. AND SHANGHAI VIEWSONICS ELECTRONIC CO., LTD.
             NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

    Commitments for future minimum payments under noncancelable leases are as follows as of December 31, 1995:

 1996 ... $260,692
1997....   262,774
1998....   356,066
1999....    11,193
2000....     1,106

   Rental expense for the year ended December 31, 1995 was approximately
$239,000.

7. FOREIGN CURRENCY

   In April 1995, the National Foreign Exchange Training Center is Shanghai (the exchange center) commenced operations. Enterprises operating in the PRC can enter into exchange transactions at the exchange center through the Bank of China or other authorized institutions. Payments for imported materials are subject to the availability of foreign currency, which depends on the foreign currency denominated earnings of the enterprises, or must be arranged through the exchange center. Approval for exchange at the exchange center is granted to enterprises in the PRC for valid reasons such as purchases of imported materials and remittance of earnings. While conversion of Renminbi into United States dollars or other foreign currencies can generally be effected at the exchange center, there is no guarantee that it can be effected at all times. SVECL has not had and does not believe it will have any difficulty in exchanging its currency (Renminbi) for U.S. dollars at the rate of exchange quoted by the People's Bank of China.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of Seaboard Folding Box Corp. and Affiliates:

   We have audited the accompanying combined balance sheets of Seaboard Folding Box Corp. (a Massachusetts corporation) and affiliates as of December 31, 1994 and 1995, and the related combined statements of income, stockholder's equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Seaboard Folding Box Corp. and affiliates as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                               /s/ Canby, Maloney & Co., Inc.

Framingham, Massachusetts
February 15, 1996

                   SEABOARD FOLDING BOX CORP. AND AFFILIATES

                           COMBINED BALANCE SHEETS

                          DECEMBER 31, 1994 AND 1995

                                                                     1994          1995
                                                                ------------- -------------
ASSETS:
Current assets:
 Cash and cash equivalents .....................................  $ 1,449,883   $ 2,293,600
 Accounts receivable, net of allowance for doubtful accounts of
  $127,154 in 1994 and $189,358 in 1995 ........................    2,376,683     3,090,644
 Inventories ...................................................    2,535,521     3,359,008
 Other current assets ..........................................       20,053        17,744
                                                                ------------- -------------
  Total current assets .........................................    6,382,140     8,760,996
Property and Equipment, at cost:
 Land ..........................................................      510,780       510,780
 Buildings .....................................................    2,494,220     2,494,220
 Building improvements .........................................      493,697       503,089
 Furniture and fixtures ........................................       85,544        89,425
 Machinery and equipment .......................................    5,888,338     5,972,723
 Motor vehicles ................................................      393,306       416,865
 Tooling .......................................................      582,522       690,522
                                                                ------------- -------------
                                                                   10,448,407    10,677,624
  Less--Accumulated depreciation and amortization ..............   (4,689,099)   (5,426,099)
                                                                ------------- -------------
                                                                    5,759,308     5,251,525
Other Assets:
 Deposits ......................................................       10,088        10,088
 Other assets ..................................................           --        35,000
                                                                ------------- -------------
                                                                  $12,151,536   $14,057,609
                                                                ============= =============
LIABILITIES AND STOCKHOLDER'S EQUITY:
Current liabilities:
 Demand note payable to a bank .................................  $   700,000   $        --
 Accounts payable ..............................................      919,002       816,543
 Accrued expenses and payroll tax withholdings .................    1,521,420     2,111,721
 Accrued state income taxes ....................................      118,105       181,571
 Due to officer ................................................      385,000       385,000
                                                                ------------- -------------
  Total current liabilities ....................................    3,643,527     3,494,835
Deferred state income taxes ....................................       30,000        30,000
Stockholder's equity:
 Common stock, no par value--Seaboard Folding Box Corp.,
  authorized, issued and outstanding--200 shares ...............      200,000       200,000
 Common stock, no par value--A&R Sales, Inc., authorized,
  issued and outstanding--1,000 shares .........................        1,000         1,000
 Common stock, no par value--Seaboard Holding Corp., authorized
  200 shares, issued and outstanding--10 shares ................           --         1,000
 Additional paid-in capital ....................................      200,000       200,000
 Retained earnings .............................................    8,077,009    10,130,774
                                                                ------------- -------------
                                                                    8,478,009    10,532,774
                                                                ------------- -------------
                                                                  $12,151,536   $14,057,609
                                                                ============= =============

   The accompanying notes are an integral part of these combined financial statements.

                   SEABOARD FOLDING BOX CORP. AND AFFILIATES

                         COMBINED STATEMENTS OF INCOME

                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                     1994          1995
                                                ------------- -------------
Net sales ......................................  $15,561,044   $16,079,710
Cost of sales ..................................    9,405,511     9,319,217
                                                ------------- -------------
 Gross profit ..................................    6,155,533     6,760,493
Selling, general and administrative expenses  ..    3,162,741     3,080,521
                                                ------------- -------------
 Income from operations.........................    2,992,792     3,679,972
Other income (expense):
 Interest expense ..............................      (31,902)      (10,636)
 Interest income ...............................       31,406        42,550
 Sublease rental income ........................       43,455            --
                                                ------------- -------------
                                                       42,959        31,914
                                                ------------- -------------
Income before provision for state income taxes      3,035,751     3,711,886
Provision for state income taxes ...............       82,000       113,000
                                                ------------- -------------
Net income .....................................  $ 2,953,751   $ 3,598,886
                                                ============= =============

   The accompanying notes are an integral part of these combined financial statements.

                   SEABOARD FOLDING BOX CORP. AND AFFILIATES

                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY

                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                    COMMON STOCK
                              ----------------------
                                 NUMBER                ADDITIONAL
                                OF SHARES               PAID-IN      RETAINED
                                 ISSUED      AMOUNT     CAPITAL      EARNINGS
                              ----------- ---------- ------------ -------------
Balance, December 31, 1993  ..    1,200     $201,000    $200,000    $ 6,436,258
 Distributions to stockholder        --           --          --     (1,313,000)
 Net income ..................       --           --          --      2,953,751
                              ----------- ---------- ------------ -------------
Balance, December 31, 1994  ..    1,200      201,000     200,000      8,077,009
 Issuance of common stock in
  Seaboard Holding Corp.  ....       10        1,000          --             --
 Distribution to stockholder         --           --          --     (1,545,121)
 Net income ..................       --           --          --      3,598,886
                              ----------- ---------- ------------ -------------
Balance, December 31, 1995  ..    1,210     $202,000    $200,000    $10,130,774
                              =========== ========== ============ =============

The accompanying notes are an integral part of these combined financial statements.

                   SEABOARD FOLDING BOX CORP. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                                    1994           1995
                                                              -------------- --------------
OPERATING ACTIVITIES
 Collections from customers ..................................  $ 15,580,612   $ 15,287,749
 Interest income collected ...................................        31,406         42,550
 Sublease rental income collected ............................        43,455             --
 Payment of operating expenses ...............................   (11,381,550)   (11,918,074)
 Payment of interest .........................................       (32,914)       (10,636)
 Payment of state income taxes ...............................       (42,690)       (49,534)
                                                              -------------- --------------
  Net cash provided by operating activities ..................     4,198,319      3,352,055

INVESTING ACTIVITIES
 Purchase of property and equipment ..........................    (2,234,638)      (229,217)
 Increase in other assets ....................................            --        (35,000)
                                                              -------------- --------------
  Net cash used for investing activities .....................    (2,234,638)      (264,217)

FINANCING ACTIVITIES
 Net (payments of) proceeds from demand note payable to a
  bank .......................................................       700,000       (700,000)
 Payment of long-term debt ...................................    (1,086,217)            --
 Distributions to stockholder ................................    (1,313,000)    (1,545,121)
 Sale of common stock ........................................            --          1,000
                                                              -------------- --------------
  Net cash used for financing activities .....................    (1,699,217)    (2,244,121)
                                                              -------------- --------------
Net increase in cash and cash equivalents ....................       264,464        843,717
Cash and cash equivalents, beginning of year .................     1,185,419      1,449,883
                                                              -------------- --------------
Cash and cash equivalents, end of year .......................  $  1,449,883   $  2,293,600
                                                              ============== ==============

The accompanying notes are an integral part of these combined financial statements.

                   SEABOARD FOLDING BOX CORP. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
                                 (CONTINUED)

                   RECONCILIATION OF NET INCOME TO NET CASH
                       PROVIDED BY OPERATING ACTIVITIES

                                                                          1994         1995
                                                                     ------------ ------------
Net Income ..........................................................  $2,953,751   $3,598,886
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation and amortization .....................................     747,958      737,000
  (Increase) decrease in:
   Accounts receivable ..............................................     242,568     (713,961)
   Inventories ......................................................    (247,094)    (823,487)
   Other current assets .............................................       3,409        2,309
                                                                     ------------ ------------
  Increase (decrease) in:
   Accounts payable .................................................     114,270     (102,459)
   Accrued expenses and payroll tax withholdings ....................     344,147      590,301
   Accrued state income taxes .......................................      39,310       63,466
                                                                     ------------ ------------
   Net cash provided by operating activities ........................  $4,198,319   $3,352,055
                                                                     ============ ============

The accompanying notes are an integral part of these combined financial statements.

                   SEABOARD FOLDING BOX CORP. AND AFFILIATES

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                          DECEMBER 31, 1994 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Seaboard Folding Box Corp. and its affiliates, A&R Sales, Inc. and Seaboard Holding Corp. (the Company), are engaged in the manufacture and sale of cardboard boxes. The accompanying combined financial statements reflect the application of certain accounting policies as described in this note. Other policies and practices are covered in the remaining notes.

   (a) Principles of Combination

   The accompanying combined financial statements of Seaboard Folding Box Corp., A&R Sales, Inc. (a Florida corporation) and Seaboard Holding Corp. (a New York corporation), have been prepared on a combined basis, as all of the entities are under common ownership and control. Seaboard Holding Corp. was incorporated in March, 1995. All material transactions and accounts among the three entities have been eliminated in combination.

   (b) Cash Equivalents

   The Company considers commercial paper purchased with an original maturity of three months or less to be a cash equivalent.

   (c) Inventories

   Inventories, which include material, labor, and manufacturing overhead are stated at the lower of cost (first-in, first-out) or market, and consist of the following:

                         DECEMBER 31,
                  -------------------------
                       1994         1995
                  ------------ ------------
Raw Materials  ...  $1,188,169   $1,191,431
Work-in-progress       207,816      396,220
Finished goods  ..   1,139,536    1,771,357
                  ------------ ------------
                    $2,535,521   $3,359,008
                  ============ ============

   (d) Depreciation and Amortization

   The Company provides for depreciation and amortization by charges to income in amounts estimated to recover the cost of its property and equipment over their estimated useful lives, using the straight-line method as follows:

 ASSET CLASSIFICATION           ESTIMATED USEFUL LIFE
---------------------------- -------------------------
Buildings ...................               25-39 Years
Building improvements .......                  10 Years
Furniture and fixtures  .....                5-10 Years
Machinery and equipment  ....                  10 Years
Motor vehicles ..............                 3-5 Years
Tooling .....................                   3 Years

   (e) Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used in preparing these financial statements include those assumed in calculating the allowance for doubtful accounts, the allowance for obsolete inventory and the costing of certain inventory components. It is at least reasonably possible that the estimates used will change within the next year.

                   SEABOARD FOLDING BOX CORP. AND AFFILIATES

                          DECEMBER 31, 1994 AND 1995

2. DEMAND NOTE PAYABLE TO A BANK

   The demand note payable to a bank represents borrowings under a working capital line of credit agreement with a bank. The Company may borrow sums under this agreement provided that the principal amount outstanding at any time does not exceed $2,000,000. Borrowings under the agreement bear interest at the bank's prime interest rate (8.5% at December 31, 1995) and are collateralized by substantially all of the assets of the Company. The agreement, among other things, requires the Company to maintain certain financial ratios, as defined, and restricts the amount of distributions to be paid to the stockholder.

3. SALES TO SIGNIFICANT CUSTOMERS

   One customer accounted for 16% of net sales during the year ended December 31, 1994. Two customers accounted for 22% of net sales during the year ended December 31, 1995.

4. INCOME TAXES

   The Company's stockholder has elected to have the Company's income taxed as an S Corporation under the provisions of the Internal Revenue Code and various state tax codes, thereby consenting to include the Company's income in the individual tax return of the stockholder. As a result, the Company is not subject to federal income taxes.

   The provision for state income taxes in the accompanying statements of income results from taxable income generated in certain states in which the S Corporation provisions differ from the Internal Revenue Code.

   The Company accounts for income taxes according to SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

   The deferred state tax liability included in the accompanying combined financial statements results principally from differences in depreciation methods used for financial and tax reporting purposes.

   The components of state income tax expense are as follows:

            YEAR ENDED DECEMBER
                    31,
              1994      1995
           --------- ---------
Current  ..  $82,000  $113,000
           ========= =========

5. EMPLOYEE BENEFIT PLANS

   The Company has a non-contributory, defined benefit pension plan covering all eligible union employees. The plan calls for benefits to be paid to eligible union employees at retirement based upon years of service with the Company. The Company's funding policy is to contribute annually an amount needed to be consistent with the plan's objectives. Pension expense for the years ended December 31, 1994 and 1995, was $14,395 and $41,137, respectively.

   During the year ended December 31, 1995, the Company decided to terminate this pension plan. At December 31, 1995, the estimated payout of all plan benefits exceeds the net assets available for benefit. The total cost to terminate the pension plan, including the estimated payout of all plan benefits, is approximately $30,000, which is included in accrued expenses at December 31, 1995.

                  SEABOARD FOLDING BOX CORP. AND AFFILIATES

                          DECEMBER 31, 1994 AND 1995

5. EMPLOYEE BENEFIT PLANS  (Continued)

    The Company also has a profit sharing plan covering all eligible non-union employees. Contributions are made annually at the discretion of the Company's directors. There were no contributions for the years ended December 31, 1994 and 1995, respectively.

6. CONCENTRATION OF CREDIT RISK

   The Company extends credit on an unsecured basis to customers in a broad range of industries located primarily in the eastern region of the United States. Also, the Company has a cash account with a bank that has deposits in excess of federally insured limits.

7. LETTER OF CREDIT

   The Company has two letter of credit agreements with a bank for $200,000 as of December 31, 1995. The letters of credit are collateralized by cash on deposit with the bank.

8. DUE TO OFFICER

   The amount due to officer in the combined balance sheet is due on demand and noninterest bearing.

9. SUBSEQUENT EVENTS

   (a) Acquisition of Majestic Packaging Co., Inc.

   Subsequent to December 31, 1995, Seaboard Holding Corp. purchased the operating assets of Majestic Packaging Co., Inc. (seller) for approximately $2,300,000. For a period of five years after the closing, Seaboard Holding Corp. will pay the seller commissions on sales as defined in the purchase and sale agreement. Seaboard Holding Corp. also entered into lease agreements for two facilities. Seaboard Folding Box Corp. has guaranteed the payment and performance of all terms and conditions of the purchase and sale agreement.

   (b) Sale of the Company's Assets

   Subsequent to December 31, 1995, the Company entered into a purchase and sale agreement to sell substantially all of its assets. The final closing of the sale is subject to various provisions in the agreement, and as of date of issuance of these financial statements, had not occurred.

                  SEABOARD FOLDING BOX CORP. AND AFFILIATES

                            COMBINED BALANCE SHEET
                                 MAY 1, 1996
                                 (UNAUDITED)

                                    ASSETS

 Current assets:
 Cash and cash equivalents.............................................  $ 1,369,266
 Accounts receivable, net of allowance for doubtful accounts of
  $193,070.............................................................    4,515,869
 Inventories...........................................................    4,335,293
 Other current assets .................................................       73,572
                                                                       -------------
  Total current assets ................................................   10,294,000
                                                                       -------------
Property and Equipment, at cost:
 Land..................................................................      510,780
 Buildings.............................................................    2,494,220
 Building improvements.................................................      515,092
 Furniture and fixtures................................................      104,425
 Machinery and equipment...............................................    6,900,512
 Motor vehicles........................................................      459,550
 Tooling ..............................................................      726,522
                                                                       -------------
                                                                          11,711,101
 Less--Accumulated depreciation and amortization ......................   (5,675,476)
                                                                       -------------
                                                                           6,035,625
                                                                       -------------
Other assets:
 Goodwill, net of accumulated amortization of $4,400...................      670,600
 Other assets .........................................................       45,088
                                                                       -------------
                                                                             715,688
                                                                       -------------
                                                                         $17,045,313
                                                                       =============

                     LIABILITIES AND STOCKHOLDER'S EQUITY

 Current liabilities:
 Demand note payable to a bank........................................  $ 2,318,905
 Accounts payable.....................................................    1,170,984
 Accrued expenses and payroll tax withholdings........................      838,290
 Accrued income taxes.................................................      219,768
 Due to officer ......................................................      385,000
                                                                      -------------
  Total current liabilities ..........................................    4,932,947
Deferred income taxes ................................................       34,400
Stockholder's equity:
 Common stock, no par value--Seaboard Folding Box Corp., authorized,
  issued and outstanding--200 shares..................................      200,000
 Common stock, no par value--A & R Sales, Inc., authorized, issued
  and outstanding--1,000 shares.......................................        1,000
 Common stock, no par value--Seaboard Holding Corp., authorized 200
  shares, issued and outstanding--10 shares...........................        1,000
 Additional paid-in capital...........................................      200,000
 Retained earnings ...................................................   11,675,966
                                                                      -------------
                                                                         12,077,966
                                                                      -------------
                                                                        $17,045,313
                                                                      =============

The accompanying notes are an integral part of these combined financial statements.

                   SEABOARD FOLDING BOX CORP. AND AFFILIATES

                         COMBINED STATEMENT OF INCOME
           FOR THE PERIOD FROM JANUARY 1, 1996 THROUGH MAY 1, 1996
                                 (UNAUDITED)

 Net sales ..................................... $7,726,315
Cost of sales .................................   4,602,519
                                               ------------
 Gross profit..................................   3,123,796
Selling, general, and administrative expenses     1,260,343
                                               ------------
 Income from operations .......................   1,863,453
Other income (expense):
 Interest expense..............................     (45,170)
 Interest income...............................      26,117
 Rental income.................................      31,737
 Miscellaneous income .........................     129,073
                                               ------------
                                                    141,757
                                               ------------
 Income before provision for income taxes .....   2,005,210
Provision for income taxes ....................     115,000
                                               ------------
 Net income....................................  $1,890,210
                                               ============

The accompanying notes are an integral part of these combined financial statements.

                   SEABOARD FOLDING BOX CORP. AND AFFILIATES

                  COMBINED STATEMENT OF STOCKHOLDER'S EQUITY
           FOR THE PERIOD FROM JANUARY 1, 1996 THROUGH MAY 1, 1996
                                 (UNAUDITED)

                                   COMMON STOCK
                             ----------------------
                               NUMBER OF              ADDITIONAL
                                SHARES                 PAID-IN      RETAINED
                                ISSUED      AMOUNT     CAPITAL      EARNINGS
                             ----------- ---------- ------------ -------------
Balance, December 31, 1995 ..    1,210     $202,000    $200,000    $10,130,774
 Distribution to stockholder        --           --          --       (345,018)
 Net income .................       --           --          --      1,890,210
                             ----------- ---------- ------------ -------------
Balance, May 1, 1996.........    1,210     $202,000    $200,000    $11,675,966
                             =========== ========== ============ =============

The accompanying notes are an integral part of these combined financial statements.

                   SEABOARD FOLDING BOX CORP. AND AFFILIATES

                       COMBINED STATEMENT OF CASH FLOWS
           FOR THE PERIOD FROM JANUARY 1, 1996 THROUGH MAY 1, 1996
                                 (UNAUDITED)

 OPERATING ACTIVITIES

 Collections from customers.....................  $ 6,272,954
 Interest income collected......................       26,117
 Miscellaneous and rental income collected .....      160,810
 Payment of operating expenses..................   (6,802,847)
 Payment of interest............................      (45,170)
 Payment of income taxes .......................      (72,703)
                                                -------------
  Net cash used for operating activities  ......     (460,839)
                                                -------------
INVESTING ACTIVITIES

 Purchase of property and equipment ............     (118,477)
                                                -------------
  Net cash used for investing activities  ......     (118,477)
                                                -------------
FINANCING ACTIVITIES

 Distributions to stockholder ..................     (345,018)
                                                -------------
  Net cash used for financing activities  ......     (345,018)
                                                -------------
Net decrease in cash and cash equivalents ......     (924,334)
 Cash and cash equivalents, beginning of period     2,293,600
                                                -------------
 Cash and cash equivalents, end of period  .....  $ 1,369,266
                                                =============

The accompanying notes are an integral part of these combined financial statements.

                   SEABOARD FOLDING BOX CORP. AND AFFILIATES

                       COMBINED STATEMENT OF CASH FLOWS
           FOR THE PERIOD FROM JANUARY 1, 1996 THROUGH MAY 1, 1996
                                 (UNAUDITED)

                                 (CONTINUED)

                   RECONCILIATION OF NET INCOME TO NET CASH
                        USED FOR OPERATING ACTIVITIES

 Net income...................................................................... $ 1,890,210
Adjustments to reconcile net income to net cash used for operating activities:
 Depreciation and amortization..................................................      253,777
 Deferred income taxes..........................................................        4,400
 Increase in:
  Accounts receivable...........................................................   (1,425,225)
  Inventories...................................................................     (247,380)
  Other current assets..........................................................      (55,828)
 Increase (decrease) in:
  Accounts payable..............................................................      354,441
  Accrued expenses and payroll tax withholdings.................................   (1,273,431)
  Accrued income taxes .........................................................       38,197
                                                                                -------------
   Net cash used for operating activities.......................................  $   (460,839)
                                                                                =============
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Purchase of substantially all assets of Majestic Packaging Co., Inc. in exchange  for demand note payable to a bank as follows:
 Inventories....................................................................  $   728,905
 Machinery and equipment........................................................      915,000
 Goodwill ......................................................................      675,000
                                                                                -------------
                                                                                  $ 2,318,905
                                                                                =============

The accompanying notes are an integral part of these combined financial statements.

                   SEABOARD FOLDING BOX CORP. AND AFFILIATES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                                 MAY 1, 1996
                                 (UNAUDITED)

1. BASIS OF PRESENTATION

   The unaudited combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual combined financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Companies believe these disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments necessary for a fair presentation for the period presented have been reflected and are of a formal recurring nature. These financial statements should be read in conjunction with the financial statements and the notes thereto for the two years ended December 31, 1995.

   Results of operations for the period from January 1, 1996 to May 1, 1996 are not necessarily indicative of the results that may be achieved for the entire year ended December 31, 1996.

2. INVENTORIES

   Inventories, which include material, labor, and manufacturing overhead are stated at the lower of cost (first-in, first-out) or market, and consist of the following:

 Raw materials .. $1,351,610
Work-in-process      723,006
Finished goods .   2,260,677
                ------------
                  $4,335,293
                ============

3. EMPLOYEE BENEFIT PLANS

   The Company has elected to terminate its non-contributory, defined benefit pension plan covering all eligible union employees. As of May 1, 1996, the estimated payout of all plan benefits exceeds the net assets available for benefit. The total cost to terminate the pension plan, including the estimated payout of all plan benefits, is approximately $40,000, which is included in accrued expenses at May 1, 1996.

4. ACQUISITION

   On February 5, 1996, Seaboard Holding Corp. acquired certain assets of Majestic Packaging Co., Inc. The acquisition has been accounted for using the purchase method of accounting and the purchase price has been allocated to the assets at their estimated fair market value on the date of acquisition as follows:

 Inventories............$  728,905
Property and
 equipment.............    915,000
Goodwill...............    675,000
                       -----------
                        $2,318,905
                       ===========

   In connection with the acquisition, $100,000 of the purchase price has been placed in escrow for a period of twelve months to insure the sale and collection of the inventory purchased.

   Included in accounts payable at May 1, 1996, is approximately $220,000 which is payable to the seller. The majority of this represents trade receivables which have been collected by the Company on behalf of the seller.

                   SEABOARD FOLDING BOX CORP. AND AFFILIATES

                                 MAY 1, 1996
                                 (UNAUDITED)

5. DUE TO OFFICER

   The amount due to officer in the combined balance sheet is due on demand and noninterest bearing.

6. COMMITMENTS

   (a) Commission and Non-Compete Agreement

   In connection with the acquisition as described in Note 4, the Company entered into a commission and noncompetition agreement with the seller for a period of five years. Commissions due under the agreement are based upon sales activity of the customer base existing on the date of acquisition, and new sales activity obtained by the seller.

     Commissions under this agreement for the period from February 5, 1996 through May 1, 1996 were approximately $230,000.

   (B) FACILITY LEASES

   In connection with the acquisition as described in Note 4, the Company was assigned two separate operating leases for two facilities. The non-cancellable leases expire in November, 1996 and March, 1997. The leases have options of five and one year term extensions.

   The future minimum rent due under these operating leases are:

  YEAR ENDED
 DECEMBER 31     AMOUNT
------------- ----------
1996..........  $182,192
1997..........    36,150
              ----------
                $218,342
              ==========

   Rent expense under these leases for the period from February 5, 1996 through May 1, 1996 was $78,236.

7. SUBSEQUENT EVENT

   The Company has entered into an agreement to sell substantially all of the assets of Seaboard Folding Box Corp. and A & R Sales, Inc. and all of the outstanding common stock of Seaboard Holding Corp. for approximately $23,000,000. The closing of the transaction occurred on May 1, 1996., effective May 2, 1996. The buyer acquired substantially all assets and assumed certain liabilities of Seaboard Folding Box Corp. and A & R Sales, Inc. The buyer also acquired all of the outstanding common stock of Seaboard Holding Corp. The final selling price is subject to post closing adjustments based upon activity, up to and including, May 1, 1996.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                              TABLE OF CONTENTS

                                               PAGE
                                            --------
Available Information.......................    ii
Summary.....................................     1
Risk Factors................................    12
Use of Proceeds.............................    19
Capitalization..............................    20
Selected Financial Data.....................    21
Management's Discussion and Analysis of
 Results of Operations and Financial
 Condition..................................    23
Business....................................    33
Management..................................    48
Principal Stockholders......................    51
Certain Transactions........................    53
Recapitalization and Repositioning Plan ....    58
Description of Certain Indebtedness ........    60
Description of Capital Stock................    65
The Exchange Offer..........................    67
Description of the New Securities...........    76
Plan of Distribution........................   101
Certain U.S. Federal Income Tax
 Considerations.............................   102
Legal Matters...............................   108
Independent Auditors........................   108
Index to Financial Statements and
 Information................................   I-1

                        [JORDAN INDUSTRIES, INC. LOGO]


                           Jordan Industries, Inc.

                                 $120,000,000

                        10 3/8% SERIES B SENIOR NOTES
                                   DUE 2007
                                 $214,036,493
                           11 3/4% SERIES B SENIOR
                            SUBORDINATED DISCOUNT
                             DEBENTURES DUE 2009

                                  PROSPECTUS








                                      , 1997

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   (a) The Illinois Business Corporation Act (Section 8.75) empowers Illinois corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For actions or suits by or in the right of the registrant, no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the registrant, unless, and only to the extent that, the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification (unless ordered by a court) will be made by the registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of the directors who are not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

   Section 8.75 also authorizes the registrant to buy directors' and officers' liability insurance and gives a director, officer, employee or agent of the registrant, or a person who is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any capacity, or arising out of the person's status as such, whether or not the registrant has the power to indemnify the person against such liability.

   (b) The Articles of Incorporation of the registrant require, and the By-Laws of the registrant provide for, indemnification of directors, officers, employees and agents to the full extent permitted by law.

   (c) The Purchase Agreements and the Registration Rights Agreements (the forms of which are included as Exhibits 1.1 and 4.10-4.12 to this registration statement) provide for the indemnification under certain circumstances of the registrant, its directors and certain of its officers by the Initial Purchasers.

ITEM. 21 EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a) Exhibits:

   A list of the exhibits included as part of this registration statement is set forth below and in the Exhibit Index that immediately precedes such exhibits.

   EXHIBIT
   NUMBER                                            DESCRIPTION
----------- --------------------------------------------------------------------------------------------
    1.1     Purchase Agreement, dated July 21, 1997, by and among Jordan Industries, Inc., Jefferies &
            Company, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation(5)
    1.2     Purchase and Sale Agreement, dated as of April 2, 1997, by and between Jordan Industries,
            Inc. and the holders of 11 3/4% Senior Subordinated Discount Debentures due 2005 parties thereto(5)
    1.3     Purchase and Sale Agreement, dated as of April 2, 1997, by and between Jordan Industries,
            Inc. and the holders of 11 3/4% Senior Subordinated Discount Debentures due 2005 parties thereto(5)
    1.4     Exchange Agreement, dated as of April 2, 1997, by and between Jordan Industries, Inc. and the holders of 11 3/4% Senior Subordinated Discount Debentures due 2005 parties thereto(5)
    3.1     Articles of Incorporation of Jordan Industries, Inc.(1)
    3.2     Bylaws of Jordan Industries, Inc.(1)
    4.1     Series A and Series B 10 3/8% Senior Notes Indenture, dated July 25, 1997, between Jordan
            Industries, Inc. and First Trust National Association, as Trustee(5)
    4.2     Series A and Series B 11 3/4% Senior Subordinated Discount Debentures Indenture, dated April
            2, 1997, between Jordan Industries, Inc. and First Trust National Association, as Trustee(5)
    4.3     First Supplemental Indenture, dated as of July 25, 1997, between Jordan Industries, Inc. and
            First Trust National Association, as Trustee, to the 11 3/4% Senior Subordinated Discount
            Debentures Indenture, dated as of April 2, 1997(5)
    4.4     Global Series A Senior Note(5)
    4.5     Form of Global Series B Senior Note*
    4.6     Form of Global Series B Senior Subordinated Discount Debenture*
    4.7     $120,000,000 10 3/8% Series A Senior Notes due 2007 Registration Rights Agreement, dated
            July 25, 1997, by and among Jordan Industries, Inc., Jefferies & Company, Inc. and
            Donaldson, Lufkin & Jenrette Securities Corporation(5)
    4.8     11 3/4% Series A Senior Subordinated Discount Debentures due 2009 Registration Rights
            Agreement, dated April 2, 1997, between Jordan Industries, Inc. and the purchasers a party thereto(5)
    4.9     11 3/4% Series A Senior Subordinated Discount Debentures due 2009 Registration Rights
            Agreement, dated April 2, 1997, between Jordan Industries, Inc. and the purchasers a party thereto (identical to the agreement filed as Exhibit 4.8)
    4.10    10 3/8% Senior Notes Indenture, dated as of July 15, 1993, between Jordan Industries, Inc.
            and First Trust National Association, as Trustee(5)
    4.11    First Supplemental Indenture, dated as of July 25, 1997, between Jordan Industries, Inc. and
            First Trust National Association, as Trustee, to 10 3/8% Senior Notes Indenture, dated as of
            July 15, 1993(5)
    5       Opinion of Mayer, Brown & Platt*

                                     II-2

   EXHIBIT
   NUMBER                                            DESCRIPTION
----------- --------------------------------------------------------------------------------------------
    10.1    Intercompany Notes, dated June 1, 1988, by and among Jordan Industries, Inc. and its subsidiaries(1)(2)
    10.2    Tax Sharing Agreement, dated as of June 1, 1988, by and among Jordan Industries, Inc. and its subsidiaries(1)(2)
    10.3    Stockholders Agreement, dated as of June 1, 1988, by and among Jordan Industries, Inc.'s holders of Common Stock(1)
    10.4    Employment Agreement, dated as of February 25, 1988, between Jordan Industries, Inc. and
            Thomas H. Quinn(1)
    10.5    Restricted Stock Agreement, dated as of February 25, 1988, between Jordan Industries, Inc.
            and Jonathan F. Boucher(1)
    10.6    Restricted Stock Agreement, dated as of February 25, 1988, between Jordan Industries, Inc.
            and John R. Lowden(1)
    10.7    Restricted Stock Agreement, dated as of February 25, 1988, between Jordan Industries, Inc.
            and Thomas H. Quinn(1)
    10.8    Stock Purchase Agreement, dated as of June 1, 1988, between Leucadia Investors, Inc. and
            John W. Jordan, II(1)
    10.9    Zero Coupon Note, dated June 1, 1988, issued by John W. Jordan, II to Leucadia Investors,
            Inc.(1)
    10.10   Amended and Restated Revolving Credit Agreement, dated as of July 25, 1997, by and among
            JII, Inc., the lenders listed thereto and BankBoston, N.A., as agent*
    10.11   Security Agreement, dated as of July 25, 1997, between JII, Inc. and BankBoston, N.A., as agent*
    10.12   Revolving Credit Agreement, dated as of August , 1995, between Specialty Printing and
            Labeling and The First National Bank of Boston*
    10.13   Amended and Restated Revolving Credit Agreement, dated as of May , 1996, between Specialty
            Printing and Labeling and The First National Bank of Boston*
    10.14   Revolving Credit Agreement, dated as of July 25, 1997, between JTP Industries, Inc., the lenders listed thereto and BankBoston, N.A., as agent(4)
    10.15   Revolving Credit Agreement, dated as of         , 1997, between Motors & Gears, Inc. and
            Bankers Trust Company*
    10.16   Properties Services Agreement, dated as of July 25, 1997, between Jordan Industries, Inc.
            and its subsidiaries(5)
    10.17   Transition Agreements, each dated as of July 25, 1997, between Jordan Industries, Inc. and
            Jordan Telecommunication Products, Inc. and Motors & Gears, Inc., respectively(5)
    10.18   New Subsidiary Advisory Agreements, each dated as of July 25, 1997, between Jordan
            Industries, Inc. and its subsidiaries(5)
    10.19   New Subsidiary Consulting Agreements, each dated as of July 25, 1997, between Jordan
            Industries, Inc. and its subsidiaries(5)
    10.20   New TJC Management Consulting Agreement, dated as of July 25, 1997, between TJC Management
            Corp. and Jordan Industries, Inc.(4)

                                     II-3

   EXHIBIT
   NUMBER                                            DESCRIPTION
----------- --------------------------------------------------------------------------------------------
    10.21   Termination Agreement, dated as of July 25, 1997, between Jordan Industries, Inc. and its subsidiaries(5)
    10.22   Form of Indemnification Agreement between Jordan Industries, Inc. and its subsidiaries and their directors(5)
    12      Statement re: Computation of Ratios(5)
    22      Subsidiaries of Jordan Industries, Inc.*
    23.1    Consent of Mayer, Brown & Platt (included in the opinion filed as Exhibit 5)
    23.2    Consent of Ernst & Young LLP(5)
    23.3    Consent of Mellon, Smith & Pivoz, P.C.(5)
    23.4    Consent of Blackman Kallick Bartelstein, LLP(5)
    23.5    Consent of Price Waterhouse, LLP(5)
    23.6    Consent of Canby, Maloney & Co., Inc.(5)
    24      Power of Attorney (included on the signature page in Part II of the Registration Statement)
    25      Statement of Eligibility of Trustee(5)
    28      Phantom Share Plan(3)
    99      Form of Letter of Transmittal(5)

------------
(1) Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-24317).
(2) The Company has entered into Intercompany Notes and Intercompany Tax Sharing Agreements with Riverside, AIM, Cambridge, Beemak, Hudson, Scott and Motors and Gears, which are identical in all material respects to the notes and agreements incorporated by reference in this Registration Statement. Copies of such additional notes and agreements have therefore not been included at exhibits in this filing in accordance with Instruction 2 to Item 601 of Regulation S-K.
(3)    Incorporated by reference to the Company's 1989 Form 10-K.
(4)    Incorporated by reference to Jordan Telecommunication Products, Inc.'s
       Registration Statement on Form S-4 (No. 333-     ).
(5)    Filed herewith.
*      To filed by amendment.

   (b) Financial Statement Schedules:

   A list of schedules included as part of this registration statement is set forth below. All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown with respect to any item are not material, are inapplicable or the required information has already been provided elsewhere in the registration statement.

                                SCHEDULE INDEX

   SCHEDULE
    NUMBER                            DESCRIPTION
------------ ------------------------------------------------------------
      II              JORDAN INDUSTRIES, INC., VALUATION AND QUALIFYING ACCOUNTS

 ITEM 22. UNDERTAKINGS

   (a) The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (c) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   (f) The registrant has not entered into any arrangement or understanding with any person to distribute the securities to be received in the Exchange Offer and to the best of the registrant's information and belief, each person participating in the Exchange Offer is acquiring the securities in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the securities to be received in the Exchange Offer. In this regard, the registrant will make each person participating in the Exchange Offer aware (through the Exchange Offer Prospectus or otherwise) that if the Exchange Offer is being registered for the purpose of secondary resales, any securityholder using the exchange offer to participate in a distribution of the securities to be acquired in the registered exchange offer (1) could not rely on the staff position enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) or similar letters and (2) must comply with registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. The registrant acknowledges that such a secondary resale transaction should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K.

                                  SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON AUGUST 28, 1997.

                                         JORDAN INDUSTRIES, INC.
                                         By /s/ John W. Jordan
                                            ---------------------------------
                                                    John W. Jordan, II
                                            Chairman, Chief Executive Officer
                                                       and Director

                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JOHN W. JORDAN, II, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ANY AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, FULL POWER AND AUTHORITY TO DO AND PERFORM ANY AND ALL ACTS AND THINGS REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, OR HIS SUBSTITUTE OR NOMINEE, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 28, 1997.

            SIGNATURE                                     TITLE
------------------------------- -------------------------------------------------------
       /s/ John W. Jordan
 -------------------------------
 John W. Jordan II                 Chairman, Chief Executive Officer and Director
       /s/ Thomas H. Quinn
 -------------------------------
 Thomas H. Quinn                   President, Chief Operating Officer and Director
     /s/ Jonathan F. Boucher
 -------------------------------
 Jonathan F. Boucher               Vice President and Director
      /s/ G. Robert Fisher
 -------------------------------
 G. Robert Fisher                  General Counsel, Secretary and Director
     /s/ David W. Zalaznick
 -------------------------------
 David W. Zalaznick                Director
     /s/ Joseph S. Steinberg
 -------------------------------
 Joseph S. Steinberg               Director
   /s/ Thomas C. Spielberger
 -------------------------------   Vice President, Controller and Principal Accounting
 Thomas C. Spielberger                Officer



*By /s/ John W. Jordan
    ----------------------------
     Name: John W. Jordan, II as
          Attorney-in-Fact


                                                                   SCHEDULE II

                           JORDAN INDUSTRIES, INC.
                      VALUATION AND QUALIFYING ACCOUNTS
                            (DOLLARS IN THOUSANDS)

                                                                    UNCOLLECTIBLE
                                                       ADDITIONS      BALANCES
                                         BALANCE AT    CHARGED TO    WRITTEN OFF            BALANCE AT
                                        BEGINNING OF   COSTS AND       NET OF                 END OF
                                           PERIOD       EXPENSES     RECOVERIES     OTHER     PERIOD
                                      -------------- ------------ --------------- ------- ------------
December 31, 1994:
 Allowance for doubtful accounts  ....    $  1,131      $   580         $(790)      $137     $  1,058
 Valuation allowances for deferred
  tax assets .........................     (25,782)      (2,354)           --         --      (23,428)
December 31, 1995:
 Allowance for doubtful accounts  ....       1,058          884          (636)        --        1,306
 Valuation allowance for deferred tax
  assets .............................     (23,428)      (1,962)           --         --      (21,466)
December 31, 1996:
 Allowance for doubtful accounts  ....       1,306        1,343          (731)       765        2,683
 Valuation allowance for deferred tax
  assets .............................     (21,466)      18,548            --         --      (40,014)

      REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS, ON SCHEDULE S-II


The Boards of Directors and Shareholders
Jordan Industries, Inc.

We have audited the accompanying consolidated balance sheets of Jordan Industries, Inc. as of December 31, 1995 and 1996, and the related consolidated statements of operations, shareholders' equity (net capital deficiency), and cash flows for each of the three years in the period ended December 31, 1996, and have issued our report thereon dated March 27, 1997 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in item 21(b) of this Registration Statement.
This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the schedule based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                             Ernst & Young LLP

Chicago, Illinois
March 27, 1997

                                 EXHIBIT INDEX

   EXHIBIT
   NUMBER                                            DESCRIPTION
----------- --------------------------------------------------------------------------------------------
    1.1     Purchase Agreement, dated July 21, 1997, by and among Jordan Industries, Inc., Jefferies &
            Company, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation
    1.2     Purchase and Sale Agreement, dated as of April 2, 1997, by and between Jordan Industries,
            Inc. and the holders of 11 3/4% Senior Subordinated Discount Debentures due 2005 parties thereto
    1.3     Purchase and Sale Agreement, dated as of April 2, 1997, by and between Jordan Industries,
            Inc. and the holders of 11 3/4% Senior Subordinated Discount Debentures due 2005 parties thereto
    1.4     Exchange Agreement, dated as of April 2, 1997, by and between Jordan Industries, Inc. and the holders of 11 3/4% Senior Subordinated Discount Debentures due 2005 parties thereto
    3.1     Articles of Incorporation of Jordan Industries, Inc.
    3.2     Bylaws of Jordan Industries, Inc.
    4.1     Series A and Series B 10 3/8% Senior Notes Indenture, dated July 25, 1997, between Jordan
            Industries, Inc. and First Trust National Association, as Trustee
    4.2     Series A and Series B 11 3/4% Senior Subordinated Discount Debentures Indenture, dated April
            2, 1997, between Jordan Industries, Inc. and First Trust National Association, as Trustee
    4.3     First Supplemental Indenture, dated as of July 25, 1997, between Jordan Industries, Inc. and
            First Trust National Association, as Trustee, to the 11 3/4% Senior Subordinated Discount
            Debentures Indenture, dated as of April 2, 1997
    4.4     Global Series A Senior Note
    4.5     Form of Global Series B Senior Note
    4.6     Form of Global Series B Senior Subordinated Discount Debenture
    4.7     $120,000,000 10 3/8% Series A Senior Notes due 2007 Registration Rights Agreement, dated
            July 25, 1997, by and among Jordan Industries, Inc., Jefferies & Company, Inc. and
            Donaldson, Lufkin & Jenrette Securities Corporation
    4.8     11 3/4% Series A Senior Subordinated Discount Debentures due 2009 Registration Rights
            Agreement, dated April 2, 1997, between Jordan Industries, Inc. and the purchasers a party thereto
    4.9     13 1/4% Series A Senior Subordinated Discount Debentures due 2009 Registration Rights
            Agreement, dated April 2, 1997, between Jordan Industries, Inc. and the purchasers a party thereto
    4.10    10 3/8% Senior Notes Indenture, dated as of July 23, 1993, between Jordan Industries, Inc.
            and First Trust National Association, as Trustee
    4.11    First Supplemental Indenture, dated as of July 25, 1997, between Jordan Industries, Inc. and
            First Trust National Association, as Trustee, to 10 3/8% Senior Notes Indenture, dated as of
            July 23, 1993
    5       Opinion of Mayer, Brown & Platt
   EXHIBIT
   NUMBER                                            DESCRIPTION
----------- --------------------------------------------------------------------------------------------
    10.1    Intercompany Notes, dated June 1, 1988, by and among Jordan Industries, Inc. and its subsidiaries
    10.2    Tax Sharing Agreement, dated as of June 1, 1988, by and among Jordan Industries, Inc. and its subsidiaries
    10.3    Stockholders Agreement, dated as of June 1, 1988, by and among Jordan Industries, Inc.'s holders of Common Stock
    10.4    Employment Agreement, dated as of February 25, 1988, between Jordan Industries, Inc. and
            Thomas H. Quinn
    10.5    Restricted Stock Agreement, dated as of February 25, 1988, between Jordan Industries, Inc.
            and Jonathan F. Boucher
    10.6    Restricted Stock Agreement, dated as of February 25, 1988, between Jordan Industries, Inc.
            and John R. Lowden
    10.7    Restricted Stock Agreement, dated as of February 25, 1988, between Jordan Industries, Inc.
            and Thomas H. Quinn
    10.8    Stock Purchase Agreement, dated as of June 1, 1988, between Leucadia Investors, Inc. and
            John W. Jordan, II
    10.9    Zero Coupon Note, dated June 1, 1988, issued by John W. Jordan, II to Leucadia Investors,
            Inc.
    10.10   Amended and Restated Revolving Credit Agreement, dated as of July 25, 1997, by and among
            JII, Inc., the lenders listed thereto and BankBoston, N.A., as agent
    10.11   Security Agreement, dated as of July 25, 1997, between JII, Inc. and BankBoston, N.A., as agent
    10.12   Revolving Credit Agreement, dated as of August , 1995, between Specialty Printing and
            Labeling and The First National Bank of Boston
    10.13   Amended and Restated Revolving Credit Agreement, dated as of May , 1996, between Specialty
            Printing and Labeling and The First National Bank of Boston
    10.14   Revolving Credit Agreement, dated as of July 25, 1997, between JTP Industries, Inc., the lenders listed thereto and BankBoston, N.A., as agent
    10.15   Revolving Credit Agreement, dated as of         , 1997, between Motors & Gears, Inc. and
            Bankers Trust Company
    10.16   Properties Services Agreement, dated as of July 25, 1997, between Jordan Industries, Inc.
            and its subsidiaries
    10.17   Transition Agreements, each dated as of July 25, 1997, between Jordan Industries, Inc. and
            Jordan Telecommunication Products, Inc. and Motors & Gears, Inc., respectively
    10.18   New Subsidiary Advisory Agreements, each dated as of July 25, 1997, between Jordan
            Industries, Inc. and its subsidiaries
    10.19   New Subsidiary Consulting Agreements, each dated as of July 25, 1997, between Jordan
            Industries, Inc. and its subsidiaries
    10.20   New TJC Management Consulting Agreement, dated as of July 25, 1997, between TJC Management
            Corp. and Jordan Industries, Inc.

  EXHIBIT
   NUMBER                                            DESCRIPTION
----------- --------------------------------------------------------------------------------------------
    10.21   Termination Agreement, dated as of July 25, 1997, between Jordan Industries, Inc. and its subsidiaries
    10.22   Form of Indemnification Agreement between Jordan Industries, Inc. and its subsidiaries and their directors
    12      Statement re: Computation of Ratios

    22      Subsidiares of Jordan Industries, Inc.

    23.1    Consent of Mayer, Brown & Platt (included in the opinion filed as Exhibit 5)

    23.2    Consent of Ernst & Young LLP

    23.3    Consent of Mellon, Smith & Pivoz, P.C.

    23.4    Consent of Blackman Kallick Bartelstein, LLP

    23.5    Consent of Price Waterhouse, LLP

    23.6    Consent of Canby, Maloney & Co., Inc.

    24      Power of Attorney (included on the signature page in Part II of the Registration
            Statement)

    25      Statement of Eligibility of Trustee

    28      Phantom Shares Plan

    99      Form of Letter of Transmittal


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